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Exhibit 10.52

FORM OF

MASTER DISBURSEMENT AGREEMENT

among

WYNN LAS VEGAS, LLC,

WYNN LAS VEGAS CAPITAL CORP.

and

WYNN DESIGN & DEVELOPMENT, LLC,

jointly and severally as the Company,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Bank Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Indenture Trustee,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the FF&E Agent,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Disbursement Agent

i

4.15	In Balance Requirement	45
4.16	Sufficiency of Interests and Project Documents	45
4.17	Intellectual Property	46
4.18	Project Budget; Summary Anticipated Cost Report	46
4.19	Fees and Enforcement	47
4.20	ERISA	47
4.21	Subsidiaries and Beneficial Interest	47
4.22	Labor Disputes and Acts of God	47
4.23	Liens	48
4.24	Title	48
4.25	Investment Company Act	48
4.26	Project Schedule	48
4.27	Proper Subdivision	48
4.28	Location of Accounts and Records	48
4.29	Regulation U, Etc.	48
4.30	Governmental Regulation	48
4.31	Solvency	49
4.32	Plans and Specifications	49
ARTICLE 5. —	AFFIRMATIVE COVENANTS	49
5.1	Use of Proceeds; Repayment of Indebtedness	49
5.2	Existence, Conduct of Business, Properties, Etc.	50
5.3	Diligent Construction of the Project	50
5.4	Compliance with Legal Requirements	50
5.5	Books, Records, Access	50
5.6	Reports; Cooperation; Financial Statements	50
5.7	Notices	51
5.8	Company Equity	52
5.9	Indemnification; Costs and Expenses	53
5.10	Material Project Documents and Permits	53
5.11	Storage Requirements for Off-Site Materials and Deposits	53
5.12	Security Interest in Newly Acquired Property	53
5.13	Plans and Specifications	53
5.14	Payment and Performance Bonds	53
5.15	Retainage Amounts	53
5.16	Construction Consultant	54
5.17	Preserving the Project Security	54
5.18	Management Letters	54
5.19	Governmental and Environmental Reports	54
5.20	Insurance	55
5.21	Application of Insurance and Condemnation Proceeds	55
5.22	Compliance with Material Project Documents	55
5.23	Utility Easement Modifications	55
5.24	Construction on Site	56
5.25	FF&E Component	56
ARTICLE 6. —	NEGATIVE COVENANTS	56
6.1	Waiver, Modification and Amendment	56

6.2	Scope Changes; Completion; Drawings	57
6.3	Amendment to Operative Documents	59
6.4	Project Budget and Project Schedule Amendment	59
6.5	No Other Powers of Attorney	61
6.6	Opening	61
6.7	Zoning and Contract Changes and Compliance	61
6.8	No Joint Assessment; Separate Lots	61
6.9	Additional Project Documents	61
6.10	Unincorporated Materials	62
ARTICLE 7. —	EVENTS OF DEFAULT	62
7.1	Events of Default	62
7.2	Remedies	65
ARTICLE 8. —	CONSULTANTS AND REPORTS	66
8.1	Removal and Fees	66
8.2	Duties	66
8.3	Acts of Disbursement Agent	66
ARTICLE 9. —	THE DISBURSEMENT AGENT	66
9.1	Appointment and Acceptance	66
9.2	Duties and Liabilities of the Disbursement Agent Generally	66
9.3	Particular Duties and Liabilities of the Disbursement Agent	68
9.4	Segregation of Funds and Property Interest	69
9.5	Compensation and Reimbursement of the Disbursement Agent	70
9.6	Qualification of the Disbursement Agent	70
9.7	Resignation and Removal of the Disbursement Agent	70
9.8	Merger or Consolidation of the Disbursement Agent	71
9.9	Statements; Information	71
9.10	Limitation of Liability	71
ARTICLE 10. —	SAFEKEEPING OF ACCOUNTS	72
10.1	Application of Funds in Company Accounts	72
10.2	Event of Default	72
10.3	Liens	73
10.4	Perfection	73
10.5	Second Mortgage Notes Proceeds Account	73
10.6	Bank Proceeds Account	73
10.7	FF&E Proceeds Account	73
ARTICLE 11. —	MISCELLANEOUS	74
11.1	Addresses	74
11.2	Further Assurances	75
11.3	Delay and Waiver	75
11.4	Additional Security; Right to Set-Off	76

11.5	Entire Agreement	76
11.6	Governing Law	76
11.7	Severability	76
11.8	Headings	76
11.9	Limitation on Liability	76
11.10	Waiver of Jury Trial	76
11.11	Consent to Jurisdiction	77
11.12	Successors and Assigns	77
11.13	Reinstatement	77
11.14	No Partnership; Etc.	77
11.15	Costs and Expenses	77
11.16	Agreements Among Funding Agents and Other Secured Parties	80
11.17	Counterparts	81
11.18	Termination	81
11.19	Amendments	81
11.20	Suretyship Waivers	81

EXHIBITS

Exhibit A	Definitions
Exhibit B-1	The Company's Closing Certificate
Exhibit B-2	Construction Consultant's Closing Certificate
Exhibit B-3	Insurance Advisor's Closing Certificate
Exhibit B-4	Company's Insurance Broker's Closing Certificate (Willis)
Exhibit B-5	Company's Insurance Broker's Closing Certificate (Near North)
Exhibit C-1	Advance Request and Certificate
Exhibit C-2	Construction Consultant's Advance Certificate
Exhibit C-3	Project Architect's Advance Certificate
Exhibit C-4	Prime Contractor's Advance Certificate
Exhibit C-5	Golf Course Designer's Advance Certificate
Exhibit C-6	Aqua Theater Designer's Advance Certificate
Exhibit C-7	Golf Course Contractor's Advance Certificate
Exhibit D	Notice of Advance Request
Exhibit E	Project Budget/Schedule Amendment Certificate
Exhibit F	Additional Contract Certificate
Exhibit G	Contract Amendment Certificate
Exhibit H-1	Project Budget
Exhibit H-2	Summary Anticipated Cost Report
Exhibit H-3	Line Item Category Detailed Anticipated Cost Report
Exhibit I	Project Schedule
Exhibit J	Schedule of Key Dates
Exhibit K	[Intentionally Omitted]
Exhibit L	Realized Savings Certificate
Exhibit M	Schedule of Permits
Exhibit N-1	Company Permitted Encumbrances
Exhibit N-2	Valvino Permitted Encumbrances
Exhibit N-3	Wynn Resorts Holdings Permitted Encumbrances
Exhibit N-4	Palo Permitted Encumbrances
Exhibit N-5	DIIC Permitted Encumbrances
Exhibit O	Insurance Requirements
Exhibit P	Schedule of Security Filings

v

Exhibit Q	Opinion List
Exhibit R-1	Litigation Disclosure
Exhibit R-2	Labor Disputes Disclosure
Exhibit S	Form of Consent to Assignment
Exhibit T-1	Description of the Project
Exhibit T-2	Description of Eligible FF&E Equipment
Exhibit T-3	Description of FF&E Component
Exhibit T-4	Description of the Site
Exhibit T-6	List of Plans and Specifications
Exhibit U	List of Project Documents
Exhibit V-1	Form of Company's Twenty-Five Percent Completion Date Certificate
Exhibit V-2	Form of Construction Consultant's Twenty Five Percent Completion Date Certificate
Exhibit V-3	Form of Company's Fifty Percent Completion Date Certificate
Exhibit V-4	Form of Construction Consultant's Fifty Percent Completion Date Certificate
Exhibit V-5	Form of Company's Completion Guaranty Release Certificate
Exhibit V-6	Form of Construction Consultant's Completion Guaranty Release Certificate
Exhibit W-1	Form of Company's Completion Certificate
Exhibit W-2	Form of Construction Consultant's Completion Certificate
Exhibit W-3	Form of Project Architect's Completion Certificate
Exhibit W-4	Form of Prime Contractor's Completion Certificate
Exhibit W-5	Form of Golf Course Designer's Completion Certificate
Exhibit W-6	Form of Aqua Theater Designer's Completion Certificate
Exhibit W-7	Form of Golf Course Contractor's Completion Certificate
Exhibit W-8	Form of Parking Structure Contractor's Completion Certificate
Exhibit W-9	Form of Company's Opening Date Certificate
Exhibit W-10	Form of Prime Contractor's Opening Date Certificate
Exhibit W-11	Form of Construction Consultant's Opening Date Certificate
Exhibit W-12	Form of Project Architect's Opening Date Certificate
Exhibit W-13	Form of Company's Final Completion Certificate
Exhibit W-14	Form of Construction Consultant's Final Completion Certificate

Exhibit W-15	Form of Project Architect's Final Completion Certificate
Exhibit W-16	Form of Prime Contractor's Final Completion Certificate
Exhibit X-1	Safe Harbor Scope Changes
Exhibit X-2	Minimum Safe Harbor Scope Change Requirements
Exhibit Y-1	Form of Unconditional Release of Lien
Exhibit Y-2	Form of Conditional Release of Lien
Exhibit Z-1	Form of Bank Local Collateral Account Agreement
Exhibit Z-2	Form of Second Mortgage Notes Local Collateral Account Agreement
Exhibit AA	Ownership Structure

        THIS MASTER DISBURSEMENT AGREEMENT (the "Agreement"), dated as of October [    ], 2002, is entered into by and among WYNN LAS VEGAS, LLC, a Nevada limited liability company ("Wynn Las Vegas"), WYNN LAS VEGAS CAPITAL CORP., a Nevada corporation ("Capital Corp."), WYNN DESIGN & DEVELOPMENT, LLC, a Nevada limited liability company ("Wynn Design" and, jointly and severally with Wynn Las Vegas and Capital Corp., the "Company"), DEUTSCHE BANK TRUST COMPANY AMERICAS, as the initial Bank Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as the initial Indenture Trustee, WELLS FARGO BANK, NATIONAL ASSOCIATION, as the initial FF&E Agent, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as the initial Disbursement Agent.

RECITALS

        A.    The Project.    The Company proposes to develop, construct and operate the Le Rêve Casino Resort, a hotel and casino resort, with related parking structure and golf course facilities, as part of the redevelopment of the site of the former Desert Inn in Las Vegas, Nevada.

        B.    Bank Credit Agreement.    Concurrently herewith, Wynn Las Vegas, the Bank Agent, Deutsche Bank Securities, Inc., as advisor, lead arranger and joint book running manager, Banc of America Securities LLC, as advisor, lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as advisor, arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Bank AG, New York Branch, as arranger and joint documentation agent and the Bank Lenders have entered into the Bank Credit Agreement pursuant to which the Bank Lenders have agreed, subject to the terms thereof and hereof, to provide certain revolving loans to Wynn Las Vegas in an aggregate principal amount not to exceed $750,000,000 and certain delay draw term loans to Wynn Las Vegas in an aggregate principal amount not to exceed $250,000,000, as more particularly described therein and herein. Of the Bank Revolving Facility amount, $747,000,000 is intended to finance Project Costs as more particularly described therein and herein. Valvino, Wynn Resorts Holdings and certain other guarantors have, pursuant to the Bank Guarantee and Collateral Agreement, guaranteed the obligations of Wynn Las Vegas under the Bank Credit Agreement.

        C.    Second Mortgage Notes Indenture.    Concurrently herewith, Wynn Las Vegas, Capital Corp., certain guarantors signatory thereto (including Valvino and Wynn Resorts Holdings) and the Indenture Trustee have entered into the Second Mortgage Notes Indenture pursuant to which Wynn Las Vegas and Capital Corp. will issue the Second Mortgage Notes in an aggregate principal amount of $340,000,000 to finance Project Costs, as more particularly described therein and herein.

        D.    FF&E Facility Agreement.    Concurrently herewith, the Company, the FF&E Agent, and the FF&E Lenders have entered into the FF&E Facility Agreement pursuant to which the FF&E Lenders have agreed, subject to the terms thereof and hereof, to provide certain loans in an aggregate principal amount not to exceed $188,500,000 to finance acquisition and installation costs for the FF&E Component, as more particularly described therein and herein.

        E.    Intercreditor Agreements.    Concurrently herewith, (i) the Bank Agent (acting on behalf of itself and the Bank Lenders) and the Indenture Trustee (acting on behalf of itself and the Second Mortgage Note Holders) have entered into the Project Lenders Intercreditor Agreement and (ii) the Bank Agent (acting on behalf of itself and the Bank Lenders), the Indenture Trustee (acting on behalf of itself and the Mortgage Note Holders) and the FF&E Agent (acting on behalf of itself and the FF&E Lenders) have entered into the FF&E Intercreditor Agreement, pursuant to each of which the parties thereto have set forth certain intercreditor provisions, including the priority of the liens, the method of decision making among the Lenders party thereto, the arrangements applicable to actions in respect of approval rights and waivers, the limitations on rights of enforcement upon default and the application of proceeds upon enforcement.

        F.    Completion Guaranty.    Concurrently herewith, the Completion Guarantor has executed in favor of the Bank Agent (acting on behalf of the Bank Lenders) and the Indenture Trustee (acting on behalf of the Second Mortgage Note Holders) the Completion Guaranty pursuant to which the Completion Guarantor has agreed, subject to the terms and limitations thereof, to guaranty completion of the Project and payment by the Company of certain Project Costs.

        G.    Purpose.    The parties are entering into this Agreement in order to set forth, among other things, (a) the mechanics for and allocation of the Company's requests for Advances under the various Facilities and from the Company's Funds Account, (b) the conditions precedent to the Closing Date, to the initial Advance and to subsequent Advances, (c) certain common representations, warranties and covenants of the Company in favor of the Funding Agents and the Lenders and (d) the common events of default and remedies.

AGREEMENT

        NOW, THEREFORE, in consideration of the Bank Agent, the Indenture Trustee, the Disbursement Agent, the FF&E Agent and the other Secured Parties entering into the respective Facility Agreements and Financing Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1.
—DEFINITIONS; RULES OF INTERPRETATION

        1.1    Definitions.    Except as otherwise expressly provided herein, capitalized terms used in this Agreement and its exhibits shall have the meanings given in Exhibit A hereto. To the extent such terms are defined by reference to the Financing Agreements, such terms shall continue to have their original definitions notwithstanding any termination, expiration or amendment of such agreements unless each of the parties hereto is a signatory to any such amendment, in which case all references herein shall be to such terms or provisions as so amended.

        1.2    Rules of Interpretation.    Except as otherwise expressly provided herein, the rules of interpretation set forth in Exhibit A hereto shall apply to this Agreement.

        1.3    Conflict with a Facility Agreement.    This Agreement and each of the Facility Agreements is being drafted concurrently and are each intended to cover the respective matters specifically set forth therein. In the case of any express conflict between the terms of this Agreement and the terms of any Facility Agreement, the terms of this Agreement shall control.

ARTICLE 2.
—FUNDING

        2.1    Representations Regarding Project Status.    The parties hereto acknowledge that prior to the date hereof, the Company has entered into certain Contracts in respect of the Project and has incurred and paid for certain Project Costs. In order to account for such costs for purposes of the funding procedures and mechanics set forth herein, the Company has certified and made certain representations in the Company's Closing Certificate as to various facts pertaining to the status of the Project, including, without limitation, the work performed, the Contracts entered into and the Project Costs incurred to date. The Company has further represented that the Project Budget attached hereto as Exhibit H-1, the Summary Anticipated Cost Report attached hereto as Exhibit H-2, the Monthly Requisition Report attached as Appendix III to the Company's initial Advance Request submitted on the Closing Date and the Project Schedule attached hereto as Exhibit I are true and accurate in all material respects as of the Closing Date and incorporate and reflect the work performed and Project

Costs incurred to date. Such certifications and representations of the Company have been confirmed by the Construction Consultant to the extent set forth in the Construction Consultant's Closing Certificate.

        2.2    Availability of Advances.

          2.2.1    Generally.    Each of the Bank Lenders, the Indenture Trustee and the FF&E Lenders shall make or cause to be made Advances under its Facility to the Company in accordance with and pursuant to the terms of this Agreement and the respective Facility Agreement.

          2.2.2    Availability.    Subject to the satisfaction of all conditions precedent listed in Article 3 and the other terms and provisions of this Agreement, Advances under the Facilities and from the Company's Funds Account shall be made during the Availability Period. Advances shall be made no more frequently than once in any calendar month; provided that the advances and transfers of funds contemplated in Sections 2.6.3, 2.9, 2.10 and 2.11 shall be disregarded for purposes of this sentence.

        2.3    Company Accounts.

          2.3.1    Company's Funds Account.    On or prior to the Closing Date, there shall be established at Deutsche Bank Trust Company Americas, as the Securities Intermediary, the Company's Funds Account pursuant to the Company Collateral Account Agreements. There shall be deposited into the Company's Funds Account (a) all cash amounts described in Section 3.1.25(e), (b) the amounts required pursuant to Sections 5.9.1 and 5.9.2 including such funds as may be transferred from the Completion Guaranty Deposit Account and the Project Liquidity Reserve Account pursuant to the terms of the Completion Guaranty and this Agreement, (c) all amounts received by the Company prior to the Final Completion Date in respect of liquidated or other damages under the Project Documents and the Company's insurance policies, amounts paid to the Company under the Construction Guaranty and any Payment and Performance Bond, (d) amounts required to be withdrawn from the Operating Account pursuant to Section 2.3.9, (e) the FF&E Reimbursement Advance, (f) all amounts required pursuant to Section 5.1.1, (g) investment income from Permitted Investments in the Interest Payment Account, the Company's Payment Account, the Completion Guaranty Deposit Account and the Project Liquidity Reserve Account, as provided in this Agreement, and (h) all other funds or amounts (other than On-Site Cash) received by the Company and not otherwise provided for in this Agreement, in each case, prior to the Final Completion Date. There shall also be deposited in the Company's Funds Account all Loss Proceeds received by the Company, the Disbursement Agent or any other Person as required pursuant to Section 5.21 and all amounts received by the Disbursement Agent or any of the Bank Agent, the Indenture Trustee or the FF&E Agent and required to be deposited in the Company's Funds Account pursuant to the Project Lenders Intercreditor Agreement or the FF&E Intercreditor Agreement. Subject to the provisions of Section 10.2 and the Company Collateral Account Agreements, amounts on deposit in the Company's Funds Account shall, from time to time, (i) be transferred by the Disbursement Agent to the Collection Account and thereafter to the Disbursement Account for application to pay Project Costs in accordance with Section 2.4.4(a), (ii) applied to prepayment of the Obligations in accordance with Section 5.21, (iii) transferred to the Operating Account to pay Operating Costs set forth in the Project Budget anticipated to become due and payable through the end of the ensuing calendar month and (iv) on the Final Completion Date, applied as provided in Section 2.11. Investment income from Permitted Investments on amounts on deposit in the Company's Funds Account shall be deposited at all times therein until applied to the payment of Project Costs or as otherwise described above.

          2.3.2    Second Mortgage Notes Proceeds Account.    On or prior to the Closing Date, there shall be established at Deutsche Bank Trust Company Americas, as the Securities Intermediary, the Second Mortgage Notes Proceeds Account pursuant to the Second Mortgage Notes Company Collateral Account Agreement. There shall be deposited into the Second Mortgage Notes Proceeds

  Account (a) the Second Mortgage Notes Proceeds and (b) investment income from Permitted Investments on amounts on deposit in the Collection Account to the extent arising from funds withdrawn from the Second Mortgage Notes Proceeds Account. Subject to the provisions of Section 10.2 and the Second Mortgage Notes Company Collateral Account Agreement, amounts on deposit in the Second Mortgage Notes Proceeds Account shall, from time to time, be transferred by the Disbursement Agent to the Collection Account and thereafter to the Disbursement Account for application to pay Project Costs in accordance with Section 2.4.4(a) and, on the Final Completion Date, be applied as provided in Section 2.11. Investment income from Permitted Investments on amounts on deposit in the Second Mortgage Notes Proceeds Account shall be deposited at all times therein until applied to the payment of Project Costs or applied in accordance with Section 2.11.

          2.3.3    Collection Account.    On or prior to the Closing Date, there shall be established at Deutsche Bank Trust Company Americas, as the Securities Intermediary, the Collection Account pursuant to the Company Collateral Account Agreements. There shall be deposited in the Collection Account (a) all funds advanced from time to time by the Bank Lenders (and/or withdrawn from the Bank Proceeds Account pursuant to Section 2.5.3), other than any Letters of Credit issued under the Bank Credit Facility and amounts withdrawn from the Bank Proceeds Account pursuant to Section 2.6.3, (b) all funds advanced from time to time by the FF&E Lenders (and/or withdrawn from the FF&E Proceeds Account pursuant to Section 2.5.5), other than the Advance on the Closing Date to refinance indebtedness incurred to fund the purchase of the Aircraft described in the first sentence of Section 2.5.5, and (c) all funds withdrawn by the Disbursement Agent from the Company's Funds Account and the Second Mortgage Notes Proceeds Account, in each case, pursuant to Section 2.4.4(a). Subject to the provisions of Section 10.2 and the Company Collateral Account Agreements, amounts on deposit in the Collection Account shall, from time to time, be transferred to the Disbursement Account in accordance with Section 2.4.4(a). On the Final Completion Date, funds remaining in the Collection Account shall be applied as provided in Section 2.11. The deposit of funds into the Collection Account shall not create, vest in, or give the Company any rights to such funds, and the Company shall have no right to draw, obtain the release or otherwise use such funds until (x) the requirements of Section 2.4 have been satisfied and (y) the conditions set forth in Sections 3.1, 3.2 or 3.3, as the case may be, have been satisfied or waived in accordance with the terms hereof. Further, funds deposited in the Collection Account pursuant to clauses (a) and (b) above shall not be within the bankruptcy "estate" (as such term is used in 11 U.S.C. § 541) of the Company. If any funds deposited in the Collection Account are, for any reason, (i) not withdrawn therefrom pursuant to Section 2.4.4(a) on the day on which they are deposited, or (ii) are returned thereto from the Disbursement Account, then such funds shall, on the next Banking Day, be withdrawn from the Collection Account and (A) in the case of funds advanced by the Bank Lenders or withdrawn from the Bank Proceeds Account, deposited in the Bank Proceeds Account, (B) in the case of funds advanced by the FF&E Lenders or withdrawn from the FF&E Proceeds Account, deposited in the FF&E Proceeds Account, (C) in the case of funds withdrawn from the Company's Funds Account, returned to the Company's Funds Account, and (D) in the case of funds withdrawn from the Second Mortgage Notes Proceeds Account, returned to the Second Mortgage Notes Proceeds Account. The Disbursement Agent shall cause investment income from Permitted Investments on amounts on deposit in the Collection Account to be deposited in (1) the Bank Proceeds Account, to the extent arising from funds advanced by the Bank Lenders or withdrawn from the Bank Proceeds Account, (2) the FF&E Proceeds Account, to the extent arising from funds advanced by the FF&E Lenders or withdrawn from the FF&E Proceeds Account, (3) the Company's Funds Account, to the extent arising from funds withdrawn from the Company's Funds Account, and (4) the Second Mortgage Notes Proceeds Account, to the extent arising from funds withdrawn from the Second Mortgage Notes Proceeds Account; in each case at the same time as the corresponding funds giving rise to the investment income are transferred to the respective accounts.

          2.3.4    Disbursement Account.    On or prior to the Closing Date, there shall be established at Deutsche Bank Trust Company Americas, as the Securities Intermediary, the Disbursement Account pursuant to the Company Collateral Account Agreements. On each Advance Date, funds shall be withdrawn from the Collection Account and deposited in the Disbursement Account in accordance with Section 2.4.4(a). Subject to the provisions of Section 10.2 and the Company Collateral Account Agreements, amounts on deposit in the Disbursement Account shall be transferred by the Disbursement Agent to the Soft Costs Cash Management Sub-Account, the Hard Costs Cash Management Sub-Account, the Interest Payment Account, the Company's Payment Account and/or applied to pay Project Costs in accordance with Section 2.6. On the Final Completion Date, funds remaining in the Disbursement Account shall be applied as provided in Section 2.11. The deposit of funds into the Disbursement Account shall not give the Company any greater rights to such funds than the rights, if any, that the Company had to such funds while they were on deposit in the Collection Account. In the event that any funds deposited in the Disbursement Account are, for any reason, not withdrawn therefrom pursuant to Section 2.6 on the same day on which they are deposited, such funds shall, on the next Banking Day, be withdrawn from the Disbursement Account and returned to the Collection Account. The Disbursement Agent shall cause investment income from Permitted Investments on amounts on deposit in the Disbursement Account to be transferred to and deposited in the Collection Account at the same time as the corresponding funds that gave rise to such investment income are transferred to such account.

          2.3.5    Cash Management Account.    On or prior to the Closing Date the Company shall establish the Cash Management Account, and within the Cash Management Account, the Soft Costs Cash Management Sub-Account and the Hard Costs Cash Management Sub-Account. Each such account shall be a local deposit account (or sub-account thereof) established in Las Vegas, Nevada at a bank that is reasonably acceptable to the Disbursement Agent and that enters into control agreements in the form of Exhibits Z-1 and Z-2 hereto to grant the Bank Lenders and the Second Mortgage Note Holders a first and second priority perfected security interest therein, respectively. The Company shall take such further actions and execute such further documents in connection therewith as the Bank Agent, the Indenture Trustee or the Disbursement Agent may reasonably request in order to perfect or maintain the perfection or priority, to the greatest extent reasonably practicable, of the Liens of the Bank Lenders and the Second Mortgage Note Holders in the Cash Management Account. On the Closing Date, Three Million Dollars ($3,000,000) shall be withdrawn from the Disbursement Account and deposited in the Soft Costs Cash Management Sub-Account and One Million Dollars ($1,000,000) shall be withdrawn from the Disbursement Account and deposited in the Hard Costs Cash Management Sub-Account. Subject to the provisions of Section 10.2 and the Company Collateral Account Agreements, the Company shall be permitted from time to time to draw checks on and otherwise withdraw amounts on deposit in the Soft Costs Cash Management Sub-Account to pay due and payable Soft Costs and to draw checks on and otherwise withdraw amounts on deposit in the Hard Costs Cash Management Sub-Account to pay due and payable Hard Costs. The Company shall be permitted from time to time to replace amounts drawn from, and/or to increase the funds on deposit in, the Soft Costs Cash Management Sub-Account and the Hard Costs Cash Management Sub-Account pursuant to the preceding sentence (i) by including a request to such effect in Advance Requests submitted in accordance with Sections 2.4 and 2.5 and satisfying the conditions precedent set forth in Sections 3.2 or 3.3, as the case may be (unless such conditions precedent are waived in accordance with the terms hereof) or (ii) by requesting a transfer of funds previously deposited in the Bank Proceeds Account and satisfying the conditions precedent set forth in Section 2.6.3. Any deposit of funds into the Soft Costs Cash Management Sub-Account which would cause the balance thereof to exceed $3,000,000 and any deposit of funds into the Hard Costs Cash Management Sub-Account which would cause the balance thereof to exceed $1,000,000 shall be subject to the Disbursement Agent's approval, which approval shall be given if the Disbursement Agent, in consultation with the Construction Consultant, is reasonably satisfied that such amounts are necessary to pay Soft Costs or Hard Costs, as the case may be, anticipated to become due and payable through the end of the ensuing calendar month. The Disbursement Agent shall be entitled to rely on certifications to such effect from the Company or the Construction Consultant in approving any request to deposit amounts in excess of the foregoing thresholds in the Soft Costs Cash Management Sub-Account or the Hard Costs Cash Management Sub-Account. On the Final Completion Date, funds remaining in the Soft Costs Cash Management Sub-Account and the Hard Costs Cash Management Sub-Account shall be applied as provided in Section 2.11. Investment income from Permitted Investments on amounts on deposit in the Soft Costs Cash Management Sub-Account and the Hard Costs Cash Management Sub-Account shall be deposited therein until applied to the payment of Soft Costs or Hard Costs, as the case may be, as described above.

          2.3.6    Interest Payment Account.    On or prior to the Closing Date, there shall be established at Deutsche Bank Trust Company Americas, as the Securities Intermediary, the Interest Payment Account pursuant to the Company Collateral Account Agreements. On each Advance Date until the Completion Date, funds shall be withdrawn from the Disbursement Account and deposited in the Interest Payment Account to the extent necessary to pay interest and fees under the Bank Credit Agreement, the Second Mortgage Notes and the FF&E Facility Agreement, as set forth in Advance Requests delivered to the Disbursement Agent and in accordance with Section 2.7. Amounts on deposit in the Interest Payment Account shall be applied by the Disbursement Agent to pay interest and fees under the Bank Credit Agreement, the Second Mortgage Notes and the FF&E Facility Agreement, in each case, on the dates that such amounts become due and payable. The Disbursement Agent shall cause investment income from Permitted Investments on amounts on deposit in the Interest Payment Account to be transferred to and deposited in the Company's Funds Account within two (2) Banking Days following the end of each calendar month.

          2.3.7    Bank Proceeds Account.    On or prior to the Closing Date, there shall be established at Deutsche Bank Trust Company Americas, as the Securities Intermediary, the Bank Proceeds Account pursuant to the Bank Company Collateral Account Agreement. There shall be deposited in the Bank Proceeds Account (a) as provided in Section 2.3.3, all amounts deposited by the Bank Lenders in the Collection Account (or transferred to the Collection Account from the Bank Proceeds Account) which (i) are not transferred to the Disbursement Account on the same day such funds were deposited in the Collection Account, (ii) are transferred to the Disbursement Account on the day deposited but are later returned to the Collection Account or (iii) are intended to cover Company payroll in accordance with Section 2.6.3, (b) investment income from Permitted Investments on amounts on deposit in the Collection Account or the Disbursement Account to the extent arising from funds advanced by the Bank Lenders or withdrawn from the Bank Proceeds Account, and (c) the amounts set forth in Section 2.9(d). Subject to the provisions of Section 10.2 and the Bank Company Collateral Account Agreement, amounts on deposit in the Bank Proceeds Account shall, from time to time be transferred by the Disbursement Agent (i) to the Collection Account in accordance with Section 2.3.3 and thereafter to the Disbursement Account for application to pay Project Costs in accordance with Sections 2.4.4(a) and 2.5.3, (ii) to the Soft Costs Cash Management Sub-Account to pay Company payroll anticipated to become due and payable during the next seven (7) days in accordance with Section 2.6.3, and (iii) on the earlier to occur of (A) the Final Completion Date and (B) the expiration the six-month period commencing on the Completion Date, be applied as provided in Sections 2.9(e) or 2.11, as applicable. Investment income from Permitted Investments in amounts on deposit in the Bank Proceeds Account shall be deposited at all times therein until applied to the payment of Project Costs or in accordance with Sections 2.9(e) or 2.11, as applicable.

          2.3.8    FF&E Proceeds Account.    On or prior to the Closing Date, there shall be established at Deutsche Bank Trust Company Americas, as the Securities Intermediary, the FF&E Proceeds Account pursuant to the FF&E Collateral Account Agreement. There shall be deposited in the FF&E Proceeds Account (a) as provided in Section 2.3.3, all amounts deposited by the FF&E Lenders in the Collection Account (or transferred to the Collection Account from the FF&E Proceeds Account) which (i) are not transferred to the Disbursement Account on the same day such funds were deposited in the Collection Account or (ii) which are transferred to the Disbursement Account on the day deposited but are later returned to the Collection Account, (b) investment income from Permitted Investments on amounts on deposit in the Collection Account or the Disbursement Account to the extent arising from funds advanced by the FF&E Lenders or withdrawn from the FF&E Proceeds Account, and (c) the amounts set forth in Section 2.9(d). Subject to the provisions of Section 10.2 and the FF&E Collateral Account Agreement, amounts on deposit in the FF&E Proceeds Account shall, from time to time be transferred by the Disbursement Agent to the Collection Account in accordance with Section 2.3.3 and thereafter to the Disbursement Account for application to pay Project Costs in accordance with Sections 2.4.4(a) and 2.5.5 and, on the earlier to occur of (i) the Final Completion Date and (ii) the expiration of the six-month period commencing on the Completion Date, be applied as provided in Sections 2.9(e) or 2.11, as applicable. Investment income from Permitted Investments on amounts on deposit in the FF&E Proceeds Account shall be deposited at all times therein until applied to the payment of Project Costs or applied in accordance with Sections 2.9(e) or 2.11, as applicable.

          2.3.9    Operating Account.    On or prior to the Closing Date, the Company shall establish a local deposit account (the "Operating Account") in Las Vegas, Nevada at a bank that is reasonably acceptable to the Disbursement Agent and that enters into control agreements in the form of Exhibits Z-1 and Z-2 hereto to grant the Bank Lenders and the Second Mortgage Note Holders a first and second priority security interest therein, respectively. The Company shall take such further actions and execute such further documents in connection therewith as the Bank Agent, the Indenture Trustee or the Disbursement Agent may reasonably request in order to perfect or maintain the perfection or priority, to the greatest extent reasonably practicable, of the Liens of the Bank Lenders and the Second Mortgage Note Holders in the Operating Account. There shall be deposited in the Operating Account all revenues received by the Company as a consequence of sales of goods or rendering of services (including, without limitation, revenues from the operations of the art gallery and the gift shop) in the ordinary course of business (including Pre-Opening Deposits) prior to the Final Completion Date, it being understood that the foregoing shall not apply to On-Site Cash. In addition, there shall be deposited in the Operating Account funds transferred from the Company's Funds Account in accordance with Section 2.3.1. Subject to the Disbursement Agent's rights upon the occurrence of an Event of Default, the Company shall be permitted from time to time to draw checks on and otherwise withdraw amounts on deposit in the Operating Account to pay due and payable Operating Costs and, to the extent provided under Section 2.5.4, Project Costs. Until the Opening Date, the Company shall at such times as the amounts on deposit in the Operating Account exceed $100,000 promptly withdraw such excess and deposit the same in the Company's Funds Account; provided, however, that Pre-Opening Deposits shall be excluded for purposes of determining whether the foregoing $100,000 threshold has been exceeded. From and after the Opening Date no amounts will be transferred from the Operating Account to the Company's Funds Account. Investment income from Permitted Investments on amounts on deposit in the Operating Account shall be deposited at all times therein until applied to the payment of Operating Costs or transferred to the Company's Funds Account in accordance with the preceding sentence.

          2.3.10    Company's Payment Account.    On or prior to the Closing Date, the Company shall establish a local deposit account (the "Company's Payment Account") in Las Vegas, Nevada at a

  bank that is reasonably acceptable to the Disbursement Agent and that enters into control agreements in the form of Exhibits Z-1 and Z-2 hereto to grant the Bank Lenders and the Second Mortgage Note Holders a first and second priority security interest therein, respectively. The Company shall take such further actions and execute such further documents in connection therewith as the Bank Agent, the Indenture Trustee or the Disbursement Agent may reasonably request in order to perfect or maintain the perfection or priority, to the greatest extent reasonably practicable, of the Liens of the Bank Lenders and the Second Mortgage Note Holders in the Company's Payment Account. Subject to the provisions of Section 10.2 and the Company Collateral Account Agreements, on each Advance Date, the Disbursement Agent shall withdraw all funds remaining on deposit in the Disbursement Account after giving effect to the transfers to the Soft Costs Cash Management Sub-Account, the Hard Costs Cash Management Sub-Account, the Interest Payment Account and the payments to the Prime Contractor and certain other Contractors and/or Subcontractors pursuant to Sections 2.6.1(a) through (c) and shall transfer such remaining funds to the Company's Payment Account pursuant to Section 2.6.1(d). Subject to the provisions of Section 10.2 and the Company Collateral Account Agreements, the Company shall be permitted from time to time to draw checks on and otherwise withdraw amounts on deposit in the Company's Payment Account to pay Project Costs in the amounts and to the Contractors and/or Subcontractors listed in the most recent Advance Request (other than the Prime Contractor and any other Contractor or Subcontractor to whom the Disbursement Agent wired funds pursuant to Section 2.6.1(c)); provided, that the amount paid during any calendar month to any one Contractor or Subcontractor shall not to exceed $7,000,000. On the Final Completion Date, funds remaining in the Company's Payment Account shall be applied as provided in Section 2.11. The Disbursement Agent shall cause investment income from Permitted Investments on amounts on deposit in the Company's Payment Account to be transferred to and deposited in the Company's Funds Account within two (2) Banking Days following the end of each calendar month.

          2.3.11    Completion Guaranty Deposit Account.    On or prior to the Closing Date, there shall be established at Deutsche Bank Trust Company Americas, as the Securities Intermediary, the Completion Guaranty Deposit Account pursuant to the Completion Guaranty Collateral Account Agreements. There shall be deposited into the Completion Guaranty Deposit Account all cash amounts described in Section 3.1.25(c). Subject to the provisions of Section 10.2 and the Completion Guaranty Collateral Account Agreements, amounts on deposit in the Completion Guaranty Deposit Account shall, from time to time, be transferred to the Company's Funds Account in accordance with Section 5.8.3(a) and thereafter transferred by (a) the Disbursement Agent to the Collection Account and thereafter to the Disbursement Account or (b) to the Collection Account in accordance with Section 5.8.3(b) and thereafter to the Disbursement Account, in each case, for application to pay Project Costs in accordance with Sections 2.4.4(a) and 2.5.4 or applied to prepayment of the Obligations in accordance with Section 5.21. The Disbursement Agent shall cause investment income from Permitted Investments on amounts on deposit in the Completion Guaranty Deposit Account to be transferred to and deposited in the Company's Funds Account within two (2) Banking Days following the end of each calendar month. All amounts remaining on deposit in the Completion Guaranty Account other than amounts reserved pursuant to Section [    ] shall be released to the Completion Guarantor on the Completion Guaranty Release Date. All amounts remaining on deposit in the Completion Guaranty Deposit Account shall be released to the Completion Guarantor on the Final Completion Date in accordance with Section 2.11.

          2.3.12    Project Liquidity Reserve Account.    On or prior to the Closing Date, there shall be established at Deutsche Bank Trust Company Americas, as the Securities Intermediary, the Project Liquidity Reserve Account pursuant to the Company Collateral Account Agreements. There shall be deposited into the Project Liquidity Reserve Account all cash amounts described in Section 3.1.25(d). Subject to the provisions of Section 10.2 and the Company Collateral Account

  Agreements, amounts on deposit in the Project Liquidity Reserve Account shall, from time to time, be transferred to the Company's Funds Account in accordance with Section 5.8.3(a) and thereafter transferred by the Disbursement Agent to the Collection Account and thereafter to the Disbursement Account for application to pay Project Costs in accordance with Section 2.4.4(a) or applied to prepayment of the Obligations in accordance with Section 5.21. From and after the Completion Date, amounts on deposit in the Project Liquidity Reserve Account shall be applied as provided in Section 7.27 of the Bank Credit Agreement and Section 10.03 of the Second Mortgage Notes Indenture. The Disbursement Agent shall cause investment income from Permitted Investments on amounts on deposit in the Project Liquidity Reserve Account to be transferred to and deposited in the Company's Funds Account within two (2) Banking Days following the end of each calendar month.

        2.4    Mechanics for Obtaining Advances.

          2.4.1    Preliminary Notices From the Company.

            (a)  Subject to Section 2.2.2, the Company shall have the right to, from time to time, deliver to the Disbursement Agent and the Construction Consultant a preliminary Advance Request requesting that an Advance be made on or after the seventeenth (17th) day after delivery of such preliminary Advance Request appropriately completed and duly executed including all necessary exhibits, attachments and certificates (other than the Construction Consultant's Advance Certificate); provided, however, that the Company shall not be required to have completed its internal audit of the Project Costs described in such preliminary Advance Request.

            (b)  The Company's preliminary Advance Request shall include, among other things, the Prime Contractor's Advance Certificate, the Golf Course Contractor's Advance Certificate, the Golf Course Designer's Advance Certificate and the Aqua Theater Designer's Advance Certificate, in each case, to the extent that such Advance Request requests that payment be made to such Person or to any Contractor or Subcontractor implementing the work designed by such Person. The Company's preliminary Advance Request shall also include, among other things, a certificate with respect to such Advance Request, in the form of Exhibit C-3 confirming, among other things, the substantial conformity of construction undertaken to date with the Plans and Specifications for the Project (the "Project Architect's Advance Certificate").

            (c)  Concurrently with the delivery by the Company of each preliminary Advance Request pursuant to subsection (a) above, the Company shall deliver (i) to the FF&E Agent, a copy of Appendix XI to the preliminary Advance Request and (ii) to the Funding Agents and the Disbursement Agent a preliminary Notice of Advance Request in the form of Exhibit D hereto. Such preliminary Notice of Advance Request shall reference the requested Advance Date set forth in the preliminary Advance Request and shall contain the other information required thereby.

            (d)  Each preliminary Advance Request delivered by the Company pursuant to subsection (a) above shall request Advances in order to (i) until the Completion Date, pay interest and fees under the Bank Credit Agreement, the Second Mortgage Notes, and the FF&E Facility which will become due and payable on or after the requested Advance Date and prior to the next succeeding Advance Date, and/or (ii) pay other Project Costs estimated to become due and payable on or prior to the requested Advance Date (with respect to the initial Advance Request to be delivered hereunder, the Company shall request $38,500,000 be advanced under the FF&E Facility to refinance indebtedness incurred to fund the purchase of the Aircraft), and/or (iii) issue a Letter of Credit under the Bank Credit Facility, and/or (iv) replenish funds, or increase funds on deposit, in the Soft Costs Cash Management Sub-Account or the Hard Costs Cash Management Sub-Account (or, with respect to the initial Advance Request to be delivered hereunder, the Company shall request that $3,000,000 be deposited in the Soft Costs Cash Management Sub-Account and $1,000,000 be deposited in the Hard Costs Cash Management Sub-Account). The Company shall not be permitted to obtain Advances for the purpose of paying Debt Service at any time after the Completion Date. Each such preliminary Advance Request shall include an estimated cash flow for the requested Advance broken down by Contractor and Line Item and shall certify as to various matters including, without limitation, (1) funding sequence, (2) accuracy of the Project Budget, (3) Line Item allocations, (4) application of proceeds, (5) with respect to the Advance that will Exhaust the amounts on deposit in the Second Mortgage Notes Proceeds Account, Appendix XI to the Advance Request indicating the items of Eligible FF&E Equipment in respect of which any Advances will have been made from the Company's Funds Account or the Second Mortgage Notes Proceeds Account and which the Company would like to designate as FF&E Component and cover with the FF&E Reimbursement Advance and also indicating value thereof (segregated between amounts associated with "Gaming Equipment," "Non-Gaming Equipment" and "Transaction Costs," each as defined in the FF&E Facility Agreement) and (6) with respect to each Advance after Exhaustion of the Second Mortgage Notes Proceeds, Appendix XI to the Advance Request indicating the items of Eligible FF&E Equipment that the Company would like to designate as FF&E Component and for which an Advance is requested under the FF&E Facility in such Advance Request. Promptly after delivery of each preliminary Advance Request, the Disbursement Agent and the Construction Consultant shall review such Advance Request and attachments thereto to determine whether all required documentation has been provided, and shall use commercially reasonable efforts to notify the Company of any deficiency within three (3) Banking Days after delivery thereof by the Company, it being acknowledged that any failure to notify the Company of any deficiency in the Advance Request so delivered within the aforesaid time period shall in no event be deemed an approval thereof. The Construction Consultant also shall review the work referenced in such preliminary Advance Request, including work estimated to be completed through the applicable Advance Date as such work is being performed.

            (e)  The FF&E Agent shall have the right to disapprove any items of Eligible FF&E Collateral listed by the Company in Appendix XI to the Company's preliminary Advance Request as items to be funded in part by the FF&E Facility pursuant to the FF&E Reimbursement Advance or Section 2.5.1(a)(iii); provided, however, that the FF&E Agent's failure to so disapprove any items of Eligible FF&E Equipment identified by the Company on such Appendix XI on or before the date the Company delivers the final Advance Request pursuant to Section 2.4.2 below shall be deemed to constitute the FF&E Agent's and the FF&E Lenders' approval thereof and the items of Eligible FF&E Equipment identified on such Appendix XI shall be funded in part by the FF&E Facility pursuant to the FF&E Reimbursement Advance or Section 2.5.1(a)(iii), as the case may be, and thereafter comprise a portion of the FF&E Component financed under the FF&E Facility. In the event that the

    FF&E Agent timely disapproves any items of Eligible FF&E Collateral listed on such Appendix XI, the Company shall have the option of either removing such items from the final Advance Request or requesting in the final Advance Request that such items be financed by Resort Component Funding Sources pursuant to Section 2.5.2. Notwithstanding anything to the contrary in this Section 2.4.1(e), the FF&E Agent shall have no right to disapprove any items of Eligible FF&E Collateral listed by the Company in Appendix XI to the Company's preliminary Advance Request from and after the time that (A) the aggregate of the unutilized Commitments under the FF&E Facility and amounts on deposit in the FF&E Proceeds Account is greater than or equal to (B) the aggregate Remaining Costs for Line Items allocated to Eligible FF&E Equipment which has not yet been purchased.

          2.4.2    Final Notices From the Company.

            (a)  The Company shall have the right, with respect to each preliminary Advance Request delivered in accordance with Section 2.4.1(a) above, to deliver to the Disbursement Agent and the Construction Consultant a final Advance Request containing all exhibits, attachments and certificates required thereby, to the extent that such exhibits, attachments and certificates were not previously delivered with the preliminary Advance Request or have been modified subsequent to such delivery (other than the Construction Consultant's Advance Certificate), all appropriately completed and duly executed by a Responsible Officer of the Company. Each final Advance Request shall be accompanied by a letter identifying and reconciling any corrections made between the preliminary Advance Request and the final Advance Request. Each final Advance Request shall be delivered no later than eight (8) Banking Days prior to the requested Advance Date (it being understood that the Company may request an Advance Date that is later than the date originally requested pursuant to the preliminary Advance Request).

            (b)  Concurrently with the delivery by the Company of each final Advance Request pursuant to subsection (a) above, the Company shall deliver to each Funding Agent and the Disbursement Agent a final Notice of Advance Request appropriately completed and duly executed by a Responsible Officer of the Company, which final Notice of Advance request shall include Appendix XI to the Advance Request as approved, deemed approved and/or revised pursuant to Section 2.4.1(e) above. Each final Notice of Advance Request shall state that pursuant to an Advance Request being concurrently delivered to the Disbursement Agent, the Company is requesting that an Advance be made on the Advance Date set forth in such final Advance Request. Each Funding Agent shall, as soon as practicable (but no later than two (2) Banking Days) after receiving each final Notice of Advance Request, deliver a notice confirming such receipt to the Disbursement Agent and, in the case of the Bank Agent and the FF&E Agent, confirming that the Company's calculation of interest and fees to become due and payable under their respective Facilities on and after the requested Advance Date and through the scheduled next succeeding Advance Date is accurate (or, if not accurate, shall provide the appropriate revisions to the Disbursement Agent).

            (c)  Within five (5) days (but in no event later than four (4) Banking Days prior to the requested Advance Date) after its receipt of each final Advance Request pursuant to subsection (a) above, the Construction Consultant shall deliver directly to the Disbursement Agent (with a copy to the Company) its certificate with respect to such Advance Request, in the form of Exhibit C-2 either approving or disapproving the Advance Request (the "Construction Consultant's Advance Certificate"); provided that if the Construction Consultant disapproves one or more particular payments or disbursements to any Contractor or Subcontractor requested by the Advance Request, but the Advance Request otherwise complies with the requirements hereof, then the Construction Consultant shall approve the Advance Request and all payments and disbursements requested therein other than the particular payments or disbursements so disapproved. If the Construction Consultant disapproves the Advance Request or any one or more particular payments requested therein, the Construction Consultant shall provide the Company, in reasonable detail, its reason(s) for such disapproval.

            (d)  Promptly after receipt of a request therefor, the Disbursement Agent shall deliver copies of any Advance Request to the Funding Agents.

          2.4.3    Funding Notices from Disbursement Agent.

            (a)  (i) Promptly after delivery of each final Advance Request and related final Notice of Advance Request by the Company pursuant to Section 2.4.2(a) and (b) above, the Disbursement Agent shall review the same in order to reconcile the information set forth in the Advance Request with the information set forth in the related Notice of Advance Request and determine whether all required documentation has been provided and whether all applicable conditions precedent pursuant to this Agreement have been satisfied. In particular, and without limiting the generality of the foregoing, the Disbursement Agent shall independently verify, using information in its possession and obtained from the Funding Agents, the Company and the Construction Consultant, (A) the Company's calculation of Available Funds, including Anticipated Earnings, set forth in the Advance Request, (B) that the Project is In Balance, (C) that the allocation of the requested Advance among the various funding sources complies with the provisions of Section 2.5, and (D) that the Company's calculation of interest and fees to become due and payable under the Bank Credit Agreement, the Second Mortgage Notes and the FF&E Facility, in each case, from and after the requested Advance Date and prior to the immediately succeeding Advance Date, is accurate. Subject to the other subsections of this Section 2.4, at such time as the Disbursement Agent has received the Construction Consultant's Advance Certificate as required by Section 2.4.2(c), and otherwise determines that the applicable conditions precedent set forth in Article 3 with respect to a requested Advance have been satisfied, but no less than three (3) Banking Days prior to the requested Advance Date, the Disbursement Agent shall countersign the Notice of Advance Request and deliver the same to the Company and each of the Funding Agents (as so countersigned, an "Advance Confirmation Notice").

              (ii)  In the event that, pursuant to Section 2.4.2(c), the Construction Consultant approves only a portion of the payments or disbursements requested by the Advance Request or, if based on its review of the Advance Request and accompanying Notice of Advance Request, the Disbursement Agent finds any minor or purely mathematical errors or inaccuracies in the Advance Request or the Notice of Advance Request (including any inaccuracy in the allocations made pursuant to Section 2.5 hereof), but the Advance Request and Notice of Advance Request otherwise conform to the requirements of this Agreement, the Disbursement Agent shall (A) notify the Company thereof, (B) revise (to the extent it is able to do so) or request that the Company revise such certificates to remove the request for the disapproved payment and/or rectify any errors or inaccuracies, (C) deliver or request that the Company execute and deliver to the Funding Agents the revised Notice of Advance Request and (D) approve the requested Advance and issue the Advance Confirmation Notice after making the required revisions (or receiving from the Company the revised certificates) on the basis of the certificates as so revised. In the event that the Disbursement Agent revises the Advance Request and Notice of Advance Request so as to increase the amounts to be advanced under the Bank Credit Facility or the FF&E Facility, the amounts of such increase shall constitute the same type of Loans as requested in such Advance Request (unless otherwise prohibited under the Bank Credit Agreement or the FF&E Facility Agreement, as applicable). In the event that the Disbursement Agent revises the Advance Request and Notice of Advance Request so as

      to decrease the amounts to be advanced under the Bank Credit Facility or the FF&E Facility, the amounts of such decrease shall (unless otherwise requested by the Company and permitted under the Bank Credit Agreement or the FF&E Facility Agreement, as applicable) first reduce the amount of Base Rate Loans requested under such Facility and then reduce the amount of Eurodollar Loans requested under such Facility. All references to a particular requested Advance, Advance Request or Notice of Advance Request in the ensuing provisions of this Article 2 shall, to the extent the context so requires, refer to the same as revised or modified pursuant to the preceding sentence.

            (b)  In the event that the Disbursement Agent (i) on or prior to the requested Advance Date determines pursuant to Section 2.4.3(a) that the conditions precedent to an Advance have not been satisfied or (ii) prior to the requested Advance Date receives notice from any Funding Agent that a Potential Event of Default or an Event of Default has occurred and is continuing, then the Disbursement Agent shall notify the Company and each Funding Agent thereof as soon as reasonably possible but in no event later than one (1) Banking Day after such determination or receipt, as the case may be (a "Stop Funding Notice"). The Stop Funding Notice shall specify, in reasonable detail, the conditions precedent which the Disbursement Agent has determined have not been satisfied and/or shall attach a copy of any notice of default received by the Disbursement Agent. Upon such written notice from the Disbursement Agent, and subject to the provisions of Section 3.5, (i) neither the Bank Lenders nor the FF&E Lenders shall have any obligation to advance their respective Facilities' portion of the requested Advance, if any, (ii) the Disbursement Agent shall not withdraw any funds from the Second Mortgage Notes Proceeds Account for the purpose of transferring such funds to the Collection Account and/or the Disbursement Account or for the purpose of paying any Debt Service on the Bank Credit Facility or the FF&E Facility (provided that the Disbursement Agent shall withdraw funds from the Second Mortgage Notes Proceeds Account for the purpose of paying scheduled Debt Service on the Second Mortgage Notes), (iii) subject to Section 3.2 the Disbursement Agent shall not withdraw any funds from the Company's Funds Account to satisfy such requested Advance, (iv) the Disbursement Agent shall not withdraw, transfer or release any funds on deposit in the Interest Payment Account, (v) the Disbursement Agent shall not withdraw, transfer or release to the Company any funds then on deposit in the Disbursement Account (other than in respect of wires previously issued under Section 2.6.1(c)) or funds on deposit in the Collection Account and (vi) any Advance Confirmation Notice issued prior to the issuance of a Stop Funding Notice (if the Advance to which such Advance Confirmation Notice relates has not been made) shall become null and void and of no force or effect; provided that such nullification of any such Advance Confirmation Notice shall not affect the obligations of the Company for break funding costs under the Bank Credit Facility and the FF&E Facility.

            (c)  Prior to the earliest of (i) termination of the "Term Loan Commitments" (as defined in the Bank Credit Agreement), (ii) termination of the "Revolving Loan Commitments" (as defined in the Bank Credit Agreement), (iii) termination of the "Commitments" (as defined in the FF&E Facility Agreement) and (iv) the exercise of remedies by any Funding Agent in respect of any Project Security, unless any such action has been rescinded, at such time, if ever, as the Disbursement Agent (x) determines that the condition precedent to the requested Advance which had not been satisfied has become satisfied or (y) receives notice from the Funding Agent who issued the notice of default described in the preceding paragraph that such Potential Event of Default or Event of Default no longer exists, as the case may be, the Disbursement Agent shall deliver an Advance Confirmation Notice to the Company and each of the Funding Agents.

            (d)  In the event that a Funding Agent entitled to waive conditions precedent to funding pursuant to Section 3.5 informs the Disbursement Agent in writing that it has waived the event or events giving rise to the Stop Funding Notice, the Disbursement Agent shall deliver an Advance Confirmation Notice (modified, if required, to apply only to amounts to be advanced under such Funding Agent's Facility unless all Funding Agents entitled to waive conditions with respect to such Advance Request have waived the conditions, in which case the Disbursement Agent shall deliver an Advance Confirmation Notice with respect to all Advances requested by the Company) to the Company and each of the Funding Agents.

          2.4.4    Provision of Funds by the Funding Agents.

            (a)  (i) (A) In the case of an Advance Confirmation Notice issued pursuant to Section 2.4.3(a) above, on the requested Advance Date, and (B) in the case of an Advance Confirmation Notice issued pursuant to Section 2.4.3(c) or (d) above, on the third (3rd) Banking Day after such issuance, before 12:00 p.m. New York, New York time, the Bank Lenders and the FF&E Lenders (in each case, subject to Sections 2.5.3 and 2.5.5) shall deposit or cause to be deposited in the Collection Account, in immediately available funds, their Facility's portion of the requested Advance, if any, as determined pursuant to Sections 2.5.1 and 2.5.2 and set forth in the related Advance Confirmation Notice and, if the final Notice of Advance Request includes a request for the issuance of one or more Letters of Credit under the Bank Revolving Facility, the Bank Agent shall also send written notice to the Disbursement Agent that the "Issuing Lenders" (as defined in the Bank Credit Agreement) under the Bank Revolving Facility are committed to issue each such Letter of Credit.

              (ii)  Upon confirming that all funds required to be deposited in the Collection Account pursuant to clause (i) above have been deposited and, if applicable, upon receipt of the Bank Agent's confirmation that the "Issuing Lenders" (as defined in the Bank Credit Agreement) under the Bank Revolving Facility are committed to issue each requested Letter of Credit, the Disbursement Agent shall withdraw from the Company's Funds Account, the Second Mortgage Notes Proceeds Account, the Bank Proceeds Account and the FF&E Proceeds Account the portion of the Advance to be funded from each such account as determined pursuant to Sections 2.5 and 2.9(d) and set forth in the related Advance Confirmation Notice and deposit such funds in the Collection Account. Once all such funds have been deposited in the Collection Account, the Disbursement Agent shall (subject to Section 2.4.3(b)) promptly, considering the requirements of this Agreement, withdraw such funds and deposit them in the Disbursement Account and shall notify the Bank Agent that such transfer to the Disbursement Account has been made. Upon receipt of such notice, if applicable, the Bank Agent shall instruct the "Issuing Lenders" (as defined in the Bank Credit Agreement) under the Bank Revolving Facility to issue the requested Letters of Credit. All funds so deposited in the Disbursement Account shall thereafter be applied as provided in Section 2.6.

            (b)  None of the Disbursement Agent, the Bank Agent or the FF&E Agent shall be responsible for any Bank Lender's or FF&E Lender's failure to make any required Advance (including, if applicable, the failure of any "Issuing Lender" under the Bank Revolving Facility to issue any Letter of Credit). The Disbursement Agent shall not release to the Company any amounts properly advanced until all Advances requested by the relevant Advance Request have been deposited in the Collection Account and, if applicable, the Bank Agent has confirmed that the "Issuing Lenders" (as defined in the Bank Credit Agreement) under the Bank Revolving Facility are committed to issue each requested Letter of Credit, unless the Lenders who have made the Advances request such release (the Disbursement Agent shall promptly notify all Funding Agents upon receiving any such request). However, the withholding of such Advances by the Disbursement Agent shall not release the Lender who failed to make the Advance under its Facility (including, if applicable, any Issuing Lender under the Bank Revolving Facility who failed to issue a Letter of Credit) from liability to the other Lenders and the Company. The Disbursement Agent shall have no liability to the Company arising from any Stop Funding Notice issued pursuant to Section 2.4.3(b) at the request of any Funding Agent (a "Stop Funding Request"), whether or not such Funding Agent was entitled to make any such Stop Funding Request. None of the Funding Agents shall have any liability to the Company, the Disbursement Agent, any other Funding Agent or any Lender arising from any Stop Funding Notice issued by the Disbursement Agent in response to a Stop Funding Request by such Funding Agent; provided, however, that nothing herein shall release from liability the Funding Agent who issued the Stop Funding Request if such issuance resulted from, or constituted an act of gross negligence or willful misconduct on the part of such Funding Agent, as finally judicially determined by a court of competent jurisdiction.

          2.4.5    Change in Facts Certified.    The Company shall promptly notify the Disbursement Agent prior to the making of any Advances in the event that any of the matters to which the Company certified in the corresponding Advance Request are no longer true and correct in all material respects (provided that the foregoing materiality qualifier shall not apply to any certification contained in such Advance Request which by its own terms already includes a standard of materiality), as of the applicable Advance Date (except that any certification that relates expressly to an earlier date shall be deemed made only as of such earlier date). The acceptance by the Company of the proceeds of any Advance shall constitute a re-certification by the Company, as of the applicable Advance Date, of all matters certified to in the related Advance Request.

          2.4.6    References to Dates.    In the event that any day or date referred to in the foregoing provisions of this Section 2.4 occurs on a day that is not a Banking Day, the reference shall be deemed to be to the next succeeding Banking Day.

        2.5    Allocation of Advances.

          2.5.1    Advances for FF&E Component.

            (a)  All Project Costs allocated pursuant to the Project Budget to the FF&E Component shall be made from the following sources and in the following order of priority:

                (i)  first, from the Closing Date and until the final Advance from the Second Mortgage Notes Proceeds Account pursuant to clause (iii) below, from funds from time to time on deposit in the Company Funds Account, until Exhausted;

              (ii)  then, from funds from time to time on deposit in the Second Mortgage Notes Proceeds Account, until Exhausted; and

              (iii)  then, from funds available to be drawn under the FF&E Facility and the Resort Component Funding Sources, until Exhausted, in such amounts so that after giving effect to the requested Advance, the aggregate amount of all Project Costs allocated pursuant to the Project Budget to the FF&E Component (other than the amounts advanced in connection with the refinancing of the Aircraft) shall have been Advanced in the following percentages: (A) seventy-five percent (75%) shall have been Advanced from the FF&E Facility, and (B) twenty-five percent (25%) shall have been Advanced from the Resort Component Funding Sources. For purposes of the foregoing calculation it shall be deemed that the amount represented by the FF&E Reimbursement Advance was Advanced by the FF&E Facility and not by the Resort Component Funding Sources.

            (b)  All Project Costs allocated pursuant to the Project Budget to the purchase (or indebtedness incurred to fund the purchase) of the Aircraft (including any replacement Aircraft) shall be made from funds available to be drawn under the FF&E Facility.

          2.5.2    Advances For Resort Component.    The (i) full amount of all Project Costs allocated pursuant to the Project Budget to the Resort Component and (ii) portion of the Project Costs allocated pursuant to the Project Budget to the FF&E Component which are to be funded from Resort Component Funding Sources pursuant to Section 2.5.1(a)(iii) above shall be made from the following sources and in the following order of priority:

            (a)  first, from funds from time to time on deposit in the Company's Funds Account, until Exhausted;

            (b)  then, from funds from time to time on deposit in the Second Mortgage Notes Proceeds Account, until Exhausted; and

            (c)  then, from funds available to be drawn under the Bank Credit Facility, until Exhausted.

          2.5.3    Advances Under the Bank Credit Facility.    All issuances of Letters of Credit under the Bank Credit Facility shall be satisfied through the Bank Revolving Facility pursuant to the procedures set forth in Article 3 of the Bank Credit Agreement. All other amounts required to be obtained from the Bank Credit Facility for deposit in the Collection Account shall be satisfied as follows:

            (a)  first, from amounts on deposit in the Bank Proceeds Account on the relevant date, to the extent thereof; and

            (b)  then, through Advances by the Bank Lenders.

          2.5.4    Advances After Completion Date.    Notwithstanding the foregoing, after Exhaustion of the Required Completion Amount on deposit in the Bank Proceeds Account and the FF&E Proceeds Account, other amounts required to be obtained to pay Project Costs incurred to achieve Final Completion shall be satisfied as follows:

            (a)  first, by borrowing funds under the Bank Revolving Facility until the aggregate amount borrowed thereunder (excluding any borrowings of the Bank Debt Service Commitment Portion) shall equal $713,200,000;

            (b)  then, by withdrawing funds on deposit in the Completion Guaranty Deposit Account and transferring such funds to the Collection Account and thereafter to the Disbursement Account; and

            (c)  then, by using other amounts available to the Company (other than funds available under the Bank Revolving Facility).

          2.5.5    Advances Under the FF&E Facility.    The amount of $38,500,000 required to be obtained from the FF&E Facility to refinance indebtedness incurred to fund the purchase of the Aircraft shall be satisfied through (i) Advances of funds by the FF&E Lenders in the amount of $28,500,000 directly to the Original Aircraft Lender on the Closing Date and (ii) Advances of funds by the FF&E Lenders in the amount of $10,000,000 which shall be deposited into the Company's Funds Account on the Closing Date. All other amounts required to be obtained from the FF&E Facility for deposit in the Collection Account shall be satisfied as follows:

            (a)  first, from amounts on deposit in the FF&E Proceeds Account on the relevant date, to the extent thereof; and

            (b)  then, through Advances by the FF&E Lenders.

          2.5.6    Post-Funding Reallocations.    In the event that at any time the Disbursement Agent determines that the allocations made in any previous Advance Requests pursuant to the foregoing provisions of this Section 2.5 were erroneous or inaccurate, the parties shall cooperate to rectify such misallocations by allocating future Advances in a manner that accounts for the previous misallocation or by using such other methods reasonably determined by the Disbursement Agent.

        2.6    Disbursements.

          2.6.1    Disbursement Procedures.    No later than 2:00 p.m. New York, New York time on the requested Advance Date, or such later date as may occur pursuant to Section 2.4.4(a), if the Disbursement Agent has (i) received funds from each Bank Lender and each FF&E Lender required to make an Advance pursuant to the relevant Advance Request (other than (x) $28,500,000 to refinance indebtedness incurred to fund the purchase of an Aircraft, which shall be paid directly to the Original Aircraft Lender on the Closing Date, (y) $10,000,000 to be advanced by the FF&E Lenders on the Closing Date and deposited in the Company's Funds Account and (z) any portion of such Advance for which a Letter of Credit is to be issued under the Bank Credit Facility) (or if the applicable Lenders make the request described in the second sentence of Section 2.4.4(b)), (ii) if applicable, received confirmation from the Bank Agent that the "Issuing Lenders" (as defined in the Bank Credit Agreement) under the Bank Revolving Facility are committed to issue each requested Letter of Credit, (iii) transferred funds from the Company's Funds Account, the Second Mortgage Note Proceeds Account, the Bank Proceeds Account, the FF&E Proceeds Account and/or the Completion Guaranty Deposit Account to the Collection Account as required pursuant to the terms hereof, and (iv) transferred such funds from the Collection Account to the Disbursement Account, the Disbursement Agent shall transfer all such funds (or, where applicable, the funds as to which the request described in the second sentence of Section 2.4.4(b) has been made) as follows:

            (a)  to the extent set forth in the Advance Request, by disbursement to the Interest Payment Account and/or the Bank Proceeds Account;

            (b)  to the extent set forth in the Advance Request, by disbursement to the Soft Costs Cash Management Sub-Account and/or the Hard Costs Cash Management Sub-Account;

            (c)  with respect to amounts requested by the Advance Request to be paid to (i) the Prime Contractor, (ii) each other Contractor and Subcontractor owed Project Costs in excess of $7,000,000, and (iii) any financial institution that will be issuing a commercial letter of credit for the account of the Company that will be cash-collateralized in accordance with clause (g) of the definition of "Project Costs," by wiring funds directly to the account of such Person set forth in the Company's Advance Request; and

            (d)  by transferring any remaining funds to the Company's Payment Account for further distribution by the Company to each Contractor and Subcontractor owed Project Costs in an amount less than or equal to $7,000,000 (excluding the Prime Contractor).

          2.6.2    Special Procedures for Unpaid Contractors.    Notwithstanding Section 2.6.1 above, the Company agrees that the Disbursement Agent may make Advances and transfer any or all sums in the Disbursement Account directly into the account of any Contractor for amounts due and owing to such Contractor under the relevant Contract, or any other Subcontractors in payment of amounts due and owing to such parties from the Company without further authorization from the Company and the Company hereby constitutes and appoints the Disbursement Agent its true and lawful attorney-in-fact to make such direct payments and this power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable; provided that, except upon the occurrence and continuation of an Event of Default, the Disbursement Agent shall not exercise its rights under this power of attorney except to make payments (a) as directed by the Company pursuant to an Advance Request and otherwise as permitted by Section 2.6.1 or (b) which the Disbursement Agent reasonably believes, if not promptly made, are reasonably likely to have a Material Adverse Effect. No further direction or authorization from the Company shall be necessary to warrant or permit the Disbursement Agent to make such Advances in accordance with the foregoing sentence and, to the extent funds in the Disbursement Account are not sufficient to make such Advances, the Disbursement Agent shall withdraw the shortfall from the Company's Funds Account, the Second Mortgage Notes Proceeds Account, the Bank Proceeds Account and/or the FF&E Proceeds Account in accordance with Section 2.5.2 and transfer sufficient funds to the Collection Account and thereafter to the Disbursement Account as needed to make such Advances.

          2.6.3    Special Procedures for Payroll.    From time to time (but no more frequently than once every two weeks) upon satisfaction of the following conditions precedent, the Disbursement Agent shall transfer amounts previously advanced to the Bank Proceeds Account pursuant to Section 2.6.1(a) to the Soft Costs Cash Management Sub-Account:

            (a)  The Company reasonably anticipates (and the Construction Consultant confirms) that the Opening Date shall occur within 12 months;

            (b)  The Company shall have certified to the Disbursement Agent that the amount requested to be transferred is necessary to pay Soft Costs consisting of Company payroll in accordance with the Project Budget during the ensuing seven (7) days; and

            (c)  The Company shall have substantiated to the Disbursement Agent's satisfaction, in the manner contemplated by the Advance Request, that amounts previously transferred by the Disbursement Agent from the Bank Proceeds Account to the Soft Costs Cash Management Sub-Account pursuant to this Section 2.6.3 have been used to pay Soft Costs associated with Company payroll in accordance with the Project Budget.

          2.6.4    Satisfaction of Funding Obligations.    All disbursements made pursuant to Sections 2.6.1, 2.6.2 and 2.6.3 above shall satisfy, in and of themselves, the obligations of the Disbursement Agent, the Funding Agents and each Lender hereunder and under the relevant Facility Agreements with respect to the Advance so made and (except for amounts which were obtained from the Company's Funds Account) shall be secured by the Facilities' respective Security Documents, if any, to the same extent as if made directly to the Company, regardless of the disposition thereof by the payees of such disbursements.

        2.7    Payments of Interest and Fees.    Until the Completion Date, the Company shall include in each Advance Request delivered pursuant to Sections 2.4.1(a) and 2.4.2(a) a request that an Advance be made to pay the interest and fees that will become due and payable under each of the Bank Credit Agreement, the Second Mortgage Notes and the FF&E Facility on or after the requested Advance Date under such Advance Request and prior to the immediately succeeding Advance Date. Each such Advance Request shall specify the Facility, the amount and the date on which such interest or fees will become due and payable. If the Company fails to set forth such information in any Advance Request or fails to deliver timely any Advance Request, then the Bank Agent, the Indenture Trustee and the FF&E Agent as to their respective Facilities may deliver such information and a request for payment to the Disbursement Agent upon which request the Disbursement Agent shall revise the Advance Request and related Notice of Advance Request to provide for such payment. The Company acknowledges that failure of any notice referenced in this Section 2.7 to be delivered to the Disbursement Agent shall not in any way exonerate or diminish the Company's obligation to make all payments under each of the Bank Credit Agreement, the Second Mortgage Notes and the FF&E Facility as and when due. Subject to the provisions of Section 10.2 and the Company Collateral Account Agreements, the Disbursement Agent shall apply amounts on deposit in the Interest Payment Account to the payment of interest and fees under the Bank Credit Agreement, the Second Mortgage Notes and/or the FF&E Facility, in each case, on the date that the Disbursement Agent is advised such amounts will become due and payable. The Company shall not be permitted to obtain Advances for the purpose of paying interest, fees or other Debt Service at any time after the Completion Date.

        2.8    FF&E Facility: Initial Advance and FF&E Reimbursement Amount Advance.    On the Closing Date, the Company shall include in its initial Advance Request delivered pursuant to Sections 2.4.1(a) and 2.4.2 a request to Advance, and the FF&E Lenders shall Advance, $38,500,000 under the FF&E Facility of which $28,500,000 shall be delivered directly to the Original Aircraft Lender in order to refinance the indebtedness incurred to acquire the Aircraft and $10,000,000 shall be deposited into the Company's Funds Account. On the date the Company delivers a preliminary Advance Request pursuant to Sections 2.4.1(a) and 2.4.2 requesting an Advance from the Second Mortgage Notes Proceeds Account that will Exhaust the amounts on deposit in such Account, the Company shall include in such preliminary Advance Request, the FF&E Reimbursement Advance which, subject to any revisions thereto pursuant to Section 2.4.1(e), the FF&E Lenders shall Advance and which shall be deposited in the Company's Funds Account to be applied to pay Project Costs in accordance with the terms hereof. If the Company fails to set forth such information in any Advance Request or fails to deliver timely any Advance Request, then the Bank Agent or the Indenture Trustee shall deliver such information and a request for Advance to the Disbursement Agent upon which request the Disbursement Agent shall revise the Advance Request and related Notice of Advance Request to provide for such Advance.

        2.9    Completion Date Procedures.

          (a)  No less than sixty (60) days prior to the desired Completion Date, the Company shall deliver notice of the anticipated Completion Date to the Disbursement Agent, the Construction Consultant, the Project Architect and the Funding Agents. Thereafter, in order to cause Completion to occur, the Company shall deliver to the Construction Consultant, the Disbursement Agent, the Bank Agent, the Indenture Trustee and the FF&E Agent the Company's Completion Certificate appropriately completed and duly executed by a Responsible Officer of the Company with all attachments thereto. The Company's Completion Certificate shall indicate the date the Company believes the conditions to Completion will be satisfied, shall include the Project Architect's Completion Certificate and shall set forth all other information required thereby, including the aggregate amount of Project Costs anticipated to become due and payable after the Completion Date in order to achieve Final Completion (the "Required Completion Amount"). The Required Completion Amount shall be based on the allocation rules set forth in Section 2.5 after subtracting amounts then on deposit in the Hard Costs Cash Management Sub-Account and the Company's Funds Account. The Company's Completion Certificate further shall set forth each Resort Component Funding Source's and the FF&E Facility's portion of the Required Completion Amount calculated in accordance with the preceding sentence.

          (b)  The Disbursement Agent and the Construction Consultant shall review the Company's Completion Certificate. In the event that the Disbursement Agent or the Construction Consultant discovers any mathematical or other minor errors in the Company's Completion Certificate, they shall request that the Company revise and resubmit the certificate. Within ten (10) Banking Days after their receipt of the Company's Completion Certificate, the Construction Consultant shall deliver to the Disbursement Agent, the Bank Agent, the Indenture Trustee, the FF&E Agent and the Company, the Construction Consultant's Completion Certificate.

          (c)  Within five (5) Banking Days after receipt by the Disbursement Agent of the Construction Consultant's Completion Certificate approving the Company's Completion Certificate, the Disbursement Agent shall, subject to its determination (in accordance with the relevant provisions of Section 3.3) that each of the conditions set forth in Section 3.3 (other than Sections 3.3.4 through 3.3.6) has been satisfied, countersign the Company's Completion Certificate and forward the same to the Bank Agent, the Indenture Trustee and the FF&E Agent. In determining whether to approve the Company's Completion Certificate, the Disbursement Agent may rely on the certifications of the Company, the Prime Contractor, the Golf Course Contractor, the Parking Structure Contractor, the Golf Course Designer, the Aqua Theater Designer, the Construction Consultant and the Project Architect set forth in their respective Completion Certificates. The

  Completion Date shall be deemed to occur on the date the Disbursement Agent countersigns the Company's Completion Certificate.

          (d)  On the Completion Date, before 12:00 p.m. New York, New York time, (i) the Bank Lenders shall deposit or cause to be deposited in the Bank Proceeds Account the Bank Credit Facility's portion of the Required Completion Amount calculated in accordance with Section 2.5 and subsection (a) above and set forth in the Company's Completion Certificate, (ii) the FF&E Lenders shall deposit or cause to be deposited in the FF&E Proceeds Account the FF&E Facility's portion of the Required Completion Amount calculated in accordance with Section 2.5 and subsection (a) above and set forth in the Company's Completion Certificate, and (iii) if the difference (in each case after giving effect to the Advance contemplated in clause (i) above) of (A) the unutilized "Revolving Credit Commitments" as defined in the Bank Credit Agreement (specifically including, however, the $3,000,000 portion of the Bank Revolving Facility which will not be made available to the Company for the payment of Project Costs) minus (B) any revenues of the Project that have been used to prepay the Loans under the Bank Revolving Facility from and after the Opening Date, is less than the aggregate Remaining Costs for the "Working Capital Requirements at Opening" Line Item Category, then the Disbursement Agent shall transfer to the Bank Agent sufficient funds from the Completion Guaranty Deposit Account and the Project Liquidity Reserve Account (if the funds then on deposit in the Completion Guaranty Deposit Account are not sufficient to make such transfer) in an amount equal to the amount by which the aggregate Remaining Costs for the "Working Capital Requirements at Opening" Line Item Category exceeds such difference, and the Bank Agent shall apply such amounts to the prepayment of Loans under the Bank Revolving Facility pursuant to Section 2.12(c)(iv) of the Bank Credit Agreement.

          (e)  In the event that the Final Completion Date shall not have occurred within six (6) months from the Completion Date, then on the expiration of such six (6) month period, the Disbursement Agent shall withdraw any remaining funds on deposit (i) in the Bank Proceeds Account and deliver such funds to the Bank Agent and (ii) in the FF&E Proceeds Account and deliver such funds to the FF&E Agent.

        2.10    Completion Guaranty Release Procedures.

          (a)  In order to cause the Completion Guaranty Release Date to occur, the Company shall deliver to the Construction Consultant, the Disbursement Agent, the Bank Agent, the Indenture Trustee and the FF&E Agent the Company's Completion Guaranty Release Certificate appropriately completed and duly executed by a Responsible Officer of the Company with all attachments thereto. The Company's Completion Guaranty Release Certificate shall indicate that the Company believes the Completion Guaranty Release Conditions have been satisfied, shall specify the portion, if any, of the Completion Guaranty Deposit Account to be reserved to pay Project Punchlist Items and/or disputed amounts pursuant to clauses (d)(i) and (ii) of the definition of "Completion Guaranty Release Conditions" after giving effect to any amounts then on deposit in the Company's Funds Account, the Bank Proceeds Account and the FF&E Proceeds Account (collectively, the "Reserved Amounts") and set forth all other information required thereby.

          (b)  The Disbursement Agent and the Construction Consultant shall review the Company's Completion Guaranty Release Certificate. In the event that the Disbursement Agent or the Construction Consultant discovers any mathematical or other minor errors in the Company's Completion Certificate, they shall request the Company to revise and resubmit the certificate. Within ten (10) Banking Days after their receipt of the Company's Completion Certificate, the Construction Consultant shall deliver to the Disbursement Agent, the Bank Agent, the Indenture Trustee, the FF&E Agent and the Company, the Construction Consultant's Completion Guaranty Release Certificate.

          (c)  Within five (5) Banking Days after receipt by the Disbursement Agent of the Construction Consultant's Completion Guaranty Release Certificate approving the Company's Completion Guaranty Release Certificate, the Disbursement Agent shall, subject to its determination that each of the Completion Guaranty Release Conditions has been satisfied, countersign the Company's Completion Guaranty Release Certificate and forward the same to the Bank Agent, the Indenture Trustee and the FF&E Agent. The Disbursement Agent may rely on the certifications of the Company and the Construction Consultant set forth in their respective Completion Guaranty Release Certificates in determining whether the Completion Guaranty Release Conditions have been satisfied. The Completion Guaranty Release Date shall be deemed to occur on the date the Disbursement Agent countersigns the Company's Completion Guaranty Release Certificate.

          (d)  On the Completion Guaranty Release Date, the Disbursement Agent shall release to the Completion Guarantor all amounts on deposit in the Completion Guaranty Deposit Account excluding the Reserved Amounts.

        2.11    Final Completion Procedures.    On the Final Completion Date, the Disbursement Agent shall (a) in the event that the Final Completion Date shall have occurred prior to the expiration of the six (6) month period commencing on the Completion Date, (i) withdraw all remaining funds from the Bank Proceeds Account and deliver such funds to the Bank Agent, and (ii) withdraw all remaining funds from the FF&E Proceeds Account and deliver such funds to the FF&E Agent, (b) release to the Completion Guarantor all other amounts on deposit in the Completion Guaranty Deposit Account and (c) release to the Company all other amounts on deposit in the Company Accounts, other than the Project Liquidity Reserve Account (unless at such time the Company has satisfied the release conditions set forth in Section 7.27 of the Bank Credit Agreement (as confirmed by the Bank Agent) and Section 10.03 of the Second Mortgage Notes Indenture, in which case the amounts on deposit in the Project Liquidity Reserve Account shall also be released to the Company). The Disbursement Agent may rely on the certifications of the Company, the Construction Consultant, the Project Architect and the Prime Contractor set forth in their respective Final Completion Certificates in determining whether the Final Completion Date has occurred.

        2.12    No Approval of Work.    The making of any Advance shall not be deemed an approval or acceptance by the Disbursement Agent, any Funding Agent, any Lender or the Construction Consultant (except to the extent set forth in the Construction Consultant Engagement Letter, and then only for the benefit of the Lenders) of any work, labor, supplies, materials or equipment furnished or supplied with respect to the Project.

        2.13    Security.    The Obligations shall be secured by the Project Security in accordance with the Security Documents. Further, all funds advanced by the Bank Lenders to complete the Project or to protect the rights and interests of the Secured Parties under the Financing Agreements are deemed to be obligatory advances and are to be added to the total indebtedness secured by each of the respective Facilities' Security Documents (including, with respect to the Bank Credit Facility and the Second Mortgage Notes, their respective Deeds of Trust). All sums so advanced shall be secured by each such Deed of Trust with the same priority of lien as the security for any other obligations secured thereunder.

ARTICLE 3.
—CONDITIONS PRECEDENT TO
THE CLOSING DATE AND ADVANCES

        3.1    Conditions Precedent to the Closing Date.    The occurrence of the Closing Date is subject to the prior satisfaction of each of the conditions precedent hereinafter set forth in this Section 3.1 in form and substance satisfactory to each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent in its sole discretion. Subject to Section 3.4, by executing this Agreement (or, in the case of (a) the Representatives of the Underwriters, by purchasing the Second Mortgage Notes, (b) the Bank Lenders, by becoming a party to the Bank Credit Agreement and (c) the FF&E Lenders, by becoming a party to the FF&E Facility Agreement) each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent shall be deemed to have confirmed that it has become satisfied that each of the following conditions precedent has been satisfied.

          3.1.1    Financing Agreements and Material Project Documents.    Delivery to each of the Bank Agent, the Representatives of the Underwriters, the FF&E Agent and the Disbursement Agent (with such number of originally executed copies as they may reasonably request) of (a) executed originals of each Financing Agreement (other than those Financing Agreements, including the DIIC Deed of Trust and the Golf Course Contractor Consent, that are not required to be executed and delivered on the Closing Date) (collectively, the "Closing Financing Agreements"), and true and correct copies of each Material Project Document then in effect and any supplements or amendments thereto then in effect, all of which shall be in form and substance satisfactory to each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent, shall have been duly authorized, executed and delivered by the parties thereto, and each such Material Project Document shall be certified by a Responsible Officer of the Company as of the Closing Date as being true, complete and correct and in full force and effect, (b) evidence satisfactory to each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent that each such Material Project Document and each such Closing Financing Agreement is in full force and effect and that no party to any such Material Project Document or Closing Financing Agreement is or, but for the passage of time or giving of notice or both will be, in breach of any obligation thereunder, and [(c) the "Specified Hedge Agreements" (as such term is defined in the Bank Credit Agreement)] [OPEN]

          3.1.2    Corporate and/or LLC Authority of the Loan Parties.    Delivery to each of the Bank Agent, the Representatives of the Underwriters, the FF&E Agent and the Disbursement Agent of (a) a certified copy of the Articles of Incorporation, Certificates of Formation or other similar formation document(s) of the each of the Loan Parties, (b) good standing certificates for each of the Loan Parties issued by the Secretary of State of Nevada or any other state of incorporation or organization, (c) a certified copy of the bylaws or a copy of the Operating Agreement of each of the Loan Parties, certified by a Responsible Officer of each such Loan Party, and (e) a copy of one or more resolutions or other authorizations of the Loan Parties certified by a Responsible Officer of each such Loan Party, as being in full force and effect on the Closing Date, authorizing the Advances herein provided for and the execution, delivery and performance of this Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to which each such entity is a party.

          3.1.3    Incumbency of the Loan Parties.    Delivery to each of the Bank Agent, the Representatives of the Underwriters, the FF&E Agent and the Disbursement Agent of a certificate from each of the Loan Parties satisfactory in form and substance to each of the Bank Agent, and the Representatives of the Underwriters signed by a Responsible Officer of each such Loan Party, and dated as of the Closing Date, as to the incumbency of the Person or Persons authorized to execute and deliver this Agreement and the other Material Project Documents and Closing Financing Agreements and any documents, instruments or agreements required hereunder or thereunder to which each such entity is a party.

          3.1.4    Other Parties.    With respect to each Major Project Participant (other than any Loan Party), delivery to each of the Bank Agent, the Representatives of the Underwriters, the FF&E Agent and the Disbursement Agent of (i) a certified copy of the Certificate of Formation or Articles of Incorporation, as applicable, of such entity (or the appropriate equivalent in the jurisdiction of formation of the relevant entity), (ii) a copy of the bylaws, if applicable, of such entity (or the equivalent) certified by the secretary of such entity, (iii) a certificate issued by the Secretary of State of Nevada and, if other than such state, the state (or country) of formation of such entity certifying that such entity is in good standing and is qualified to do business in, Nevada and (if applicable) its state (or country) of formation, (iv) a fully executed certificate as to the incumbency of the Persons authorized to execute and deliver the Operative Documents and any other instruments or agreements contemplated hereby to which such entity is a party, and (v) a copy of one or more resolutions for each of the foregoing entities (or their respective managing members or managers where applicable), certified by the appropriate officer of such entity as being in full force and effect as of the Closing Date, authorizing the transactions contemplated by such Operative Document(s) to which such entity is a party and the execution, delivery and performance thereof and any other documents, instruments and agreements required to be executed pursuant thereto.

          3.1.5    Insurance.

            (a)    Policies.    Insurance complying with the requirements of Exhibit O shall be in place and in full force and effect.

            (b)    The Company's Insurance Certificates.    Delivery to each of the Bank Agent, the Representatives of the Underwriters, the FF&E Agent and the Disbursement Agent of (i) certificates, in the form of Exhibit B-4 and Exhibit B-5 attached hereto and otherwise in form and substance satisfactory to each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent from the Company's insurance broker(s), dated as of the Closing Date and identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required as set forth in Exhibit O, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and (ii) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer along with a commitment to deliver certified copies of the policies within forty-five (45) days after the Closing Date) meeting the requirements of Exhibit O and otherwise in form and substance satisfactory to each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent.

            (c)    Insurance Certificates.    Delivery to each of the Bank Agent, the Representatives of the Underwriters, the FF&E Agent and the Disbursement Agent of (i) a certificate of the Company, in form and substance satisfactory to each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent identifying underwriters, type of insurance, insurance limits and policy terms of any insurance required to be obtained under the Material Project Documents then in effect and any other insurance required under Exhibit O, dated as of the Closing Date and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that such insurance complies with the requirement of such Material Project Documents and Exhibit O, and (ii) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer along with a commitment to deliver certified copies of the policies within forty-five (45) days after the Closing Date) naming the Disbursement Agent, the Funding Agents and the Lenders as additional insureds and the Disbursement Agent as the loss payee under the insurance policies required under Exhibit O and the insurance policies under the "Owner Controlled Insurance Program" described and defined in the Prime Construction Contract and otherwise in form and substance satisfactory to each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent.

            (d)    Insurance Advisor's Closing Certificate.    Delivery to each of the Bank Agent, the Representatives of the Underwriters, the FF&E Agent and the Disbursement Agent of the Insurance Advisor's Closing Certificate, in the form of Exhibit B-3, and otherwise in form and substance satisfactory to each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent.

          3.1.6    Project Security.    All of the Security Documents, in form and substance satisfactory to (a) in the case of the Bank Security Documents, the Bank Agent, (b) in the case of the Second Mortgage Notes Security Documents, the Representatives of the Underwriters and (c) in the case of the FF&E Security Documents, the FF&E Agent, shall have been executed and delivered to the secured parties thereunder and shall be in full force and effect and all actions necessary or desirable, including all filings, in the opinion of the Funding Agents party thereto to perfect the security interests granted therein as a valid security interest over the Project Security (or in the case of the FF&E Agent, the FF&E Component) having the priority contemplated therefor by this Agreement, the Intercreditor Agreements and the Security Documents shall have been taken or made.

          3.1.7    Opinions.    Each of the Bank Agent, the Representatives of the Underwriters, the FF&E Agent and the Disbursement Agent shall have received the opinions identified in Exhibit Q.

          3.1.8    Company's Closing Certificate.    Delivery to each of the Bank Agent, the Representatives of the Underwriters, the FF&E Agent and the Disbursement Agent of the Company's Closing Certificate (which shall include, among other things, a certification as to the solvency of the Company and each of the Loan Parties after giving pro forma effect to the transactions contemplated hereby) signed by a Responsible Officer of each Loan Party.

          3.1.9    Business Plan.    The Bank Lenders, the Representatives of the Underwriters and the FF&E Lenders shall have received a business plan for the five fiscal years of the Loan Parties following the Completion Date (the "Business Plan") and a satisfactory written analysis of the business and prospects of the Loan Parties for the period from the Completion Date through the fifth (5th) anniversary thereof, all in form and substance satisfactory to the Bank Lenders, the Representatives of the Underwriters and the FF&E Lenders.

          3.1.10    Advance Request.    Delivery to the Disbursement Agent, the Construction Consultant and the Project Architect of a preliminary Advance Request in accordance with Section 2.4.1(a) and a final executed Advance Request in accordance with Section 2.4.2(a) (except that such preliminary Advance Request shall be delivered ten (10) Banking Days prior to the Closing Date and such final Advance Request shall be delivered five (5) Banking Days prior to the Closing Date), in each case, with the Required Contractor Advance Certificates and all other attachments, exhibits and certificates required by Sections 2.4.1(a), 2.4.1(b) or 2.4.2(a), as the case may be. Such Advance Request shall request an Advance in an amount sufficient to (a) pay all amounts due and payable for work performed on the Project through October [            ], 2002, (b) pay all fees and expenses then due and payable to the Secured Parties and their respective advisors and consultants, (c) request a draw of $38,500,000 under the FF&E Facility to refinance indebtedness incurred to fund the purchase of the Aircraft, and (d) request a draw from the Company's Funds Account of $3,000,000 for deposit in the Soft Costs Cash Management Sub-Account and of $1,000,000 for deposit in the Hard Costs Cash Management Sub-Account.

          3.1.11    Consultant Certificates and Reports.    Delivery to each of the Bank Agent, the Representatives of the Underwriters, the FF&E Agent and the Disbursement Agent, of (a) the Construction Consultant's Closing Certificate with the Construction Consultant's Report in form and substance satisfactory to each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent attached thereto, (b) the Construction Consultant's Advance Certificate with respect to the requested Advance in the form of Exhibit C-2 approving (subject to the proviso in Section 2.4.2(c)) the corresponding Advance Request, and (c) the Project Architect's Advance Certificate with respect to the Advance in the form of Exhibit C-3.

          3.1.12    Litigation.    Except as set forth on Exhibit R-1, no action, suit, proceeding or investigation of any kind shall have been instituted or, to the Company's knowledge, pending or threatened, including actions or proceedings of or before any Governmental Authority, to which any Loan Party, the Project or, to the knowledge of the Company, any Major Project Participant, is a party or is subject, or by which any of them or any of their properties or the Project are bound that could reasonably be expected to have a Material Adverse Effect, nor is the Company aware of any reasonable basis for any such action, suit, proceeding or investigation and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding if the same reasonably could be expected to have a Material Adverse Effect.

          3.1.13    Fees.    All amounts required to be paid to or deposited with the Funding Agents, the Representatives of the Underwriters, the Disbursement Agent or the Independent Consultants and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 3.1, shall have been paid or deposited, as the case may be, in full. The Company shall have paid or arranged for payment out of the requested Advance of all fees, expenses and other charges then due and payable by it under this Agreement or other Financing Agreements or under any agreements between the Company and any of the Independent Consultants.

          3.1.14    Project Budget.    Delivery to each of the Disbursement Agent, the Bank Agent, the Representatives of the Underwriters, the FF&E Agent and the Construction Consultant of a budget in the form of Exhibit H-1 (as amended from time to time in accordance with the terms hereof, the "Project Budget") for all anticipated Project Costs (including, without limitation, Project Costs incurred prior to, as well as after, the Closing Date, including closing costs and Debt Service), which includes a drawdown schedule for Advances necessary to achieve Final Completion and such other information and supporting data as any of the Bank Agent, the Representatives of the Underwriters, the FF&E Agent, the Disbursement Agent or the Construction Consultant may reasonably require, together with a balanced statement of sources and uses of proceeds (and any other funds necessary to complete the Project), broken down by Facility and Line Item Category, which Project Budget, drawdown schedule and statement of sources and uses shall be satisfactory to the Construction Consultant, as and to the extent certified to in the Construction Consultant's Closing Certificate and the Bank Lenders, the Representatives of the Underwriters and the FF&E Agent, it being acknowledged by the Bank Lenders, the Representatives of the Underwriters and the FF&E Agent that the level of detail of the Project Budget shall be commensurate with the state of completion of the Plans and Specifications and that, without in any way affecting the Company's obligations under Section 6.4 with respect to amendments to the Project Budget, upon completion of the Plans and Specifications, the part of the Project Budget referable thereto shall be broken down, to the Disbursement Agent's and the Construction Consultant's reasonable satisfaction, to the level of line item detail required for the parts of the Project with Final Plans and Specifications.

          3.1.15    Project Schedule and Schedule of Key Dates.    Delivery to the Disbursement Agent, the Bank Agent, the Representatives of the Underwriters, the FF&E Agent and the Construction Consultant of a detailed master schedule for construction and completion of the Project in the form of Exhibit I (as amended from time to time in accordance with the terms hereof, the "Project Schedule") and a schedule of key dates for construction and completion of the Project in the form of Exhibit J, each of which demonstrates that the Completion Date will occur on or before the Scheduled Completion Date and which is otherwise satisfactory to the Construction Consultant, as certified to in the Construction Consultant's Closing Certificate.

          3.1.16    Financial Statements.    Delivery to the Disbursement Agent, the Bank Agent, the Representatives of the Underwriters and the FF&E Agent of the most recent annual consolidated and consolidating financial statements of the type which must be provided under Section 5.6.5 and most recent quarterly consolidated and consolidating financial statements from Valvino and its consolidated Subsidiaries (including Wynn Las Vegas and its consolidated Subsidiaries), together with certificates from a Responsible Officer of each such Person certifying such financial statements and stating that no material adverse change in the consolidated assets, liabilities, operations or financial condition of each such Person has occurred since the dates of the respective financial statements provided to the Disbursement Agent, the Bank Agent, the Representatives of the Underwriters and the FF&E Agent, except as otherwise provided in such certificate.

          3.1.17    Material Adverse Effect.    Since December 31, 2001, there shall not have occurred any material adverse condition or material adverse change in or affecting the Project Budget, the economics or feasibility of developing and/or constructing and/or operating the Project, or business, assets, liabilities, property, condition (financial or otherwise), results of operations, prospects, value or management of Wynn Las Vegas individually, or the Loan Parties taken as a whole, or any Project Credit Support Provider, or calls into question in any material respect the Projections or any of the material assumptions on which the Projections were prepared, or any other event, development or circumstance that has caused or resulted in or could reasonably be expected to cause or result in a Material Adverse Effect as certified by a Responsible Officer of the Company in the Company's Closing Certificate.

          3.1.18    Events of Default.    No Event of Default or Potential Event of Default shall have occurred and be continuing, as certified by a Responsible Officer of the Company in the Company's Closing Certificate.

          3.1.19    Permits.

            (a)  All Permits described in Exhibit M as required to have been obtained by the Company or any other Person by the Closing Date shall have been issued and be in full force and effect and not subject to current legal proceedings or to any unsatisfied conditions (that are required to be satisfied by the Closing Date) that could reasonably be expected to materially adversely modify any Permit, to revoke any Permit, to restrain or prevent the construction or operation of the Project or otherwise impose adverse conditions on the Project or the financing contemplated under the Financing Agreements and all applicable appeal periods with respect thereto shall have expired;

            (b)  With respect to any of the Permits described in Exhibit M as not yet required to be obtained (other than the gaming license), (i) each such Permit is of a type that is routinely granted on application and compliance with the conditions for issuance and (ii) no facts or circumstances exist which indicate that any such Permit will not be timely obtainable without undue expense or delay by the Company or the applicable Person, respectively, prior to the time that it becomes required; and

          3.1.20    Gaming License.    The Buy-Sell Agreement is in full force and effect.

          3.1.21    Third Party Consents.    Delivery to the Disbursement Agent and each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent of Consents from (a) Prime Contractor, (b) Construction Guarantor, (c) Desert Inn Improvement as supplier under the Water Supply Contract, (d) Parking Structure Contractor, (e) Project Architect, and (f) the Aqua Theater Designer; each in form of Exhibit S or otherwise in form and substance satisfactory to the Bank Agent, the Representatives of the Underwriters and the FF&E Agent.

          3.1.22    Representations and Warranties.    Each representation and warranty of (a) each Loan Party set forth in Article 4 hereof or in any of the other Operative Documents shall be true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date), and (b) to the Company's knowledge, each Major Project Participant (other than any Loan Party) set forth in any of the Operative Documents shall be true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date) unless the failure of any such representation and warranty referred to in this clause (b) to be true and correct could not reasonably be expected to have a Material Adverse Effect, in each case, as certified by the Company in the Company's Closing Certificate.

          3.1.23    Service of Process.    Delivery to the Funding Agents and the Disbursement Agent of a letter from Corporation Service Company or any other Person reasonably satisfactory to each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent consenting to its appointment by each Loan Party in each case in form and substance acceptable to each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent, as each such Person's agent to receive service of process in New York, New York.

          3.1.24    Utility Availability.    The Construction Consultant shall have become satisfied, as certified to in the Construction Consultant's Closing Certificate, that arrangements, which are reflected accurately in the Project Budget, shall have been or will be made under the Material Project Documents or otherwise on commercially reasonable terms for the provision of all utilities necessary for the construction, operation and maintenance of the Project as contemplated by the Operative Documents and the Plans and Specifications.

          3.1.25    Establishing of Company Accounts; Second Mortgage Notes Proceeds.    (a) Each of the Company Accounts shall have been established pursuant hereto and the Collateral Account Agreements; (b) the Second Mortgage Notes shall have been issued in an amount of Three Hundred Forty Million Dollars ($340,000,000), and Three Hundred Forty Million Dollars ($340,000,000) shall have been deposited in the Second Mortgage Notes Proceeds Account; (c) funds in an amount equal to Fifty Million Dollars ($50,000,000) shall have been deposited in the Completion Guaranty Deposit Account, (d) funds in an amount equal to Thirty Million Dollars ($30,000,000) shall have been deposited in the Project Liquidity Reserve Account, and (e) funds in the amount of $[                        ] [THIS AMOUNT SHOULD EQUAL THE NET PROCEEDS OF THE IPO PLUS CASH ON HAND INTENDED TO BE USED FOR THE PROJECT AS CONTEMPLATED BY THE SOURCES AND USES MINUS ISSUANCE FEES AND EXPENSES OF THE EQUITY AND THE NOTES] together with Ten Million Dollars ($10,000,000) Advanced on the Closing Date under the FF&E Facility, shall have been deposited in the Company's Funds Account.

          3.1.26    Funding of Equity.    Each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent shall have become reasonably satisfied that the amounts on deposit in the Company's Funds Account and the Project Liquidity Reserve Account have been irrevocably and unconditionally contributed to the Company and that, in addition thereto, cash or property in the amount of $[                        ] has been irrevocably and unconditionally contributed to Wynn Las Vegas and applied to the payment of Project Costs, as certified to by the Construction Consultant in the Construction Consultant's Closing Certificate.

          3.1.27    A.L.T.A. Surveys.    The Disbursement Agent and each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent shall have received A.L.T.A. surveys of the Site and the Site Easements, satisfactory in form and substance to the Title Insurer and each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent, dated no earlier than sixty (60) days prior to the Closing Date and certified to each such Person by a licensed surveyor satisfactory to each such Person, showing (a) as to the Site, the exact location and dimensions thereof, including the location of all means of access thereto and all easements relating thereto; (b) as to the Site Easements, the exact location and dimensions thereof to the extent capable of being described, including the location of all means of access thereto, and all improvements or other encroachments in or on the Site Easements; (c) the existing utility facilities servicing the Project (including water, electricity, gas, telephone, sanitary sewer and storm water distribution and detention facilities); (d) that such existing improvements do not encroach or interfere (in any manner that could reasonably be expected to have a Material Adverse Effect) with adjacent property or existing easements or other rights (whether on, above or below ground), and that there are no gaps, gores, projections, protrusions or other survey defects other than Permitted Encumbrances applicable to such real property; (e) whether the Site or any portion thereof is located in a special earthquake or flood hazard zone; and (f) that there are no other matters that could reasonably be expected to be disclosed by a survey constituting a defect in title other than the Permitted Encumbrances. The Disbursement Agent and each of the Bank Agent and Representatives of the Underwriters and the FF&E Agent shall have received an overlay to the A.L.T.A. Survey showing the proposed perimeters within which all of the foundations for the Project are to be located pursuant to the Plans and Specifications.

          3.1.28    Title Policies.    The Company shall have delivered to (a) the Bank Agent, a lender's A.L.T.A. policy of title insurance, or a commitment to issue such policy, in the amount of $1,000,000,000 and (b) the Indenture Trustee on behalf of the Second Mortgage Note Holders, a lender's A.L.T.A. policy of title insurance, or a commitment to issue such policy, in the amount of $340,000,000. Each such policy or commitment shall (i) include such endorsements as are required by the Bank Agent and the Representatives of the Underwriters, respectively, (ii) be reinsured by such reinsurance as is satisfactory to the Bank Agent and the Representatives of the Underwriters, respectively, (iii) be issued by Title Insurer in form and substance satisfactory to the Bank Agent and the Representatives of the Underwriters, respectively, and (iv) insure (or agree to insure) that:

            (a)  Wynn Las Vegas has fee simple title to the Site and the Site Easements (other than the Mortgaged Property encumbered or to be encumbered by Valvino, Wynn Resorts Holdings, Palo and Desert Inn Improvement) and a valid leasehold estate or easement interest, as the case may be, in the portions of the Site described in the Affiliate Real Estate Agreements, free and clear of liens, encumbrances and other exceptions to title except those exceptions specified on Exhibit N-1 ("Wynn Las Vegas Permitted Encumbrances");

            (b)  Valvino has fee simple title to the Phase II Land and the Phase II Land Easements, free and clear of liens, encumbrances and other exceptions to title except those exceptions specified on Exhibit N-2 ("Valvino Permitted Encumbrances");

            (c)  Wynn Resorts Holdings has fee simple title to the Golf Course Land (other than the Palo Home Site Land and the Water Utility Land encumbered or to be encumbered by Palo and Desert Inn Improvement, respectively) and Golf Course Land Easements, free and clear of liens, encumbrances and other exceptions to title except those exceptions specified on Exhibit N-3 ("Wynn Resorts Holdings Permitted Encumbrances");

            (d)  Palo has fee simple title to the Palo Home Site Land free and clear of liens, encumbrances and other exceptions to title except those exceptions specified on Exhibit N-4 (the "Palo Permitted Encumbrances");

            (e)  Desert Inn Improvement has fee simple title to the Water Utility Land, free and clear of liens, encumbrances and other exceptions to title except those exceptions specified on Exhibit N-5 ("DIIC Permitted Encumbrances"); and

            (f)    each Deed of Trust (other than the Bank DIIC Deed of Trust and the Second Mortgage Notes DIIC Deed of Trust which will be recorded after the Closing Date pursuant to Section 3.3.22) is (or will be when recorded) a valid lien on the "Trust Estate" (as defined in each Deed of Trust) entitled to the priority described therein, free and clear of all liens, encumbrances and exceptions to title whatsoever, other than (i) Wynn Las Vegas Permitted Encumbrances in the case of the Deeds of Trust executed by Wynn Las Vegas, (ii) Valvino Permitted Encumbrances in the case of the Deeds of Trust executed by Valvino, and (iii) Wynn Resorts Holdings Permitted Encumbrances in the case of the Deeds of Trust executed by Wynn Resorts Holdings; and (iv) Palo Permitted Encumbrances in the case of the Deeds of Trust executed by Palo.

          3.1.29    Commitment and Fee Letters.    The letters regarding the fees of the Bank Agent, the Disbursement Agent and the FF&E Agent, respectively, shall have been executed and delivered.

  The Company shall have complied with all of its obligations under and agreements in the Commitment Letter, the Bank Fee Letter, the Bank Agent Fee Letter, the Disbursement Agent Fee Letter, the FF&E Arrangement Fee Letter and the FF&E Agent Fee Letter then required to be complied with.

          3.1.30    Plans and Specifications.    The Company shall have delivered to the Construction Consultant Plans and Specifications in form and substance satisfactory to the Construction Consultant, as certified to in the Construction Consultant's Closing Certificate. Subject to approval of the finalized Plans and Specifications by the proper Governmental Authorities, such Plans and Specifications shall constitute Final Plans and Specifications.

          3.1.31    Corporation and Capital Structure; Management.    The corporate organization structure, capital structure and ownership of the Project Credit Support Providers, the Company and its Subsidiaries shall be satisfactory to each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent. The management structure of the Company and its Subsidiaries shall be satisfactory to each of the Bank Agent, the Representatives of the Underwriters, and the FF&E Agent, and each such Person shall have received copies of, and shall be satisfied with the form and substance of, any and all employment contracts with senior management of the Company.

          3.1.32    Real Estate Appraisals.    Each of the Bank Agent, the Representatives of the Underwriters, the FF&E Agent and the Disbursement Agent shall have received a FIRREA appraisal of the Site from an independent real estate appraiser reasonably satisfactory to the Bank Agent, the Representatives of the Underwriters and the FF&E Agent, in form, scope and substance satisfactory to each such Person, satisfying the requirements of any applicable laws and regulations and demonstrating a value of the Project of not less than $2.5 billion upon Completion.

          3.1.33    Environmental Reports.    Each of the Bank Agent, the Representatives of the Underwriters, the FF&E Agent and the Disbursement Agent shall have received the Phase I environmental assessment for the Site and the Site Easements dated August 14, 2002 (the "Phase I Report"), the Phase II Environmental Site Assessment for the Golf Course Land and the Golf Course Land Easements (the "Phase II Report") conducted by Terracon and dated September 11, 2002 and that certain reliance letter from Terracon dated October [    ], 2002.

          3.1.34    No Work at Site.    The Company shall not have commenced, and shall not have permitted any Contractor or Subcontractor or any other Person to commence, any "work of improvement" as defined in Nevada Revised Statutes Section 108.221 on the Mortgaged Property.

          3.1.35    Proceeds.    The Company shall be in compliance with Sections 5.1.1 and 5.9, and no demands for funds shall be outstanding under Sections 5.9.1 or 5.9.2.

          3.1.36    In Balance Requirement.    The Project shall be In Balance.

          3.1.37    No Restrictions.    No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any of the Bank Lenders from making the Advances to be made by them on the Closing Date.

          3.1.38    Violation of Certain Regulations.    The making of the requested Advance shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

          3.1.39    Due Diligence.    Each of the Bank Lenders and the FF&E Lenders shall have completed its due diligence review of each Loan Party and each Project Credit Support Provider and their respective affiliates and operations, and shall be satisfied with the results thereof.

          3.1.40    Acceptable Rating.    On or before the Closing Date, the Company shall have obtained and maintained a rating accorded the Company's long term, senior unsecured debt securities by a "nationally recognized statistical rating organization" (as such term is defined the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended) that is satisfactory to the Bank Lenders, the Representatives of the Underwriters and the FF&E Agent.

          3.1.41    Aircraft Refinancing.    The FF&E Agent shall have confirmed that the conditions precedent set forth in Sections 4.1 of the FF&E Facility Agreement shall have been satisfied.

          3.1.42    Notices of Pledges of Water Permits.    Valvino shall have executed duplicate original notices of pledge in form and substance satisfactory to the Bank Agent and the Representatives of the Underwriters describing Nevada Permit to Appropriate Nos. 60164 (certificate no. 15447) and 60165 (certificate no. 15448) and such notices of pledge shall have been completed and delivered to the Disbursement Agent. The Company hereby authorizes the Disbursement Agent to complete the recording information from each Deed of Trust signed by Valvino) and to file them with the Nevada State Engineer promptly after recordation of such Deeds of Trust, together with a Report of Conveyance and Abstract of Title for each permit.

          3.1.43    Other Documents.    The Disbursement Agent and each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent shall have received such other documents and evidence as are customary for transactions of this type as each such Person may reasonably request in connection with the transactions contemplated hereby.

[OTHER CONDITIONS TO COME BASED ON DUE DILIGENCE]

        3.2    Conditions Precedent to Advances from Company's Funds Account Prior to Initial Disbursement from Second Mortgage Notes Proceeds Account.    Prior to the initial disbursement of funds from the Second Mortgage Notes Proceeds Account pursuant to Section 2.5.2 and Section 3.3, the obligation of the Disbursement Agent to make Advances hereunder from the Company's Funds Account is subject to the prior satisfaction of each of the conditions precedent set forth in Sections 3.3.1, 3.3.2, 3.3.3, 3.3.5, 3.3.6, 3.3.7, 3.3.9, 3.3.10, 3.3.11, 3.3.12, 3.3.14, 3.3.16 and 3.3.18. The parties hereto, however, agree that the purpose of the foregoing conditions precedent is to enable the Secured Parties and the Construction Consultant to track the progress of the Project so as to be in a position to determine, at such time as the Company requests an Advance pursuant to Section 3.3, whether the conditions set forth therein have been satisfied. Accordingly, upon the request of the Company at any time prior to initial disbursement of funds from the Second Mortgage Notes Proceeds Account, the Disbursement Agent shall release funds from the Company's Funds Account notwithstanding the failure to satisfy any of the above-enumerated conditions precedent (other than Sections 3.3.5 and 3.3.16 (provided that notwithstanding any other items required to be set forth in an Advance Request, the Advance Request submitted by the Company needs only include the date of the requested Advance from the Company's Funds Account, the amount of such Advance, the payees and/or Accounts to which such Advance shall be paid and/or transferred and a certification to the effect that the condition set forth in Section 3.3.16 is satisfied). The Company acknowledges, however, that any inability on its part to satisfy the conditions set forth in this Section 3.2 may be an early indication that, at such time as the Company requests an Advance in accordance with Section 3.3, it may not be able to satisfy the conditions set forth therein. Further, in the event funds are disbursed to the Company from the Company's Funds Account without satisfying the conditions set forth in this Section 3.2, any funds so released and expended may not be taken into consideration for purposes of Sections 3.3.18 and/or 3.3.24. The Company acknowledges and agrees that, regardless of the amounts of funds expended by the Company in furtherance of the Project, no funds shall be advanced by the Bank Lenders or the FF&E Lenders (other than the initial Advance of $38,500,000 to be made on the Closing Date) or disbursed from the Second Mortgage

Notes Proceeds Account unless all of the conditions set forth in Section 3.3 hereof have been satisfied or waived.

        3.3    Conditions Precedent to Advances.    The obligation (a) of the Bank Lenders to make Advances of Loans by depositing funds in the Collection Account, by transferring funds from the Bank Proceeds Account to the Collection Account or by issuing a Letter of Credit, (b) of the Indenture Trustee to make Advances by releasing funds from the Second Mortgage Notes Proceeds Account hereunder, (c) of the FF&E Lenders to make Advances of Loans (other than the initial Advance of $38,500,000 under the FF&E Facility on the Closing Date) by depositing funds in the Collection Account, by transferring funds from the FF&E Proceeds Account to the Collection Account or by advancing funds towards the acquisition of any replacement Aircraft and (d) of the Disbursement Agent to make Advances hereunder from the Company's Funds Account after the initial disbursement of funds from the Second Mortgage Notes Proceeds Account are subject to the prior satisfaction of each of the following conditions precedent in form and substance reasonably satisfactory to the Disbursement Agent in its reasonable discretion:

          3.3.1    Certain Operative Documents.    Each Material Project Document and each Financing Agreement shall be in full force and effect, without amendment since the respective date of its execution and delivery, and in a form which was provided to the Bank Agent, the Representatives of the Underwriters and the FF&E Agent prior to the Closing Date except, (a) for amendments to Material Project Documents not prohibited by Section 6.1 hereof or the Bank Credit Agreement, the Second Mortgage Notes Indenture or the FF&E Facility Agreement, (b) to the extent the Company has entered into a replacement Material Project Document to the extent permitted by Section 7.1.9 or if pursuant to such Section the Company is not required to enter into a replacement Material Project Document, and each certificate delivered by the Company with respect to any such document shall be true and correct in all material respects, as certified by the Company in the relevant Advance Request and (c) amendments to the Financing Agreements to the extent permitted under the Facility Agreements. Each of the Loan Parties shall have complied with all of its obligations under and agreements in each Financing Agreement (to the extent then due and required to be complied with). The Disbursement Agent shall be entitled to rely on the certification by the Company in the relevant Advance Request or, if applicable, in the Company's Opening Date Certificate or Completion Certificate, determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

          3.3.2    Representations and Warranties.    Each representation and warranty of (a) each Loan Party set forth in Article 4 hereof or in any of the other Financing Agreements or each Material Project Document shall be true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date), and (b) to the Company's knowledge, each Major Project Participant (other than any Loan Party) set forth in any of the Material Project Documents shall be true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date) unless the failure of any such representation and warranty referred to in this clause (b) to be true and correct could not reasonably be expected to have a Material Adverse Effect, in each case, as certified by the Company in the relevant Advance Request. The Disbursement Agent shall be entitled to rely on the certification by the Company in the relevant Advance Request or, if applicable, in the Company's Opening Date Certificate or Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

          3.3.3    Events of Default.    No Event of Default or Potential Event of Default shall have occurred and be continuing or could reasonably be expected to result from such Advance, as certified by the Company in the relevant Advance Request. The Disbursement Agent shall be entitled to rely on the certification by the Company in the relevant Advance Request or, if applicable, in the Company's Opening Date Certificate or Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall (a) have received notice from any Funding Agent that an Event of Default or Potential Event of Default has occurred or (b) otherwise shall have acquired actual knowledge that the Company's certification is inaccurate.

          3.3.4    Notice of Advance Request.    The Disbursement Agent shall have received and shall have been notified that the Funding Agents have received a preliminary Notice of Advance Request in accordance with Section 2.4.1(c) and a final Notice of Advance Request in accordance with Section 2.4.2(b) with respect to the requested Advance.

          3.3.5    Advance Request and Certificate.    The Company shall have delivered to the Disbursement Agent, the Construction Consultant and the Project Architect a preliminary Advance Request for the requested Advance in accordance with Section 2.4.1(a) and a final executed Advance Request for the requested Advance in accordance with Section 2.4.2(a), in each case, with the Required Contractor Advance Certificates and all other attachments, exhibits and certificates required by Sections 2.4.1(a) or 2.4.1(b), as the case may be. Such Advance Request shall request an Advance in an amount sufficient to pay all amounts due and payable for work performed on the Project through the last day of the period covered by such Advance Request. The Disbursement Agent shall have reviewed and evaluated the same as provided in Section 2.4.3(a) and, subject to Section 2.4.3(a)(ii), shall not have become aware of any material error, inaccuracy, misstatement or omission of fact in an Advance Request or an attachment, exhibit or certificate attached thereto or information provided by the Company upon the request of the Disbursement Agent.

          3.3.6    Consultant's Certificates.

            (a)  Delivery to the Disbursement Agent of the Construction Consultant's certificate with respect to the requested Advance as and when required by Section 2.4.2(c), in the form of Exhibit C-2, approving (subject to the proviso in Section 2.4.2(c)) the corresponding Advance Request.

            (b)  Delivery to the Disbursement Agent of the Project Architect's certificate with respect to the requested Advance as and when required by Section 2.4.2(d), in the form of Exhibit C-3.

          3.3.7    Liens.    The Company shall have delivered or caused to be delivered to the Disbursement Agent an updated lien release summary chart in the form of Appendix VIII to the Company's Advance Request and the following releases:

            (a)    Unconditional Releases.    Duly executed acknowledgments of payments and unconditional releases of mechanics' and materialmen's liens in the form of Exhibit Y-1 from the Contractors and Subcontractors listed in clauses (i) and (ii) below for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Project through the last day covered by the immediately preceding Advance Request, except for such work, services and materials the payment for which does not exceed, in the aggregate $10,000,000 and is being disputed in good faith, so long as (1) such proceedings shall not involve any substantial danger of the sale, forfeiture or loss of the Project, or any Mortgaged Property, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the Project or any Mortgaged

    Property and (2) adequate cash reserves have been provided therefor through an allocation in the Anticipated Cost Report. The Persons required to provide such lien releases are:

                (i)  The Prime Contractor and each of its first tier trade subcontractors and materialmen under the Prime Construction Contract; and

              (ii)  (A) Each Contractor party to a "fixed price" contract and (B) each other Contractor and each of its first tier trade subcontractors and materialmen, in each case with a value or contract price in excess of $100,000 (or with respect to suppliers and vendors who are located outside the United States and do not provide labor at the Site, $200,000).

            (b)    Conditional Releases.    Duly executed acknowledgments of payments and releases of mechanics' and materialmen's liens in the form of Exhibit Y-2 from the Contractors and Subcontractors listed in clauses (i) and (ii) below for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Project from the last day covered by the immediately preceding Advance Request through the last day covered by the current Advance Request except for such work, services and materials the payment for which does not exceed, in the aggregate $10,000,000 and is being disputed in good faith, so long as (1) such proceedings shall not involve any substantial danger of the sale, forfeiture of loss or the Project or any Mortgaged Property, as the case may be, title thereto or any interest therein and shall not interfere in any material respect with the Project or any Mortgaged Property and (2) adequate cash reserves have been provided therefor through an allocation in the Anticipated Cost Report. The Persons required to provide such lien releases are:

                (i)  The Prime Contractor and each of its first tier trade subcontractors and materialmen under the Prime Construction Contract;

              (ii)  (A) Each Contractor party to a "fixed price" contract and (B) each other Contractor and each of its first tier trade subcontractors and materialmen, in each case with a value or contract price in excess of $100,000 (or, with respect to suppliers and vendors who are located outside the United States and do not provide labor at the Site, $200,000).

          Notwithstanding the foregoing, if the Company or any Contractor does not obtain any of the foregoing waivers and releases of liens required under clauses (a) or (b) above (collectively, "Outstanding Releases"), then instead of delivering such Outstanding Releases and as a condition to any progress or other payment from the proceeds of the requested Advance, the Company may obtain and provide to the Disbursement Agent from the Title Insurer bonds or endorsements to the title insurance policies insuring the lien free status of the work and the Mortgaged Property; provided, however, that at no time shall the aggregate of all Outstanding Releases represent work with an aggregate value in excess of $2,000,000.

          The Disbursement Agent may rely on the certification by the Company and the Construction Consultant set forth in their respective certificates relating to the requested Advance in determining that all Contractors and Subcontractors required to deliver lien releases pursuant to clauses (a) and (b) above have delivered the same unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

          3.3.8    Title Policy Endorsement.    The Disbursement Agent shall have received a commitment from the Title Insurer, attached to the Advance Request, evidencing the Title Insurer's unconditional commitment to issue an endorsement to each of the Bank Agent's and the Indenture Trustee's Title Policy in the form of a 122 CLTA Endorsement insuring the continuing priority of the Lien of each Deed of Trust as security for the requested Advance and confirming and/or insuring that (i) since the previous disbursement from the Disbursement Account, there has been no change in the condition of title unless permitted by the Financing Agreements, and (ii) there are no intervening liens or encumbrances which may then or thereafter take priority over the respective Liens of the Deeds of Trust other than Permitted Encumbrances and such intervening liens or encumbrances securing amounts the payment of which is being disputed in good faith by the Company, so long as the Disbursement Agent has received confirmation from the applicable Funding Agents that the Title Insurer has delivered to such Funding Agents any endorsement to the respective Title Policies required or desirable to assure against loss to the Project Secured Parties due to the priority of such lien or encumbrance.

          3.3.9    Permits.    The Company shall have certified (and, as set forth in the Construction Consultant's certificate related to the requested Advance, the Construction Consultant shall not have become aware of any inaccuracies in the Company's certification) that:

            (a)  Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each of the Loan Parties has obtained and holds all Permits described in Exhibit M as required as of the date this representation is deemed made, (ii) all such Permits are in full force and effect and each of the Loan Parties has performed and observed all requirements of such Permits to the extent required to be performed by the date this representation is deemed made, (iii) no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, revocation, modification, suspension or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are burdensome to any of the Loan Parties, or to the operation of the business of any such Loan Party or any property owned, leased or otherwise operated by such Person, (v) the Company has no knowledge that any Governmental Authority is considering limiting, modifying, suspending, revoking or renewing on burdensome terms any such Permit, and (vi) each of the Loan Parties reasonably believes that each such Permit will be timely renewed and complied with, without undue expense or delay;

            (b)  with respect to any of the Permits described in Exhibit M as not yet required to be obtained (other than the gaming license), (i) each such Permit is of a type that is routinely granted on application and compliance with the conditions for issuance and (ii) no facts or circumstances exist which indicate that any such Permit will not be timely obtainable without undue expense or delay by the Company or the applicable Person, respectively, prior to the time that it becomes required; and

            (c)  the Buy-Sell Agreement is in full force and effect.

          3.3.10    Additional Documents.    With respect to any Material Project Documents entered into or obtained, transferred or required (whether because of the status of the construction or operation of the Project or otherwise) since the date of the most recent Advance, (a) if such Material Project Document constitutes a Contract, there shall be an Additional Contract Certificate delivered by the Company to the Disbursement Agent, the Funding Agents and the Construction Consultant in accordance with Section 6.1 and redelivery of such matters as are described in Section 3.1.1, Section 3.1.4 and, if requested by any Funding Agent or the Disbursement Agent, Section 3.1.8, in each case, to the extent not previously addressed and (b) if such Material Project Document does not constitute a Contract the Bank Agent shall have confirmed that the Company has complied with the requirements of Section 7.23 of the Bank Credit Agreement. The Disbursement Agent may rely upon the certification of the Company set forth in the relevant Advance Request or, if applicable, the Company's Opening Date Certificate or Completion Certificate in determining whether an Additional Project Document has been entered into since the date of the most recent Advance under the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

          3.3.11    Plans and Specifications.    The Disbursement Agent and the Construction Consultant shall have received copies of all Plans and Specifications which, as of the date of the requested Advance Date, constitute Final Plans and Specifications to the extent not theretofore delivered. The Disbursement Agent may rely upon the certification of the Company set forth in the relevant Advance Request or, if applicable, in the Company's Opening Date Certificate or Completion Certificate, in order to establish satisfaction of this condition unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

          3.3.12    Proceeds.    The Company shall be in compliance with Sections 5.1.1 and 5.9, and no demands for funds shall be outstanding under Sections 5.9.1 or 5.9.2.

          3.3.13    Fees and Expenses.    The Company shall have paid or arranged for payment out of the requested Advance of all fees, expenses and other charges then due and payable by it under this Agreement, the other Financing Agreements, the Bank Agent Fee Letter, the Disbursement Agent Fee Letter, the FF&E Agent Fee Letter or under any agreements between the Company and any of the Independent Consultants. The Disbursement Agent shall be entitled to rely upon the certification of the Company in the relevant Advance Request or, if applicable, in the Company's Opening Date Certificate or Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

          3.3.14    Insurance.    Insurance complying in all material respects with the requirements of Section 5.20 shall be in place and in full force and effect. The Disbursement Agent shall be entitled to rely upon the certification of the Company in the relevant Advance Request or, if applicable, in the Company's Opening Date Certificate or Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

          3.3.15    As-Built Survey.    At the time of the first Advance Request occurring after completion of the foundation work for each phase of the Project, the Company shall cause an updated as-built survey to be delivered to the Construction Consultant and the Disbursement Agent satisfactory in form and substance to the Title Insurer and each Funding Agent and otherwise complying with the requirements of clauses (a) through (f) of Section 3.1.27. The Disbursement Agent shall be entitled to rely upon the certification of the Company in the relevant Advance Request or, if applicable, in the Company's Opening Date Certificate or Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

          3.3.16    Project Security.    All of the Security Documents shall continue to be in full force and effect and all actions necessary or desirable (including all filings) in the reasonable opinion of the Funding Agents party thereto to perfect the security interests granted therein as a valid security interest over the Project Security thereunder having the priority contemplated therefor by this Agreement and the Security Documents shall have been taken or made. All property, rights and assets required for the Project shall be free and clear of all encumbrances except for Permitted Liens. The Disbursement Agent shall be entitled to rely upon the certification of the Company in the relevant Advance Request or, if applicable, in the Company's Opening Date Certificate or Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

          3.3.17    Litigation.    Except as set forth on Exhibit R-1 on the Closing Date, no action, suit, proceeding or investigation of any kind shall have been instituted or, to the Company's knowledge, pending or threatened, including actions or proceedings of or before any Governmental Authority, to which any Loan Party, the Project or, to the knowledge of the Company, any Major Project Participant (other than any Loan Party), is a party or is subject, or by which any of them or any of their properties or the Project are bound that could reasonably be expected to have a Material Adverse Effect nor is the Company aware of any reasonable basis for any such action, suit, proceeding or investigation and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding if the same could reasonably be expected to have a Material Adverse Effect. The Disbursement Agent shall be entitled to rely upon the certification of the Company in the relevant Advance Request or, if applicable, in the Company's Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

          3.3.18    In Balance Requirement.    The Project shall be In Balance.

          3.3.19    No Restriction.    No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any of the Bank Lenders, the FF&E Lenders or the Indenture Trustee from making the Advances to be made by it on the requested Advance Date. The Disbursement Agent shall be entitled to rely upon a certification of the Company in the relevant Advance Request or, if applicable, in the Company's Opening Date Certificate or Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

          3.3.20    Violation of Certain Regulations.    The making of the requested Advance shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System. The Disbursement Agent shall be entitled to rely upon the certification of the Company in the relevant Advance Request or, if applicable, in the Company's Opening Date Certificate or Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

          3.3.21    Material Adverse Effect.    Since [December 31, 2001], there shall not have occurred any change in the Project Budget, in the economics or feasibility of constructing and/or operating the Project, or in the financial condition, business or property of the Loan Parties, any of which could reasonably be expected to have a Material Adverse Effect. Neither the Bank Lenders nor the FF&E Lenders shall have become aware after the date hereof of any information or other matter affecting any Loan Party, any Project Credit Support Provider, the Project or the transactions contemplated hereby that is inconsistent in a material and adverse manner with any such information or other matter disclosed to the Bank Lenders or the FF&E Lenders. The Disbursement Agent shall be entitled to rely on the certification by the Company in the relevant Advance Request or, if applicable, in the Company's Opening Date Certificate or Completion Certificate, in determining that this condition has been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

          3.3.22    Water Rights.    There shall be in place arrangements reasonably satisfactory to the Bank Lenders and the FF&E Lenders ensuring that the Company will have the benefit of the necessary water rights to develop and operate the Project as contemplated in the Financing Agreements. Specifically, the following conditions shall have been satisfied:

            (a)  the Required Minimum Contingency shall have been increased by $5,000,000 as provided in the proviso to the definition of "Required Minimum Contingency"; or

            (b)  the following conditions shall have been satisfied:

                (i)  The Company shall have delivered to the Bank Agent and the Indenture Trustee a copy of an order issued by the PUC approving the Bank DIIC Deed of Trust and the Second Mortgage Notes DIIC Deed of Trust;

              (ii)  After receipt of the order of the PUC approving the Bank DIIC Deed of Trust and the Second Mortgage Notes DIIC Deed of Trust described in clause (i) above, Desert Inn Improvement shall have executed the Bank DIIC Deed of Trust and the Second Mortgage Notes DIIC Deed of Trust;

              (iii)  (A) The Title Insurer shall have delivered to the Bank Agent evidence in form and substance satisfactory to the Bank Agent that the lender's A.L.T.A. policy of title insurance issued for the benefit of the Bank Lenders on the Closing Date also insures Desert Inn Improvement has fee simple title to the Water Utility Land, free and clear of liens, encumbrances and other exceptions to title except DIIC Permitted Encumbrances and the Bank DIIC Deed of Trust is (or will be when recorded) a valid lien on the "Trust Estate" (as defined in such Deed of Trust) entitled to the priority described therein, free and clear of all liens, encumbrances and exceptions to title whatsoever, other than DIIC Permitted Encumbrances and (B) the Title Insurer shall have delivered to the Indenture Trustee evidence in form and substance substantially similar to the evidence delivered to the Bank Agent under clause (A) above that the lender's A.L.T.A. policy of title insurance issued for the benefit of the Second Mortgage Note Holders on the Closing Date also insures Desert Inn Improvement has fee simple title to the Water Utility Land, free and clear of liens, encumbrances and other exceptions to title except DIIC Permitted Encumbrances and the Second Mortgage Notes DIIC Deed of Trust is (or will be when recorded) a valid lien on the "Trust Estate" (as defined in such Deed of Trust) entitled to the priority described therein, free and clear of all liens, encumbrances and exceptions to title whatsoever, other than DIIC Permitted Encumbrances; and

              (iv)  Desert Inn Improvement shall have executed duplicate original notices of pledge substantially similar to the notice of pledge delivered by Valvino pursuant to Section 3.1.42 or otherwise in form and substance satisfactory to the Bank Agent describing Nevada Permit to Appropriate Nos. 13393 (certificate no. 4731), 16938 (certificate no. 4765), 16939 (certificate no. 4766), 24558 (certificate no. 7828), 24560 (certificate no. 7827), 24561 (certificate no. 7829), and 25223 (certificate no. 7830) and such notices of pledge shall have been completed and delivered to the Disbursement Agent. The Company hereby authorizes the Disbursement Agent to complete the recording information from the Bank DIIC Deed of Trust and the Second Mortgage Notes DIIC Deed of Trust) and to file them with the Nevada State Engineer promptly after recordation of such Deeds of Trust, together with a Report of Conveyance and Abstract of Title for each permit.

The Disbursement Agent shall be entitled to rely on the certification by the Company in the relevant Advance Request or, if applicable, in the Company's Opening Date Certificate or Completion Certificate, in determining that the conditions set forth in this Section have been satisfied unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

          3.3.23    Subcontracts.

            (a)  Solely with respect to the initial Advance of funds from the Second Mortgage Notes Proceeds Account, (i) the Prime Contractor shall have entered into Subcontracts in respect of seventy percent (70%) of the guaranteed maximum price under the Prime Construction Contract and (ii) the Company shall have executed guaranteed maximum price Contracts in respect of fifty percent (50%) of the total costs reflected in the Project Budget for the "Interior Furnishings/Signage/Electronic Systems," "Miscellaneous Capital Projects," "Golf Course Construction," and Parking Garage" Line Item Categories and copies of all such Subcontracts and Contracts shall have been delivered to the Construction Consultant. The Company shall have certified in the Company's Advance Certificate that such Subcontracts and Contracts are consistent with the Project Budget, the Project Schedule and the Plans and Specifications.

            (b)  Solely with respect to the initial Advance of funds from the Bank Credit Facility, (i) the Prime Contractor shall have entered into Subcontracts in respect of ninety percent (90%) of the guaranteed maximum price under the Prime Construction Contract and (ii) the Company shall have executed guaranteed maximum price Contracts in respect of seventy percent (70%) of the total costs reflected in the Project Budget for the "Interior Furnishings/Signage/Electronic Systems," "Miscellaneous Capital Projects," "Golf Course Construction," and Parking Garage" Line Item Categories; and copies of all such Subcontracts and Contracts shall have been delivered to the Construction Consultant. The Company shall have certified in the Company's Advance Certificate that such Subcontracts and Contracts are consistent with the Project Budget, the Project Schedule and the Plans and Specifications.

            (c)  The Company shall have delivered a copy of (i) each Contract with a value or contract price in excess of $500,000, (ii) each Subcontract entered into by the Prime Contractor with a value or contract price in excess of $500,000, and (iii) each Subcontract with a value or contract price in excess of $500,000 entered into by any other Contractor who is not party to a fixed price Contract, and (iv) a copy of any Payment and Performance Bond required pursuant to Section 5.14 hereof to the Disbursement Agent, the Construction Consultant and Bank Agent promptly after mutual execution and delivery thereof.

          3.3.24    Funding of Equity.    Solely with respect to the initial Advance of funds from the Second Mortgage Notes Proceeds Account, the Construction Consultant has certified that cash or property in the amount of $ [                        ] has been applied to the payment of Project Costs, as set forth in the Construction Consultant's Advance Certificate.

          3.3.25    Updated Consultant Certificates and Reports.    Solely with respect to the initial Advance of funds from the Second Mortgage Notes Proceeds Account, each of the Bank Agent, the Representatives of the Underwriters, the FF&E Agent and the Disbursement Agent shall have received an updated Construction Consultant's Report in form and substance satisfactory to each such Person which will address (i) construction progress for the period from the Closing Date through the initial Advance from the Second Mortgage Notes Proceeds Account and (ii) the Plans and Specifications that have been completed through such period.

          3.3.26    Unincorporated Materials.    Delivery to the Disbursement Agent and the Construction Consultant of a written inventory in the form of Appendix X to the Company's Advance Request identifying all materials, machinery, fixtures, furniture, equipment or other items purchased or manufactured for incorporation into the Project but which, at the time of the Advance Request, (i) are not located at the Site and for which the Company has paid all or a portion of the purchase price, or (ii) are located at the Site but are not expected to be incorporated into the Project within thirty (30) days after such Advance Request (such materials, specifically excluding live plants, the "Unincorporated Materials") and including the value thereof, together with evidence reasonably satisfactory to the Construction Consultant and the Disbursement Agent that the following conditions have been satisfied with respect to such Unincorporated Materials:

            (a)  all Unincorporated Materials for which full payment has previously been made or is being made with the proceeds of the Advance to be disbursed are, or will be, upon full payment owned by the Company, as evidenced by the bills of sale, certificates of title or other evidence reasonably satisfactory to the Construction Consultant, and all lien rights or claims of the supplier has been or will be released simultaneously with such full payment and all amounts, if any, required to be paid to the supplier thereof with respect to the installation of such Unincorporated Materials (including any Retainage Amounts);

            (b)  the Company believes that the Unincorporated Materials consist of fabricated or unfabricated components that conform to the Final Plans and Specifications and that will be ready for incorporation into the Project upon delivery thereof;

            (c)  all Unincorporated Materials are properly inventoried, securely stored, protected against theft and damage at the Site or at such other location which has been specifically identified by its complete address to the Construction Consultant and the Disbursement Agent (or if the Company cannot provide the complete address of the current storage location, the Company shall list the name and complete address of the applicable contracting party supplying or manufacturing such Unincorporated Materials);

            (d)  With respect to any Unincorporated Materials as to which deposit or other partial payments have been made or will be made out of the requested Advance (but which have not been and will not be fully paid after giving effect to the requested Advance), (i) the Project Secured Parties have, or will have upon payment with the proceeds of the requested Advance, a perfected security interest in the Unincorporated Materials comprising portions of either the Resort Component or the FF&E Component and/or Contract therefor, and (ii) the FF&E Secured Parties have, or will have upon payment with the proceeds of the requested Advance, a perfected security interest in the Unincorporated Materials comprising portions of the FF&E Component and/or any Contract therefor; in each case, with the priority therein contemplated by the Security Documents (and with respect to Unincorporated Materials not stored at the Site with a value in excess of $5,000,000 (excluding items located outside of the United States or in transit from jurisdictions outside of the United States) or any Contracts in excess of $5,000,000, the Company shall have executed and delivered to the Disbursement Agent such additional security documents (including, without limitation, financing statements, security agreements, collateral access agreements, consents of manufacturers, vendors, warehousemen and bailees) required by the laws of any jurisdiction necessary to grant the Secured Parties such security interest in such Unincorporated Materials);

            (e)  are insured against casualty, loss and theft for an amount equal to their replacement costs in accordance with Section 5.20;

            (f)    the value of Unincorporated Materials located at the Site but not expected to be incorporated into the Project within the ensuing calendar month at any time is not more than $10,000,000;

            (g)  the amounts paid by the Company in respect of Unincorporated Materials not at the Site at any one time is not more than $20,000,000;

            (h)  the amount of contract deposits for Unincorporated Materials at any one time is not more than $30,000,000;

            (i)    the Construction Consultant shall have confirmed the accuracy of the certification required in subparagraph (c) above, and in connection therewith the Construction Consultant may, but shall not be required to, visit the site of and inspect the Unincorporated Materials at the Company's expense; and

            (j)    The Disbursement Agent and the Construction Consultant, at the request of the Company, may from time to time mutually agree to increase the thresholds set forth in Sections 3.3.26(f), (g) and (h) above.

          3.3.27    Cash Management Account.    With respect to an Advance Request which requests that funds be deposited in the Soft Costs Cash Management Sub-Account or the Hard Costs Cash Management Sub-Account, the Company shall have substantiated (a) to the Construction Consultant's satisfaction (as set forth in the Construction Consultant's Advance Certificate), in the manner contemplated by the Advance Request, that the amounts previously drawn by the Company from the Hard Costs Cash Management Sub-Account have been used to pay Hard Costs in accordance with the Project Budget and (b) to the Disbursement Agent's satisfaction, in the manner contemplated by the Advance Request, that amounts previously drawn by the Company from the Soft Costs Cash Management Sub-Account have been used to pay Soft Costs in accordance with the Project Budget. After giving effect to the requested Advance, the balance in the Soft Costs Cash Management Sub-Account will not exceed $3,000,000 and the Hard Costs Cash Management Sub-Account will not exceed $1,000,000 in each case, unless approved by the Disbursement Agent in accordance with Section 2.3.5.

          3.3.28    Company's Payment Account.    With respect to an Advance Request which requests that funds be deposited in the Company's Payment Account, the Company shall have substantiated to the Construction Consultant's satisfaction (as set forth in the Construction Consultant's Advance Certificate), in the manner contemplated by the Advance Request, that the amounts previously drawn by the Company from such Account have been used to pay Project Costs in the amounts specified in the previous Advance Requests.

          3.3.29    FF&E Component.    At the time of any Advance Request for payment of Project Costs with respect to the FF&E Component, the Company shall have specified in such Advance Request the items of Eligible FF&E Equipment that comprise the portion of the FF&E Component for which payment is requested in such Advance Request and the FF&E Lenders shall have approved (or deemed to have approved) such Eligible FF&E Equipment in accordance with Section 2.4.1(e).

          3.3.30    Suspension of Performance.    Construction of the Project is proceeding in accordance with the Project Schedule and the Final Plans and Specifications and no Major Project Participant or first tier Subcontractor under the Prime Construction Contract has suspended performance or otherwise repudiated its obligation to perform any duty or obligation under its respective Material Project Document or Subcontract. The Disbursement Agent may rely upon the certification of the Company set forth in the relevant Advance Request, or if applicable, in the Company's Opening Date Certificate or Completion Certificate, in order to establish satisfaction of this condition unless the Disbursement Agent shall have actual knowledge that the Company's certification is inaccurate.

          3.3.31    [OTHER CONDITIONS TO COME BASED ON DUE DILIGENCE]

          3.3.32    Other Documents.    The Disbursement Agent and each of the Bank Agent, the Representatives of the Underwriters and the FF&E Agent shall have received such other documents and evidence as are customary for transactions of this type as each such Person may reasonably request in connection with the transactions contemplated hereby.

        3.4    No Waiver or Estoppel.

          3.4.1    The occurrence of Closing Date and making of any Advance hereunder shall not preclude any Funding Agent from later asserting that (and enforcing any remedies it may have if) any representation, warranty or certification made or deemed made by the Company in connection with such Advance was not true and accurate when made. No course of dealing or waiver by any Funding Agent or Secured Party in connection with any condition precedent to any Advance under this Agreement or any Facility Agreement shall impair any right, power or remedy of any such Funding Agent or Secured Party with respect to any other condition precedent, or be construed to be a waiver thereof; nor shall the action of any Funding Agent or Secured Party in respect of any Advance affect or impair any right, power or remedy of any Funding Agent or Secured Party in respect of any other Advance.

          3.4.2    Unless otherwise notified to the Company by a Funding Agent or Secured Party and without prejudice to the generality of Section 3.4.1, the right of any Funding Agent or Secured Party to require compliance with any condition under this Agreement or its respective Facility Agreement which may be waived by such Funding Agent or Secured Party in respect of any Advance is expressly preserved for the purpose of any subsequent Advance.

        3.5    Waiver of Conditions.

          From the initial funding of the Second Mortgage Notes through Exhaustion of the amounts on deposit in the Second Mortgage Notes Proceeds Account, the Indenture Trustee (acting under the Second Mortgage Notes Indenture) shall be entitled to waive the conditions precedent under Sections 3.2 and 3.3 of this Agreement with respect to Advances from the Second Mortgage Notes Proceeds Account and the Company's Funds Account without Bank Agent's or the FF&E Agent's consent. After Exhaustion of the amounts on deposit in the Second Mortgage Notes Proceeds Account, Bank Agent (acting under the Bank Credit Agreement) shall be entitled to waive the conditions precedent under Section 3.3 with respect to Advances under the Bank Credit Facility and from the Company's Funds Account without the Indenture Trustee's or the FF&E Agent's consent. The FF&E Agent (acting under the FF&E Facility Agreement) shall at all times be entitled to waive the conditions precedent under Section 3.3 with respect to Advances under the FF&E Facility without the Bank Agent's or the Indenture Trustee's consent.

ARTICLE 4.
—REPRESENTATIONS AND WARRANTIES

        The Company makes all of the following representations and warranties to and in favor of the Funding Agents, the Lenders and the Disbursement Agent as of the Closing Date and the date of each Advance, except as such representations relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date). All of these representations and warranties shall survive the Closing Date and the Advances until, with respect to each Funding Agent and the Lenders, the Obligations under such Funding Agent's and Lenders' respective Facilities have been repaid in full in immediately available funds and their respective Facility Agreements and the other respective Financing Agreements and the commitments thereunder have terminated.

        4.1    Organization.    Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or limited liability company power and authority to carry on its business as now conducted and (i) to own or hold under lease and operate the properties it purports to own or hold under lease, (ii) to carry on its business as now being conducted and as now proposed to be conducted in respect of the Project, (iii) to incur Indebtedness and create a Lien on its property, and (iv) to execute, deliver and perform under each of the Operative Documents to which it is a party.

        4.2    Authorization; No Conflict.    Each of the Loan Parties has taken all necessary corporate or limited liability company action, as the case may be, to authorize the execution, delivery and performance of the Financing Agreements and the other Operative Documents to which it is a party, and neither the execution, delivery or performance thereof nor the consummation of the transactions contemplated thereby by each such Loan Party, (a) does or will contravene the formation documents or any other Legal Requirement then applicable to or binding on each such Loan Party, (b) does or will contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of such Loan Party's properties or under any security or agreement or instrument to which such Loan Party is a party or by which it or any of its respective properties may be bound, except for Permitted Liens or (c) does or will require the consent or approval of any Person other than as set forth on Schedule 4.2 or listed on Exhibit M.

        4.3    Legality, Validity and Enforceability.    Each of the Operative Documents to which the Loan Parties are a party is a legal, valid and binding obligation of each such Loan Party, as the case may be, enforceable against the Loan Parties, as the case may be, in accordance with its terms, subject only to bankruptcy and similar laws and principles of equity. None of the Operative Documents to which the Loan Parties are a party has been amended or modified except in accordance with this Agreement.

        4.4    Compliance with Law, Permits and Operative Documents.    Each Loan Party is in compliance with all Legal Requirements (including all Environmental Laws) and Permits and Operative Documents to which it is a party, and no notices of violation of any Permit or Operative Document relating to the Project have been issued, entered or received by any Loan Party, in each case, except for non-compliance or violations that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

        4.5    Permits.    There are no Permits that are required or will become required under existing Legal Requirements for the ownership, development, construction, financing or operation of the Project, other than the Permits described in Exhibit M. Exhibit M accurately states the stage in construction by which each such Permit is required to be obtained. Each Permit described in Exhibit M as required to be obtained by the date that this representation is deemed to be made is in full force and effect and is not at such time subject to any appeals or further proceedings or to any unsatisfied condition (that is required to be satisfied by the date that this representation is deemed to be made) that could reasonably be expected to materially and adversely modify any Permit, to revoke any Permit, to restrain or prevent the construction or operation of the Project or otherwise impose adverse conditions on the Project or the financing contemplated under the Financing Agreements. Each Permit described in Exhibit M as not required to have been obtained by the date that this representation is deemed to be made (other than the gaming license) is of a type that is routinely granted on application and compliance with the conditions for issuance. The Company has no reason to believe that any Permit so indicated will not be obtained before it becomes necessary for the ownership, development, construction, financing or operation of the Project or that obtaining such Permit will result in undue expense or delay. Neither the Company nor any of its Affiliates are in violation of any condition in any Permit the effect of which could reasonably be expected to have a Material Adverse Effect.

        4.6    Litigation.    Except as set forth on Exhibit R-1 (as the same may be updated from time to time by the Company), there are no pending or, to the Company's knowledge, threatened actions, suits, proceedings or investigations of any kind, including actions or proceedings of or before any Governmental Authority, to which any Loan Party or Major Project Participant (other than any Loan Party) is a party or is subject, or by which any of them or any of their properties or the Project are bound that could reasonably be expected to have a Material Adverse Effect nor, is the Company aware of any reasonable basis for any such action, suit, proceeding or investigation.

        4.7    Financial Statements.

          4.7.1    The consolidated and consolidating financial statements of Valvino and its consolidated Subsidiaries (including Wynn Las Vegas and its consolidated Subsidiaries), delivered to the Lenders pursuant to Section 3.1.16 on the Closing Date, were, and, in the case of financial statements to be delivered after the Closing Date pursuant to Section 5.6.5, will be, prepared in conformity with GAAP and fairly present in all material respects the financial position (on a consolidated and consolidating basis) of the entities described in such financial statements as of the respective dates thereof and the results of operations and cash flows (on a consolidated and consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the firm of accountants mentioned in the Bank Credit Agreement and disclosed in such financial statements). Valvino and its Subsidiaries do not have any material "Guarantee Obligations" (as defined in the Bank Credit Agreement), contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph and that, in accordance with GAAP, are required to be reflected in such financial statements. During the period from [                        ] [    ], 200[    ] to and including the Closing Date there has been no "Disposition" (as defined in the Bank Credit Agreement), by Valvino or any of its Subsidiaries of any material part of its business or property.

          4.7.2    Since December 31, 2001, there has been no development or event that has or could reasonably be expected to have a Material Adverse Effect.

        4.8    Security Interests.

          (a)  The security interests granted to the Secured Parties pursuant to the Security Documents in the Project Security (i) constitute as to personal property included in the Project Security and, with respect to subsequently acquired personal property included in the Project Security, will constitute, a perfected security interest under the UCC and/or other applicable law and (ii) have, and, with respect to such subsequently acquired property, will have been perfected under the UCC and/or other applicable law as aforesaid, and (A) as among the Secured Parties, with the priority contemplated by the Project Lenders Intercreditor Agreement and the FF&E Intercreditor Agreement and (B) as between the Secured Parties and any third Persons, grant the Secured Parties superior priority and rights over the rights of any such third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, subject to the rights and priorities of Permitted Liens. All such action as is necessary has been taken to establish and perfect the Secured Parties' rights in and to the Project Security, including any recording, filing, registration, giving of notice or other similar action (other than perfection of the Project Secured Parties' lien in any motor vehicles, which shall be accomplished within fifteen (15) days aft the Closing Date). As of the Closing Date, no filing, recordation, re-filing or re-recording other than as listed on Exhibit P is necessary to perfect and maintain the perfection of the interest, title or Liens of the Security Documents, and on the Closing Date all such filings or recordings will have been made (other than perfection of the Project Secured Parties' lien in any motor vehicles, which shall be accomplished within fifteen (15) days aft the Closing Date) except for any filings or recordings for Liens as to which the Title Insurer has issued or committed to issue a title policy acceptable to the Funding Agents. The Loan Parties have properly delivered or caused to be delivered to the Disbursement Agent all Project Security that requires perfection of the Lien and security interest described above by possession.

          (b)  No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge or grant by the Loan Parties of the Liens purported to be created in favor of the Secured Parties pursuant to any of the Security Documents, or (ii) the exercise by the Disbursement Agent, or the other Secured Parties of any rights or remedies in respect of any Project Security (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by applicable law), except for filings or recordings contemplated by Section 4.8(a) above or as set forth on Exhibit P (as the same may be updated from time to time by the Company and delivered to the Funding Agents).

          (c)  Except such as may have been filed in favor of the Funding Agents as contemplated by Section 4.8(a) above or as set forth on Exhibit P, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Project Security is on file in any filing or recording office.

          (d)  All information supplied to the Disbursement Agent and the Funding Agents by or on behalf of the Loan Parties or any of their Affiliates with respect to any of the Project Security is accurate and complete in all material respects.

        4.9    Existing Defaults.    There is no default or event of default under any of the Operative Documents and no Potential Event of Default or Event of Default hereunder.

        4.10    Taxes.

          4.10.1    The Company has filed, or caused to be filed, all tax and informational returns that are required to have been filed by it in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent the same have become due and payable (other than (x) those taxes that it is contesting in good faith and by appropriate proceedings and (y) those taxes not yet due, provided that with respect to each of clause (x) and (y) the Company has established reserves therefore by allocating, in the Anticipated Cost Report amounts that are adequate for the payment thereof and are required by GAAP).

          4.10.2    The Company has not incurred any material tax liability in connection with the Project or the other transactions contemplated by the Operative Documents which has not been disclosed in the financial statements delivered under Section 5.6.5.

        4.11    Business, Debt, Etc.    None of Wynn Las Vegas, Capital Corp. and Wynn Design has conducted any business other than a Permitted Business. The Company has no outstanding Indebtedness other than Indebtedness incurred under the Financing Agreements or permitted under the Financing Agreements.

        4.12    Representations and Warranties.    As of the Closing Date (in each case except to the extent related to a different date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), all representations and warranties of each Loan Party and, to the Company's knowledge, each Major Project Participant (other than any Loan Party) contained in the Financing Agreements and/or Material Project Documents, as applicable, are true and correct in all material respects and the Company hereby confirms each such representation and warranty of the Company with the same effect as if set forth in full herein.

        4.13    Environmental Laws.    The Loan Parties: (i) are, and within the period of all applicable statutes of limitation have been, in material compliance with all applicable Environmental Laws; and (ii) reasonably believe that material compliance with all applicable Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained.

          (a)  To the knowledge of the Company, Hazardous Substances are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any of the Loan Parties, or at any other location (including, without limitation, any location to which Hazardous Substances have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of any of the Loan Parties under any applicable Environmental Law or otherwise result in costs to any of the Loan Parties that could reasonably be expected to have a Material Adverse Effect, or (ii) materially interfere with any of the Loan Parties' continued operations, or (iii) materially impair the fair saleable value of any real property owned or leased by any of the Loan Parties.

          (b)  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which any of the Loan Parties is, or to the knowledge of the Company will be, named as a party that is pending or, to the knowledge of the Company, threatened.

          (c)  No Loan Party has received any written request for information, or been notified that it is a potentially responsible party, under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law.

          (d)  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Loan Party has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law or Environmental Claim.

          (e)  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect no Loan Party has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Hazardous Substances.

          (f)    Except as could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (i) Hazardous Materials Activities are not presently occurring, and, to the Company's knowledge, have not previously occurred, at, on, under, in or about any real estate now or formerly owned, leased or operated by any of the Loan Parties, and (ii) none of the Loan Parties have ever engaged in any Hazardous Materials Activities at any location.

        4.14    Utilities.    All utility services necessary for the construction and the operation of the Project for its intended purposes are or will be available at the Site as and when required on commercially reasonable terms.

        4.15    In Balance Requirement.    As of each Advance Date the Project is In Balance.

        4.16    Sufficiency of Interests and Project Documents.

          4.16.1    Wynn Las Vegas owns the Site and the Site Easements (other than the Mortgaged Property encumbered or to be encumbered by Valvino, Palo, Wynn Resorts Holdings and Desert Inn Improvement) in fee simple. Wynn Las Vegas has a valid leasehold estate or easement interest, as the case may be, in the portions of the Site described in the Affiliate Real Estate Agreements. Wynn Resorts Holdings owns the Golf Course Land, Palo owns the Palo Home Site Land, Desert Inn Improvement owns the Water Utility Land and Valvino owns the Phase II Land, in each case, in fee simple. Other than those services to be performed and materials to be supplied that can be reasonably expected to be commercially available when and as required, the Company owns or holds under lease all of the property interests and has entered into all documents and agreements necessary to develop, construct, complete, own and operate the Project (including access to sufficient water rights) on the Mortgaged Property and in accordance with all Legal Requirements and the Project Schedule and as contemplated in the Operative Documents.

          4.16.2    Each of the Funding Agents has received a true, complete and correct copy of each of the Material Project Documents in effect or required to be in effect as of the date this representation is made or deemed made (including all exhibits, schedules, side letters and disclosure letters referred to therein or delivered pursuant thereto, if any). A list of all Project Documents entered into as of the Closing Date is attached hereto as Exhibit U. Each Material Project Document is in full force and effect, enforceable against the Persons party thereto in accordance with its terms, subject only to bankruptcy and similar laws and principles of equity.

          4.16.3    All conditions precedent to the obligations of the respective parties (other than the Company) under the Material Project Documents have been satisfied, except for such conditions precedent which by their terms cannot be met until a later stage in the construction or operation of the Project, and the Company has no reason to believe that any such condition precedent which could reasonably be expected to have a Material Adverse Effect cannot be satisfied on or prior to the appropriate stage in the development, construction or operation of the Project.

        4.17    Intellectual Property.    The Company owns or has the right to use all patents, trademarks, permits, service marks, trade names, copyrights, franchises, formulas, licenses and other rights with respect thereto, that are necessary for the operation of its business as contemplated in the Operative Documents, except where failure to obtain such rights could not reasonably be expected to result in a Material Adverse Effect. Nothing has come to the attention of the Company to the effect that any product, process, method, substance, part or other material presently contemplated to be sold by or employed by the Company in connection with its business will infringe any license or other right owned by any other Person.

        4.18    Project Budget; Summary Anticipated Cost Report.

          4.18.1    The Project Budget (a) is, to the Company's knowledge as of the Closing Date, based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein, (b) as of the Closing Date is consistent with the provisions of the Operative Documents in all material respects, (c) has been and will be prepared in good faith and with due care, (d) as of the Closing Date sets forth, for each Line Item Category, the total costs anticipated to be incurred to achieve Completion on the Scheduled Completion Date and to achieve Final Completion promptly thereafter, (e) fairly represents the Company's expectation as to the matters covered thereby as of its date, and (f) as of the Closing Date sets forth a total amount of Project Costs, including contingencies, which is equal to the Available Funds.

          4.18.2    The aggregate anticipated costs to complete the "Work" (as defined in the Prime Construction Contract) as set forth the anticipated cost report to be provided (from time to time) by the Prime Contractor to the Company under Section 7.5.4 of the Prime Construction Contract and as reasonably approved by the Construction Consultant, is not less than the amount set forth in the amount set forth in column I ("Anticipated Costs") of the "Marnell Corrao GMP Contract" Line Item Category in the Summary Anticipated Cost Report.

          4.18.3    The Summary Anticipated Cost Report (as in effect from time to time) sets forth in column I ("Anticipated Costs") thereof:

            (a)  for the "Capitalized Interest and Commitment Fees" Line Item Category, the total amount of interest anticipated to be accrued on the Facilities through the Scheduled Completion Date;

            (b)  for each Line Item Category, an aggregate amount equal to the aggregate amount set forth for such Line Item Category in the Project Budget then in effect;

            (c)  for each Line Item Category other than the "Construction Contingency" Line Item Category, an amount no less than the total anticipated costs to be incurred by the Company from the commencement through the completion of the work contemplated by such Line Item Category, as determined by the Company and (i) with respect to Hard Costs, approved by the Construction Consultant in the Construction Consultant's certificate dated the date on which this representation is made or deemed made and (ii) with respect to Soft Costs, approved by the Disbursement Agent; and

            (d)  is true and correct in all material respects.

          4.18.4    The Anticipated Cost Report (as in effect from time to time):

            (a)  sets forth in column I ("Anticipated Costs") thereof, for each Line Item other than the "Hard Cost Construction Contingency" and the "Soft Cost Construction Contingency" Line Items, an amount no less than the total anticipated costs to be incurred by the Company from the commencement through the completion of the work contemplated by such Line Item, as determined by the Company and (i) with respect to Hard Costs, approved by the Construction Consultant in the Construction Consultant's certificate dated the date on which this representation is made or deemed made and (ii) with respect to Soft Costs, approved by the Disbursement Agent; and

            (b)  is true and correct in all material respects.

          4.18.5    Each Line Item Category Detailed Anticipated Cost Report (as in effect from time to time) for each Line Item Category of the Project Budget accurately reflects the detail underlying the Summary Anticipated Cost Report with respect to each Line Item of such Line Item Category described therein.

          4.18.6    The Monthly Requisition Report (as in effect from time to time):

            (a)  sets forth in column D ("Revised Project Budget") thereof the amount allocated to each Line Item Category pursuant to the Project Budget then in effect;

            (b)  is true and correct in all material respects.

        4.19    Fees and Enforcement.    Other than amounts that have been paid in full or will have been paid in full by the Closing Date, no fees or taxes, including without limitation stamp, transaction, registration or similar taxes, are required to be paid by the Loan Parties for the legality, validity, or enforceability of this Agreement or any of the other Operative Documents.

        4.20    ERISA.    Either (a) there are no ERISA Plans or Multiemployer Plans for the Company or any member of the Controlled Group or (b) (i) the Company and each member of the Controlled Group have fulfilled their obligations (if any) under the minimum funding standards of ERISA and the Code for each ERISA Plan and for contributions to any Multiemployer Plan; (ii) each Plan is in compliance in all material respects with the currently applicable provisions of ERISA and the Code; (iii) neither the Company nor any member of the Controlled Group has not incurred any liability to the PBGC or an ERISA Plan under Title IV of ERISA (other than liability or contributions for premiums due in the ordinary course). Assuming that the credit extended hereunder does not involve the assets of any Plans for the Company or any member of the Controlled Group, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will involve a "prohibited transaction" with respect to any Plans within the meaning of 406 of ERISA or Section 4975 of the Code which is not exempt under Section 408 of ERISA or under Section 4975(d) of the Code.

        4.21    Subsidiaries and Beneficial Interest.    As of the Closing Date, Wynn Resorts, Limited is the sole member of Valvino. As of the Closing Date, the direct Subsidiaries of Valvino and each other Loan Party are shown on Exhibit AA and neither Valvino nor any other Loan Party has any direct Subsidiaries or owns the whole or any part of the issued share capital or other direct ownership interest of any company or corporation or other Person except as shown on Exhibit AA. Valvino is the sole member of Wynn Resorts Holdings, and as such, Valvino has the power and authority to execute documents on behalf of Wynn Resorts Holdings. Wynn Resorts, Limited, a Nevada corporation, is the managing member of Valvino, and as such, Wynn Resorts, Limited has the power and authority to execute documents on behalf of both Valvino and Wynn Resorts Holdings.

        4.22    Labor Disputes and Acts of God.    Neither the business nor the properties of any Loan Party, nor, to the knowledge of the Company, any Major Project Participant is affected by any fire, explosion, accident, strike, lockout or other labor dispute (except as set forth in Exhibit R-2 as in effect on the Closing Date), drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty or event of force majeure, that could reasonably be expected to have a Material Adverse Effect.

        4.23    Liens.    Except for Permitted Liens, the Loan Parties have not secured or agreed to secure any Indebtedness by any Lien upon any of their present or future revenues or assets or Capital Stock. The Loan Parties do not have outstanding any Lien or obligation to create Liens on or with respect to any of their properties or revenues, other than Permitted Liens and as provided in the Security Documents.

        4.24    Title.    Except as set forth on Schedule 4.24, each of the Loan Parties owns and has good, legal and beneficial title to the property, assets and revenues of the Project which it purports to grant Liens pursuant to the Security Documents free and clear of all Liens, except Permitted Liens.

        4.25    Investment Company Act.    None of Wynn Las Vegas, Capital Corp., Wynn Design and any of their respective Affiliates is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

        4.26    Project Schedule.    To the Company's knowledge, the Project Schedule accurately specifies in summary form the work that the Company proposes to complete in each calendar quarter from the Closing Date through the Final Completion of the Project, all of which is expected to be achieved.

        4.27    Proper Subdivision.    Each of the Phase II Land, the Golf Course Land, the Water Utility Land and the Casino Land has been properly subdivided or entitled to exception therefrom, and constitutes a separate legal lot or parcel.

        4.28    Location of Accounts and Records.    The Company's books of accounts and records are located at 3145 Las Vegas Boulevard South, Las Vegas, Nevada. Wynn Las Vegas' federal employer identification number is 88-0494875. Capital Corp.'s federal employer identification number is 46-0484992. Wynn Design's federal employer identification number is 88-0462235.

        4.29    Regulation U, Etc..    None of the Loan Parties are engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulations T, U or X of the Federal Reserve Board), and no part of the proceeds of the Advances or the revenues from the Project will be used by the Company or any other Loan Party to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or otherwise in violation of Regulations T, U or X.

        4.30    Governmental Regulation.    No Loan Party other than Desert Inn Improvement is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act or registration under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit or condition its ability to incur Indebtedness other than the Nevada Gaming Laws which may otherwise render all or any portion of the Obligations unenforceable. Desert Inn Improvement is a public utility subject to regulation by the Public Utilities Commission of Nevada. Incurrence of the Obligations under the Financing Agreements complies with all applicable provisions of the Nevada Gaming Laws subject to any informational filings or reports required by Nevada Gaming Commission Regulation Section 8.130, which filings and reports shall be made within thirty (30) days prior to the end of the calendar quarter in which Closing Date occurs and subject to the receipt of requisite approvals from the Nevada Gaming Authorities relating to the pledges of Capital Stock of the Loan Parties that are license or registered which shall be sought by the Company prior to the Opening Date when the gaming license is applied for.

        4.31    Solvency.    Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection with the Operative Documents will be and will continue to be, Solvent.

        4.32    Plans and Specifications.    The Plans and Specifications (a) are, to the Company's knowledge as of the Closing Date, based on reasonable assumptions as to all legal and factual matters material thereto, (b) are, and except to the extent permitted under Sections 6.1 and 6.2 will be from time to time, consistent with the provisions of the Operative Documents in all material respects and with the "Premises and Assumptions" (as defined in the Prime Construction Contract), (c) have been prepared in good faith with due care, and (d) fairly represent the Company's expectation as to the matters covered thereby. The Final Plans and Specifications (i) have been prepared in good faith with due care, and (ii) are accurate in all material respects and fairly represent the Company's expectation as to the matters covered thereby.

[OTHERS TO COME BASED ON DUE DILIGENCE]

ARTICLE 5.
—AFFIRMATIVE COVENANTS

        The Company covenants and agrees, with and for the benefit of the Funding Agents, the Lenders and the Disbursement Agent that until this Agreement is terminated pursuant to Section 11.20 hereof, it will:

        5.1    Use of Proceeds; Repayment of Indebtedness.

          5.1.1    Proceeds.    Deposit or cause to be deposited all funds received by or on behalf of the Company prior to the Final Completion Date into the applicable Company Account specified in Article 2 of this Agreement. The Company shall not, until the Final Completion Date, open or establish any bank, deposit or any other accounts at any financial institution other than the accounts provided for herein.

          5.1.2    Project Costs.    Apply all proceeds described in Section 5.1.1 above and all other amounts received by the Company and/or deposited in the Company Accounts only to pay Project Costs in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, the Company shall:

            (a)  not apply any funds or proceeds to the payment of Project Costs in respect of the FF&E Component other than in accordance with Section 2.5 and the other terms and conditions hereof;

            (b)  apply amounts in the Soft Costs Cash Management Sub-Account only to pay Soft Costs as set forth in the Project Budget;

            (c)  apply amounts in the Hard Costs Cash Management Sub-Account only to pay Hard Costs as set forth in the Project Budget; and

            (d)  apply amounts in the Company's Payment Account only to pay Project Costs as set forth in the Project Budget and in the Advance Request pursuant to which such amounts were deposited in the Company's Payment Account.

          5.1.3    Repayment of Indebtedness.    Repay in accordance with its terms, all Indebtedness, including without limitation, all sums due under this Agreement and the other Financing Agreements but, in the case of any such Indebtedness the repayment of which is limited by any term of any Financing Agreement, repay subject to such limitation.

        5.2    Existence, Conduct of Business, Properties, Etc.    Except as otherwise expressly permitted (a) under this Agreement or (b) under Section 6.4 of the Bank Credit Agreement, (i) maintain and preserve, and cause each other Loan Party to maintain and preserve, their existence and all rights, privileges and franchises necessary in the normal conduct of their business, and (ii) engage only in the businesses contemplated or permitted by the Financing Agreements and the Operative Documents.

        5.3    Diligent Construction of the Project.    Take or cause to be taken all action, make or cause to be made all contracts and do or cause to be done all things necessary to construct the Project diligently in accordance with the Prime Construction Contract, the Plans and Specifications and the other Operative Documents.

        5.4    Compliance with Legal Requirements.    Promptly and diligently (a) own (or, to the extent contemplated hereunder or under the other Financing Agreements, lease), construct, maintain and operate the Project in compliance in all material respects with all applicable Legal Requirements, including, but not limited to Environmental Laws and (b) procure, maintain and comply, or cause to be procured, maintained and complied with, in all material respects, all Permits required for any ownership, development, construction, financing, maintenance or operation of the Project or any part thereof at or before the time each such Permit becomes necessary for the ownership, development, construction, financing, maintenance or operation of the Project, as the case may be, as contemplated by the Operative Documents, except that the Company may, at its expense, contest by appropriate proceedings conducted in good faith the validity or application of any such Legal Requirements, provided that, (i) none of the Funding Agents, the Disbursement Agent, any of the Lenders or the Company would be subject to any criminal liability for failure to comply therewith and (ii) all proceedings to enforce such Legal Requirements against the Funding Agents, the Disbursement Agent, any of the Lenders, the Company, or the Project or any part of any of them, shall have been duly and effectively stayed during the entire pendency of such contest, except, unless any such proceedings are brought against any of the Lenders or the Disbursement Agent, where failure to procure such stay could not reasonably be expected to result in a Material Adverse Effect.

        5.5    Books, Records, Access.    Maintain adequate books, accounts and records with respect to the Company and each other Loan Party and the Project in compliance with the regulations of any Governmental Authority having jurisdiction thereof and, with respect to financial statements, in accordance with GAAP consistently applied. Subject to reasonable safety requirements and the rights of other Persons, the Company shall, at its cost and expense, permit employees or agents of the Funding Agents and the Construction Consultant at any reasonable times and upon reasonable prior notice to inspect the Project, to examine or audit all of the Company's books, accounts and records pertaining or related to the Project, to make copies and memoranda thereof. For all expenditures with respect to which Advances are made, the Company shall retain, until at least three (3) years after each Funding Agent has received the report specified in Section 5.7.1 for the financial year in which the last Advance was made by such Funding Agent, all records (contracts, orders, invoices, bills, receipts and other documents) evidencing such expenditures.

        5.6    Reports; Cooperation; Financial Statements.

          5.6.1    Prior to the Final Completion Date, deliver to the Funding Agents, the Construction Consultant and the Disbursement Agent together with each month's preliminary Advance Request (or if no Advance Request is submitted during any calendar month, within twenty (20) days following the end of such calendar month), a monthly status report describing in reasonable detail the progress of the construction of the Project since the immediately preceding report hereunder, including without limitation, the cost incurred to the end of such month, an estimate of the time and cost required to complete the Project and such other information which any Funding Agent or the Disbursement Agent may reasonably request including information and reports reasonably requested by the Construction Consultant.

          5.6.2    Deliver to the Funding Agents and the Disbursement Agent together with each month's final Advance Request (or if no Advance Request is submitted during any calendar month, within twenty (20) days after the end of such calendar month), a monthly status report describing in reasonable detail the progress of the leasing activities with respect to the Project, if any, and all leases, if any, that have been entered into since the immediately preceding report hereunder.

          5.6.3    Deliver to the Funding Agents, the Construction Consultant and the Disbursement Agent together with each month's preliminary Advance Request (or if no Advance Request is submitted during any calendar month, within twenty (20) days after the end of such calendar month), all progress reports provided by each Contractor pursuant to the Material Project Documents and such additional information as the Funding Agents or the Disbursement Agent may reasonably request.

          5.6.4    Deliver to the Funding Agent, the Construction Consultant and the Disbursement Agent together with each month's preliminary Advance Request (or if no Advance Request is submitted during any calendar month, within twenty (20) days after the end of such calendar month), copies of any applicable bailee or Lien waivers delivered pursuant to Section 5.13.1.3 of the Prime Construction Contract.

          5.6.5    Deliver to the Funding Agents copies of all financial statements and certifications delivered under Section 6.1 of the Bank Credit Agreement.

        5.7    Notices.    Promptly, upon acquiring notice or giving notice, or obtaining knowledge thereof, as the case may be, provide to the Disbursement Agent, and the Construction Consultant and the Funding Agents written notice of:

          5.7.1    Any Event of Default or Potential Event of Default of which it has knowledge, specifically stating that an Event of Default or Potential Event of Default has occurred and describing such Event of Default or Potential Event of Default and any action being taken or proposed to be taken with respect to such Event of Default or Potential Event of Default.

          5.7.2    Any event, occurrence or circumstance which reasonably could be expected to cause Project to not be In Balance or render the Company incapable of, or prevent the Company from (a) achieving the Completion Date on or before the Scheduled Completion Date or (b) meeting any material obligation of the Company under the Prime Construction Contract or the other Material Project Documents as and when required thereunder.

          5.7.3    Any termination or event of default or notice thereof under any Material Project Document or any notice under Nevada Revised Statutes Section 624.610 issued by any Contractor.

          5.7.4    Any (a) fact, circumstance, condition or occurrence at, on, or arising from, the Mortgaged Property that results in noncompliance with any Environmental Law that has resulted or could reasonably be expected to result in a Material Adverse Effect, and (b) pending or, to the Company's knowledge, threatened, Environmental Claim against the Company, any Contractor or any Subcontractor arising in connection with its occupying or conducting operations on or at the Project, or the Mortgaged Property, which could reasonably be expected to have a Material Adverse Effect.

          5.7.5    Any change in the Responsible Officers of the Company, and such notice shall include a certified specimen signature of any new officer so appointed and, if requested by any Funding Agent or the Disbursement Agent, satisfactory evidence of the authority of such new Responsible Officer.

          5.7.6    Any proposed material change in the nature or scope of the Project or the business or operations of the Company.

          5.7.7    Any notice of any schedule delay delivered under the Prime Construction Contract and all remedial plans and updates thereof.

          5.7.8    Any other event or development which could reasonably be expected to have a Material Adverse Effect.

          5.7.9    Promptly upon any Person becoming a Subsidiary of any of the entities comprising the Company, a written notice setting forth with respect to such Person the date on which such Person became a Subsidiary of any of the entities comprising the Company.

          5.7.10    "Substantial Completion" or "Final Completion" certificates or notices delivered under any Contract.

        5.8    Company Equity.

          5.8.1    Event of Default; Bankruptcy.    Upon (a) the occurrence of an Event of Default, (b) the dissolution, liquidation or Bankruptcy of the Completion Guarantor or (c) the breach by the Completion Guarantor of any of its covenants and agreements under the Completion Guaranty, deposit or cause to be deposited in the Company's Funds Account, in cash, an amount equal to the amount of funds then on deposit in the Completion Guaranty Deposit Account. In the event that the Company fails to so deposit or cause to be deposited such funds, the Disbursement Agent shall be entitled to draw such funds from the Completion Guaranty Deposit Account and deposit such funds in the Company's Funds Account. In the event that after the transfer of such funds such Event of Default or breach by the Completion Guarantor is cured, and the Company obtains additional Advances hereunder, such funds shall be returned to the Completion Guaranty Deposit Account (minus any portion of such funds that has been expended prior to the date such Event of Default or breach is cured).

          5.8.2    Contingencies.    At such times, if ever, as the Project is not In Balance, the Company shall deposit or cause to be deposited in the Company's Funds Account in cash, funds in an amount that would cause the Project to be In Balance.

          5.8.3    Completion Guaranty Deposit Account; Liquidity Reserve Account.

          (a)  The Company shall not apply any funds on deposit in the Completion Guaranty Deposit Account or the Liquidity Reserve Account except as permitted in this Section 5.8.3(a). From and after the Fifty Percent Completion Date, the Company may withdraw any such funds for the sole purpose of transferring such funds to the Company's Funds Account first, from the Completion Guaranty Deposit Account, and second, when no funds remain in the Completion Guaranty Deposit Account, from the Project Liquidity Reserve Account, but only if the following conditions shall have been satisfied:

              (i)  the amount of funds withdrawn shall not exceed $80,000,000 amortized from and after the Fifty Percent Completion Date at a rate such that, from time to time, (A) the ratio of (x) the amortized portion of the $80,000,000 to (y) $80,000,000 shall equal (B) the ratio of (x) Hard Costs incurred from and after the Fifty Percent Completion Date in accordance with the Project Budget and allocated to the following Line Item Categories: "Marnell Corrao GMP Contract," "Interior Furnishings/Signage/Electronic Systems," "Miscellaneous Capital Projects," "Golf Course" and "Parking Garage" to (y) fifty percent (50%) of the total amount of Hard Costs set forth in the Project Budget (as then in effect) under the following Line Item Categories: "Marnell Corrao GMP Contract," "Interior Furnishings/Signage/Electronic Systems," "Miscellaneous Capital Projects," "Golf Course" and "Parking Garage"; and

            (ii)  the Company shall have certified, and the Construction Consultant shall have confirmed, that such funds are necessary to pay cost-overruns (other than in respect of a

    Scope Change) and are not as a result of any Scope Change (or cost overrun with respect to a Scope Change).

          (b)  From and after the Completion Date, the Company may apply any funds then on deposit in the Completion Guaranty Deposit Account towards the payment of Project Costs as provided in Section 2.5.4.

        5.9    Indemnification; Costs and Expenses.    Pay all amounts required to be paid by the Company pursuant to Section 11.15.

        5.10    Material Project Documents and Permits.    Deliver to the Disbursement Agent, the Funding Agents and the Construction Consultant promptly, but in no event later than twenty (20) days after the receipt thereof by the Company, copies of (a) all Material Project Documents and Permits obtained or entered into by the Company or any other Loan Party after the Closing Date, (b) any amendment, supplement or other modification to any Permit received by the Company or any other Loan Party after the Closing Date.

        5.11    Storage Requirements for Off-Site Materials and Deposits.    Cause all Unincorporated Materials to be stored and identified in accordance with the requirements of Section 3.3.26.

        5.12    Security Interest in Newly Acquired Property.    If the Company or any Loan Party shall at any time acquire any interest in property not covered by the Security Documents (other than property in which, pursuant to the Financing Agreements, the Company or such Loan Party is not required to grant a security interest in favor of any Secured Party) or enter into a Material Project Document, and if the same is not automatically perfected, by virtue of the after-acquired property clause of the Security Document, promptly upon such acquisition or execution, execute, deliver and record or cause such Loan Party to execute, deliver and record a supplement to the Security Documents reasonably satisfactory in form and substance to each Funding Agent, if any, who, pursuant to the Financing Agreements, is entitled to have a security interest in such property, subjecting such interests to the Lien and security interests created by the applicable Security Documents (with the priority contemplated thereby in favor of each Secured Party).

        5.13    Plans and Specifications.    Provide to the Disbursement Agent and the Construction Consultant copies of, and maintain at the Site, a complete set of Final Plans and Specifications, as in effect from time to time.

        5.14    Payment and Performance Bonds.    Cause the Prime Contractor to cause each Subcontractor (working under a Subcontract with a value or contract price of more than $25,000,000), upon execution of its Subcontract, to provide a Payment and Performance Bond to secure its obligations under its respective Subcontract. Cause the Prime Contractor to within five (5) days after the Closing Date, provide the Prime Contractor Payment and Performance Bond to secure its obligations under the Prime Construction Contract. Each such Payment and Performance Bond shall name the Bank Agent and the Indenture Trustee as additional obligees and shall otherwise be in form and substance reasonably satisfactory to the Disbursement Agent. Promptly after receipt thereof, deliver the originals of such Payment and Performance Bonds to the Disbursement Agent with a copy to the Construction Consultant.

        5.15    Retainage Amounts.    Withhold from each Contractor providing labor at the Site (excluding the Parking Structure Contractor), and cause each such Contractor to withhold from its first tier Subcontractors performing labor at the Site, a retainage equal to ten (10%) of each payment made to such Contractor or Subcontractor pursuant to its respective Contract or Subcontract; provided, however, that at such time as (i) the applicable Contractor or Subcontractor shall have completed fifty percent (50%) of the work under its respective Contract or Subcontract and (ii) if a Payment and Performance Bond is required under Section 5.14 with respect to such Contract or Subcontract, the Company shall have obtained a "Consent of Surety to Reduction in or Partial Release of Retainage" (AIA form

G707A) from the surety that issued such Payment and Performance Bond and delivered such consent to the Disbursement Agent with a copy to the Construction Consultant, then the retainage withheld may be reduced from ten (10%) percent to five (5%) percent of the contract value as adjusted by change orders, if any.

        5.16    Construction Consultant.

          (a)  Cooperate and cause the Project Architect, the Prime Contractor, the Golf Course Designer, the Aqua Theater Designer and the Golf Course Contractor to cooperate with the Construction Consultant in the performance of the Construction Consultant's duties hereunder and under the Construction Consultant Engagement Agreement. Without limiting the generality of the foregoing, the Company shall and shall cause the Project Architect, the Prime Contractor, the Golf Course Designer, the Aqua Theater Designer and the Golf Course Contractor to: (i) communicate with and promptly provide all invoices, documents, plans and other information reasonably requested by the Construction Consultant relating to the work, (ii) authorize any subcontractors or subconsultants of any tier to communicate directly with the Construction Consultant regarding the progress of the work, (iii) provide the Construction Consultant with access to the Site and, subject to required safety precautions, the construction areas, (iv) solely in the case of the Prime Contractor, provide the Construction Consultant with reasonable working space and access to telephone, copying and telecopying equipment and (v) otherwise facilitate the Construction Consultant's review of the construction of the Project and preparation of the certificates required hereby.

          (b)  Pay or cause to be paid to the Construction Consultant out of the Advances made hereunder all amounts required hereunder and under the Construction Consultant Engagement Agreement.

          (c)  In addition to any other consultation required hereunder, following the end of each quarter, upon the request of any Funding Agent, consult with any such Person regarding any adverse event or condition identified in any report prepared by the Construction Consultant.

          (d)  Deliver to the Construction Consultant, no less frequently than every thirty (30) days, an Anticipated Cost Report as in effect from time to time.

        5.17    Preserving the Project Security.

        Undertake and cause the other Loan Parties to undertake, all actions which are necessary or appropriate in the reasonable judgment of the Funding Agents to (i) maintain the Secured Parties' respective security interests under the Security Documents in the Project Security in full force and effect at all times (including the priority thereof), and (ii) preserve and protect the Project Security and protect and enforce the Company's rights and title and the respective rights of the Secured Parties to the Project Security, including, without limitation, the making or delivery of all filings and recordations, the payments of fees and other charges, the issuance of supplemental documentation, the discharge of all claims or other liens other than Permitted Liens adversely affecting the respective rights of the Secured Parties to and under the Project Security and the publication or other delivery of notice to third parties.

        5.18    Management Letters.    Deliver to the Funding Agents and the Disbursement Agent a copy of any "management letter" or other similar communication received by the Company from the Reviewing Accountant in relation to the Company's financial, accounting and other systems, management or accounts.

        5.19    Governmental and Environmental Reports.    Deliver to the Funding Agents, the Disbursement Agent and the Construction Consultant copies of all material reports required to be filed by the Company with any Governmental Authority and any reports with respect to Environmental Matters.

        5.20    Insurance.    The Company shall, and shall cause each Loan Party, to at all times maintain full force and effect the insurance policies and programs listed on Exhibit O.

        5.21    Application of Insurance and Condemnation Proceeds.    If any Event of Loss shall occur with respect to the Project or any other asset of any Loan Party, the Company shall and shall cause each other Loan Party (a) promptly upon discovery or receipt of notice thereof to provide written notice thereof to the Disbursement Agent, and (b) diligently to pursue all its rights to compensation against all relevant insurers, reinsurers and/or Governmental Authorities, as applicable, in respect of such event to the extent that the Company or such Loan Party has a reasonable basis for a claim for compensation or reimbursement, including, without limitation, under any insurance policy required to be maintained hereunder. All amounts and proceeds (including instruments) in respect of any Event of Loss, including the proceeds of any insurance policy required to be maintained by the Company hereunder (collectively, "Loss Proceeds") shall be applied as provided in this Section. All Loss Proceeds (other than those in respect of the Aircraft Collateral which shall be governed by the FF&E Facility Agreement) shall be paid by the insurers, reinsurers, Governmental Authorities or other payors directly to the Disbursement Agent for deposit in the Company's Funds Account. If any Loss Proceeds are paid directly to the Company, any affiliate of the Company or any Funding Agent or Lender by any insurer, reinsurer, Governmental Authority, any landlord or grantor under the Affiliate Real Estate Agreements or such other payor, (i) such Loss Proceeds shall be received in trust for the Disbursement Agent, (ii) such Loss Proceeds shall be segregated from other funds of the Company or such other Person, and (iii) the Company or such other Person shall pay (or, if applicable, the Company shall cause such of its affiliates to pay) such Loss Proceeds over to the Disbursement Agent in the same form as received (with any necessary endorsement) for deposit in the Company's Funds Account. In the event that for a period of ninety (90) days after any Loss Proceeds are deposited in the Company's Funds Account, the Company is not permitted pursuant to the terms hereof to obtain Advances of such Loss Proceeds, then the Company shall use all other such proceeds and funds on deposit in the Completion Guaranty Deposit Account and the Project Liquidity Reserve Account to prepay the Bank Loans, the Second Mortgage Notes and the FF&E Facility in accordance with the Bank Credit Agreement, the Second Mortgage Notes Indenture and the FF&E Facility Agreement, respectively, in each case, subject to the Project Lenders Intercreditor Agreement and the FF&E Intercreditor Agreement.

        5.22    Compliance with Material Project Documents.    The Company shall comply duly and promptly, in all material respects, with its obligations, and enforce all of its respective rights under all Material Project Documents, except where the failure to comply or enforce such rights, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

        5.23    Utility Easement Modifications.    The Company shall immediately commence and diligently proceed to cause all utility or other easements that would interfere with the construction or maintenance of the improvements within the Project to be removed as expeditiously as possible. In any event, the Company shall remove such easements before they interfere in any material respect with the prosecution in accordance with the Project Schedule of the work involved with the Project, and in any event, prior to the Opening Date. In the event such easements are not removed prior to such time as is reasonably determined by the Construction Consultant and the Company fails to provide title insurance to the Project Secured Parties in a form reasonably satisfactory to them insuring over any loss the Project Secured Parties may suffer as a result of Company's failure to so remove such easements, then the Company (a) agrees that the Disbursement Agent shall have the right to authorize such advances as it deems appropriate in order to remove or insure over the utility easements as exceptions to the title insurance policies in favor of the Project Secured Parties, and (b) hereby grants to the Disbursement Agent an irrevocable power of attorney to take such further steps in the name of the Company as the Construction Consultant determines are appropriate in order to remove or insure over such easements.

        5.24    Construction on Site.    The Company shall construct (a) the Golf Course only on the Golf Course Land pursuant to the Golf Course Lease, (b) the golf driving range only on the Phase II Land pursuant to the Driving Range Lease and (c) the remainder of the Project (excluding the Golf Course and the golf driving range) only on the portions of the Site owned by Wynn Las Vegas (excluding the Golf Course Land and the Phase II Land) provided that a portion of the "Entertainment Facility" (as defined in the Bank Credit Agreement) may encroach upon the Phase II Land.

        5.25    FF&E Component.    The Company shall from time to time update Exhibit T-3 as necessary so that such Exhibit shall reflect an accurate description of the FF&E Component as contemplated in the definition of the term "FF&E Component."

ARTICLE 6.
—NEGATIVE COVENANTS

        The Company covenants and agrees, with and for the benefit of the Funding Agents, the Lenders and the Disbursement Agent that until this Agreement is terminated pursuant to Section 11.18 hereof, it shall not:

        6.1    Waiver, Modification and Amendment.

          6.1.1    directly or indirectly enter into, amend, modify, terminate (except in accordance with its terms), supplement or waive a right or permit or consent to the amendment, modification, termination (except in accordance with its terms), supplement or waiver of any of the provisions of, or give any consent under (a) any Permit, the effect of which could reasonably be expected to have a Material Adverse Effect, (b) the Bylaws, Articles of Incorporation, Certificates of Formation or Operating Agreements of any Loan Parties, (c) the Construction Guaranty or any Payment and Performance Bond (i) without obtaining the Bank Agent's prior written consent, (ii) without obtaining the FF&E Lender's prior written consent and (iii) if such amendment, modification, termination, supplement or waiver is not permitted under Section 4.28 and 4.29 of the Second Mortgage Notes Indenture, without obtaining (A) the consent of a majority in principal amount of the holders of the Second Mortgage Notes or (B) if the Second Mortgage Notes are then rated CCC+ or higher by S&P, a confirmation from the Rating Agencies that such amendment, waiver or other modification will not result in a Rating Downgrade (provided that the Loan Parties may amend, modify, terminate, supplement or waive any provision under (or provide a consent under) any document described in clauses (b) or (c) above if such amendment, modification, termination, supplement, waiver or consent (x) has no adverse effect on the Loan Parties or any Lender and (y) does not relate to any of the substantive non-consolidation related provisions in the organizational documents of the Loan Parties), or (d) any other Contract unless it could not reasonably be expected to have a Material Adverse Effect, and then only in accordance with the procedures set forth in Section 6.1.2 or Section 6.1.3, as applicable, below (provided that the same shall not relieve the Company of the requirements of Section 6.2). Notwithstanding any of the foregoing, the Company may:

          6.1.2    enter into Contracts consistent with the Plans and Specifications, the Project Schedule and the Project Budget, as each is in effect from time to time. Each such Contract shall be in writing and shall become effective when and only when: (i) the Company and the Contractor have executed and delivered the Contract (or, in the case of any purchase orders, such purchase order shall have otherwise become enforceable against the Company and the Contractor thereunder) (with the effectiveness thereof subject only to satisfaction of the conditions in clauses (ii), (iii), (iv), (v) and (vi) below); (ii) for Contracts constituting Material Project Documents, the Company has submitted to the Disbursement Agent an Additional Contract Certificate together with all exhibits, attachments and certificates required thereby (including the Construction Consultant's Certificate), each duly completed and executed; (iii) if entering into such Contract will result in an amendment to the Project Budget, the Company has complied with the requirements of Section 6.4; (iv) if entering into such Contract will have the effect of a Scope Change, the Company has complied with the provisions of Section 6.2; (v) if entering into such Contract will cause the Project not to be In Balance, the Company has complied with the requirements of Section 5.8.3; (vi) if a Payment and Performance Bond is required under Section 5.14 with respect to such Contract, the Company shall have obtained or delivered such Payment and Performance Bond to the Disbursement Agent and (vii) for contracts constituting Material Project Documents, the Disbursement Agent has acknowledged receipt of the materials referenced in clause (ii) above, as contemplated in the Additional Contract Certificate (which the Disbursement Agent agrees to promptly do upon receipt of said material);

          6.1.3    from time to time, amend any Contracts. Any such amendment shall be in writing and shall identify with particularity all changes being made. Each such amendment shall be effective when and only when: (i) the Company and other Contractor have executed and delivered the contract amendment (or, in the case of any amendment to a purchase order, such amendment shall have otherwise become enforceable against the Company and the Contractor thereunder) (with the effectiveness thereof subject only to satisfaction of the conditions in clauses (ii), (iii), (iv), (v) and (vi) below); (ii) for Contracts constituting Material Project Documents, the Company has submitted to the Disbursement Agent a Contract Amendment Certificate together with all exhibits, attachments and certificates required thereby each duly completed and executed; (iii) if such amendment will result in an amendment to the Project Budget, the Company has complied with the requirements of Section 6.4; (iv) if such amendment will have the effect of a Scope Change, the Company has complied with the provisions of Section 6.2; (v) if such amendment will cause the Project not to be In Balance, the Company has complied with the requirements of Section 5.8.3; (vi) if a Payment and Performance Bond is required under Section 5.14 with respect to such Contract, the Company shall have obtained the written consent of the surety that issued such Payment and Performance Bond to such amendment and delivered such consent to the Disbursement Agent with a copy to the Construction Consultant; and (vii) for Contracts constituting Material Project Documents, the Disbursement Agent has acknowledged its receipt of the materials referenced in clause (ii) and (vi) above, as contemplated in the Contract Amendment Certificate (which the Disbursement Agent agrees to promptly do upon receipt of said materials).

        6.2    Scope Changes; Completion; Drawings.

          6.2.1    Scope Changes.    Without obtaining the Required Scope Change Approval, direct, consent to or enter into any Scope Change if such Scope Change:

            (a)  will increase the amount of Project Costs unless the following clauses (i) and (ii) have been satisfied:

                (i)  (A) the Company causes common equity contributions in the amount of such increase to be made to the Company (other than from funds in the Completion Guaranty Deposit Account or the Project Liquidity Reserve Account) and deposited in the Company's Funds Account; or

                (B)  the Company allocates Realized Savings obtained with respect to a Line Item Category in the amount of such increase to pay for such Scope Change, which may occur if and only if the following conditions have been satisfied:

                  (1)  the Company reasonably anticipates (and the Construction Consultant confirms) that the Opening Date shall occur:

                    (x)  within 15 months from the date of such allocation, if such Scope Change will increase the amount of Project Costs allocated to the aqua theater,

                    (y)  within 14 months from the date of such allocation, if such Scope Change will increase the amount of Project Costs allocated to the lake or mountain feature; or

                    (z)  within 12 months from the date of such allocation, for all other Scope Changes;

                  (2)  the Prime Contractor shall have entered into Subcontracts in respect of ninety-five percent (95%) of the guaranteed maximum price under the Prime Construction Contract; and

                  (3)  the Company shall have executed guaranteed maximum price Contracts in respect of eighty percent (80%) of the total costs reflected in the Project Budget for the "Interior Furnishings/Signage/Electronic Systems," "Miscellaneous Capital Projects," "Golf Course Construction," and Parking Garage" Line Item Categories; and

              (ii)  the Company amends the Project Budget to the extent required under Section 6.4.1 so as to reflect to the proposed Scope Change;

            (b)  is not, in the reasonable judgment of (i) the Company (in the case of any De Minimis Scope Change) and (ii) the Construction Consultant (in the case of any Scope Change that is not a De Minimis Scope Change), consistent with the requirements of Exhibit X-1;

            (c)  in the reasonable judgment of the (i) the Company (in the case of any De Minimis Scope Change) and (ii) the Construction Consultant (in the case of any Scope Change that is not a De Minimis Scope Change) (based on its experience, familiarity and review of the Project and representations provided by the Company, the Contractors and Subcontractors), could reasonably delay the Completion Date beyond the Scheduled Completion Date;

            (d)  in the reasonable judgment of (i) the Company (in the case of any De Minimis Scope Change) and (ii) the Construction Consultant (in the case of any Scope Change that is not a De Minimis Scope Change), could reasonably permit or result in any materially adverse modification or materially impair the enforceability of any material warranty under the Prime Construction Contract or any other Contract;

            (e)  in the reasonable judgment of the Company (in the case of any De Minimis Scope Change) and (ii) the Construction Consultant or the Project Architect (in the case of any Scope Change that is not a De Minimis Scope Change), is not permitted by a Project Document and could adversely impact the Project;

            (f)    in the reasonable judgment of (i) the Company (in the case of any De Minimis Scope Change) and (ii) the Construction Consultant (in the case of any Scope Change that is not a De Minimis Scope Change), could reasonably present a significant risk of the revocation or material adverse modification of any Permit;

            (g)  in the reasonable judgment of (i) the Company (in the case of any De Minimis Scope Change) and (ii) the Construction Consultant or the Project Architect (in the case of any Scope Change that is not a De Minimis Scope Change), could reasonably cause the Project or any portion thereof not to comply with Legal Requirements (provided that the Construction Consultant shall be entitled to determine that no violation of any Legal Requirement will occur on the basis of a certification by the Company to such effect unless the Construction Consultant is aware of any inaccuracies in such certification); or

            (h)  in the reasonable judgment of the Company could reasonably result in a material adverse modification, cancellation or termination of any insurance policy required to be maintained by the Company pursuant to Section 5.20.

          Prior to implementing any Scope Change (other than a De Minimis Scope Change or the acceptance of non-conforming work), the Company shall submit an Additional Contract Certificate or Contract Amendment Certificate and otherwise comply with the provisions of Sections 6.1.2 or 6.1.3, as applicable. Prior to implementing any Scope Change (including a DeMinimis Scope Change but excluding the acceptance of non-conforming work) (x) under the Prime Construction Contract, the Company shall comply with Section 18.10.1 of the Prime Construction Contract (including obtaining the written consent of the surety under the Prime Contractor Payment and Performance Bond to such Scope Change) and (y) under any other Contract, as to which the Company is required to obtain a Payment and Performance Bond pursuant to Section 5.14, the Company shall obtain the written consent of the surety under the relevant Payment and Performance Bond to such Scope Change.

          6.2.2    Substantial and Final Completion.    Accept (or be deemed to have confirmed) any notice of "Substantial Completion" or "Final Completion" of all or any portion of the Project issued by any Contractor under any Material Project Document (including, without limitation, Sections 12.1 and 12.2 of the Prime Construction Contract) without the written approval of the Construction Consultant and the Project Architect (provided that the Construction Consultant and Project Architect shall act with due diligence and as promptly as possible in making their determination to approve or disapprove).

          6.2.3    Reduction of Retainage Amounts.    Reduce the level of Retainage Amounts withheld pursuant to Section 5.6 of the Prime Construction Contract.

          6.2.4    Failure to Withhold Retainage Amounts.    Fail to withhold a sum equal to one hundred and fifty percent (150%) of the costs reasonably estimated by the Company (and confirmed by the Construction Consultant) as necessary to complete "Punch List Items" (as defined in the Prime Construction Contract) as Retainage Amounts pursuant to Section 5.7 of the Prime Construction Contract unless such retention is not permitted under applicable laws.

          6.2.5    Acceptance of Non-Conforming Work.    Accept any non-conforming "Work" (as defined in the Prime Construction Contract) pursuant to Section 10.9 of the Prime Construction Contract unless the Company shall have complied with the requirements of Section 6.2.1 above.

          6.2.6    Approval of the Schedule of Values.    (a) Approve the initial "Schedule of Values" (as defined in the Prime Construction Contract) or any change, modification or supplement thereto pursuant to Section 5.1 of the Prime Construction Contract, without, in each case, the consent of the Construction Consultant or (b) fail to direct the Prime Contractor to adjust the Schedule of Values as contemplated in the last sentence of Section 5.1 of the Prime Construction Contract as and when required by the Construction Consultant.

          6.2.7    Increase in Contractor's Fee.    Accept or agree to any increase in the Contractor's Fee (as defined in the Prime Construction Contract) for any reason, except to the extent required pursuant to Section 18.5.2 of the Prime Construction Contract.

        6.3    Amendment to Operative Documents.    Enter into any agreement (other than this Agreement and the other Financing Agreements) restricting its ability to amend any of the Financing Agreements or other Operative Documents.

        6.4    Project Budget and Project Schedule Amendment.    Directly or indirectly, amend, modify, allocate, re-allocate or supplement or permit or consent to the amendment, modification, allocation, re-allocation or supplementation of, any of the Line Item Categories or other provisions of the Project Budget or modify or extend the Scheduled Completion Date, except as follows:

          6.4.1    Permitted Budget Amendments.

            (a)  Concurrently with the implementation of any Scope Change, the Company shall submit a Project Budget/Schedule Amendment Certificate and amend the Project Budget in accordance with the provisions of Section 6.4.1(c) below to the extent necessary so that the amount set forth therein for each Line Item Category shall reflect all Scope Changes that have been made to such Line Item Category.

            (b)  The Company may from time to time amend the Project Budget in accordance with the provisions of Section 6.4.1(c) in order to increase, decrease or otherwise reallocate amounts allocated to specific Line Item Categories.

            (c)  (i) The Company shall implement any amendment to the Project Budget by delivering to the Disbursement Agent a Project Budget/Schedule Amendment Certificate together with all exhibits, attachments and certificates required thereby, each duly completed and executed. Such Project Budget/Schedule Amendment Certificate shall describe with particularity the Line Item Category increases, decreases, contingency allocations, and other proposed amendments to the Project Budget.

              (ii)  Increases to the aggregate amount budgeted for any Line Item Category will only be permitted to the extent of (A) allocation of Realized Savings obtained in a different Line Item Category to the extent permitted under Section 6.2.1, (B) allocation of the previously unallocated amounts under the "Construction Contingency" Line Item Category (so long as after giving effect to such allocation the Unallocated Contingency Balance will equal or exceed the Required Minimum Contingency), or (C) allocation of an increase in Available Funds including additional funds deposited in the Company's Funds Account.

              (iii)  Decreases to any Line Item Category will only be permitted upon obtaining Realized Savings in such Line Item Category.

            (d)  Increases and decreases to particular Line Items set forth in column C ("Current Budget") of the Anticipated Cost Report or Column D "(Revised Project Budget") of the Monthly Requisition Report shall be permitted to the extent not inconsistent with the foregoing provisions of Sections 6.4.1(a) and (c) (except that the Company is not required to submit a Project Budget/Schedule Amendment Certificate in connection therewith); provided that increases to the "Hard Cost Construction Contingency" Line Item and the "Soft Cost Construction Contingency" Line Item shall only be permitted to the extent of (x) allocation of Realized Savings obtained in any Line Item Category or (y) an increase in Available Funds including additional funds deposited in the Company's Funds Account.

          6.4.2    Permitted Schedule Amendments.    The Company may, from time to time, amend the Project Schedule to extend the Scheduled Completion Date, but (except as permitted in the following sentence) not beyond Outside Completion Deadline, by delivering to the Disbursement Agent a Project Budget/Schedule Amendment Certificate (a) containing a revised Project Schedule reflecting the new Scheduled Completion Date and (b) complying with the provisions of Section 6.4.1(c) above with respect to the changes in the Project Budget that will result from the extension of the Scheduled Completion Date. If an Event of Loss or an Event of Force Majeure occurs, then the Company shall be permitted to extend the Scheduled Completion Date beyond the Outside Completion Deadline to the extent that the Company certifies in writing, and the Construction Consultant confirms, to the Disbursement Agent that such extension is reasonably necessary to overcome any delays caused by the Event of Loss or Event of Force Majeure, provided that no such extension may extend beyond March 31, 2006.

          6.4.3    Amendment Certificates.    Upon submission of the Project Budget/Schedule Amendment Certificate to the Disbursement Agent, together with all exhibits, attachments and certificates required pursuant thereto, each duly completed and executed, such amendment shall become effective hereunder, and the Project Budget for the Project and, if applicable, the Project Schedule and the Scheduled Completion Date, shall thereafter be as so amended.

        6.5    No Other Powers of Attorney.    Execute or deliver any agreement creating any lien (other than Permitted Liens), powers of attorney (other than powers of attorney for signatories of documents permitted or contemplated by the Operative Documents), or similar documents, instruments or agreements, except to the extent such documents, instruments or agreements comprise part of the Security Documents.

        6.6    Opening.    Cause or permit the Opening Date to occur unless each of the Opening Conditions has been satisfied and the Company has delivered to the Disbursement Agent a certificate in the form of Exhibit W-9 and has caused the Prime Contractor to deliver to the Disbursement Agent a certificate in the form of Exhibit W-10, the Construction Consultant has delivered to the Disbursement Agent a certificate in the form of Exhibit W-11 to this Agreement and the Project Architect has delivered to the Disbursement Agent a certificate in the form of Exhibit W-12 to this Agreement.

        6.7    Zoning and Contract Changes and Compliance.    (a) Initiate or consent to or acquiesce to any zoning downgrade of the Mortgaged Property or seek any material variance under any existing zoning ordinance except, in each case, to the extent such downgrade or variance could not reasonably be expected to materially and adversely affect the occupancy, use or operation of the Golf Course Land, the Phase II Land or the Casino Land, (b) use or permit the use of the Mortgaged Property in any manner that could result in such use becoming a non-conforming use (other than a non-conforming use otherwise in compliance with applicable land use laws, rules and regulations by virtue of a variance) under any zoning ordinance or any other applicable land use law, rule or regulation or (c) initiate or consent to or acquiesce to any change in any laws, requirements of Governmental Authorities or obligations created by private contracts which now or hereafter could reasonably be likely to materially and adversely affect the occupancy, use or operation of the Golf Course Land, the Phase II Land or the Casino Land.

        6.8    No Joint Assessment; Separate Lots.    Suffer, permit or initiate the joint assessment of any Mortgaged Property (i) with any other real property constituting a separate tax lot and (ii) with any portion of such Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against any such personal property shall be assessed or levied or charged to such Mortgaged Property as a single lien.

        6.9    Additional Project Documents.    Enter into or become a party to any Additional Project Document that is a Contract except (a) with the prior written consent of the Bank Agent or as permitted under Section 6.1.2 and (b) if such Additional Project Document is a Material Project Document, upon delivery to the Bank Agent of (x) a Consent from each third party to such Additional Project Document and (y) each Delivery Requirement with respect to such Additional Project Document; provided that the consent of the Bank Agent shall not be required for a Loan Party to enter into Additional Project Documents (i) with Persons other than Affiliates of Loan Parties and (ii) pursuant to which the Loan Parties as a whole will incur obligations or liabilities with a value of not more than $5,000,000 with respect to any Additional Project Document, per year. Enter into or become a party to any Additional Project Document that does not constitute a Contract except in compliance with the requirements of Section 7.23 of the Bank Credit Agreement.

        6.10    Unincorporated Materials.    Cause or permit (a) Unincorporated Materials located at the Site to exceed a value of $10,000,000 at any time, (b) amounts paid by the Company in respect of Unincorporated Materials not located at the Site to exceed a value of $20,000,000 at any time or (c) contract deposits for Unincorporated Materials to exceed a value of $30,000,000 at any time. The foregoing limits on Unincorporated Materials may be increased from time to time to an amount mutually agreed upon among the Company, the Construction Consultant and the Disbursement Agent.

[OTHERS TO COME BASED ON DUE DILIGENCE]

ARTICLE 7.
—EVENTS OF DEFAULT

        7.1    Events of Default.    The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder:

          7.1.1    Other Financing Documents.    The occurrence of an "Event of Default" under and as defined (a) in the Bank Credit Agreement, (b) in the FF&E Facility Agreement or (c) in the Second Mortgage Notes Indenture.

          7.1.2    Failure to Demonstrate Balancing.    The failure, from time to time from and after the initial Advance of funds from the Second Mortgage Notes Proceeds Account, of the Project to be In Balance and such failure shall continue for thirty (30) days without being cured.

          7.1.3    Inability to Deliver Certificates.    The failure, for sixty (60) consecutive days, of the Company to submit an Advance Request which is approved.

          7.1.4    Misstatements; Omissions.    Any representation, warranty or certification confirmed or made in any Financing Agreement or any Material Project Document (including any Advance Request or other certificate submitted with respect to any Financing Agreement or Material Project Document) by any Loan Party or in any writing provided by any Loan Party in connection with the transactions contemplated by this Agreement shall be found to have been incorrect in any material respect when made or deemed to be made.

          7.1.5    Covenants.

            (a)  The Company shall fail to perform or observe any of its obligations under Sections 5.1.1, 5.1.2, 5.2(i), 5.8.1, 5.8.3, 5.20, 5.21, 6.1, 6.2, 6.3, 6.4, 6.6 or 6.7 hereof; or

            (b)  The Company shall fail to perform or observe any of its obligations under Articles 5 or 6 hereof (other than those listed in Section 7.1.5(a) above) where such default shall not have been remedied within thirty (30) days after notice of such failure from the Disbursement Agent or any Funding Agent to the Company.

          7.1.6    Breach of Contracts.

            (a)  Any Loan Party shall breach or default under any term, condition, provision, covenant, representation or warranty contained in any Contract with a contract price of value in excess of $5,000,000 and such breach or default shall continue unremedied for ten (10) days after the earlier of (i) the Company or any other Loan Party becoming aware of such breach or default or (ii) receipt by the Company or any other Loan Party of notice from the Disbursement Agent or any Funding Agent of such breach or default; or

            (b)  Any party (other than a Loan Party) shall breach or default under any term, condition, provision, covenant, representation or warranty contained in any Contract with a contract value in excess of $5,000,000 and such breach or default shall continue unremedied for thirty (30) days after the earlier of (i) the Company or any other Loan Party becoming aware of such breach or default or (ii) receipt by the Company or any other Loan Party of notice from the Bank Agent or any Lender of such breach or default; provided, however, that (A) if the breach or default is reasonably susceptible to cure within sixty (60) days but cannot be cured within such thirty (30) days despite such other party's good faith and diligent efforts to do so, the cure period shall be extended as is reasonably necessary beyond such thirty (30) day period (but in no event longer than sixty (60) days) if remedial action reasonably likely to result in cure is promptly instituted within such thirty (30) day period and is thereafter diligently pursued until the breach or default is corrected and (B) no Event of Default shall be deemed to have occurred as a result of such breach if the Company provides written notice to the Funding Agents immediately upon (but in no event more than two (2) Banking Days after) the Company or any Loan Party becoming aware of such breach that the Company intends to replace such Contract (or that replacement is not necessary) and (1) the Company obtains a replacement obligor or obligors reasonably acceptable to the Disbursement Agent (in consultation with the Construction Consultant) for the affected party (if in the judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary), (2) the Company enters into a replacement Contract in accordance with Section 6.1 on terms no less beneficial to the Company and the Secured Parties in any material respect than the Contract so breached within sixty (60) days of such breach (if in the reasonable judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary); provided, however that the replacement Contract may require the Company to pay amounts to the replacement obligor in excess of those that would have been payable under the breached Contract if such additional payments in the reasonable judgment of the Disbursement Agent, in consultation with the Construction Consultant, do not cause the Project to fail to be In Balance and (3) such breach or default, after considering any replacement obligor and replacement Contract and the time required to implement such replacement, has not had and could not reasonably be expected to have a Material Adverse Effect; or

            (c)  The Company shall have received a "stop work" notice under Nevada Revised Statutes Section 624.610 with respect to any Contract with a contract price or value in excess of $5,000,000.

          7.1.7    Breach of Material Project Documents.    Any Loan Party or any other party thereto shall breach, or default under any term, condition, provision, covenant, representation or warranty contained in any Material Project Document (other than any Contract) or any other agreement (other than the Facility Agreements or other Financing Agreements) to which any Loan Party is a party if the effect of such breach or default could reasonably be expected to have a Material Adverse Effect and such breach or default shall continue unremedied for thirty (30) days after the earlier of (i) the Company or any other Loan Party becoming aware of such default or (ii) receipt by the Company or any other Loan Party of notice from the Disbursement Agent or any Funding Agent of such default; provided, however, that in the case of any Material Project Document (other than the Contracts), if the breach is by a party other than any Loan Party, then no Event of Default shall be deemed to have occurred as a result of such breach if the Company provides written notice to the Disbursement Agent, the Indenture Trustee and the FF&E Agent immediately upon (but in no event more than two (2) Banking Days after) the Company or any Loan Party becoming aware of such breach that the Company intends to replace such Material Project Document (or that replacement is not necessary) and (i) the Company obtains a replacement obligor or obligors reasonably acceptable to the Disbursement Agent (in consultation with the Construction Consultant) for the affected party (if in the judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary), (ii) the Company enters into a replacement Material Project Document in accordance with Section 6.1 on terms no less beneficial to the Company and the Secured Parties in any material respect than the Material Project Document so breached within sixty (60) days of such breach (if in the reasonable judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary); provided, however that the replacement Project Document may require the Company to pay amounts to the replacement obligor in excess of those that would have been payable under the breached Project Document if such additional payments in the reasonable judgment of the Disbursement Agent, in consultation with the Construction Consultant, do not cause the Project to fail to be In Balance and (iii) such breach or default, after considering any replacement obligor and replacement Material Project Document and the time required to implement such replacement, has not had and could not reasonably be expected to have a Material Adverse Effect.

          7.1.8    Financing Agreements.

            (a)  Any of the Financing Agreements, once executed and delivered, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared null and void by any Governmental Authority of competent jurisdiction, or (b) any of the Security Documents, once executed and delivered, shall fail to provide the secured parties thereunder the Liens, security interest, rights, titles, interest, priorities, remedies, powers or privileges intended to be created thereby or cease to be in full force and effect, or (c) the validity or the applicability of the Security Documents to the Loans or the Second Mortgage Notes, or any other obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed or contested by or on behalf of the Company or any other party thereto or (d) the Company or any other party to the Financing Agreements shall deny in writing that it has any further liability thereunder prior to the payment in full in immediately available funds of all the Obligations thereunder, including, with respect to the Bank Credit Agreement, the cancellation of all outstanding "Letters of Credit" (as defined in the Bank Credit Agreement) and termination of the Commitments thereunder.

          7.1.9    Termination or Invalidity of Material Project Documents; Abandonment of Project.

            (a)  Any of the Material Project Documents shall have terminated, become invalid or illegal, or otherwise ceased to be in full force and effect, provided that with respect to any Material Project Document other than the Prime Construction Contract, the Construction Guaranty or the Affiliate Real Estate Agreements, no Event of Default shall be deemed to have occurred as a result of such termination if the Company provides written notice to the Funding Agents immediately upon (but in no event more than two (2) Banking Days after) the Company, the Construction Guarantor or any Loan Party becoming aware of such Project Document ceasing to be in full force or effect that the Company intends to replace such Project Document (or that replacement is not necessary) and (i) the Company obtains a replacement obligor or obligors reasonably acceptable to the Disbursement Agent (in consultation with the Construction Consultant), for the affected party (if in the judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary), (ii) the Company enters into a replacement Project Document in accordance with Section 6.1, on terms no less beneficial to the Company and the Secured Parties in any material respect than the Project Document so terminated, within sixty (60) days of such termination (if in the reasonable judgment of the Disbursement Agent (in consultation with the Construction Consultant) a replacement is necessary); provided, however that the replacement Project Document may require the Company to pay additional amounts to the replacement obligor that would have otherwise been payable under the terminated Project Document if such additional payments in the reasonable judgment of the Disbursement Agent, in consultation with the Construction Consultant, do not cause the Company to fail to be In Balance, and (iii) such termination, after considering any replacement obligor and replacement

    Project Document and the time required to implement such replacement, has not had and could not reasonably be expected to have a Material Adverse Effect; provided, further, that the termination of the Driving Range Lease in connection with any release of the Phase II Land in accordance with the Bank Credit Agreement and the Second Mortgage Notes Indenture shall not be deemed to be an Event of Default hereunder;

            (b)  (i) The Loan Parties shall cease to own the portion(s) of the Site or the Site Easements owned by them as of the Closing Date (other than Wynn Home Site to the extent permitted by the Bank Credit Agreement and the Second Mortgage Notes Indenture) or any parcels and subdivisions thereof or Improvements located thereon; and (ii) the Loan Parties shall cease to own 985 acre feet of water per year appurtenant to the Site; and

            (c)  The Company shall abandon the Project or otherwise cease to pursue the operations of the Project.

          7.1.10    Government Authorizations.    The Company or any other Loan Party shall fail to observe, satisfy or perform, or there shall be a violation or breach of, any of the terms, provisions, agreements, covenants or conditions attaching to or under the issuance to such Person of any Permit or any such Permit or any provision thereof shall be suspended, revoked, cancelled, terminated or materially and adversely modified or fail to be in full force and effect or any Governmental Authority shall challenge or seek to revoke any such Permit if such failure to perform, breach, suspension, revocation, cancellation or termination could reasonably be expected to have a Material Adverse Effect;

          7.1.11    Schedule; Completion.

            (a)  The Construction Consultant shall reasonably determine (based on its experience, familiarity and review of the Project and information and schedule provided by the Company and the Contractors) that the Completion Date is likely to occur no earlier than seventy-five (75) days after the Scheduled Completion Date; or

            (b)  Failure to achieve the Completion Date on or before the Scheduled Completion Date.

          7.1.12    Future Advances.    With respect to any of the Deeds of Trust, if any "borrower" (as that term is defined in NRS 106.310) who may send a notice pursuant to NRS 106.380(1), (i) delivers, sends by mail or otherwise gives, or purports to deliver, send by mail or otherwise give, to a beneficiary under any of the Deeds of Trust (A) any notice of an election to terminate the operation of any such Deed of Trust as security for any secured obligation, including, without limitation, any obligation to repay any "future advance" (as defined in NRS 106.320) of "principal" (as defined in NRS 106.345), or (B) any other notice pursuant to NRS 106.380(l), (ii) records a statement pursuant to NRS 106.380(3), or (iii) causes any Deed of Trust, any secured obligation, or any Secured Party to be subject to NRS 106.380(2), 106.380(3) or 106.400.

        7.2    Remedies.    Upon the occurrence and during the continuation of an Event of Default, the Funding Agents and the Disbursement Agent may, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived (to the extent permitted by applicable law), exercise any or all rights and remedies at law or in equity (in any combination or order that the Funding Agents may elect, subject to the foregoing), including without limitation or prejudice to the Funding Agents' other rights and remedies, the following:

          (a)  refuse, and the Funding Agents shall not be obligated, to make any Advances or make any payments from any Account or other funds held by the Disbursement Agent by or on behalf of the Company or suspend or terminate the Commitments; and

          (b)  exercise any and all rights and remedies available to it under any of the Financing Agreements.

ARTICLE 8.
CONSULTANTS AND REPORTS

        8.1    Removal and Fees.    Only the Bank Agent in its sole discretion may remove from time to time the Independent Consultants and upon such removal a replacement acceptable to the Bank Agent shall be appointed in consultation with the Company. Notice of any replacement Independent Consultant shall be given by the Bank Agent to the Indenture Trustee, the FF&E Agent, the Disbursement Agent, the Company and the Independent Consultant being replaced. All reasonable fees and expenses of the Independent Consultants (whether the original ones or replacements) shall be paid by the Company. The Bank Agent will reasonably consult with the Company on a regular basis with respect to on-going costs of the Independent Consultants and unless a Potential Event of Default or Event of Default shall have occurred and be continuing, if requested by the Company, the Bank Agent may agree with the Company that such costs be subject to a reasonable fee cap. Neither the FF&E Agent nor the Indenture Trustee shall have the right to remove an Independent Consultant or appoint a replacement. The Company has reviewed the Construction Consultant's Engagement Agreement and hereby agrees to reimburse the Disbursement Agent and the Funding Agents for the fees of the Construction Consultant set forth therein.

        8.2    Duties.    The Independent Consultants shall be contractually obligated to the Bank Agent, the Indenture Trustee and the FF&E Agent to carry out the activities required of them in this Agreement and in the Construction Consultant Engagement Agreement and as otherwise requested by such Funding Agents. The Company acknowledges that it will not have any cause of action or claim against any Independent Consultant resulting from any decision made or not made, any action taken or not taken or any advice given by such Independent Consultant in the due performance in good faith of its duties.

        8.3    Acts of Disbursement Agent.    The Disbursement Agent will take such actions as any Funding Agent or the Company may reasonably request to cause the Independent Consultants to act diligently in the issuance of all certificates required to be delivered by the Independent Consultants hereunder and to otherwise fulfill their obligations to the Bank Agent, the Indenture Trustee and the FF&E Agent as described in the first sentence of Section 8.2.

ARTICLE 9.
THE DISBURSEMENT AGENT

        9.1    Appointment and Acceptance.    Subject to and on the terms and conditions of this Agreement, the Funding Agents hereby jointly and irrevocably appoint and authorize the Disbursement Agent to act on their behalf hereunder and under the Collateral Account Agreements and any other account agreements to which it is a party (collectively, the "Related Agreements"). The Disbursement Agent accepts such appointment and agrees to exercise commercially reasonable efforts and utilize commercially prudent practices in the performance of its duties hereunder consistent with those of similar institutions holding collateral, administering construction loans and disbursing disbursement control funds.

        9.2    Duties and Liabilities of the Disbursement Agent Generally.

          9.2.1    Commencing upon execution and delivery hereof, the Disbursement Agent shall have the right to meet periodically at reasonable times, however no less frequently than quarterly, upon three (3) Banking Days' notice, with representatives of the Company, the Construction Consultant, the Prime Contractor, the Project Architect and such other Contractors, employees, consultants or agents as the Disbursement Agent shall reasonably request to be present for such meetings. The

  Disbursement Agent may perform such inspections and tests of the Project as it deems reasonably appropriate in the performance of its duties hereunder. In addition, the Disbursement Agent shall have the right at reasonable times upon prior notice to review all information (including Project Documents) supporting the amendments to the Project Budget, amendments to any Project Documents, the Company's Advance Requests and any certificates in support of any of the foregoing, to inspect materials stored on the Mortgaged Property or at any other location, to review the insurance required pursuant to the terms of the Financing Agreements, to confirm receipt of endorsements from the Title Insurer insuring the continuing priority of the liens of the Deeds of Trust as security for each Advance hereunder, and to examine the Plans and Specifications and all shop drawings relating to the Project. The Disbursement Agent is authorized to contact any Contractor for purposes of confirming receipt of progress payments. The Disbursement Agent shall be entitled to examine, copy and make extracts of the books, records, accounting data and other documents of the Company, including without limitation bills of sale, statements, receipts, conditional and unconditional lien releases, contracts or agreements, which relate to any materials, fixtures or articles incorporated into the Project. From time to time, at the request of the Disbursement Agent, the Company shall make available to the Disbursement Agent a Project Schedule. The Company agrees to cooperate with the Disbursement Agent in assisting the Disbursement Agent to perform its duties hereunder and to take such further steps as the Disbursement Agent reasonably may request in order to facilitate the Disbursement Agent's performance of its obligations hereunder.

          9.2.2    Powers, Rights and Remedies.    The Disbursement Agent is authorized to take such actions and to exercise such powers, rights and remedies under this Agreement and the Related Agreements as are specifically delegated or granted to the Disbursement Agent by the terms hereof or thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Disbursement Agent agrees to act in accordance with the instructions of the Controlling Person and in the absence of such instructions shall take such actions or refrain from acting as it deems reasonable subject to any express requirements of this Agreement. Unless a Potential Event of Default or Event of Default shall have occurred or be continuing or as otherwise expressly provided herein, neither the Funding Agents nor the Disbursement Agent shall instruct the Securities Intermediary to take an action inconsistent with the Company's instructions (if such Company instructions are consistent with the requirements of this Agreement).

          9.2.3    Notice of Events of Default.    If the Disbursement Agent notifies any Funding Agent that an Event of Default or a Potential Event of Default known to it (or as to which it has received notice from any Funding Agent) has occurred (which has not been cured or waived), the Disbursement Agent shall provide prompt notice to each of the Funding Agents of the same and otherwise shall exercise such of the rights and powers vested in it by this Agreement and the documents constituting or executed in connection with this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the reasonable administration of its own affairs.

          9.2.4    No Risk of Own Funds.    None of the provisions of this Agreement shall require the Disbursement Agent to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or under the Related Agreements, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          9.2.5    No Imputed Knowledge.    Notwithstanding anything to the contrary in this Agreement, if the entity acting as Disbursement Agent also serves as a collateral agent or Funding Agent under the Financing Agreements, and except if such functions shall be performed by the same individuals within such entity to the maximum extent permitted by law, the Disbursement Agent shall not be deemed to have any knowledge of any fact known to such entity in its capacity as the collateral agent or Funding Agent by reason of the fact that the Disbursement Agent and the collateral agent or Funding Agent, as the case may be, are the same entity. Except as aforesaid, no knowledge of the collateral agent or any Funding Agent shall be attributed to the Disbursement Agent. The Disbursement Agent's duties and functions hereunder shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon the Disbursement Agent in its capacity as Bank Agent or as Lender. With respect to its participation in the extensions of credit under the Bank Credit Agreement, the Disbursement Agent shall have the same rights and powers hereunder as any other Funding Agent or Lender and may exercise the same as though it were not performing its duties and functions hereunder. The Disbursement Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Lenders. Each party hereto acknowledges that, as of the Closing Date, Deutsche Bank Trust Company Americas is, in addition to acting as the Disbursement Agent hereunder, also acting as the initial Bank Agent and may be a Bank Lender.

        9.3    Particular Duties and Liabilities of the Disbursement Agent.

          9.3.1    Reliance Generally.    The Disbursement Agent may, from time to time, in the event that any matter arises as to which specific instructions are not provided herein or in a Related Agreement (as applicable), request directions from the Funding Agents or the Controlling Person with respect to such matters and may refuse to act until so instructed and shall be fully protected in acting or refusing to act in accordance with such instructions. The Disbursement Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document believed by it on reasonable grounds to be genuine and to have been signed or presented by the proper party or parties.

          9.3.2    Court Orders.    The Disbursement Agent is authorized, in its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Disbursement Agent. The Disbursement Agent shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of the Disbursement Agent's compliance with such writs, orders, judgments or decrees, notwithstanding the fact that such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

          9.3.3    Requests, etc. of the Company.    Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced (unless other evidence in respect thereof be herein specifically prescribed) by an instrument signed by one of its Responsible Officers, and any resolution of the Company may be evidenced to the Disbursement Agent by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

          9.3.4    Reliance on Opinions of Counsel.    The Disbursement Agent may consult with counsel and any written opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder or under any Related Agreement in good faith and in accordance with such opinion of counsel.

          9.3.5    Action through Agents or Attorneys.    The Disbursement Agent may execute any of the trusts or powers hereunder or perform any duties hereunder or under any Related Agreement either directly or by or through agents or attorneys appointed with due care, and the Disbursement Agent shall not be responsible for any act on the part of any agent or attorney so appointed.

          9.3.6    Marshaling of Assets.    The Disbursement Agent need not marshal in any particular order any particular part or piece of the Project Security held by the Disbursement Agent in its capacity as Disbursement Agent hereunder or under any Related Agreement, or any of the funds or assets that the Disbursement Agent may be entitled to receive or have claim upon.

          9.3.7    Disagreements.

            (a)  In the event of any disagreement between a Funding Agent and the Company or any other Person or Persons whether or not named herein, and adverse claims or demands are made in connection with or for any of the investments or amounts held pursuant to this Agreement or under any Related Agreement, the Disbursement Agent shall be entitled at its option to refuse to comply with any such claim or demand so long as such disagreement shall continue, and in so doing, the Disbursement Agent shall not be or become liable for damages or interest to such Funding Agent or the Company or any other Person or Persons for the Disbursement Agent's failure or refusal to comply with such conflicting or adverse claims or demands. The Disbursement Agent shall be entitled to continue so to refrain and refuse so to act until:

                (i)  the rights of the adverse claimants have been fully adjudicated in the court assuming and having jurisdiction of the claimants and the investments and amounts held pursuant to this Agreement or under any Related Agreement; or

              (ii)  all differences shall have been adjusted by agreement, and the Disbursement Agent shall have been notified thereof in writing by all persons deemed by the Disbursement Agent, in its sole discretion, to have an interest therein.

            (b)  In addition, the Disbursement Agent, in its sole discretion, may file a suit in interpleader for the purpose of having the respective rights of all claimants adjudicated, and may deposit with the court all of the investments and amounts held pursuant to this Agreement or under any Related Agreement. The Company agrees to pay all costs and reasonable counsel fees incurred by the Disbursement Agent in such action, said costs and fees to be included in the judgment in any such action.

        9.4    Segregation of Funds and Property Interest.    Except as otherwise expressly provided in the Financing Agreements, monies and other property received by the Disbursement Agent shall, until used or applied as herein provided, be held for the purposes for which they were received, and shall be segregated from other funds except to the extent required herein or by law. To the extent that the Disbursement Agent also acts as securities intermediary, (a) the Disbursement Agent shall note in its records that all funds and other assets in the Company Accounts (other than the FF&E Proceeds Account, the Bank Proceeds Account and the Second Mortgage Notes Proceeds Account), have been pledged to the Project Secured Parties and that the Disbursement Agent is holding such items for the Project Secured Parties, (b) the Disbursement Agent shall note in its records that all funds and other assets in the FF&E Proceeds Account have been pledged to the FF&E Agent for the benefit of the FF&E Secured Parties and that the Disbursement Agent is holding such items for such Persons, (c) the Disbursement Agent shall note in its records that all funds and other assets in the Bank Proceeds Account have been pledged to the Bank Agent for the benefit of the Bank Lenders and that the Disbursement Agent is holding such items for such Persons and (d) the Disbursement Agent shall note in its records that all funds and other assets in the Second Mortgage Notes Proceeds Account have been pledged to the Indenture Trustee for the benefit of the Second Mortgage Notes Holders and that the Disbursement Agent is holding such items for such Persons. Accordingly, all such funds and assets shall not be within the bankruptcy "estate" (as such term is used in 11 U.S.C. § 541) of the Disbursement Agent. The Disbursement Agent shall not be under any liability for interest on any monies received by it hereunder, except as otherwise specified in this Agreement. The Disbursement

Agent hereby expressly waives any right of set-off or similar right it may have against or in relation to the Company Accounts and any monies, Permitted Investments or other amounts on deposit therein.

        9.5    Compensation and Reimbursement of the Disbursement Agent.    The Company covenants and agrees to pay to the Disbursement Agent from time to time, and the Disbursement Agent shall be entitled to, the fees set forth in that certain letter agreement between the Company and the Disbursement Agent, and the Company will further pay or reimburse the Disbursement Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Disbursement Agent in accordance with any of the provisions of the Financing Agreements or the documents constituting or executed in connection with the Project Security including any Related Agreements (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ). The obligations of the Company under this Section 9.5 to compensate the Disbursement Agent and to pay or reimburse the Disbursement Agent for reasonable expenses, disbursements and advances shall constitute additional indebtedness (and shall be deemed permitted indebtedness under each Financing Agreement) hereunder and shall survive the satisfaction and discharge of this Agreement.

        9.6    Qualification of the Disbursement Agent.    The Disbursement Agent hereunder shall at all times be a corporation with offices in New York City, New York which (a) is authorized to exercise corporation trust powers, (b) is subject to supervision or examination by the applicable Governmental Authority, (c) shall have a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000), (d) shall have a long-term credit rating of not less than A- or A3, respectively, by S&P or Moody's; and provided, that any such bank with a long-term credit rating of A- or A3 shall not cease to be eligible to act as Disbursement Agent upon a downward change in either such rating of no more than one category or grade of such minimum rating, as the case may be; and (e) with respect to any replacement of the Person acting as Disbursement Agent as of the Closing Date, shall be acceptable to each of the Bank Agent and the Indenture Trustee acting pursuant to the Project Lender Intercreditor Agreement. In case at any time the Disbursement Agent shall cease to be eligible in accordance with the provisions of this Section 9.6, the Disbursement Agent shall resign immediately in the manner and with the effect specified in Section 9.7.

        9.7    Resignation and Removal of the Disbursement Agent.    The Bank Agent and the Indenture Trustee, acting pursuant to the Project Lenders Intercreditor Agreement, shall have the right should they reasonably determine that the Disbursement Agent has breached or failed to perform its obligations hereunder or has engaged in willful misconduct or gross negligence, upon the expiration of thirty (30) days following delivery of written notice of substitution to the Disbursement Agent and the Company, to cause the Disbursement Agent to be relieved of its duties hereunder and to select a substitute disbursement agent to serve hereunder. The Disbursement Agent may resign at any time upon forty-five (45) days' written notice to all parties hereto. Such resignation shall take effect upon the earlier of receipt by the Disbursement Agent of an instrument of acceptance executed by a successor disbursement agent meeting the qualifications set forth in Section 9.6 and consented to by the other parties hereto or forty-five (45) days after the giving of such notice. Upon selection of a substitute disbursement agent, the Funding Agents and the Company and the substitute disbursement agent shall enter into an agreement substantially identical to this Agreement and, the Disbursement Agent shall promptly transfer to the substitute disbursement agent upon request therefor originals of all books, records, and other documents in the Disbursement Agent's possession relating to this Agreement.

        9.8    Merger or Consolidation of the Disbursement Agent.    Any corporation into which the Disbursement Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Disbursement Agent shall be a party, or any corporation succeeding to the corporate trust business of the Disbursement Agent, shall, if eligible hereunder, be the successor of the Disbursement Agent hereunder; provided, that such corporation shall be eligible under the provisions of Section 9.6 without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

        9.9    Statements; Information.

          9.9.1    Monthly Statements.    The Disbursement Agent shall provide to the Funding Agents and the Company a monthly statement of all deposits to, and disbursements from, each account maintained with it and interest and earnings credited to each account established and maintained hereunder and under the other Operative Documents by the Disbursement Agent. The Disbursement Agent shall forward to the Funding Agents any such statements delivered to it by the securities intermediaries under the Collateral Account Agreements.

          9.9.2    Information Requests.    The Disbursement Agent shall, at the expense of the Company (i) as promptly as is reasonably practicable after receipt of any reasonable written request by the Company or any Funding Agent, but not more frequently than monthly (unless a Potential Event of Default or an Event of Default shall have occurred), provide the Company or such Funding Agent, as the case may be, with such information as the Company or such Funding Agent may reasonably request regarding all categories, amounts, maturities and issuers of investments made by the Disbursement Agent pursuant to this Agreement and regarding amounts available in the Company Accounts, and the various sub-accounts included therein, and (ii) upon the reasonable written request of the Company, arrange with the Company for a mutually convenient time for a Responsible Officer of the Reviewing Accountant to visit the offices of the Disbursement Agent to examine and take copies of records relating to and instruments evidencing the investments made by the Disbursement Agent pursuant to this Agreement.

        9.10    Limitation of Liability.    The Disbursement Agent's responsibility and liability under this Agreement shall be limited as follows: (a) the Disbursement Agent does not represent, warrant or guaranty to the Funding Agents or the Lenders the performance by the Company, the Prime Contractor, the Construction Guarantor, the Golf Course Contractor, the Construction Consultant, the Project Architect, the Golf Course Designer, the Aqua Theater Designer, or any other Contractor or Subcontractor of their respective obligations under the Operative Documents and shall have no duty to inquire of any Person whether a Potential Event of Default or an Event of Default has occurred and is continuing; (b) the Disbursement Agent shall have no responsibility to the Company, the Funding Agents or the Lenders as a consequence of performance by the Disbursement Agent hereunder except for any bad faith, fraud, gross negligence or willful misconduct of the Disbursement Agent as finally judicially determined by a court of competent jurisdiction; (c) the Company shall remain solely responsible for all aspects of its business and conduct in connection with the Project, including but not limited to the quality and suitability of the Plans and Specifications, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, subcontractors, suppliers, consultants and property managers, the accuracy of all applications for payment, and the proper application of all disbursements; and (d) the Disbursement Agent is not obligated to supervise, inspect or inform the Company of any aspect of the development, construction or operation of the Project or any other matter referred to above. Each Funding Agent and Lender has made its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making of the extensions of credit contemplated by the Financing Agreements and has made and shall continue to make its own appraisal of the creditworthiness of the

Loan Parties. Except as specifically set forth herein, the Disbursement Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Funding Agents or Lenders or to provide any Funding Agent or Lender with any credit or other information with respect thereto. The Disbursement Agent shall not have, by reason of this Agreement, a fiduciary relationship in respect of any Funding Agent or Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Disbursement Agent any obligations in respect of this Agreement except as expressly set forth herein or therein. The Disbursement Agent shall have no duties or obligations hereunder except as expressly set forth herein, shall be responsible only for the performance of such duties and obligations and shall not be required to take any action otherwise than in accordance with the terms hereof. The provisions of this Article 9 are solely for the benefit of the Disbursement Agent and the Funding Agents and Lenders and the Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Disbursement Agent does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Affiliates. Neither the Disbursement Agent nor any of its officers, directors, employees or agents shall be in any manner liable or responsible for any loss or damage arising by reason of any act or omission to act by it or them hereunder or in connection with any of the transactions contemplated hereby, including, but not limited to, any loss that may occur by reason of forgery, false representations, the exercise of its discretion, or any other reason, except as a result of their bad faith, fraud, gross negligence or willful misconduct as finally judicially determined by a court of competent jurisdiction.

ARTICLE 10.
—SAFEKEEPING OF ACCOUNTS

        10.1    Application of Funds in Company Accounts.    Amounts deposited in the Company Accounts shall be applied exclusively as provided in this Agreement and the Disbursement Agent shall at all times act and direct the securities intermediaries under the Collateral Account Agreements so as to implement the application of funds provisions and procedures herein set forth. The Disbursement Agent is hereby authorized to direct the Securities Intermediary to reduce to cash any Permitted Investment (without regard to maturity) in any account in order to make any application required hereunder. No amount held in any Account maintained hereunder shall be disbursed except in accordance with the provisions hereof or as required by law.

        10.2    Event of Default.    Notwithstanding anything to the contrary in this Agreement, (a) upon the occurrence and during the continuance of an Event of Default of which it has actual knowledge, the Disbursement Agent shall not in any such event deposit or cause to be deposited any amounts into the Collection Account, Disbursement Account, the Soft Costs Cash Management Sub-Account, the Hard Costs Cash Management Sub-Account or the Interest Payment Account or release or cause to be released any amounts to the Company unless instructed to the contrary by (i) in the case of the Second Mortgage Notes Proceeds Account, the Indenture Trustee, (ii) in the case of the FF&E Proceeds Account, the FF&E Agent and (iii) in the case of all other Company Accounts, the Bank Agent; and (b) upon the occurrence of (i) an Event of Default, (ii) the dissolution or liquidation or Bankruptcy of the Completion Guarantor, or (iii) a breach by the Completion Guarantor of any of its covenants and agreements under the Completion Guaranty, in each case, of which it has knowledge, the Disbursement Agent shall withdraw all funds then on deposit in the Completion Guaranty Deposit Account and deposit the same in the Company's Funds Account. The Disbursement Agent is hereby irrevocably authorized by the Company to apply, or cause to be applied, amounts in any Company Account and any other sums held by the Securities Intermediary under any Collateral Account Agreement to the payment of interest, principal, fees, costs, charges or other amounts or obligations due or payable to the Secured Parties when instructed to do so by the Controlling Person.

        10.3    Liens.    The Disbursement Agent shall take such actions within its control that it customarily takes in the conduct of its business to protect the Company Accounts, and all cash, funds, Permitted Investments from time to time deposited therein, as well as any proceeds or income therefrom (collectively, the "Company Accounts Collateral") free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature whatsoever now or hereafter existing, in favor of anyone other than the Secured Parties (or the Disbursement Agent, as agent for the Secured Parties) (collectively, the "Third Party Claims"); it being understood, however, that the foregoing shall in no way be deemed to be a guaranty or other assurance by the Disbursement Agent that Third Party Claims will not arise.

        10.4    Perfection.    The Disbursement Agent shall take any steps from time to time requested by the Bank Agent or the Indenture Trustee to confirm or cause the securities intermediaries under the Collateral Account Agreements to confirm and maintain the priority of their respective security interests in the Company Accounts Collateral.

        10.5    Second Mortgage Notes Proceeds Account.    Notwithstanding any other provision hereof, the parties hereto acknowledge that the security interest granted by the Company to the Indenture Trustee in the Second Mortgage Notes Proceeds Account (including any Permitted Investments held therein) pursuant to the Second Mortgage Notes Collateral Account Agreement is for the sole and exclusive benefit of the Indenture Trustee and the Second Mortgage Note Holders and, subject to the terms of the Project Lenders Intercreditor Agreement, only the Indenture Trustee shall have the right to direct the Disbursement Agent with respect thereto.

        10.6    Bank Proceeds Account.    Notwithstanding any other provision hereof, the parties hereto acknowledge that the security interest granted by the Company to the Bank Agent in the Bank Proceeds Account (including any Permitted Investments held therein) pursuant to the Company Collateral Account Agreement is for the sole and exclusive benefit of the Bank Agent and the Bank Lenders, and subject to the terms of the Project Lenders Intercreditor Agreement, only the Bank Agent shall have the right to direct the Disbursement Agent with respect thereto.

        10.7    FF&E Proceeds Account.    Notwithstanding any other provision hereof, the parties hereto acknowledge that the security interest granted by the Company to the FF&E Agent in the FF&E Proceeds Account (including any Permitted Investments held therein) pursuant to the FF&E Collateral Account Agreement is for the sole and exclusive benefit of the FF&E Agent and the FF&E Lenders and, subject to the terms of the FF&E Intercreditor Agreement, only the FF&E Agent shall have the right to direct the Disbursement Agent with respect thereto.

ARTICLE 11.
—MISCELLANEOUS

        11.1    Addresses.    Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Company:	Wynn Las Vegas, LLC, 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attn: Ron Kramer Telephone No.: (702) 733-4123 Facsimile No.: (702) 791-0167
Wynn Las Vegas Capital Corp. 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attn: Ron Kramer Telephone No.: (702) 733-4123 Facsimile No.: (702) 791-0167
Wynn Design & Development, LLC 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attn: Kenneth Wynn Attn: Todd Nisbet Telephone No.: (702) 733-4497 Facsimile No.: (702) 733-4715
If to the Bank Agent:	Deutsche Bank Trust Company Americas 31 West 52nd Street New York, New York 10019 Attn: George Reynolds Telephone No.: (646) 324-2112 Facsimile No.: (646) 324-7450
If to the Indenture Trustee:
Wells Fargo Bank, National Association
Wells Fargo Corporate Trust Services
MAC N9303-110
Sixth & Marquette
Minneapolis, MN 55479
Attn: Michael Slade
Telephone No.: 612-667-0266
Facsimile No.: 612-667-2160 -2134
If to the FF&E Agent:
Wells Fargo Bank, National Association
c/o Wells Fargo Bank, National Association
Attn: Corporate Trust Services
MAC: U1228-120
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Telephone No.: (801) 246-5630
Facsimile No.: (801) 246-5053

If to the Disbursement Agent:	Deutsche Bank Trust Company Americas 31 West 52nd Street New York, New York 10019 Attn: Amy Sinensky Telephone No.: (212) 469-4063 Facsimile No.: (212) 469-6091

All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is validly transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days' notice to the other parties in the manner set forth hereinabove.

        11.2    Further Assurances.    From time to time the Company shall execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Funding Agents or the Disbursement Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Operative Documents, or of more fully perfecting or renewing the rights of the Funding Agents and the Lenders with respect to the Project Security (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by any Loan Party which may be deemed to be part of the Project Security) pursuant hereto or thereto. Upon the exercise by the Funding Agents, the Disbursement Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Operative Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Company shall, or shall cause another Loan Party to, execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Funding Agent, the Disbursement Agent or such Lender may be required to obtain from the Company or the applicable Loan Party for such governmental consent, approval, recording, qualification or authorization.

        11.3    Delay and Waiver.    No delay or omission to exercise any right, power or remedy accruing upon the occurrence of any Potential Event of Default or Event of Default or any other breach or default of the Company under this Agreement shall impair any such right, power or remedy of the Funding Agents, the Lenders, the Disbursement Agent or any other Secured Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single Potential Event of Default, Event of Default or other breach or default be deemed a waiver of any other Potential Event of Default, Event of Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any of the Funding Agents, the Lenders, the Disbursement Agent or any other Secured Party, of any Potential Event of Default, Event of Default or other breach or default under this Agreement or any other Financing Agreement, or any waiver on the part of any of the Funding Agents, the Lenders, the Disbursement Agent or any other Secured Party, of any provision or condition of this Agreement or any other Operative Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Financing Agreement or by law or otherwise afforded to any of the Funding Agents, the Lenders, the Disbursement Agent or any other Secured Party, shall be cumulative and not alternative.

        11.4    Additional Security; Right to Set-Off.    Any deposits or other sums at any time credited or due from any Secured Party and any securities or other property of the Company in the possession of any Secured Party may at all times be treated as collateral security for the payment of the Obligations, and the Company hereby pledges to each such Secured Party for the benefit of the Project Secured Parties and grants such Secured Party a security interest in and to all such deposits, sums, securities or other property on deposit or in the possession of such Secured Party, as the case may be. Regardless of the adequacy of any other collateral, any Secured Party may execute or realize on its security interest in any such deposits or other sums credited by or due from any such Person to the Company, may apply any such deposits or other sums to or set them off against the Company's obligations to the Project Secured Parties under this Agreement and the other Financing Agreements, subject to the Intercreditor Agreements, at any time after the occurrence and during the continuance of any Event of Default.

        11.5    Entire Agreement.    This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof, all of which negotiations and writings are deemed void and of no force and effect.

        11.6    Governing Law.    This Agreement shall be governed by the laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law, provided, however, that to the extent any terms of this Agreement are incorporated in and made part of any other Financing Agreement, any such term so incorporated shall for all purposes be governed by and construed in accordance with the law governing the Financing Agreement into which such term is so incorporated.

        11.7    Severability.    In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

        11.8    Headings.    Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

        11.9    Limitation on Liability.    NO CLAIM SHALL BE MADE BY THE COMPANY OR ANY OF ITS AFFILIATES AGAINST THE FUNDING AGENTS, THE LENDERS, THE DISBURSEMENT AGENT, THE CONTROLLING PERSON OR ANY OTHER SECURED PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES, DIRECTORS, EMPLOYEES, ATTORNEYS OR AGENTS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (WHETHER OR NOT THE CLAIM THEREFOR IS BASED ON CONTRACT, TORT OR DUTY IMPOSED BY LAW), IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE OTHER OPERATIVE DOCUMENTS OR ANY ACT OR OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH; AND THE COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

        11.10    Waiver of Jury Trial.    ALL PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF,

UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER FINANCING AGREEMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY TO THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE FUNDING AGENTS, DISBURSEMENT AGENT AND EACH OF THE OTHER LENDERS AND SECURED PARTIES TO ENTER INTO THIS AGREEMENT.

        11.11    Consent to Jurisdiction.    Any legal action or proceeding by or against the Company or with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Agreement, the Company, accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Agreement and irrevocably consents to the appointment of the Corporation Service Company as its agent to receive service of process in New York, New York. Nothing herein shall affect the right to serve process in any other manner permitted by law or any right to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of real property interests which are part of the Project Security. The Company further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of the Company based upon the assertion that the rate of interest charged by or under this Agreement, or under the other Financing Agreements is usurious. The Company hereby waives any right to stay or dismiss any action or proceeding under or in connection with any or all of the Project, this Agreement or any other Operative Document brought before the foregoing courts on the basis of forum non-conveniens.

        11.12    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, the Company may not assign or otherwise transfer any of its rights under this Agreement.

        11.13    Reinstatement.    This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Company's obligations hereunder or under the other Financing Agreements, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Secured Parties. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

        11.14    No Partnership; Etc.    The Secured Parties and the Company intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement or in any of the other Financing Agreements shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Secured Parties and the Company or any other Person. The Secured Parties shall not be in any way responsible or liable for the debts, losses, obligations or duties of the Company or any other Person with respect to the Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Project and to perform all obligations under the agreements and contracts relating to the Project shall be the sole responsibility of the Company.

        11.15    Costs and Expenses.

          11.15.1    Reimbursement of Costs.    The Company shall (subject to the limitations set forth herein and, with respect to each Funding Agent, to the express provisions of the Financing Agreements or any other fee letters or engagement letters to which such Funding Agent is a party) pay the reasonable legal, engineering, other professional and all other fees and costs of the

  Funding Agents and the Disbursement Agent and their consultants and advisors, the reasonable travel expenses and other out-of-pocket costs incurred by each of them in connection with the preparation, negotiation, execution and delivery, and where appropriate, registration of the Operative Documents (and all matters incidental thereto), the syndication of the Loans, the administration of the transactions contemplated by the Operative Documents (including, without limitation, the administration of this Agreement, the other Operative Documents and the Security Documents) and the preservation or enforcement of any of their respective rights or in connection with any amendments, waivers or consents required under the Financing Agreements or the Operative Documents. The Funding Agents will reasonably consult with the Company on a regular basis with respect to on-going costs of such Persons' consultants and advisors and unless a Potential Event of Default or Event of Default shall have occurred and be continuing, if requested by the Company, the Funding Agents may agree with the Company that such costs be subject to a reasonable fee cap.

          11.15.2    Indemnity.    The Company shall indemnify, defend and hold harmless the Bank Agent, the Bank Lenders, the FF&E Agent, the FF&E Lenders, the Indenture Trustee, the Second Mortgage Notes Holders, the Insurance Advisor, the Construction Consultant, the Controlling Person, the Disbursement Agent, each of their respective affiliates and each of their respective officers, directors, partners, trustees, employers, affiliates, shareholders, advisors, agents, attorneys, attorneys-in-fact, representatives and "controlling persons" (within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), (collectively, the "Indemnitees") from and against and reimburse the Indemnitees for any and all present and future claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including any legal or other expenses reasonably incurred by them in connection with the investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as witness with respect to, any lawsuits, investigations, claims or other proceedings (whether or not such Indemnitee is a formal party thereto) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against any such Indemnitee including any liability resulting from any delay or omission to pay any such tax (collectively, "Claims") arising in any manner out of or in connection with this Agreement, the Financing Documents or any other Operative Documents, the use of proceeds therefrom, the development, construction, ownership and operation of the Project the transactions contemplated by this Agreement or any other Operative Document, any other transaction related hereto or thereto of any claim, litigation, investigation or proceeding relating to any of the foregoing (regardless of whether any Indemnitee is a party hereto or thereto) including without limitation (a) any and all Claims arising in connection with the release or presence of any Hazardous Substances at the Site or the Project, whether foreseeable or unforeseeable, including all costs of removal and disposal of such Hazardous Substances, all reasonable costs required to be incurred in (i) determining whether the Project is in compliance and (ii) causing the Project to be in compliance, with all applicable Legal Requirements, all reasonable costs associated with claims for damages to persons or property, and reasonable attorneys' and consultants' fees and court costs, (b) any and all Claims arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any preliminary or final prospectus or any other similar disclosure document or in any amendment or supplement thereto, any omission or alleged omission to state in any preliminary or final prospectus or any other similar disclosure document or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any and all Claims arising in any matter out of, relating to or in connection with any conduct by any Loan Party or their respective employees or agents or any action or failure to act undertaken by any book-running manager under the Facility Agreements at any Loan Party's request or with any Loan Party's consent. No

  Indemnitee shall be liable for any damages arising from the use by unauthorized Persons of information or other materials sent through electronic, telecommunication or other information transmission systems that are intercepted by other Persons.

          11.15.3    Gross Negligence.    The indemnity obligation of the Company pursuant to this Section 11.15 shall not apply with respect to an Indemnitee, to the extent arising as a result of the fraud, bad faith, gross negligence or willful misconduct of such Indemnitee, as finally judicially determined by a court of competent jurisdiction, but shall continue to apply to other Indemnitees.

          11.15.4    Unenforceability.    To the extent that the undertaking in the preceding paragraphs of this Section 11.15 may be unenforceable because it is violative of any law or public policy, the Company will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of such undertakings.

          11.15.5    Foreclosure.    The provisions of this Section 11.15 shall survive foreclosure of the Security Documents and satisfaction or discharge of the Company's obligations hereunder, and shall be in addition to any other rights and remedies of any Indemnitee.

          11.15.6    Payment Due Dates.    Any amounts payable by the Company pursuant to this Section 11.15 shall be payable within the later to occur of (a) ten (10) Banking Days after the Company receives an invoice for such amounts from any applicable Indemnitee or (b) five (5) Banking Days prior to the date on which such Indemnitee reasonably expects to pay such costs on account of which the Company's indemnity hereunder is payable, and if not paid by such applicable date shall bear interest at the highest default rate set forth in any of the Financing Agreements from and after such applicable date until paid in full in immediately available funds.

          11.15.7    Actions; Counsel.    In case any action or proceeding shall be instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee shall promptly notify the Company of the commencement of any action or proceeding; provided, however, that the failure so to notify the Company shall not relieve the Company from any liability that the Company may have to such Indemnitee pursuant to Section 11.15.2 or from any liability that the Company may have to such Indemnitee other than pursuant to Section 11.15.2, except to the extent such failure to provide such prompt notice to the Company has prejudiced the defense of the action or proceeding. Notwithstanding the above, following such notification, the Company may elect in writing to assume the defense of such action or proceeding, and, upon such election, the Company shall not be liable for any legal costs subsequently incurred by such Indemnitee (other than reasonable costs of investigation and providing evidence) in connection therewith, unless (i) the Company has failed to provide counsel reasonably satisfactory to such Indemnitee in a timely manner, (ii) counsel provided by the Company reasonably determines that its representation of such Indemnitee would present it with a conflict of interest or (iii) the Indemnitee reasonably determines, on the advice of counsel, that there may be legal defenses available to it which are different from or in addition to those available to the Company. In connection with any one action or proceeding, the Company shall not be responsible for the fees and expenses of more than one separate law firm (in addition to local counsel) for all Indemnitees under each Facility.

          11.15.8    Reports.    The Company shall report promptly to such Indemnitee on the status of such action, suit or proceeding as material developments shall occur and from time to time as requested by such Indemnitee. The Company shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding, and each material document which the Company possesses relating to such action, suit or proceeding.

          11.15.9    Unconditional Release.    The Company shall not consent to the terms of any compromise or settlement of any action defended by the Company in accordance with the foregoing without the prior consent of the Indemnitee, unless such compromise or settlement (a) includes an unconditional release of the Indemnitee from all liability arising out of such action or claim and (b) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnitee.

          11.15.10    Settlement.    Any Indemnitee against whom any Claim is made shall be entitled, after consultation with the Company and upon consultation with legal counsel wherein such Indemnitee is advised that such Claim is reasonably meritorious, to compromise or settle any such Claim if such Indemnitee determines in its reasonable discretion that failure to compromise or settle such Claim could reasonably subject such Indemnitee to criminal liability or is reasonably likely to have a material adverse effect on such Indemnitee, the Company, the Project or such Indemnitee's interest in the Project. Any such compromise or settlement shall be binding upon the Company for purposes of this Section 11.15.

          11.15.11    Subrogation.    Upon payment of any Claim by the Company pursuant to this Section 11.15 or other similar indemnity provisions contained herein to or on behalf of an Indemnitee, the Company, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall at the request and expense of the Company cooperate with the Company and give at the request and expense of the Company such further assurances as are necessary or advisable to enable the Company vigorously to pursue such claims.

        11.16    Agreements Among Funding Agents and Other Secured Parties.

          11.16.1    Intercreditor Agreements.    The Company acknowledges that (a) the Bank Agent and the Indenture Trustee have entered into the Project Lenders Intercreditor Agreement and (b) the Bank Agent, the Indenture Trustee and the FF&E Agent have entered into the FF&E Intercreditor Agreement, and agrees that the agreements set forth therein do not violate the Bank Agent's, the FF&E Agent's or the Indenture Trustee's obligations to the Company under the Financing Agreements. The Company agrees not to take any action to invalidate or challenge the validity of, or assert in writing the invalidity of any provisions of the Intercreditor Agreements. Notwithstanding anything to the contrary contained herein or in any other Financing Agreement, (a) at such time that all Obligations under the Bank Credit Facility or under the Second Mortgage Notes Indenture have been indefeasibly paid or otherwise satisfied in full in immediately available funds and all Commitments thereunder have been terminated, each reference to the Project Lenders Intercreditor Agreement shall be of no further force or effect and (b) at such time as all Obligations under either (i) the Bank Credit Facility and the Second Mortgage Notes Indenture or (ii) the FF&E Facility have been indefeasibly paid or otherwise satisfied in full in immediately available funds and all Commitments thereunder have been terminated, each reference to the FF&E Intercreditor Agreement shall be of no further force or effect. Notwithstanding any other provision in this Agreement to the contrary, as among the Secured Parties, no provision hereof shall be deemed to relieve or in any way affect the Secured Parties' respective obligations or liabilities under the Intercreditor Agreements. The Company is not a third party beneficiary of the Intercreditor Agreements and shall have no right to enforce the same against any party.

          11.16.2    Calculations.    Each Funding Agent agrees with each of the other Funding Agents that it will, upon request, provide such information to the other Funding Agents and the Disbursement Agent as may be necessary to enable them to make any calculation required under the Financing Agreements.

          11.16.3    Termination of Commitments.    Each of the Bank Agent and the FF&E Agent agree with each of the other Funding Agents that it will provide notice to each other Funding Agent and the Disbursement Agent of any termination of their respective Commitments within three (3) Banking Days of such termination.

        11.17    Counterparts.    This Agreement may be executed in one or more duplicate counterparts (including by facsimile) and when signed by all of the parties listed below shall constitute a single binding agreement.

        11.18    Termination.    This Agreement shall, subject to Section 11.13 and to the next sentence, terminate and be of no further force or effect upon completion of the transfer and release of funds contemplated by Section 2.9. The provisions of Article 9 and Section 11.15 shall survive the termination of this Agreement.

        11.19    Amendments.    From and after the initial Advance under the Bank Credit Facility, the Bank Agent, acting at the direction of the Bank Lenders (and without the consent of the Indenture Trustee or the FF&E Agent), may from time to time agree with the Company to amend the requirements set forth on Exhibit X-1; provided, however, that no such amendment shall cause the standards set forth in Exhibit X-1 to be lower than the standards set forth in Exhibit X-2. From and after the initial Advance under the Bank Credit Facility, the Bank Agent and the FF&E Agent may, without the consent of the Indenture Trustee, amend the Disbursement Agreement or waive any Potential Event of Default or Event of Default by or with respect to the Company or any Loan Party; provided, however, that without the consent of the holders of a majority (in aggregate principal amount) of the Second Mortgage Notes, (i) such waiver of any Potential Event of Default or Event of Default must be made not later than one hundred eighty (180) days following the applicable date notice of such Potential Event of Default or Event of Default was delivered to the Disbursement Agent pursuant to Section 5.7.1, or, if no such notice was delivered, the date of occurrence of such Potential Event of Default or Event of Default, (ii) neither the Bank Agent nor the FF&E Agent shall waive any Potential Event of Default or Event of Default which otherwise independently (not by cross-default or cross-reference to another agreement) constitutes a default or event of default under the Second Mortgage Notes Indenture, (iii) neither the Bank Agent nor the FF&E Agent shall amend the definition of or the conditions or circumstances requiring a Required Scope Change Approval nor waive any Potential Event of Default or Event of Default resulting from, or any condition relating to, implementation of a Scope Change for which a Required Scope Change Approval is required pursuant to Section 6.2.1 or (iv) amend or waive any Potential Event of Default or Event of Default under Section 7.1.2 or Section 7.1.11 or amend or waive any provision so as to effect an amendment or waiver of such Sections.

            (a)  Except as otherwise provided in clause (a) above, any amendment to this Agreement must be in writing and must be signed by each party hereto.

        11.20    Suretyship Waivers.    Each of Wynn Las Vegas Capital Corp. and Wynn Design hereby waives any and all defenses available to a surety or guarantor, whether arising as a result of the joint and several liability hereunder or otherwise. Without limiting the generality of the foregoing, the waivers of the guarantors under Section 2.5 of the Bank Guarantee and Collateral Agreement and the "FF&E Guaranty" (as defined in the FF&E Facility Agreement) are hereby incorporated herein by this reference mutatis mutandis and such waivers shall be deemed to be made by Wynn Las Vegas Capital Corp. and Wynn Design hereunder as if such waivers had been expressly set forth herein.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

COMPANY:
WYNN LAS VEGAS, LLC, a Nevada limited liability company
By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
	By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:

Name:

Title:

WYNN LAS VEGAS CAPITAL CORP., a Nevada corporation
By:

Name:

Title:

WYNN DESIGN & DEVELOPMENT, LLC, a Nevada limited liability company
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:

Name:

Title:

BANK AGENT:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
By:

Name:

Title:

INDENTURE TRUSTEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:

Name:

Title:

DISBURSEMENT AGENT:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
By:

Name:

Title:

FF&E AGENT:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
By:

Name:

Title:

EXHIBIT A to the
Disbursement Agreement

DEFINITIONS

        "Additional Contract Certificate" means an Additional Contract Certificate in the form of Exhibit F to the Disbursement Agreement.

        "Additional Land" shall have the meaning given in the Bank Credit Agreement.

        "Additional Project Document" means any other document or agreement entered into after the Closing Date, relating to the development, construction, maintenance or operation of the Project (other than the Financing Agreements but including, without limitation, any lease or license of any portion of the Project).

        "Advance" means (a) with respect to the Bank Credit Facility, an advance of Loans deposited in the Collection Account or a transfer of funds from the Bank Proceeds Account to the Collection Account or the issuance of a Letter of Credit, (b) with respect to the Second Mortgage Notes, a transfer of funds from the Second Mortgage Notes Proceeds Account to the Collection Account, (c) with respect to the FF&E Facility, (i) an advance of Loans deposited in the Collection Account (or with respect to the FF&E Reimbursement Advance, deposited in the Company's Funds Account), (ii) a transfer of funds from the FF&E Proceeds Account to the Collection Account, (iii) the advance of Loans in the amount of $38,500,000 to the Original Aircraft Lender to refinance the indebtedness incurred to fund the acquisition of the Aircraft and (iv) the advance of Loans in the amount of up to [$            ] to finance the cost of the replacement Aircraft pursuant to Section 7.5(p) of the FF&E Facility Agreement to the extent such cost exceeds the proceeds from the sale of the existing Aircraft, and (d) with respect to amounts on deposit in the Company's Funds Account, a release of funds from the Company's Funds Account, in each case, made pursuant to Article 2 of the Disbursement Agreement and (except with respect to funds on deposit in the Company's Funds Account) the applicable Facility Agreements under which all or any part of such Advance is requested.

        "Advance Confirmation Notice" has the meaning given in Section 2.4.3(a)(i) of the Disbursement Agreement.

        "Advance Date" means the date on which an Advance is required to be deposited in the Collection Account pursuant to Section 2.4.4(a)(ii) of the Disbursement Agreement.

        "Advance Request" means an advance request and certificate in the form of Exhibit C-1 to the Disbursement Agreement.

        "Affiliate" as applied to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with") as applied to any Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

        "Affiliate Real Estate Agreements" means, collectively, the Golf Course Lease, the Driving Range Lease, the Parking Facility Lease, the Shuttle Easement, the Building Lease, the Art Gallery Lease and the Dealership Lease Agreement.

        "Aircraft" has the meaning given in the FF&E Facility Agreement.

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        "Anticipated Cost Report" means a cost report in the format of the Summary Anticipated Cost Report but which, instead of setting forth the indicated information for each Line Item Category, sets forth the indicated information for each Line Item.

        "Anticipated Earnings" means, at any time, with respect to the Second Mortgage Notes Proceeds Account, the Company's Funds Account, the Completion Guaranty Deposit Account and the Project Liquidity Reserve Account, respectively, the amount of investment income which the Company reasonably determines with (a) the reasonable concurrence of the Construction Consultant and (b) the concurrence of the Disbursement Agent (acting in its sole discretion exercised in good faith) will accrue on the funds in each such Company Account through the anticipated Completion Date, taking into account the current and future anticipated rates of return on Permitted Investments in such Company Accounts and the anticipated times and amounts of draws from each such Company Account for the payment of Project Costs.

        "Appraisal" means any appraisal of the FF&E Component received by the FF&E Agent pursuant to clause (d) of the definition of "Completion" from [                        ][FF&E LENDERS TO PROVIDE] or such other Person as the FF&E Agent may select.

        "Aqua Theater Design Services Agreement" means that certain Professional Design Services Agreement dated as of October 12, 2001 between the Aqua Theater Designer and Wynn Las Vegas.

        "Aqua Theater Designer" means Marnell Architecture, a Professional Corporation, a Nevada corporation (fka AA Marnell II, Ltd.).

        "Aqua Theater Designer's Advance Certificate" means a certificate in the form of Exhibit C-6 to the Disbursement Agreement.

        "Art Gallery Lease Agreement" means that certain Lease Agreement between Valvino and Wynn Resorts Holdings dated as of November 1, 2001.

        "Availability Period" shall mean the period commencing on the Closing Date and ending on the earlier to occur of (a) the Final Completion Date and (b) the Outside Completion Deadline.

        "Available Funds" means, from time to time, the sum of (i) (A) $958.8 million less the aggregate of Advances made under the Bank Credit Facility (specifically excluding Advances under the Bank Revolving Debt Service Commitment Portion), plus until the Completion Date, (B) the lesser of (1) the aggregate of the unutilized Bank Revolving Debt Service Commitment Portion and (2) the aggregate amount of Debt Service due and payable during the period commencing on April 30, 2005 and ending on the Scheduled Completion Date then in effect, plus (ii) the aggregate then undrawn and unexpired amount of the Letters of Credit then outstanding under the Bank Credit Facility, plus (iii) the aggregate of the amounts on deposit in the Company's Funds Account and the Second Mortgage Notes Proceeds Account and all Anticipated Earnings thereon, plus (iv) the aggregate amount which the Company is entitled to withdraw from the Completion Guaranty Deposit Account and the Project Liquidity Reserve Account pursuant to Section 5.8.2(i) of the Disbursement Agreement but which it has not withdrawn from such Company Accounts, plus (v) all Anticipated Earnings on the Completion Guaranty Deposit Account and the Project Liquidity Reserve Account, plus (vi) the aggregate of the amounts on deposit in the Bank Proceeds Account, the Cash Management Account and the Interest Payment Account (after giving effect to any transfers of earnings thereon to the Company's Funds Account as contemplated in the Disbursement Agreement), plus (vii) the lesser of (A) the aggregate of (x) the unutilized Commitment under the FF&E Facility permitted under the FF&E Facility Agreement to be applied towards acquisition of Eligible FF&E Equipment plus (y) amounts on deposit in the FF&E Proceeds Account, and (B) the aggregate amount of Remaining Costs for Line Items allocated to Eligible FF&E Equipment which has not yet been purchased, plus (viii) the lesser of (A) the aggregate amount of Project Costs which the Construction Guarantor and/or the Prime Contractor has agreed or confirmed in writing, to the reasonable satisfaction of the Disbursement Agent, that it is

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responsible for paying (on a timely basis relative to the Project's cash needs) from its own funds but which it has not yet paid, but only to the extent that such funds have been deposited in an account which is subject to a perfected first priority security interest in favor of the Disbursement Agent on behalf of the Project Secured Parties and (B) the aggregate amount of Remaining Costs for the "Marnell Corrao GMP" Line Item Category.

        "Bank Agent" means Deutsche Bank Trust Company Americas in its capacity as Administrative Agent under the Bank Credit Agreement and its successors in such capacity.

        "Bank Agent Fee Letter" means [TO COME].

        "Bank Company Collateral Account Agreement" means that certain Bank Company Collateral Account Agreement dated as of October [    ], 2002 among the Company, the Bank Agent, the Disbursement Agent and the Securities Intermediary.

        "Bank Completion Guaranty Collateral Account Agreement" means that certain Bank Completion Guaranty Collateral Account Agreement dated as of October [    ], 2002 among the Completion Guarantor, the Bank Agent, the Disbursement Agent and the Securities Intermediary.

        "Bank Credit Agreement" means that certain Credit Agreement dated as of October [    ], 2002 among Wynn Las Vegas, the Bank Agent, Deutsche Bank Securities, Inc., as advisor, lead arranger and joint book running manager, Banc of America Securities LLC, as advisor, lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as advisor, arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Bank AG, New York Branch, as arranger and joint documentation agent and the Bank Lenders, or any permitted refinancings thereof.

        "Bank Credit Facility" means, collectively, the delay draw term loan credit facility and the revolving facility described in and made available from time to time to Wynn Las Vegas by the Bank Lenders under the Bank Credit Agreement for the purpose of paying Project Costs.

        "Bank Deeds of Trust" means, collectively, the Bank Golf Course Deed of Trust, the Bank Hotel/Casino Deed of Trust, the Bank Phase II Deed of Trust, the Bank Palo Deed of Trust and the Bank DIIC Deed of Trust.

        "Bank DIIC Deed of Trust" means that certain Deed of Trust to be entered into pursuant to Section 3.3.22 of the Disbursement Agreement between Desert Inn Improvement as trustor, and Nevada Title Company as trustee, for the benefit of the Bank Agent as beneficiary, substantially in the form of Exhibit [    ] to the Bank Credit Agreement.

        "Bank Fee Letter" the Amended and Restated Credit Facilities Fee Letter, dated June 14, 2002, among Valvino, Wynn Resorts Holdings, Wynn Las Vegas, Deutsche Bank Trust Company Americas, Bank of America, N.A., Bear, Sterns & Co., Inc., and those certain initial agents, arrangers and managers party thereto.

        "Bank Golf Course Deed of Trust" means that certain Deed of Trust dated as of October [    ], 2002 between Wynn Resorts Holdings as trustor, and Nevada Title Company as trustee, for the benefit of the Bank Agent as beneficiary.

        "Bank Guarantee and Collateral Agreement" means that certain Guarantee and Collateral Agreement dated as of October [    ], 2002, executed by Wynn Las Vegas and each other Loan Party, in favor of the Bank Agent.

        "Bank Hotel/Casino Deed of Trust" means that certain Deed of Trust dated as of October [    ], 2002 between Wynn Las Vegas as trustor, and Nevada Title Company as trustee, for the benefit of the Bank Agent as beneficiary.

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        "Bank IP Security Agreement" means that certain Bank Intellectual Property Security Agreement dated as of October [    ], 2002, made by the Wynn Las Vegas for the benefit of the Bank Agent.

        "Bank Lenders" means (a) the financial institutions which are now, or may in the future become, parties to the Bank Credit Agreement and (b) the counterparties to Interest Rate Agreements that are permitted to be secured by the Bank Security Documents, in each case, or their successors or assignees in such capacity as lenders or counterparties, as the case may be, under the Bank Credit Agreement.

        "Bank Local Company Collateral Account Agreement(s)" means one or more control agreements with respect to the Cash Management Account and the Operating Account substantially in the form of Exhibit Z-1 and entered into by a bank that is reasonably acceptable to the Disbursement Agent pursuant to Sections 2.3.5 and 2.3.9 of the Disbursement Agreement.

        "Bank Palo Deed of Trust" means that certain Deed of Trust dated as of October [    ], 2002 between Palo as trustor, and Nevada Title Company as trustee, for the benefit of the Bank Agent as beneficiary.

        "Bank Phase II Deed of Trust" means that certain Deed of Trust dated as of October [    ], 2002 between Valvino as trustor, and Nevada Title Company as trustee, for the benefit of the Bank Agent as beneficiary.

        "Bank Proceeds Account" means the account referenced in Section 2.3.7 of the Disbursement Agreement and established pursuant to the Bank Company Collateral Account Agreement.

        "Bank Revolver Debt Service Commitment Portion" means the portion of the Bank Revolving Facility made available to Wynn Las Vegas by the Bank Lenders solely after the Scheduled Completion Date for the purpose of paying Debt Service under Section 4.16(a) of the Bank Credit Agreement.

        "Bank Revolving Facility" means the portion of the revolving loan credit facility described in and made available from time to time to Wynn Las Vegas by the Bank Lenders under the Bank Credit Agreement for the purpose of paying Project Costs.

        "Bank Security Documents" means the Bank Deeds of Trust, the Bank Guarantee and Collateral Agreement, the Bank IP Security Agreement, the Bank Company Collateral Account Agreement, the Bank Completion Guaranty Collateral Account Agreement, the Bank Local Company Collateral Account Agreements, the Completion Guaranty and any other guaranties, deeds of trust, security agreements or collateral account agreements executed from time to time by any Loan Party and/or any of their direct or indirect Affiliates in favor of the Bank Agent or the Bank Lenders to guaranty or secure the obligations under the Bank Credit Facility.

        "Banking Day" means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, Nevada or Utah or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the "Eurodollar Rate" (as defined in the Bank Credit Agreement) or any "Eurodollar Loans" (as defined in the Bank Credit Agreement"), any day that is a Banking Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the London, England interbank market.

        "Bankruptcy" means, with respect to any Person, that (i) a court having jurisdiction over any Project Security shall have entered a decree or order for relief in respect of such Person in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order has not been stayed; or any other similar relief shall have been granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against such Person, under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having

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jurisdiction over any Project Security for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Person, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of such Person, for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of such Person, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or (iii) such Person shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or such Person shall make any assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due and payable or if the fair market value of its assets does not exceed its aggregate liabilities; or (iv) such Person shall, or the board of directors, manager or managing member of such Person (or any committee thereof) shall, adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (iii) above.

        "Bankruptcy Code" means Title 11 of the United Sates Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute thereto.

        "Base Rate Loans" means (a) with respect to Loans under the Bank Credit Facility, "Base Rate Loans" as defined in the Bank Credit Agreement and (b) with respect to Loans under the FF&E Facility, Loans in respect of which interest is payable at the "Base Rate" as defined in the FF&E Facility Agreement.

        "Building Department" means the Clark County Building Department.

        "Building Lease" means, that certain Lease Agreement, dated as of [                        ], by and between Valvino, as lessor, and Wynn Las Vegas, as lessee, with respect to the lease of space in the Phase II Land Building.

        "Business Plan" shall have the meaning given in Section 3.1.9 in the Disbursement Agreement.

        "Buy-Sell Agreement" means that certain Buy-Sell Agreement dated as of June 13, 2002 among Stephen A. Wynn, an individual, Kazuo Okada, an individual, Aruze USA, Inc., a Nevada corporation, and Aruze Corp., a Japanese public corporation.

        "Capital Corp." means Wynn Las Vegas Capital Corp., a Nevada corporation.

        "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership, any and all equivalent ownership interests in a Person, and any and all warrants, rights or options to purchase any of the foregoing.

        "Cash Management Account" means the account referenced in Section 2.3.5 of the Disbursement Agreement and established pursuant to the Local Account Company Collateral Account Agreements.

        "Casino Land" means the approximately 55-acre tract of land owned by Wynn Las Vegas upon which the hotel and casino portion of the Project will be built, as more particularly described in Exhibit T-4 to the Disbursement Agreement. [CONFORM TO CREDIT AGREEMENT]

        "Claims" has the meaning given in Section 11.15.2 of the Disbursement Agreement.

        "Closing Date" means the first date on which each of the conditions precedent listed in Section 3.1 of the Disbursement Agreement have been satisfied or waived.

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        "Closing Financing Agreements" has the meaning given in Section 3.1.1(a) of the Disbursement Agreement.

        "Collateral Account Agreements" means, collectively, the Company Collateral Account Agreements, the FF&E Collateral Account Agreement, the Completion Guaranty Collateral Account Agreements and any other collateral account agreement entered into on or after the Closing Date granting any one or more of the Lenders a security interest in any account.

        "Collection Account" means the account referenced in Section 2.3.3 of the Disbursement Agreement and established pursuant to the Company Collateral Account Agreements

        "Commitment" means, (a) with respect to the Bank Credit Facility, the aggregate principal amount of all Loans to the Company which may be made under such Facility for the purpose of financing Project Costs and (b) with respect to each other Facility, the aggregate principal amount of all Loans or other advances to the Company which may be made under such Facility, as specified in the applicable Facility Agreement.

        "Commitment Letter" means that certain Amended and Restated Commitment Letter dated June 14, 2002, among Valvino, Wynn Resorts Holdings, Wynn Las Vegas, Deutsche Bank Trust Company Americas, Bank of America, N.A., Bear, Sterns & Co., Inc., and those certain initial agents, arrangers and managers party thereto.

        "Company" means Wynn Las Vegas, Capital Corp. and Wynn Design, jointly and severally.

        "Company Accounts Collateral" has the meaning given in Section 10.3 of the Disbursement Agreement.

        "Company Accounts" means the Company's Funds Account, the Second Mortgage Notes Proceeds Account, the Collection Account, the Disbursement Account, the Cash Management Account, the Soft Costs Cash Management Sub-Account, the Hard Costs Cash Management Sub-Account, the Company's Payment Account, the Interest Payment Account, the Bank Proceeds Account, the FF&E Proceeds Account, the Operating Account, the Completion Guaranty Deposit Account, the Project Liquidity Reserve Account and any other accounts or sub-accounts established pursuant to the Collateral Account Agreements.

        "Company Collateral Account Agreements" means, collectively, the Bank Company Collateral Account Agreement and the Second Mortgage Notes Company Collateral Account Agreement, the Bank Local Company Collateral Account Agreements and the Second Mortgage Notes Local Company Collateral Account Agreements.

        "Company's Closing Certificate" means a Closing Certificate in the form of Exhibit B-1 to the Disbursement Agreement.

        "Company's Funds Account" means the account referenced in Section 2.3.1 of the Disbursement Agreement and established pursuant to the Company Collateral Account Agreements.

        "Company's Payment Account" means the account referenced in Section 2.3.10 of the Disbursement Agreement and established pursuant to the Local Account Company Collateral Account Agreements.

        "Completion" means that each of the following has occurred:

  (a)
  the Opening Date shall have occurred under Section 6.6 of the Disbursement Agreement;

  (b)
  all Contractors and Subcontractors have been paid in full (other than (A) Retainage Amounts and other amounts that, as of the Completion Date, are being withheld from the Contractors and Subcontractors in accordance with the provisions of the Project Documents, (B) amounts being contested in accordance with the Financing Agreements so long as adequate reserves

6

    have been established through an allocation in the Anticipated Cost Report and in accordance with any requirements of such Financing Agreements and (C) amounts payable in respect of Project Punchlist Items to the extent not covered by the foregoing clause (A));

  (c)
  for Project Punchlist Items:

  (i)
  a list of any remaining Project Punchlist Items shall have been delivered to the Construction Consultant and the Disbursement Agent by the Company and approved by the Construction Consultant as a reasonable final punchlist (such approval not to be unreasonably withheld); and

  (ii)
  a written agreement with all Contractors performing work with respect to Project Punchlist Items shall have been entered into by the Company and such Contractor detailing the cost of remaining Project Punchlist Items and shall have been delivered to the Construction Consultant and the Disbursement Agent by the Company and approved by the Construction Consultant and the Disbursement Agent;

  (d)
  for the FF&E Component:

  (i)
  the Company shall have, at its own cost and expense, caused to be completed and delivered to the FF&E Agent an Appraisal demonstrating the Fair Market Value of the items comprising the FF&E Component (excluding the Aircraft). If the aggregate principal amount of Loans advanced under the FF&E Facility (excluding the amounts advanced pursuant to Sections 2.5.1(b) of the Disbursement Agreement) exceeds 75% of the aggregate Fair Market Value of the FF&E Component as reflected in such Appraisal (excluding the Aircraft), the Company shall promptly cause, with the consent of the FF&E Agent, first (A) additional items of Eligible FF&E Equipment of a particular type or class selected by the Company (and otherwise acceptable to the FF&E Agent) to become part of the FF&E Component and subject to the first priority security interest of the FF&E Security Documents while the FF&E Agent simultaneously releases another particular type or class of items of Eligible FF&E Equipment currently part of the FF&E Component and subject to the FF&E Security Documents and selected by the FF&E Agent, in order that, in either case, the aggregate principal amount of Loans advanced under the FF&E Facility (excluding the amounts advanced pursuant to Sections 2.5.1(b) of the Disbursement Agreement) does not exceed 75% of the Fair Market Value of the FF&E Component (excluding the Aircraft), and second (B) additional items of Eligible FF&E Equipment of any type or class selected by the Company (and otherwise acceptable to the FF&E Agent) to become part of the FF&E Component and subject to the first priority security interest of the FF&E Security Documents.

  (ii)
  a final list of the fixtures, furniture and equipment that constitutes the FF&E Component shall have been delivered by the Company to the Construction Consultant and the Disbursement Agent.

  (e)
  the Title Insurer shall have issued a title insurance endorsement with respect to all work performed by any Contractor or Subcontractor prior to the Completion Date;

  (f)
  delivery of an update to the Business Plan previously delivered under Section 3.1.9 of the Disbursement Agreement and a written analysis of the business and prospects of the Loan Parties, in each case for the period from the Completion Date through the end of the calendar year in which the Completion Date occurs, all in form and substance satisfactory to the Bank Lenders and the FF&E Lenders;

  (g)
  the Prime Contractor, the Golf Course Contractor and the Parking Structure Contractor each shall have delivered its Completion Certificate certifying, among other things, as to

7

    "substantial completion" of the work under its respective Construction Agreement and such certifications shall have been accepted by the Company and the Construction Consultant in accordance with Section 6.2.2 of the Disbursement Agreement; and

  (h)
  for each Contract and Subcontract for which a Payment and Performance Bond is required pursuant to Section 5.14 of the Disbursement Agreement and for which the Company (or the applicable Contractor) will release retainage as a result of Completion being achieved, the Company shall have delivered from the surety under each such Payment and Performance Bond a "Consent of Surety to Reduction in or Partial Release of Retainage" (AIA form G707A).

        "Completion Certificates" means, collectively, the Completion Certificates in the form of Exhibits W-1, W-2, W-3, W-4, W-5, W-6, W-7, and W-8 to the Disbursement Agreement to be delivered by the Company, the Construction Consultant, the Project Architect, the Prime Contractor, the Golf Course Designer, the Aqua Theater Designer, the Golf Course Contractor and the Parking Structure Contractor, respectively.

        "Completion Date" means the date on which the Disbursement Agent countersigns the Company's Completion Certificate acknowledging that Completion has occurred.

        "Completion Guarantor" means Wynn Completion Guarantor, L.L.C., a Nevada limited liability company.

        "Completion Guaranty" means that certain Completion Guaranty dated as of October [    ], 2002 executed by the Completion Guarantor in favor of the Bank Agent (acting on behalf of the Bank Lenders) and the Indenture Trustee (acting on behalf of the Second Mortgage Note Holders).

        "Completion Guaranty Collateral Account Agreements" means, collectively, the Bank Completion Guaranty Collateral Account Agreement and the Second Mortgage Notes Completion Guaranty Collateral Account Agreement.

        "Completion Guaranty Deposit Account" means the account referenced in Section 2.3.11 of the Disbursement Agreement and established pursuant to the Completion Guaranty Collateral Account Agreement.

        "Completion Guaranty Release Certificates" means, collectively, the Completion Guaranty Release Certificates in the form of Exhibits V-5 and V-6 to the Disbursement Agreement to be delivered by the Company and the Construction Consultant, respectively.

        "Completion Guaranty Release Conditions" that (a) Completion shall have occurred, (b) a Notice of Completion has been posted with respect to the Project and recorded in the Office of the County Recorder of Clark County, Nevada and the statutory period for filing mechanics liens under Nevada law with respect to work performed before filing such Notice of Completion has expired, (c) the Funding Agents have received final 101.6 endorsements from the Title Insurer insuring the priority of their respective Liens on the Project Security, (d) the Company shall have delivered to the Disbursement Agent, the Bank Agent, the Indenture Trustee and the FF&E Agent its Final Completion Certificate certifying that (i) all Project Punchlist Items have been completed other than Punchlist Items with an aggregate value (as reasonably determined by the Construction Consultant) of not more than $17.5 million so long as 150% of the Project Punchlist Completion Amount for such uncompleted Punchlist Items shall have been reserved in the Company's Funds Account, the Bank Proceeds Account, the FF&E Proceeds Account and/or the Completion Guaranty Deposit Account and (ii) the Company has settled with the Contractors all claims for payments and amounts due under the Contracts and the Company has received a final lien release from each Contractor and Subcontractor as required under the Disbursement Agreement, each in the form of Exhibit N to the Prime Construction Contract other than with respect to disputed claims (including claims subject to audit

8

before payment) not exceeding $15.0 million in the aggregate so long as an amount equal to such disputed amounts shall have been reserved in the Company's Funds Account, the Bank Proceeds Account, the FF&E Proceeds Account and/or the Completion Guaranty Deposit Account, (e) the Construction Consultant shall have delivered its Completion Guaranty Release Date Certificate, and (f) the Company shall have delivered from the surety under each Payment and Performance Bond required pursuant to Section 5.14 of the Disbursement Agreement a "Consent of Surety to Final Payment" (AIA form G707) other that with respect to Contracts and Subcontract which the Company is disputing amounts in accordance with clause (d)(ii) above.

        "Completion Guaranty Release Date" means the date on which the Disbursement Agent countersigns the Company's Completion Guaranty Release Certificate acknowledging that Completion Guaranty Release Conditions have been satisfied.

        "Consents" means consents to the collateral assignment by the Company of Material Project Documents in the form of Exhibit S to the Disbursement Agreement.

        "Construction Agreements" means, collectively, the Prime Construction Contract, the Golf Course Construction Contract and the Parking Structure Construction Contract.

        "Construction Consultant" means Inspection & Valuation International, Inc. or any other Person designated from time to time by the Bank Agent, in its sole discretion acting pursuant to the Disbursement Agreement, to serve as the Construction Consultant under the Disbursement Agreement.

        "Construction Consultant Engagement Agreement" means that certain engagement letter dated as of July 17, 2002 by and among the Construction Consultant and Deutsche Bank Trust Company Americas, as amended by that certain letter dated as of October [    ], 2002 by and among the Construction Consultant, the Representatives of the Underwriters, the Disbursement Agent, the Bank Agent, the Indenture Trustee and the FF&E Agent.

        "Construction Consultant's Advance Certificate" means an advance certificate in the form of Exhibit C-2 to the Distribution Agreement.

        "Construction Consultant's Closing Certificate" means a closing certificate in the form of Exhibit B-2 to the Disbursement Agreement.

        "Construction Consultant's Report" means a report or an updated report of the Construction Consultant delivered to the Disbursement Agent, the Bank Agent, the Representatives of the Underwriters and the FF&E Agent pursuant to Section 3.1.11 and Section 3.3.25 of the Disbursement Agreement and stating, among other things, that (a) the Construction Consultant has reviewed the Material Project Documents, the Plans and Specifications, and other material information deemed necessary by the Construction Consultant for the purpose of evaluating whether the Project can be constructed and completed in the manner contemplated by the Operative Documents, and (b) based on its review of such information, the Construction Consultant is of the opinion that the Project can be constructed in the manner contemplated by the Operative Documents and, in particular, that the Project can be constructed and completed in accordance with the Material Project Documents and the Plans and Specifications within the parameters set by the Project Schedule and the Project Budget.

        "Construction Guarantor" means Austi, Inc., a Nevada corporation.

        "Construction Guaranty" means that certain Continuing Guaranty dated as of June 14, 2002 executed by the Construction Guarantor in favor of Wynn Las Vegas as amended by that certain [First Amendment to Continuing Guaranty] dated as of October [    ], 2002.

9

        "Contract Amendment Certificate" means a Contract Amendment Certificate in the form of Exhibit G to the Disbursement Agreement.

        "Contractors" means any architects, consultants, designers, contractors, Subcontractors, suppliers, laborers or any other Persons engaged by any Loan Party in connection with the design, engineering, installation and construction of the Project (including the Prime Contractor, the Golf Course Contractor, the Parking Structure Contractor, the Golf Course Designer and the Aqua Theater Designer).

        "Contracts" means, collectively, the contracts entered into, from time to time, between any Loan Party and any Contractor for performance of services or sale of goods in connection with the design, engineering, installation or construction of the Project (including Construction Agreements, each Payment and Performance Bond and the Professional Design Services Agreements).

        "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code of 1986, as amended.

        "Controlling Person" means (a) until the initial Advance under the Bank Credit Facility, the Indenture Trustee and (b) from and after the initial Advance under the Bank Credit Facility, (i) in connection with the exercise of remedies with respect to, or disbursement of funds from, the FF&E Proceeds Account during a Potential Event of Default or Event of Default, the FF&E Agent; (ii) from and after the funding of the FF&E Reimbursement Advance by the FF&E Lenders, in connection with the exercise of remedies with respect to the FF&E Component during a Potential Event of Default or Event of Default, the FF&E Agent; and (iii) in connection with any matter not specifically addressed in clauses (b)(i) and (ii) above, the Bank Agent.

        "Dealership Lease Agreement" means that certain Letter of Intent, dated as of [                        ] , by and between Kevyn, LLC, as lessor, and [                        ], as lessees, with respect to the lease of space at the Project for the development and operation of a Ferrari and Maserati automobile dealership.

        "Debt Service" means all principal repayments, interest or premium, if any, and other amounts payable or accrued from time to time under any of the Bank Credit Agreement, the Second Mortgage Notes, or the FF&E Facility.

        "Deeds of Trust" means, collectively, the Bank Deeds of Trust and the Second Mortgage Notes Deeds of Trust.

        "De Minimis Scope Change(s)" means any Scope Change which does not increase or decrease the amount of Project Costs by more than $250,000; provided that, the aggregate absolute value of all such De Minimis Scope Changes may not exceed $10,000,000, in the aggregate.

        "Delivery Requirement" has the meaning given to such term in the Bank Credit Agreement.

        "Desert Inn Improvement" means Desert Inn Improvement Co., a Nevada corporation.

        "Desert Inn Water" means Desert Inn Water Company, LLC, a Nevada limited liability company.

        "Development Agreements" means collectively, that certain Restrictive Covenant Running with the Land by and between Clark County, Nevada and Sheraton Desert Inn Corporation, dated as of December 9, 1999, that certain Dedication Agreement by and between Clark County, Nevada and Hotel A LLC, a Nevada limited liability company, dated as of May 21, 2002 and any other agreements relating to the construction of the Project entered into between the Company and a Governmental Authority.

10

        "Disbursement Account" means the account referenced in Section 2.3.4 of the Disbursement Agreement and established pursuant to the Company Collateral Account Agreements.

        "Disbursement Agent" means Deutsche Bank Trust Company Americas, in its capacity as the disbursement agent under the Disbursement Agreement and its successors in such capacity.

        "Disbursement Agent Fee Letter" means [TO COME].

        "Disbursement Agreement" means that certain Master Disbursement Agreement dated as of October [    ], 2002 among the Company, the Bank Agent, the Indenture Trustee, the FF&E Agent and the Disbursement Agent.

        "Disposition" has the meaning given in the Bank Credit Agreement.

        "Dollar" and "$" means dollars in lawful currency of the United States of America.

        "Driving Range Lease" means that certain Driving Range Lease dated as of [                        , 2002] between Valvino, as landlord, and Wynn Las Vegas, as tenant.

        "Eligible FF&E Equipment" means the fixtures, furniture and equipment eligible to be financed under the FF&E Facility and described on Exhibit T-2.

        "Environmental Claim" means any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys' or consultants' fees, relating in any way to any Environmental Law or any Permit issued under any such Environmental Law (hereafter "Claims") including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment.

        "Environmental Law" means any of:

          (a)  the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA");

          (b)  the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.) ("Clean Water Act" or "CWA");

          (c)  the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) ("RCRA");

          (d)  the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.) ("AEA");

          (e)  the Clean Air Act (42 U.S.C. Section 7401 et seq.) ("CAA");

          (f)    the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.) ("EPCRA");

          (g)  the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.) ("FIFRA");

          (h)  the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat. 486);

          (i)    the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.) ("SDWA");

          (j)    the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201 et seq.) ("SMCRA");

11

          (k)  the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) ("TSCA");

          (l)    the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.) ("HMTA");

          (m)  the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901 et seq.) ("UMTRCA");

          (n)  the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA");

          (o)  the Nevada Hazardous Materials law (NRS Chapter 459);

          (p)  the Nevada Collection and Disposal of Solid Waste law (NRS Chapter 444);

          (q)  the Nevada Water Controls/Pollution law (NRS Chapter 445A);

          (r)  the Nevada Air Pollution law (NRS Chapter 445B);

          (s)  the Nevada Cleanup of Discharged Petroleum law (NRS 590.700 to 590.920, inclusive);

          (t)    the Nevada Control of Asbestos law (NRS 618.750 to 618.850);

          (u)  the Nevada Appropriation of Public Waters law (NRS 533.437 to 533.4377, inclusive);

          (v)  the Nevada Artificial Water Body Development Permit law (NRS 502.390);

          (x)  the Nevada Protection of Endangered Species, Endangered Wildlife Permit (NRS 503.585) and Endangered Flora Permit law (NRS 527.270);

          (y)  the Nevada Environmental Requirements Law, NRS 445C.010 to NRS 445C.120, inclusive;

          (z)  the Laws Regarding the Authority of the Nevada State Fire Marshall Division, NRS 477.010 to 477.250, inclusive;

          (aa) the Nevada Occupational Safety and Health Act, NRS 618.005 to 618.900, inclusive; and

          (bb) and all other Federal, state and local Legal Requirements which govern Hazardous Substances, and the regulations adopted and publications promulgated pursuant to all such foregoing laws.

        "Environmental Matter" means any:

          (a)  release, emission, entry or introduction into the air including, without limitation, the air within buildings and other natural or man-made structures above ground;

          (b)  discharge, release or entry into water including, without limitation, into any river, watercourse, lake, or pond (whether natural or artificial or above ground or which joins or flows into any such water outlet above ground) or reservoir, or the surface of the riverbed or of other land supporting such waters, ground waters, sewer or the sea;

          (c)  deposit, disposal, keeping, treatment, importation, exportation, production, transportation, handling, processing, carrying, manufacture, collection, sorting or presence of any Hazardous Substance (including, without limitation, in the case of waste, any substance which constitutes a scrap material or an effluent or other unwanted surplus substance arising from the application of any process or activity (including making it re-usable or reclaiming substances from it) and any substance or article which is required to be disposed of as being broken, worn out, contaminated or otherwise spoiled);

          (d)  nuisance, noise, defective premises, health and safety at work, industrial illness, industrial injury due to environmental factors, environmental health problems (including, without limitation,

12

  asbestosis or any other illness or injury caused by exposure to asbestos) or genetically modified organisms;

          (e)  conservation, preservation or protection of the natural or man made environment or any living organisms supported by the natural or man made environment; or

          (f)    other matter howsoever directly affecting the environment or any aspect of it.

        "Environmental Permits" has the meaning given in the Bank Credit Agreement.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and ruling issued thereunder.

        "ERISA Plan" means any employee benefit plan (other than a Multiemployer Plan) (a) maintained by the Company or any member of the Controlled Group, or to which the Company or any member of the Controlled Group contributes or is obligated to contribute, for its employees and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.

        "Event of Default" has the meaning given in Section 7.1 of the Disbursement Agreement.

        "Eurodollar Loans" means (a) with respect to Loans under the Bank Credit Facility, "Eurodollar Loans" as defined in the Bank Credit Agreement and (b) with respect to Loans under the FF&E Facility, Loans as to which the "Eurodollar Rate," as defined in the FF&E Facility Agreement, applies.

        "Event of Force Majeure" means any event that causes a delay in the construction of the Project and is outside any Loan Party's reasonable control but only to the extent (a) such event does not arise out of the negligence or willful misconduct of any Loan Party and (b) such event consists of an Act of God (such as tornado, flood, hurricane, etc.); fires and other casualties; strikes, lockouts or other labor disturbances (except to the extent taking place at the Site only); riots, insurrections or civil commotions; embargoes, shortages or unavailability of materials, supplies, labor, equipment and systems that first arise after the Closing Date, but only to the extent caused by another act, event or condition covered by this clause (b); the requirements of law, statutes, regulations and other Legal Requirements enacted after the Closing Date (unless such Loan Party should, in the exercise of due diligence and prudent judgment, have anticipated such enactment); orders or judgments; or any similar types of events, provided that the Company has sought to mitigate the impact of the delay.

        "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (A) any loss, destruction or damage of such property or asset; (B) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (C) any settlement in lieu of clause (B) above.

        "Exhaustion" means, (a) with respect to the Bank Credit Facility and the FF&E Facility, the time at which the "Commitment" under such Facility has been utilized, the Bank Proceeds Account or the FF&E Proceeds Account, as the case may be, has no funds remaining on deposit therein and no further Advances are available thereunder, (b) with respect to the Second Mortgage Notes, the time at which no funds remain in the Second Mortgage Notes Proceeds Account and (c) with respect to the Company's Funds Account, the time at which no funds remain on deposit therein.

        "Facility" or "Facilities" means, as the context may require, any or all of the Bank Credit Facility, the Second Mortgage Notes Proceeds and the FF&E Facility.

        "Facility Agreements" means, collectively, the Bank Credit Agreement, the Second Mortgage Notes Indenture and the FF&E Facility Agreement.

        "Fair Market Value" means, with respect to the FF&E Collateral or a portion thereof as of any date, the price which a purchaser would pay to purchase such FF&E Collateral in an arm' s-length

13

transaction between a willing buyer and a willing seller, neither of them being under any compulsion to buy or sell. In making any determination of Fair Market Value, the appraiser shall assume such FF&E Collateral is in the same condition as it was when it was purchased by the Company (without giving effect to depreciation caused by the fact that such items may have been delivered and/or installed prior to the date of such Appraisal). Each appraiser shall use such reasonable methods of appraisal as are reasonably satisfactory to the FF&E Agent.

        "FF&E Agent" means Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the FF&E Facility Agreement and its successors in such capacity.

        "FF&E Agent Fee Letter" means the "Collateral Agent Fee Letter" as defined in the FF&E Facility Agreement.

        "FF&E Arrangement Fee Letter" means the "Arrangement Fee Letter" as defined in the FF&E Facility Agreement.

        "FF&E Collateral Account Agreement" means that certain Disbursement Collateral Account Agreement (FF&E Lenders) dated as of October [    ], 2002 among the Company, the FF&E Agent, the Disbursement Agent and the Securities Intermediary.

        "FF&E Component" means, from time to time, any and all items constituting Eligible FF&E Equipment that have been approved (or deemed approved) by the FF&E Lenders pursuant to Section 2.4.1(e) or Section 2.8 of the Disbursement Agreement and in respect of which the FF&E Lenders have advanced funds pursuant to the FF&E Reimbursement Advance or Section 2.5.1(a)(iii) of the Disbursement Agreement, and, in each case, any "Transaction Costs" (as defined in the FF&E Facility Agreement) related thereto; provided, however, that the term "FF&E Component" shall (a) include any items of Eligible FF&E Collateral which are added to the FF&E Component in accordance with the procedures contemplated in paragraph (d) of the definition of "Completion" and (b) shall exclude any items of Eligible FF&E Collateral which are deleted from the FF&E Component in accordance with the procedures set forth in paragraph (d) of the definition of "Completion." The FF&E Component, as it exists from time to time, shall be described in Exhibit T-3 to the Disbursement Agreement. The FF&E Component shall not include the Aircraft.

        "FF&E Facility" means the loan credit facility made available to Wynn Las Vegas by the FF&E Lenders pursuant to the FF&E Facility Agreement.

        "FF&E Facility Agreement" means that certain loan agreement among Wynn Las Vegas, the FF&E Agent and the FF&E Lenders dated as of October [    ], 2002, or any permitted refinancings thereof.

        "FF&E Intercreditor Agreement" means that certain Intercreditor Agreement (FF&E) dated as of October [    ], 2002 among the Bank Agent, the Indenture Trustee and the FF&E Agent.

        "FF&E Lenders" means the financial institution(s) which are now, or may in the future become, parties to the FF&E Facility Agreement.

        "FF&E Proceeds Account" means the account referenced in Section 2.3.8 of the Disbursement Agreement and established pursuant to the FF&E Collateral Account Agreement.

        "FF&E Reimbursement Advance" means the Advance made by the FF&E Lenders under the FF&E Facility in an amount equal to 75% of the aggregate amount of Project Costs previously Advanced from the Company's Funds Account and the Second Mortgage Notes Proceeds Account in respect of Eligible FF&E Component Equipment that will become FF&E Component pursuant to Section 2.4.1(e) of the Disbursement Agreement.

14

        "FF&E Secured Parties" means the FF&E Agent, the FF&E Lenders, the Bank Agent, the Bank Lenders, the Indenture Trustee and the Second Mortgage Notes Holders and the Disbursement Agent acting on behalf of any of the foregoing.

        "FF&E Security Documents" means collectively, (a) that certain Borrower Security Agreement dated as of October [    ], 2002 between Wynn Las Vegas and the FF&E Agent, (b) that certain Aircraft Security Agreement dated as of October [    ], 2002 to be executed by Wells Fargo Bank, National Association, not in its individual capacity but solely as trustee of that certain trust credit under the Trust Agreement dated May 10, 2002, (c) that certain Borrower Aircraft Assignment dated as of October [    ], 2002 between Wynn Las Vegas and the FF&E Agent, (d) the FF&E Collateral Account Agreement and (e) any guaranties, security agreements or collateral account agreements executed from time to time by any of the Loan Parties or one or more of their direct or indirect Affiliates in favor of the FF&E Agent or the FF&E Lenders to guaranty or secure the obligations under the FF&E Facility and the FF&E Collateral Account Agreements.

        "Fifty Percent Completion Date" means the date the following conditions have been satisfied as set forth in a certificate in the form of Exhibit V-3 to the Disbursement Agreement delivered by the Company, and (other than with respect to clause (b)(B) below) a certificate in the form of Exhibit V-4 to the Disbursement Agreement delivered by the Construction Consultant: (a) 50% of the work required to achieve completion of the Project has been completed (determined by (i) the amount of Hard Costs incurred to such date and allocated to the "Marnell Corrao GMP Contract," "Interior Furnishings/Signage/Electronic Systems," "Miscellaneous Capital Projects," "Golf Course" and "Parking Garage" Line Item Categories under the Project Budget, as compared to (ii) the total amount of Hard Costs set forth in the Project Budget (as then in effect) under the following Line Item Categories: "Marnell Corrao GMP Contract," "Interior Furnishings/Signage/Electronic Systems," "Miscellaneous Capital Projects," "Golf Course" and "Parking Garage") and (b) all Contractors and Subcontractors have been paid in full or will be paid in full with the pending Advance Request for work performed through such date (other than (A) Retainage Amounts, and other amounts, that, as of the Fifty Percent Completion Date, are being withheld from the Contractors and Subcontractors in accordance with the provisions of the Project Documents, and (B) amounts being contested in accordance with the Financing Agreements so long as adequate reserves have been established through an allocation in the Anticipated Cost Report and in accordance with any requirements of such Financing Agreements) and have provided lien waivers to the extent required under Section 3.3.7 of the Disbursement Agreement for all work performed prior to the Fifty Percent Completion Date.

        "Fifty Percent Completion Date Certificate" means a certificate issued by the Company and confirmed by Construction Consultant in the form of Exhibit Z to the Disbursement Agreement.

        "Final Completion" means that (a) Completion shall have occurred, (b) the Project shall have received a permanent certificate of occupancy from the Building Department (and copies of such certificate shall have been delivered to the Disbursement Agent, the Bank Agent, the Indenture Trustee and the Construction Consultant), (c) a Notice of Completion has been posted with respect to the Project and recorded in the Office of the County Recorder of Clark County, Nevada and the statutory period for filing mechanics liens under Nevada law with respect to work performed before filing such Notice of Completion has expired, (d) the Funding Agents have received final 101.6 endorsements from the Title Insurer insuring the priority of their respective Liens on the Project Security, (e) the Company shall have delivered to the Disbursement Agent, the Bank Agent, the Indenture Trustee and the FF&E Agent its Final Completion Certificate certifying that (i) all Project Punchlist Items have been completed and (ii) the Company has settled with the Contractors all claims for payments and amounts due under the Contracts and the Company has received a final lien release from each Contractor and Subcontractor, (f) the Construction Consultant, the Project Architect and the Prime Contractor each shall have delivered its Final Completion Certificate and the Company and the Construction Consultant shall have accepted the Prime Contractor's Final Completion Certificate in accordance with

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Section 6.2.2 of the Disbursement Agreement, (g) the Company shall have delivered to the Funding Agents an "as built survey" of the Project, and (h) the Company shall have delivered from the surety under each Payment and Performance Bond required pursuant to Section 5.14 of the Disbursement Agreement a "Consent of Surety to Final Payment" (AIA form G707).

        "Final Completion Certificates" means, collectively, the Final Completion Certificates in the forms of Exhibits W-13, W-14, W-15, and W-16, to the Disbursement Agreement to be delivered by the Company, the Construction Consultant, the Project Architect and the Prime Contractor, respectively.

        "Final Completion Date" means the date on which Final Completion occurs.

        "Final Plans and Specifications" means, with respect to any particular work or improvement, Plans and Specifications which (i) have received final approval from all Governmental Authorities required to approve such Plans and Specifications prior to completion of the work or improvements; (ii) contain sufficient specificity to permit the completion of the work or improvement and (iii) are consistent with the standards set forth in Exhibit X-1 of the Disbursement Agreement.

        "Financing Agreements" means, collectively, the Disbursement Agreement, the Bank Credit Agreement, the Second Mortgage Notes Indenture, the FF&E Facility Agreement, the Security Documents, the Second Mortgage Notes, the Disbursement Agent Fee Letter, the Bank Agent Fee Letter, the FF&E Agent Fee Letter and any other loan or security agreements entered into on, prior to or after the Closing Date with the Bank Agent, the Disbursement Agent, the Indenture Trustee or the FF&E Agent in connection with the financing of the Project.

        "Fiscal Year" shall have the meaning given in the Bank Credit Agreement.

        "Funding Agents" means, collectively, the Bank Agent, the Indenture Trustee and the FF&E Agent.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

        "Gaming Facility" means any building or other structure used or expected to be used to enclose space in which a gaming operation is conducted and (i) is wholly or partially owned, directly or indirectly, by Wynn Las Vegas or an Affiliate of Wynn Las Vegas or (ii) any portion or aspect of which is managed or used, or expected to be managed or used, by Wynn Las Vegas or an Affiliate of Wynn Las Vegas.

        "Golf Course" means Le Rêve's Tom Fazio/Stephen A. Wynn designed 18-hole golf course to be situated on the Golf Course Land.

        "Golf Course Construction Contract" means that one or more construction contracts to be entered into between Wynn Resorts Holdings and/or Wynn Las Vegas and a Contractor for the construction of the Golf Course.

        "Golf Course Contractor" means one or more entities that will construct the Golf Course on the Golf Course Land pursuant to the Golf Course Construction Contract.

        "Golf Course Contractor's Advance Certificate" means a certificate in the form of Exhibit C-7 to the Disbursement Agreement.

        "Golf Course Design Services Agreement" means that certain [Professional Design Services Agreement] dated as of [            ] , 2002 between the Golf Course Designer and Wynn Las Vegas. [COMPANY TO CONFIRM NAME/DATE]

        "Golf Course Designer" means T.J.F. Golf, Inc., a Florida corporation.

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        "Golf Course Designer's Advance Certificate" means a certificate in the form of Exhibit C-5 to the Disbursement Agreement.

        "Golf Course Driving Range Lease" means that certain Lease Agreement between Valvino, as lessor, and Wynn Las Vegas, as lessee, dated as of [                        ], 200[    ].

        "Golf Course Land" means the land on which the Golf Course is to be located, as described in Exhibit T-4 to the Disbursement Agreement. The Golf Course Land shall include (a) the Water Utility Land (b) the Wynn Home Site until such time (if ever) as the Wynn Home Site Release Conditions shall have been satisfied and (c) the Home Site Land and Palo Home Site Land until such time (if ever) as the release conditions set forth in Section 7.5(l) of the Bank Credit Agreement and Section 10.03 of the Second Mortgage Notes Indenture shall have been satisfied.

        "Golf Course Land Easements" means the easements appurtenant, easements in gross, license agreements and other rights running for the benefit of the Company, Wynn Resorts Holdings, Palo or Desert Inn Improvement and/or appurtenant to the Golf Course Land, including, without limitation, those certain easements and licenses described in the Title Policy.

        "Golf Course Lease" means that certain Golf Course Lease dated as of [                        ], 200[    ] between Wynn Resorts, as landlord, and Wynn Las Vegas, as tenant.

        "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including the Nevada Gaming Authorities, the Nevada Public Utilities Commission, any zoning authority, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority), any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any arbitrator with authority to bind a party at law.

        "Hard Costs" means the Project Costs set forth in the Project Budget under (a) the "Hard Cost Construction Contingency" Line Item under the "Construction Contingency" Line Item Category, together with (b) the following other Line Item Categories:

          (i)    Marnell Corrao GMP Contract;

          (ii)  Interior Furnishings/Signage/Electronic Systems;

          (ii)  Owner FF&E;

          (iii)  Miscellaneous Capital Projects;

          (iv)  Golf Course Construction; and

          (v)  Parking Garage.

        "Hard Costs Cash Management Sub-Account" means the Account referenced in Section 2.3.5 of the Disbursement Agreement and established pursuant to the Local Account Company Collateral Account Agreements.

        "Hazardous Substances" means (statutory acronyms and abbreviations having the meaning given them in the definition of "Environmental Laws") substances defined as "hazardous substances," "pollutants" or "contaminants" in Section 101 of the CERCLA; those substances defined as "hazardous waste," "hazardous materials" or "regulated substances" by the RCRA; those substances designated as a "hazardous substance" pursuant to Section 311 of the CWA; those substances defined as "hazardous materials" in Section 103 of the HMTA; those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Sections 6 or 7 of the TSCA; those substances defined as "contaminants" by Section 1401 of the SDWA, if present in excess of permissible levels; those substances regulated by the Oil Pollution Act; those substances

17

defined as a pesticide pursuant to Section 2(u) of the FIFRA; those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA; those substances defined as "residual radioactive material" by Section 101 of the UMTRCA; those substances defined as "toxic materials" or "harmful physical agents" pursuant to Section 6 of the OSHA); those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R. Part 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R. Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts 116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances, or toxic substances in 40 C.F.R. Part 1910; in any other Environmental Laws; and in the regulations adopted and publications promulgated pursuant to said laws, whether or not such regulations or publications are specifically referenced herein.

        "Hazardous Materials Activities" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Substances, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Substances, and any corrective action or response action with respect to any of the foregoing.

        "Home Site Land" means the approximately [    ] acre tract of land located on the Golf Course where residential and non-gaming related developments may be built after Disposition of the Home Site Land in accordance with Section 7.5(l) of the Bank Credit Agreement.

        "Improvements" means the buildings, fixtures and other improvements to be situated on the Mortgaged Property.

        "In Balance" means that, at the time of calculation and after giving effect to any requested Advance (or, if no Advance is then being requested, after deducting from Available Funds the amount of costs incurred but not paid since the date of the immediately preceding Advance), (a) the Unallocated Contingency Balance equals or exceeds the Required Minimum Contingency, (b) the Available Funds equal or exceed the sum of the aggregate Remaining Costs for each Line Item Category plus the Required Minimum Contingency and (c) there shall be no negative number identified for any Line Item Category in column L ("Variance Over/Under") of the Summary Anticipated Cost Report.

        "Indebtedness," as applied to any Person, means (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to leases which are or should be, in accordance with generally accepted accounting principles, classified as a capital lease and a liability on a balance sheet, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument, and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements do not constitute Indebtedness hereunder. All obligations under the Financing Agreements shall constitute Indebtedness hereunder.

        "Indemnitees" has the meaning given in Section 11.15.2 of the Disbursement Agreement.

        "Indenture Trustee" means Wells Fargo Bank, National Association, in its capacity as the initial trustee under the Second Mortgage Notes Indenture and its successors in such capacity.

        "Independent Consultants" means collectively the Construction Consultant, the Insurance Advisor or their successors appointed pursuant to the Disbursement Agreement.

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        "Insurance Advisor" means Marsh USA Inc., or its successor, appointed pursuant to the Disbursement Agreement.

        "Insurance Advisor's Closing Certificate" means a closing certificate in the form of Exhibit B-3 to the Disbursement Agreement.

        "Intercreditor Agreements" means, collectively, the Project Lenders Intercreditor Agreement and the FF&E Intercreditor Agreement.

        "Interest Payment Account" means the account referenced in Section 2.3.6 of the Disbursement Agreement and established pursuant to the Company Collateral Account Agreements.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement (including, without limitation, the "Specified Hedge Agreements" as such term is defined in the Bank Credit Agreement).

        "Las Vegas Jet" means Las Vegas Jet, LLC, a Nevada limited liability company.

        "Legal Requirements" means all laws, statutes, orders, decrees, injunctions, licenses, permits, approvals, agreements and regulations of any Governmental Authority having jurisdiction over the matter in question, including, without limitation, Nevada Gaming Laws.

        "Lender" means any of the Bank Lenders, the Second Mortgage Note Holders and the FF&E Lenders.

        "Letter of Credit" has the meaning given in the Bank Credit Agreement.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statues) of any jurisdiction).

        "Line Item" means each of the individual line items set forth in the Line Item Category Detailed Anticipated Cost Report and the Monthly Requisition Report (as in effect from time to time), which individual line items shall be acceptable to the Disbursement Agent and the Construction Consultant.

        "Line Item Category" means each of the following line item categories of the Project Budget:

          (a)  Land and Buildings;

          (b)  Global Express Airplane Purchase;

          (c)  Marnell Corrao GMP Contract;

          (d)  Interior Furnishings/Signage/Electronic Systems;

          (e)  Owner FF&E;

          (f)    Miscellaneous Capital Projects;

          (g)  Golf Course;

          (h)  Parking Garage;

          (i)    Capitalized Interest & Commitment Fees;

          (j)    Pre-Opening Expense;

          (k)  Transaction Fees & Expenses;

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          (l)    Design and Engineering Fees;

          (m)  Working Capital Requirements at Opening;

          (n)  Entertainment Production;

          (o)  Insurance/Utilities/Security;

          (q)  Property Taxes;

          (p)  Government Approvals & Permits;

          (q)  Miscellaneous Operating Costs; and

          (r)  [Construction Contingency.] [CONFIRM WITH COMPANY WHETHER THERE WILL BE SEPARATE LINE ITEM CATEGORIES FOR HARD/SOFT COSTS CONSTRUCTION CONTINGENCIES]

        [CONFORM TO FINAL DRAFT OF EXHIBIT H-1]

        "Line Item Category Detailed Anticipated Cost Report" means any of the anticipated cost reports in the forms of Schedules 1 through [20][CONFORM TO FINAL DRAFT OF EXHIBIT H-1] to Exhibit H-4 to the Disbursement Agreement and which provides, for each Line Item Category, the detailed supporting information broken down by Line Item.

        "Loan Parties" shall mean Valvino, Wynn Las Vegas, Wynn Design & Development, Wynn Resorts Holdings, Capital Corp., Palo, Desert Inn Improvement, Desert Inn Water, World Travel, Las Vegas Jet, and each other Subsidiary of Valvino (other than the Completion Guarantor) which is a party to a Major Project Document or a Security Document.

        "Loans" means, as the context may require (a) the Term Loans made under the Bank Credit Facility and the Revolving Credit Loans made under the Bank Revolving Facility or (b) the loans made under the FF&E Facility.

        "Local Account Company Collateral Account Agreement(s)" means the Bank Local Company Collateral Account Agreements and the Second Mortgage Notes Local Company Collateral Account Agreements.

        "Loss Proceeds" has the meaning given in Section 5.21 of the Disbursement Agreement.

        "Major Project Participant" shall mean each Person who is party to a Material Project Document.

        "Material Adverse Effect" means a material adverse condition or material adverse change in or affecting (a) the business, assets, liabilities, property, condition (financial or otherwise), results of operations, prospects, value or management of the Company and the other Loan Parties, taken as a whole, or of any Project Credit Support Provider, or that calls into question in any material respect the Projections or any of the material assumptions on which the Projections were prepared, (b) the Project, (c) the ability of the Company to achieve Completion on or prior to the Scheduled Completion Date; (d) the validity or enforceability of any Financing Agreement; (e) the validity, enforceability or priority of the Liens purported to be created under the Security Documents; or (f) the rights and remedies of any Secured Party under any Financing Agreement.

        "Material Project Document" means any of the Prime Construction Contract, the Golf Course Construction Contract, the Parking Structure Construction Contract, the Professional Design Services Agreements, the Construction Guaranty, the Water Supply Contract, the Affiliate Real Estate Agreements, [OTHERS TO COME] and, without duplication, any Project Document with a total contract amount in excess of $5,000,000 and each Payment and Performance Bond issued to support any of the foregoing.

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        "Monthly Requisition Report" means a Monthly Requisition Report in the form of Appendix III to Exhibit C-1 to the Disbursement Agreement and which provides the information therein segregated by Line Item Categories and by Line Item.

        "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, or any successor thereof.

        "Mortgaged Property" means, collectively, all real and personal property which is subject or is intended to become subject to the security interests or liens granted by any of the Bank Deeds of Trust and the Second Mortgage Note Deeds of Trust.

        "Multiemployer Plan" means a multi-employer plan as defined in Section 3(37) of ERISA to which the Company or any member of the Controlled Group contributes or has an obligation to contribute on behalf of its employees.

        "Nevada Gaming Authorities" means, collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and the Clark County Liquor and Gaming Licensing Board.

        "Nevada Gaming Laws" means the Nevada Gaming Control Act, as modified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time.

        "Notice of Advance Request" means a Notice of Advance Request in the form of Exhibit D to the Disbursement Agreement.

        "On-Site Cash" shall have the meaning given to such term in the Bank Credit Agreement.

        "Obligations" means (a) all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by the Company or any other Loan Party under the Bank Credit Agreement, the Second Mortgage Notes Indenture, the FF&E Facility or otherwise to any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Disbursement Agreement, any of the other Financing Agreements or any of the other Operative Documents, including all interest (including interest accruing after the maturity of the Loans and the Second Mortgage Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, premiums, if any, charges, expenses, attorneys' fees and accountants fees chargeable to any Loan Party in connection with its dealings with the such Loan Party and payable by any Loan Party hereunder or thereunder; (b) any and all sums advanced by the Disbursement Agent or any Lender in order to preserve the Project Security or preserve any Secured Party's security interest in the Project Security, including all Protective Advances; and (c) in the event of any proceeding for the collection or enforcement of the Obligations after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Project Security, or of any exercise by any Secured Party of its rights under the Security Documents, together with reasonable attorneys' fees and court costs.

        "Opening Conditions" means, collectively, the following:

  (a)
  the Funding Agents shall have received from the Company its Opening Date Certificate, pursuant to which the Company certifies that:

  (i)
  the construction of the Project and all infrastructure and other improvements required to be constructed under applicable Legal Requirements or pursuant to the Development Agreements shall have been completed (except for Project Punchlist Items) in accordance with the Plans and Specifications;

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    (ii)
    all furnishings, fixtures and equipment necessary to use and occupy the various portions of the Project (including the hotel, the casino, the restaurants, the parking structure, all common areas and the Golf Course) for their intended uses (as more particularly set forth in Exhibit X-1 to the Disbursement Agreement) shall have been installed and shall be operational;

    (iii)
    all Project Costs (other than Project Costs consisting of (A) Retainage Amounts, and other amounts, that, as of the Opening Date, are being withheld from the Contractors in accordance with the provisions of the Project Documents, (B) amounts being contested in accordance with the Financing Agreements so long as adequate reserves have been established through an allocation in the Anticipated Cost Report and in accordance with any requirements of such Financing Agreements, (C) amounts payable in respect of Project Punchlist Items to the extent not covered by the foregoing clause (A) and (D) amounts incurred by any Contractors or Subcontractors within the last thirty (30) days and to be paid under the current Advance Request which has been submitted but not yet disbursed) shall have been paid in full;

    (iv)
    the Project shall be served by, and shall be equipped to accept water, gas, electric, sewer, sanitary sewer, storm drain and other facilities and utilities necessary for use of the Project and each portion thereof for Project Intended Uses, which utility service is provided by public or private utilities over utility lines, pipes, wires and other facilities that run solely over public streets or private property (in the case of private property, pursuant to recorded easements);

    (v)
    a Project Certificate of Occupancy shall have been issued and each other Permit required to be obtained prior to Opening shall have been obtained (including the gaming license for the Project); and

    (vi)
    the entire Project (other than the premises to be occupied by individual retail and restaurant tenants in the Project) shall be open for business to the general public for the Project Intended Uses; provided that in all events all rooms shall be ready for occupancy, at least eighty-five percent (85%) of restaurant seats shall be open for business and at least sixty-seven percent (67%) of the retail tenants shall be open for business.

  (b)
  the Construction Consultant has delivered its Opening Date Certificate approving the Company's Opening Date Certificate and the Project Architect has delivered its Opening Date Certificate;

  (c)
  the remaining work on the Project shall be such that it will not interfere with or disrupt the operation of the Project for its intended purposes or detract from the aesthetic appearance of the Project other than to a de minimis extent;

  (d)
  the failure to complete the remaining work would not interfere with or disrupt the operation of the Project for its intended purposes or detract from the aesthetic appearance of the Project other than to a de minimis extent; and

  (e)
  the Company shall have available a fully trained staff to operate the Project including the hotel, casino and Golf Course in accordance with industry standards.

        "Opening Date" means the date on which all or any portion of the Project is open for business, and the Opening Conditions shall have been satisfied.

        "Opening Date Certificates" means, collectively, the certificates in the form of Exhibits W-9, W-10, W-11, and W-12 to the Disbursement Agreement to be delivered by the Company, the Construction Consultant, the Prime Contractor and the Project Architect, respectively.

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        "Operating Account" means the account referenced in Section 2.3.9 of the Disbursement Agreement and established pursuant to the Local Account Company Collateral Account Agreements.

        "Operating Costs" means all actual cash costs incurred by the Company and related to the operation of the Project or any portion thereof in the ordinary course of business, including, without limitation, costs incurred for labor, consumables, utility services, and all other operation related costs; provided that (a) Operating Costs shall not include non-cash charges (including depreciation and amortization), (b) Debt Service shall constitute Operating Costs from and after the Completion Date but not prior to such date [and (c) operating costs of the "preview center" at the Site shall constitute Operating Costs at all times.][CONFIRM WITH COMPANY, WILL THERE BY A PREVIEW CENTER?]

        "Operative Documents" means the Financing Agreements and the Project Documents.

        "Original Aircraft Lender" means Bank of America, N.A.

        "Outside Completion Deadline" means September 30, 2005, as the same may from time to time be extended pursuant to Section 6.4 of the Disbursement Agreement.

        "Outstanding Releases" has the meaning given in Section 3.3.7 of the Disbursement Agreement.

        "Palo" means Palo, LLC, a Delaware limited liability company.

        "Palo Home Site Land" means the approximately 1.24-acre tract of land adjacent to the Golf Course owned by Palo, as more particularly described in Exhibit T-4 to the Disbursement Agreement.

        "Palo Permitted Encumbrances" has the meaning given in Section 3.1.28 of the Disbursement Agreement.

        "Parking Facility Lease" means that certain Parking Facility Lease dated as of [                        , 2002] between Valvino, as landlord, and Wynn Las Vegas, as tenant.

        "Parking Structure Construction Contract" means that certain Design/Build Agreement dated as of June 6, 2002 between the Company and the Parking Structure Contractor.

        "Parking Structure Contractor" means Bomel Construction Company, Inc., a California corporation.

        "Payment and Performance Bond" means any Payment and Performance Bond delivered under any Contract or Subcontract (including the Prime Contractor Payment and Performance Bond) in favor of the Company or the Prime Contractor, the Bank Agent acting on behalf of the Bank Lenders) and the Indenture Trustee (acting on behalf of the Second Mortgage Note Holders) supporting the Contractor's or Subcontractor's obligations under any such Contract.

        "Permits" means all authorizations, consents, decrees, permits, waivers, privileges, approvals from and filings with all Governmental Authorities necessary for the construction, development, ownership, lease or operation of the Project in accordance with the Operative Documents.

        "Permitted Businesses" means (i) the gaming business, (ii) the development, construction, ownership and operation of a Gaming Facility, (iii) all businesses, whether or not licensed by the Nevada Gaming Authorities, which are necessary for, incident to, useful to, arising out of, supportive of or connected to the development, construction, ownership or operation of a Gaming Facility, (iv) any development, construction or operation of lodging, retail, restaurant or convention facilities, sports or entertainment facilities, food and beverage distribution operations, transportation services (including operation of the Aircraft and chartering thereof), parking services, sales and marketing services or other activities related to the foregoing, (v) any business (including any related internet business) that is a reasonable extension, development or expansion of any of the foregoing or incidental thereto and/or (vi) the ownership by a Person of Capital Stock in its directly "Wholly Owned Subsidiaries" as

23

defined in the Bank Credit Agreement; provided, however, that with respect to Wynn Las Vegas and its Subsidiaries, the foregoing shall only be Permitted Businesses to the extent related to the Project or furtherance of the Project's development, construction, ownership and operation.

        "Permitted Encumbrances" means the Wynn Las Vegas Permitted Encumbrances, the Valvino Permitted Encumbrances, the Water Companies Permitted Encumbrances, the Palo Permitted Encumbrances, the Wynn Resorts Holdings Permitted Encumbrances and the DIIC Permitted Encumbrances.

        "Permitted Investments": means, prior to the Completion Date, the following:

          (a)  marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 18 months from the date of acquisition; or

          (b)  shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clause (a) of this definition.

From and after the Completion Date, "Permitted Investments" means the following:

        (1)  United States dollars;

        (2)  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (as long as the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

        (3)  interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by S&P or Moody's or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (1) or (2) of this definition, of a market value of no less than the amount of monies so invested;

        (4)  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

        (5)  commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

        (6)  money market funds or mutual funds at least 95% of the assets of which constitute Permitted Investments of the kinds described in clauses (1) through (5) of this definition.

        "Permitted Liens" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Security Documents):

          (a)  Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time due and payable or which is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as reserves (determined in accordance with GAAP) shall have been made therefor through an allocation in the Anticipated Cost Report;

          (b)  statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts which are not overdue for a period of more than 30 days or (ii) that are being contested in good faith by

24

  appropriate proceedings and with appropriate reserves (determined in accordance with GAAP) through an allocation in the Anticipated Cost Report which, in the aggregate with all other such reserves, including pursuant to Section 3.3.7 of the Disbursement Agreement, shall not exceed $10,000,000);

          (c)  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), incurred in the ordinary course of business;

          (d)  any attachment or judgment Lien not constituting an Event of Default under Section 8 of the Bank Credit Agreement and Section [    ] of the Second Mortgage Notes Indenture;

          (e)  leases or subleases granted to third parties in accordance with the applicable terms of the Security Documents and not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

          (f)    easements, rights-of-way, restrictions, encroachments and other similar encumbrances incurred and minor defects and irregularities in title that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Loan Party;

          (g)  leases and subleases permitted under Section 7.5(f) of the Bank Credit Agreement and Section 6.5 of the Second Mortgage Notes Indenture and any leasehold mortgage in favor of any party financing the lessee under any lease or sublease permitted under such Sections 7.5(f); provided that (i) no Loan Party is liable for the payment of any principal of, or interest, premiums or fees on, such financing and (ii) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Liens of the Bank Deeds of Trust and the Second Mortgage Notes Deeds of Trust encumbering the affected property;

          (h)  Liens created or contemplated by the Affiliate Real Estate Agreement;

          (i)    Liens arising from filing UCC financing statements relating solely to leases permitted by the Bank Credit Agreement and the Second Mortgage Notes Indenture;

          (j)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (k)  any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

          (l)    licenses of patents, trademarks and other intellectual property rights granted by a Loan Party in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Loan Party;

          (m)  Liens incurred in connection with "Specified Hedge Agreements" maintained under and as defined in, the Bank Credit Agreement;

          (n)  Liens in existence on the date hereof listed on Schedule 7.3(f) to the Bank Credit Agreement, securing Indebtedness permitted by Section 7.2(d) of the Bank Credit Agreement, provided that no such Lien is spread to cover any additional "Property" (other than proceeds thereof) after the Closing Date and that the amount of "Indebtedness" as defined in the Bank Credit Agreement secured thereby is not increased;

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          (o)  Liens securing Indebtedness of the Loan Parties incurred pursuant to Section 7.2(g) of the Bank Credit Agreement to finance the acquisition of fixed or capital assets (or the refinancing of such Indebtedness as otherwise permitted under the Bank Credit Agreement), provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any "Property" as defined in the Bank Credit Agreement other than the Property (and proceeds thereof) financed by such "Indebtedness" as defined in the Bank Credit Agreement, (iii) the principal amount of Indebtedness secured thereby is not increased and (iv) the Property financed by such Indebtedness, is not of a type that will become affixed to the Project such that the removal thereof could not reasonably be expected to materially interfere with the ongoing ordinary course operations of the Project; and

          (p)  Liens securing "Indebtedness" as defined in the Bank Credit Agreement of the Loan Parties incurred pursuant to Section 7.2(j) of the Bank Credit Agreement to finance the acquisition of the Additional Land, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of the Additional Land, (ii) such Liens do not at any time encumber and "Property" as defined in the Bank Credit Agreement other than the Additional Land (and proceeds thereof) and (iii) the amount of principal Indebtedness secured thereby is not increased.

          (q)  the rights and interests of the Lenders as provided under the Financing Agreements;

          (r)  Permitted Encumbrances;

          (s)  Liens with respect to the Aircraft granted by Las Vegas Jet to Wynn Las Vegas securing Indebtedness under the "Aircraft Note" (as defined in the Bank Credit Agreement); and

          (t)    [Liens with respect to cash collateral delivered to the "primary obligor" (as defined in the definition of "Guarantee Obligations" under Bank Credit Agreement) with respect to "Guarantee Obligations" as defined in the Bank Credit Agreement and permitted pursuant to Section 7.2(k) thereof; provided that such cash collateral is not in excess of the amount sufficient to satisfy the respective "Guarantee Obligation" if and when such "Guarantee Obligation" becomes due and owing) in its entirety].[CONFORM TO CREDIT AGREEMENT]

        "Person" means any natural person, corporation, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

        "Phase I Report" shall have the meaning given in Section 3.1.33 of the Disbursement Agreement.

        "Phase II Land" means the approximately 20-acre tract of land upon which the Phase II Project may be built, as more particularly described in Exhibit T-4 to the Disbursement Agreement.

        "Phase II Land Building" means the building existing, as of the Closing Date that is subject to the Building Lease.

        "Phase II Easements" means the easements appurtenant, easements in gross, license agreements and other rights running for the benefit of the Company or Valvino and/or appurtenant to the Phase II Land, including, without limitation, those certain easements and licenses described in the Title Policy.

        "Phase II Project" means a hotel, casino and mall complex proposed to be developed on the Phase II Land, which may be integrated with the Project.

        "Phase II Report" means shall have the meaning given in Section 3.1.33 of the Disbursement Agreement.

        "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA to which the Company or any member of the Controlled Group contributes or has an obligation to contribute on behalf of its employees other than a Multiemployer Plan.

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        "Plans and Specifications" means all plans, specifications, design documents, schematic drawings and related items for the design, architecture and construction of the Project that are listed on Exhibit T-6 to the Disbursement Agreement including, from time to time, any further such plans, specifications, design documents, schematic drawings and related items which are consistent with the standards of Exhibit X-1 and delivered pursuant to Section 3.3.11 of the Disbursement Agreement, in each case, as amended in accordance with Section 6.2 of the Disbursement Agreement.

        "Potential Event of Default" means (i) any of the events specified in Article 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied and (ii) the occurrence of any "Default" under any Facility Agreement.

        "Pre-Opening Deposits" means deposits received by the Company prior to the Opening Date from patrons to reserve rooms or event space at the Project.

        "Prime Contractor" means Marnell Corrao Associates, Inc., a Nevada corporation.

        "Prime Contractor's Advance Certificate" means a certificate in the form of Exhibit C-4 to the Disbursement Agreement.

        "Prime Construction Contract" means that certain Agreement for Guaranteed Maximum Price Construction Services for Le Rêve dated as of June 4, 2002 between Wynn Las Vegas and the Prime Contractor.

        "Prime Contractor Line Items" means, collectively, the Line Items of the Project Budget which relate to work covered by the Prime Construction Contract under the "Marnell Corrao GMP" Line Item Category.

        "Prime Contractor Payment and Performance Bond" means that certain payment and performance bond issued by American International Companies (AIG) and Kemper Insurance, jointly and severally, in favor of the Company, the Bank Agent (acting on behalf of the Bank Lenders) and the Indenture Trustee (acting on behalf of the Second Mortgage Note Holders) supporting the Prime Contractor's obligations under the Prime Construction Contract.

        "Professional Design Services Agreements" means, collectively, the Golf Course Design Services Agreement, the Aqua Theater Design Services Agreement and the Project Architect's Agreement.

        "Project" means the Le Rêve Casino Resort, a hotel and casino resort, with related parking structure and golf course facilities to be developed at the Site, all as more particularly described in Exhibit T-1 to the Disbursement Agreement.

        "Project Architect" means Butler/Ashworth Architects Ltd., LLC, a Nevada limited liability company.

        "Project Architect's Advance Certificate" means an advance certificate in the form of Exhibit C-3 to the Distribution Agreement.

        "Project Architect's Agreement" means that certain Agreement between Owner and Project Architect dated as of October [    ], 2002 between the Company and Project Architect.

        "Project Budget" shall have the meaning given in Section 3.1.14 of the Disbursement Agreement.

        "Project Budget/Schedule Amendment Certificate" means a Project Budget/Schedule Amendment Certificate in the form of Exhibit E to the Disbursement Agreement.

        "Project Certificate of Occupancy" means a permanent certificate of occupancy or a temporary certificate of occupancy, in either case, for the Project issued by the Building Department pursuant to applicable Legal Requirements which permanent or temporary certificate of occupancy shall permit the Project to be used for the Project Intended Uses, shall be in full force and effect and, in the case of a

27

temporary certificate of occupancy, if such temporary certificate of occupancy shall provide for an expiration date, the number of days in the period from the Opening Date to such expiration date shall be not less than 133% of the number of days that the Construction Consultant, pursuant to the Opening Date Certificate, estimate it will take to complete the Project Punchlist Items (assuming reasonable diligence in performing the same).

        "Project Costs" means all costs (other than any such costs for interest and other Debt Service accruing under the Bank Credit Agreement, the Second Mortgage Notes and the FF&E Facility from and after the Completion Date) incurred, or to be incurred in accordance with the Project Budget, which costs shall include, but not be limited to: (a) all costs incurred under the Contracts, (b) interest accruing under the Bank Credit Agreement, the Second Mortgage Notes and the FF&E Facility prior to the Completion Date, (c) reasonable financing, closing and administration costs related to the Project until the Completion Date including, but not limited to, insurance costs (including, with respect to directors and officers insurance costs, costs relating to such insurance extending beyond the Completion Date), guarantee fees, legal fees and expenses, financial advisory fees and expenses, technical fees and expenses (including, without limitation, fees and expenses of the Construction Consultant and the Insurance Advisor), commitment fees, management fees, and corporate overhead agency fees (including, without limitation, fees and expenses of the Disbursement Agent), interest (other than amounts listed in clause (b) above), taxes (including value added tax), and other out-of-pocket expenses payable by the Company under all documents related to the financing and administration of the Project until the Opening Date, (d) the costs of acquiring Permits for the Project prior to the Completion Date, (e) costs incurred in settling insurance claims in connection with Events of Loss and collecting Loss Proceeds at any time prior to the Final Completion Date, (f) working capital costs incurred in accordance with the Project Budget prior to the Completion Date, (g) cash to collateralize commercial letters of credit to the extent that payment of any such cash amount to the vendor or materialman who is the beneficiary of such letter of credit would have constituted a "Project Cost"; provided that the aggregate amount of all such letters of credit outstanding at any one time shall not exceed $10,000,000.

        "Project Credit Support Provider" means the Construction Guarantor, the Completion Guarantor and the issuers of any Prime Contractor Payment and Performance Bond.

        "Project Documents" means the Construction Agreements, the Construction Guaranty, each other Contract, the Prime Contractor Payment and Performance Bond and each other Payment and Performance Bond issued to the Company, the Affiliate Real Estate Agreements, the Professional Design Services Agreements [OTHERS TO COME], each other agreement entered into on or prior to the Closing Date relating to the development, construction, maintenance or operation of the Project (other than the Financing Agreements) and each Additional Project Document, as the same may be amended from time to time in accordance with the terms and conditions of the Disbursement Agreement and thereof, in each case, other than Plans and Specifications.

        "Project Intended Uses" means the intended uses of the Project, as more particularly set forth in Exhibit X-1 to the Disbursement Agreement.

        "Project Lenders Intercreditor Agreement" means that certain Intercreditor Agreement dated as of October [    ], 2002 among the Bank Agent and the Indenture Trustee.

        "Project Liquidity Reserve Account" means the account referenced in Section 2.3.12 of the Disbursement Agreement and established pursuant to the Local Account Company Collateral Account Agreements.

        "Project Punchlist Completion Amount" means, from time to time from and after the Completion Date, the estimated cost to complete all remaining Project Punchlist Items if the owner of the Project were to engage independent, reputable and appropriately experienced and licensed contractor(s) to

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complete such work and no other work (certified by the Company and the Construction Consultant with respect to each Advance from and after the Completion Date in their respective certificates in the form of Exhibits C-1 and C-2 to the Disbursement Agreement).

        "Project Punchlist Items" means minor or insubstantial details of construction or mechanical adjustment, the non-completion of which, when all such items are taken together, will not interfere in any material respect with the use or occupancy of the Project for the Project Intended Uses or the ability of the owner or master lessee, as applicable, of any portion of the Project (or any tenant thereof) to perform work that is necessary or desirable to prepare such portion of the Project for such use or occupancy; provided that, in all events, "Project Punchlist Items" shall include (to the extent not already completed), without limitation, the items set forth in the punchlist to be delivered by the Company in connection with "Substantial Completion" under the Prime Construction Contract and all items that are listed on the "punchlists" furnished by the Building Department, the Nevada Department of Transportation or the Clark County Department of Public Works in connection with, or after, the issuance of the Project temporary certificate of occupancy as those that must be completed in order for the Building Department to issue a Project permanent certificate of occupancy.

        "Project Schedule" has the meaning given in Section 3.1.15 of the Disbursement Agreement.

        "Project Secured Parties" means the Bank Agent, the Indenture Trustee, the Bank Lenders, the Second Mortgage Note Holders, the counterparties to any Interest Rate Agreements entered into by the Company under the Bank Credit Agreement (to the extent that the Credit Agreement permits such Interest Rate Agreements to be secured) and the Disbursement Agent acting on behalf of any one or more of the foregoing (but not on behalf of the FF&E Agent or the FF&E Lenders).

        "Project Security" means all real and personal property which is subject or is intended to become subject to the security interests or liens granted by any of the Security Documents.

        "Protective Advances" means any Advances with respect to (i) the payment of any delinquent taxes or insurance premiums owed by any of the Company or its Affiliates with respect to the Project or other Mortgaged Property, (ii) the removal of any lien or encumbrance on the Project or the Mortgaged Property or the defense of Company's or any of its Affiliates' title thereto or of the validity, enforceability, perfection or priority of the liens and security interests granted or purported to be granted pursuant to the Security Documents, (iii) the payment of Project Costs after delivery of a Stop Funding Notice by the Disbursement Agent, or (iv) the repair, maintenance, protection or preservation of the value of the Project or any portion thereof, including, without limitation, for payment of (A) heating, gas, electric and other utility bills or (B) in the case of amounts paid by the Bank Agent or the Indenture Trustee, amounts reasonably necessary to prevent the provider of any financing pursuant to an FF&E Facility (i) from terminating its agreement to advance funds thereunder, or (ii) from exercising rights under the FF&E Security Documents so as to deprive the Project of the FF&E Component procured in whole or in part with Advances made pursuant to the FF&E Facility.

        "Projections" means the financial information and projections set forth in the Business Plan.

        "Rating Agencies" means, collectively, Moody's and S&P (or, if either or both of them is no longer in the business of rating debt securities, any other nationally recognized rating agency or agencies).

        "Rating Downgrade" means a lowering by either Rating Agency of the then current credit rating of the Second Mortgage Notes.

        "Realized Savings" means:

          (a)  with respect to each of the "Marnell Corrao GMP Contract," "Golf Course" and "Parking Garage" Line Item Categories, a decrease in the anticipated cost to complete the work contemplated by such Line Item Category but only to the extent that the applicable Contractor

29

  certifies (or the Disbursement Agent is otherwise reasonably satisfied) that the "Guaranteed Maximum Price" under and as defined in the applicable Construction Agreement has been reduced as a result of such decrease in the anticipated cost;

          (b)  with respect to the "Miscellaneous Capital Projects" Line Item Category, a decrease in the anticipated cost to complete the work contemplated by such Line Item Category which (i) results from a decrease in the anticipated cost to complete the work which the Company is able to demonstrate to the reasonable satisfaction of the Construction Consultant, or (ii) results from a Scope Change which (A) complies with the requirements of Section 6.2 of the Disbursement Agreement and (B) results, to the reasonable satisfaction of the Construction Consultant, in a quantifiable decrease in materials, supplies, or required services;

          (c)  with respect to the "Governmental Approvals and Permits" Line Item Category, a decrease in the cost anticipated to be incurred to obtain the permits and pay the fees contemplated by such Line Item Category as a result of the Company having obtained a permit for an amount that is less than the amount budgeted for such permit, which the Company is able to demonstrate to the reasonable satisfaction of the Disbursement Agent;

          (d)  with respect to each of the "Transaction Fees and Expenses," Design and Engineering Fees," "Entertainment Production," and Insurance/Utilities/Security" Line Item Categories, a decrease in the anticipated cost to complete the work contemplated by such Line Item Category which the Company is able to demonstrate to the reasonable satisfaction of the Disbursement Agent;

          (e)  with respect to the "Property Taxes" Line Item Category, a decrease in the anticipated cost to complete the work contemplated by such Line Item Category as a result of tax bills or assessment for real estate taxes being lower than the amounts budgeted therefor, which the Company is able to demonstrate to the reasonable satisfaction of the Disbursement Agent;

          (f)    with respect to the "Capitalized Interest and Commitment Fees" Line Item Category, a decrease in the anticipated cost of construction period interest or commitment fees resulting from a decrease in the interest rates payable by the Company during construction as determined by the Company with (A) the reasonable concurrence of the Construction Consultant and (B) the concurrence of the Disbursement Agent (acting in its sole discretion exercised in good faith) taking into account the current and future anticipated interest rates and the anticipated times and amounts of draws under the relevant Facilities for the payment of Project Costs;

          (g)  with respect to the "Interior Furnishings/Signage/Electronic Systems" Line Item Category, a decrease in the anticipated cost to complete the work contemplated by such Line Item Category which (i) results from a Scope Change that (A) complies with the requirements of Section 6.2 of the Disbursement Agreement and (B) results, to the reasonable satisfaction of the Construction Consultant, in a quantifiable decrease in materials, supplies or required services or (ii) the Company is otherwise able to demonstrate to the reasonable satisfaction of the Construction Consultant;

          (h)  with respect to each of the "Pre-Opening Expenses," and "Miscellaneous Operating Costs" Line Item Categories, a decrease of up to ten percent (10%) in the cost anticipated to be incurred to complete the work contemplated by such Line Item Category if the Company certifies that it does not intend to spend more than the reduced amount and that such reduced amount is an appropriate amount for such Line Item Category; and

          (i)    with respect to the "Owner FF&E" Line Item Category, a decrease in the anticipated cost to complete the work contemplated by such Line Item Category which results from a Scope Change that (i) complies with the requirements of Section 6.2 of the Disbursement Agreement and

30

  (ii) results, to the reasonable satisfaction of the Construction Consultant in a quantifiable decrease in materials, supplies or required services;

in each case, which is documented by the Company in a Realized Savings Certificate in the form of Exhibit L attached to the Disbursement Agreement, duly executed and completed with all exhibits and attachments thereto. No Realized Savings shall be obtainable with respect to the "Land and Buildings," "Global Express Airplane Purchase," "Working Capital Requirements at Opening" and "Construction Contingency" Line Item Categories.

        "Related Agreements" has the meaning given in Section 9.1 of the Disbursement Agreement.

        "Release" means, any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal dumping, leaching or migration of Hazardous Substances into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Substances), including the movement of any Hazardous Substances through the air, soil, surface water or groundwater.

        "Remaining Costs" means, at any given time for any Line Item Category or Line Item (other than the "Construction Contingency" Line Item Category), the "Balance to Complete (Net Amount)" set forth in column N of the Monthly Requisition Report (as in effect from time to time); provided, however, that from and after the Completion Date, any Remaining Costs which do not constitute Project Costs shall be disregarded for purposes of calculating whether the Project is In Balance.

        "Representatives of the Underwriters" means Deutsche Bank Securities, Inc., Bear Stearns & Co. Inc., Banc of America Securities LLC and Dresdner Kleinwort Wasserstein - Grantchester, Inc.

        "Required Completion Amount" has the meaning given in Section 2.9(a) of the Disbursement Agreement.

        "Required Contractor Certificates" means, with respect to each Advance Request, the Contractor certificates required to be attached thereto pursuant to Section 2.4.1(b) of the Disbursement Agreement.

        "Required Minimum Contingency" means, (a) initially, $21,707,526, (b) from time to time after the Twenty Five Percent Completion Date and prior to the Completion Date, the amount determined pursuant to the following formula: the sum of (i) $2,500,000 plus (ii) $19,207,526 amortized pro rata with the Hard Costs incurred from and after the Twenty Five Percent Completion Date in accordance with the Project Budget and allocated to the following Line Item Categories: the "Marnell Corrao GMP Contract," "Interior Furnishings/Signage/Electronic Systems," Miscellaneous Capital Projects," "Golf Course" and "Parking Garage" and (c) from time to time after the Completion Date, 150% of the Project Punchlist Completion Amount; provided, however, that, if at the time of the initial advance of funds from the Second Mortgage Notes Proceeds Account the conditions precedent set forth in Section 3.3.22(b) of the Disbursement Agreement have not been satisfied, then from and after such date and until such time (if ever) as the conditions precedent set forth in Section 3.3.22(b) of the Disbursement Agreement have been satisfied, the reference to $2,500,000 in clause (b)(i) shall be deemed amended to be a reference to $7,500,000 and the amount remaining to be amortized as of such date under clause (b)(ii) above shall be reduced by $5,000,000.

        "Required Scope Change Approval" means, with respect to each proposed Scope Change, each of the following: (a) the consent of the Construction Consultant, (b) the consent of the Bank Agent, (c) the consent of the FF&E Agent, and, (d) the consent of a majority in principal amount of the holders of the Second Mortgage Notes.

        "Reserved Amounts" has the meaning given in Section 2.10 of the Disbursement Agreement.

        "Resort Component" means all portions of the Project other than the FF&E Component.

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        "Resort Component Funding Sources" means the Bank Credit Facility, the Second Mortgage Notes Proceeds and amounts on deposit in the Company's Funds Account.

        "Responsible Officer" means as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person.

        "Retainage Amounts" means at any given time amounts which have accrued and are owing under the terms of a Contract for work or services already provided but which at such time (and in accordance with the terms of the Contract) are being withheld from payment to the Contractor, until certain subsequent events (e.g., completion benchmarks) have been achieved under the Contract.

        "Reviewing Accountant" means Deloitte & Touche or any subsequent nationally recognized firm of independent public accountants selected by the Company, with the consent of the Bank Agent from time to time (which shall not be unreasonably withheld or delayed), as auditors of the Company.

        "Revolving Credit Loans" has the meaning given in the Bank Credit Agreement.

        "S&P" means Standard & Poor's Ratings Group, a New York corporation, or any successor thereof.

        "Safe Harbor Scope Change" means any Scope Change if, after giving effect thereto the Project will be within or shall exceed the "standards" set forth on Exhibit X-1 to the Disbursement Agreement.

        "Scheduled Completion Date" means April 30, 2005, as the same may from time to time be extended pursuant to Section 6.4 of the Disbursement Agreement.

        "Scope Change" means any change in the Plans and Specifications or any other change to the design, layout, architecture or quality of the Project from that which is contemplated on the Closing Date, (unless such change is required by Legal Requirements), including, without limitation, (a) changes to the "Premises and Assumptions" (as defined in the Prime Construction Contract), (b) approval or submission to the Prime Contractor of "Drawings" or "Specifications" (each as defined in the Prime Construction Contract) that are inconsistent with the Premises and Assumptions, (c) additions, deletions or modifications in the "Work" (as defined in the Prime Construction Contract) (including, without limitation, the acceptance of any non-conforming "Work" (as defined in the Prime Construction Contract) pursuant to Section 10.9 of the Prime Construction Contract), (d) the issuance of a "Construction Change Directive" (as defined in the Prime Construction Contract) directing a "Change" (as defined in the Prime Construction Contract) in the work and a proposed basis for adjustments, if any, in the "Guaranteed Maximum Price" (as defined in the Prime Construction Contract) or "Contract Time" (as defined in the Prime Construction Contract), or any combination of them, and (e) modifications to the "Drawings" (as defined in the Architect's Agreement) to the extent the same constitute an Additional Service under the Architect's Agreement.

        "Second Mortgage Notes" means the [            ] Mortgage Notes Due 2010 issued by the Company and Capital Corp., as co-issuers, pursuant to the Second Mortgage Notes Indenture.

        "Second Mortgage Note Holders" means the holders of the Second Mortgage Notes.

        "Second Mortgage Notes Company Collateral Account Agreement" means that certain Second Mortgage Notes Company Collateral Account Agreement dated as of October [    ], 2002 among the Company, the Indenture Trustee, the Disbursement Agent and the Securities Intermediary.

        "Second Mortgage Notes Completion Guaranty Collateral Account Agreement" means that certain Second Mortgage Notes Completion Guaranty Collateral Account Agreement dated as of October [    ], 2002 among the Completion Guarantor, the Indenture Trustee, the Disbursement Agent and the Securities Intermediary.

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        "Second Mortgage Notes Deeds of Trust" means, collectively, the Second Mortgage Notes Golf Course Deed of Trust, the Second Mortgage Notes Hotel/Casino Deed of Trust, the Second Mortgage Notes Phase II Deed of Trust, the Second Mortgage Notes Palo Deed of Trust, and the Second Mortgage Notes DIIC Deed of Trust.

        "Second Mortgage Notes DIIC Deed of Trust" means that certain Deed of Trust to be entered into pursuant to Section 3.3.22 of the Disbursement Agreement, between Desert Inn Improvement as trustor, and Nevada Title Company as trustee, for the benefit of the Indenture Trustee as beneficiary, substantially in the form of Exhibit D to the Bank Credit Agreement.

        "Second Mortgage Notes Golf Course Deed of Trust" means that certain Deed of Trust dated as of October [    ], 2002 between Wynn Resorts Holdings as trustor, and Nevada Title Company as trustee, for the benefit of Indenture Trustee as beneficiary.

        "Second Mortgage Notes Guarantee and Collateral Agreement" means that certain Guarantee and Collateral Agreement dated as of October [    ], 2002 and made by Wynn Las Vegas and each other Loan Party for the benefit of the Indenture Trustee.

        "Second Mortgage Notes Hotel/Casino Deed of Trust" means that certain Deed of Trust dated as of October [    ], 2002 between Wynn Las Vegas as trustor, and Nevada Title Company as trustee, for the benefit of the Indenture Trustee as beneficiary.

        "Second Mortgage Notes Indenture" means that certain Second Mortgage Notes Indenture dated as of October [    ], 2002 among the Wynn Las Vegas, Capital Corp., the guarantors signatory thereto and the Indenture Trustee.

        "Second Mortgage Notes Local Company Collateral Account Agreement(s)" means one or more control agreements with respect to the Cash Management Account and the Operating Account substantially in the form of Exhibit BB-2 and entered into by a bank that is reasonably acceptable to the Disbursement Agent pursuant to Sections 2.3.5 and 2.3.9.

        "Second Mortgage Notes IP Security Agreement" means that certain Intellectual Property Security Agreement dated as of October [    ], 2002 and made by Wynn Las Vegas and Capital Corp. for the benefit of the Indenture Trustee.

        "Second Mortgage Notes Palo Deed of Trust" means that certain Deed of Trust dated as of October [    ], 2002 between Palo as trustor, and Nevada Title Company as trustee, for the benefit of the Indenture Trustee as beneficiary.

        "Second Mortgage Notes Phase II Deed of Trust" means that certain Deed of Trust dated as of October [    ], 2002 between Valvino as trustor, and Nevada Title Company as trustee, for the benefit of Indenture Trustee as beneficiary.

        "Second Mortgage Notes Proceeds" means the amounts deposited in the Second Mortgage Notes Proceeds Account on the Closing Date.

        "Second Mortgage Notes Proceeds Account" has the meaning given in the Second Mortgage Notes Collateral Account Agreement.

        "Second Mortgage Notes Security Documents" means, collectively, the Second Mortgage Notes Deeds of Trust, the Second Mortgages Notes Guaranty and Collateral Agreement, the Second Mortgage Notes IP Security Agreement, the Second Mortgage Notes Company Collateral Account Agreement, the Second Mortgage Notes Completion Guaranty Collateral Account Agreement, the Second Mortgage Notes Local Company Collateral Account Agreements, the Completion Guaranty and any guaranties, deeds of trust, security agreements or collateral account agreements executed from time to time by any of the Loan Parties or one or more of their direct or indirect Subsidiaries in favor of the Indenture Trustee or the Second Mortgage Notes Holders to guaranty the obligations under the Second Mortgage Notes and the Second Mortgage Notes Indenture.

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        "Secured Parties" means, collectively, the Project Secured Parties and the FF&E Secured Parties.

        "Securities Intermediary" means Deutsche Bank Trust Company Americas in its capacity as securities intermediary under the Company Collateral Account Agreements and the Completion Guaranty Collateral Account Agreements and each securities intermediary under a Local Account Company Collateral Account Agreement, in each case, and its successors in such capacity.

        "Security Documents" means, collectively and without duplication, the Bank Security Documents, the Second Mortgage Notes Security Documents, the FF&E Security Documents, the Completion Guaranty, the Construction Guaranty, each Payment and Performance Bond, the Collateral Account Agreements, the Consents, and any other deeds of trust, security agreements or collateral account agreements entered into by any of the Loan Parties and/or one or more of their direct or indirect Subsidiaries for the benefit of any Secured Party in accordance with the terms of the Financing Agreements or the Intercreditor Agreements.

        "Shuttle Easement" means that certain Easement Agreement dated as of [                        , 2002] by and among Wynn Resorts and Valvino, as grantors, and Wynn Las Vegas, as grantee.

        "Site" means all or any portion of the Project, as described in Exhibit T-4 to the Disbursement Agreement. The Site includes the Casino Land, the Golf Course Land (including (a) the Water Utility Land, (b) the Wynn Home Site until such time (if ever) as the Wynn Home Site Release Conditions shall have been satisfied and (c) the Home Site Land and Palo Home Site Land until such time (if ever) as the release conditions set forth in Section 7.5(l) of the Bank Credit Agreement and Section 10.03 of the Second Mortgage Notes Indenture shall have been satisfied), the Phase II Land (until such time (if ever) as the release conditions set forth in Sections 7.5(j), (k), (l) and (m) of the Bank Credit Agreement and Section 10.03 of the Indenture shall have been satisfied) and any other real property which is subject to a lien under any Bank Deed of Trust or any Second Mortgage Notes Deed of Trust.

        "Site Easements" means the easements appurtenant, easements in gross, license agreements and other rights running for the benefit of the Company and/or appurtenant to the Site, including, without limitation, those certain easements and licenses described in the Title Policy. The Site Easements include (a) the Golf Course Land Easements and (b) the Phase II Land Easements (until such time (if ever) as the release conditions set forth in Sections 7.5(j), (k), (l) and (m) of the Bank Credit Agreement and Section 10.03 of the Second Mortgage Notes Indenture shall have been satisfied).

        "Soft Costs" means the Project Costs set forth in the Project Budget under (a) the "Soft Cost Construction Contingency" Line Item under the "Construction Contingency" Line Item Category, together with (b) following other Line Item Categories:

            (i)  Capitalized Interest and Commitment Fees;

          (ii)  Pre-Opening Expense;

          (iii)  Transaction Fees and Expenses;

          (iv)  Design and Engineering Fees;

          (v)  Working Capital Requirements at Opening;

          (vi)  Entertainment Production;

        (vii)  Insurance/Utilities/Security;

        (viii)  Property Taxes;

          (ix)  Government Approvals and Permits; and

          (x)  Miscellaneous Operating Costs.

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        "Soft Costs Cash Management Sub-Account" means the Account referenced in Section 2.3.5 of the Disbursement Agreement and established pursuant to the Local Account Company Collateral Account Agreements.

        "Solvent" means, when used with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

        "Stop Funding Notice" has the meaning given in Section 2.4.3(b) of the Disbursement Agreement.

        "Stop Funding Request" has the meaning given in Section 2.4.4(b) of the Disbursement Agreement.

        "Subcontract" means any subcontract or purchase order entered into with any Subcontractor.

        "Subcontractor" means any direct or indirect subcontractor of any tier under any Contract.

        "Subsidiary" as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in the Disbursement Agreement shall refer to a Subsidiary or Subsidiaries of Wynn Las Vegas.

        "Summary Anticipated Cost Report" means an Anticipated Cost Report in the form of Exhibit H-2 to the Disbursement Agreement and which provides the information indicated therein segregated by each Line Item Category.

        "Tax" shall mean shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

        "Term Loans" has the meaning given in the Bank Credit Agreement.

        "Third Party Claims" has the meaning given in Section 10.3 of the Disbursement Agreement.

        "Third Party Financing Agreement" means any loan or security document entered into on, prior to, or after the Closing Date with parties other than any one or more of the Bank Agent, the Indenture Trustee or the FF&E Lender.

        "Title Insurer" means Nevada Title Company.

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        "Title Policies" means, collectively, the policies of title insurance issued by Title Insurer as of the Closing Date, as provided in Section 3.1.28(i), (ii) and (iii) of the Disbursement Agreement, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

        "Trust Estate" shall have, with respect to each Deed of Trust, the meaning set forth in such Deed of Trust.

        "Twenty Five Percent Completion Date" means the date the following conditions have been satisfied as set forth in a certificate in the form of Exhibit V-1 to the Disbursement Agreement delivered by the Company and (other than with respect to clause (b)(B) below) a certificate in the form of Exhibit V-2 to the Disbursement Agreement delivered by the Construction Consultant: (a) 25% of the work required to achieve completion of the Project has been completed (determined by (i) the amount of Hard Costs incurred to such date and allocated to the "Marnell Corrao GMP Contract," "Interior Furnishings/Signage/Electronic Systems," "Miscellaneous Capital Projects," "Golf Course" and "Parking Garage" Line Item Categories under the Project Budget, as compared to (ii) the total amount of Hard Costs set forth in the Project Budget (as then in effect) under the following Line Item Categories: "Marnell Corrao GMP Contract," "Interior Furnishings/Signage/Electronic Systems," "Miscellaneous Capital Projects," "Golf Course" and "Parking Garage"), and (b) all Contractors and Subcontractors have been paid in full for work performed through such date (other than (A) Retainage Amounts, and other amounts, that, as of the Twenty Five Percent Completion Date, are being withheld from the Contractors and Subcontractors in accordance with the provisions of the Project Documents, and (B) amounts being contested in accordance with the Financing Agreements so long as adequate reserves have been established through an allocation in the Anticipated Cost Report and in accordance with any requirements of such Financing Agreements) and have provided lien waivers to the extend required under Section 3.3.7 of the Disbursement Agreement for all work performed prior to the Twenty Five Percent Completion Date.

        "UCC" means the Uniform Commercial Code of the jurisdiction the law of which governs the document with respect to the term is used.

        "Unallocated Contingency Balance" means, from time to time, the amount of the "Construction Contingency" Line Item Category as set forth in the Project Budget then in effect.

        "Unincorporated Materials" has the meaning given in Section 3.3.26 of the Disbursement Agreement.

        "Valvino" means Valvino Lamore, LLC, a Nevada limited liability company.

        "Valvino Permitted Encumbrances" has the meaning given in Section 3.1.28 of the Disbursement Agreement.

        "Water Companies Permitted Encumbrances" has the meaning given in Section 3.1.28 of the Disbursement Agreement.

        "Water Supply Contract" means that certain [water supply contract] between Desert Inn Improvement, as supplier, and Wynn Las Vegas, as purchaser, dated as of October [    ], 2002.

        "Water Utility Land" means the approximately 0.17-acre tract of land located on the Golf Course owned by Desert Inn Improvement, as more particularly described in Exhibit T-4 of the Disbursement Agreement.

        "World Travel" means World Travel, LLC, a Nevada limited liability company.

        "Wynn Design" means Wynn Design and Development, LLC, a Nevada limited liability company.

        "Wynn Home Site" means the approximately two-acre tract of land located on the Golf Course where Stephen A. Wynn's personal residence may be built.

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        "Wynn Home Site Release Conditions" means:

  (a)
  The Bank Agent shall have confirmed that the conditions set forth in Section 7.5(j) of the Bank Credit Agreement shall have been satisfied; and
  (b)
  The Indenture Trustee shall have confirmed that all the conditions set forth in Section [    ] of the Second Mortgage Notes Indenture shall have been satisfied.

        "Wynn Las Vegas" means Wynn Las Vegas, LLC, a Nevada limited liability company.

        "Wynn Las Vegas Permitted Encumbrances" has the meaning given in Section 3.1.28 of the Disbursement Agreement.

        "Wynn Resorts Holdings" means Wynn Resorts Holdings, LLC, a Nevada limited liability company.

        "Wynn Resorts Holdings Permitted Encumbrances" has the meaning given in Section 3.1.28 of the Disbursement Agreement.

RULES OF INTERPRETATION

        1.    The singular includes the plural and the plural includes the singular.

        2.    The word "or" is not exclusive.

        3.    A reference to a Legal Requirement includes any amendment or modification of such Legal Requirement, and all regulations, rulings and other Legal Requirements promulgated under such Legal Requirement.

        4.    A reference to a Person includes its permitted successors and permitted assigns.

        5.    Accounting terms have the meanings assigned to them by U.S. GAAP, as applied by the accounting entity to which they refer.

        6.    The words "include," "includes" and "including" are not limiting.

        7.    A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.

        8.    References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean, unless specifically indicated, such document, instrument or agreement as in effect on the date hereof, notwithstanding any termination, such expiration or amendment of such agreement unless all of the parties to the Disbursement Agreement are signatories to such amendment, in which case any references shall be to such agreement as so amended.

        9.    The words "hereof," "herein" and "hereunder" and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

        10.  References to "days" shall mean calendar days, unless the term "Banking Days" shall be used.

        11.  The Financing Agreements are the result of negotiations among, and have been reviewed by, the Company, Valvino, Valvino's subsidiaries, the Funding Agents, the Lenders and the Disbursement Agent. Accordingly, the Financing Agreements shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against any such Person.

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Exhibit J
to the Disbursement Agreement

Exhibit T-2
to the Disbursement Agreement

Description of Eligible FF&E Equipment *

        Aircraft

        Communication Equipment

        Elevators and Escalators

        Electrical Generators and Power Supplies

        Furniture

        Fixtures

        Gaming Equipment

        House keeping Equipment

        HVAC Equipment

        Laundry Equipment

        Maintenance Equipment

        Restaurant Equipment

        Security and surveillance Equipment

        Signage

        Theater Equipment

        Vaults

        Water systems

        * additions and deletions to be made by the Company and the FF&E Lenders

Exhibit Z-1
to the Disbursement Agreement

FORM OF
DISBURSEMENT COLLATERAL ACCOUNT AGREEMENT
(BANK LENDERS)

        This DISBURSEMENT COLLATERAL ACCOUNT AGREEMENT (BANK LENDERS) (this "Agreement,") is dated as of [                ], 2002 and entered into by and among WYNN LAS VEGAS, LLC, a Nevada limited liability company ("Wynn Las Vegas"), WYNN LAS VEGAS CAPITAL CORP., a Nevada corporation ("CAPITAL CORP." and, jointly and severally with Wynn Las Vegas, "Pledgor"), DEUTSCHE BANK TRUST COMPANY AMERICAS, a [                        ], as Bank Agent under the Bank Credit Agreement (in such capacity herein called "Secured Party"), and [DEUTSCHE BANK TRUST COMPANY AMERICAS], as custodian and securities intermediary for the Pledgor and Secured Party (in such capacity, "Securities Intermediary").

PRELIMINARY STATEMENTS

        A.    The Project.    Wynn Las Vegas and Capital Corp. propose to develop, construct and operate the Le Rêve Casino Resort, a large scale luxury hotel and destination casino resort, with related parking structure and golf course facilities, as part of the redevelopment of the site of the former Desert Inn in Las Vegas, Nevada.

        B.    Bank Credit Agreement.    Concurrently herewith, Wynn Las Vegas, the Bank Agent, Deutsche Bank Securities, Inc., as advisor, lead arranger and joint book running manager, Banc of America Securities LLC, as advisor, lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as advisor, arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Bank AG, New York Branch, as arranger and joint documentation agent and the Bank Lenders have entered into the Bank Credit Agreement pursuant to which the Bank Lenders have agreed, subject to the terms thereof, to provide certain revolving loans to Wynn Las Vegas in an aggregate principal amount not to exceed $750,000,000 and certain delay draw term loans to Wynn Las Vegas in an aggregate principal amount not to exceed $250,000,000, as more particularly described therein. Of the Bank Revolving Facility amount, $[747,000,000] is intended to finance Project Costs, as more particularly described therein. Valvino, Wynn Resorts Holdings and certain other guarantors have, pursuant to the Bank Guarantee and Collateral Agreement, guaranteed the Wynn Las Vegas' obligations under the Bank Credit Agreement.

        C.    Second Mortgage Notes Indenture.    Concurrently herewith, Wynn Las Vegas, Capital Corp., certain guarantors signatory thereto (including Valvino and Wynn Resorts Holdings) and the Indenture Trustee have entered into the Second Mortgage Notes Indenture pursuant to which Wynn Las Vegas and Capital Corp. will issue the Second Mortgage Notes in an aggregate principal amount equal to $350,000,000 to finance Project Costs, as more particularly described therein.

        D.    FF&E Facility Agreement.    Concurrently herewith, Wynn Las Vegas and Wells Fargo Bank Nevada, National Association, as the FF&E Agent, and the FF&E Lenders have entered into the FF&E Facility Agreement pursuant to which the FF&E Lenders have agreed, subject to the terms thereof, to provide certain loans in an aggregate principal amount not to exceed $178,500,000 to finance acquisition and installation costs for the FF&E Component, as more particularly described therein.

        E.    Intercreditor Agreements.    Concurrently herewith, (i) the Bank Agent (acting on behalf of itself and the Bank Lenders) and the Indenture Trustee (acting on behalf of itself and the Second Mortgage Note Holders) have entered into the Project Lenders Intercreditor Agreement and (ii) the Bank Agent

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(acting on behalf of itself and the Bank Lenders), the Indenture Trustee (acting on behalf of itself and the Second Mortgage Note Holders) and the FF&E Agent (acting on behalf of itself and the FF&E Lenders) have entered into the FF&E Intercreditor Agreement, pursuant to each of which the parties thereto has set forth certain intercreditor provisions, including the priority of the liens, the method of decision making among the Lenders party thereto, the arrangements applicable to actions in respect of approval rights and waivers, the limitations on rights of enforcement upon default and the application of proceeds upon enforcement.

        F.    Completion Guaranty.    Concurrently herewith, the Completion Guarantor has executed in favor of the Bank Agent (acting on behalf of the Bank Lenders) and the Indenture Trustee (acting on behalf of the Second Mortgage Note Holders) the Completion Guaranty pursuant to which the Completion Guarantor has agreed, subject to the terms and limitations thereof, to guaranty completion of the Project and payment by the Company of certain Project Costs.

        G.    Master Disbursement Agreement.    Concurrently herewith, the Pledgor, the Bank Agent (acting on behalf of itself and the Bank Lenders), the Indenture Trustee (acting on behalf of itself and the Second Mortgage Note Holders), the FF&E Agent (acting on behalf of itself and the FF&E Lenders) and Deutsche Bank Trust Company Americas as "Disbursement Agent" have entered into that certain Master Disbursement Agreement ("Disbursement Agreement") for the purpose of setting forth, among other things, (a) the mechanics for and allocation of the Company's requests for Advances under the various Facilities and from the Company's Funds Account, (b) the conditions precedent to the Closing Date, to the initial Advance and to subsequent Advances, (c) certain common representations, warranties and covenants of the Company in favor of the Funding Agents and the Lenders and (d) the common events of default and remedies.

        H.    Condition.    It is a condition precedent to the extensions of the Bank Credit Facility by the Bank Lenders that Pledgor shall have established the Collateral Accounts, grant control to the Bank Agent (as Secured Party) of such accounts, and undertaken the obligations contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the premises and in order to induce the Bank Lenders to extend the Bank Credit Facility under the Bank Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

        SECTION 1.    Certain Definitions.

        (a)    Specific Definitions.    The following terms used in this Agreement shall have the following meanings:

        "Broker-Dealer" means a person registered as a broker or dealer under the Securities Exchange Act of 1934, as amended.

        "Business Day" means any day other than a Saturday, Sunday or any other day which is a legal holiday or a day on which banking institutions are permitted to be closed in New York or Nevada.

        "Code" shall mean the Uniform Commercial Code as in effect in New York.

        "Collateral" means (i) the Collateral Accounts, (ii) all amounts held from time to time in the Collateral Accounts, (iii) all Investments, including all Financial Assets, security entitlements, securities (whether certificated or uncertificated), instruments, accounts, general intangibles and deposits representing or evidencing any Investments, (iv) all interest, dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (v) to the extent not covered by clauses (i) through (iv) above, all proceeds of any or all of the foregoing Collateral.

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        "Collateral Accounts" means the Securities Accounts and the Deposit Accounts and any other accounts or subaccounts in which Investments may be held or registered.

        "Deposit Accounts" means the deposit accounts established and maintained by Pledgor and Secured Party with Securities Intermediary pursuant to Section 2, including the Cash Management Account and the Company Payment Account.

        "Investments" means any Financial Assets credited to the Securities Accounts or the Deposit Accounts, and any other property acquired by Securities Intermediary as securities intermediary hereunder in exchange for, with proceeds from or distributions on, or otherwise in respect of any Investments.

        "Overnight Investments" means an interest bearing overnight deposit account with a [                        ] branch of Deutsche Bank Trust Company Americas.

        "Permitted Investments" [conform to Disbursement Agreement] [means (a) United States dollars, (b)(i) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations fully guaranteed by the United States of America, (ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any other agency or instrumentality of the United States of America, (iii) interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by S&P or Moody's or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (i) or (ii) of this definition, of a market value of no less than the amount of monies so invested, (iv) commercial paper rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency issued by any Person, (v) repurchase obligations for underlying securities of the types described in clause (i) or (ii) above, entered into with any commercial bank or any other financial institution having long-term unsecured debt securities rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency in connection with which such underlying securities are held in trust or by a third-party custodian, (vi) guaranteed investment contracts of any financial institution which has a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (vii) obligations (including both taxable and nontaxable municipal securities) issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, any state of the United States of America or the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (A) a short-term debt rated (on the date of acquisition thereof) at least "A-1 "or "P-1 "or the equivalent by any Rating Agency and (B) a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (viii) investment contracts of any financial institution either (A) fully secured by (1) direct obligations of the United States of America, (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or (3) securities or receipts evidencing ownership interest in obligations or specified portions thereof described in clause (1) or (2), in each case guaranteed as full faith and credit obligations of the United States of America, having a market value at least equal to 102% of the amount deposited thereunder, or (B) with long-term debt rated at least "A" or "A2" or the equivalent by any Rating Agency and short-term debt rated at least "A-1" or "P-1 "or the equivalent by any Rating Agency, (ix) a contract or investment agreement with a provider or guarantor (A) which provider or guarantor is rated at least "A" or the equivalent by any Rating Agency (provided that if a guarantor is party to the rating, the guaranty must be unconditional and must be confirmed in writing prior to any assignment by the provider to another subsidiary of such guarantor,) (B) providing that monies invested shall be payable without condition (other than notice) and without brokerage fee or other penalty, upon not more than two Business Days' notice for application when and as required or

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permitted under the Security Documents, and (C) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of the Disbursement Agent if prior to Final Completion (which demand shall only be made at the direction of the Pledgor) after payment or other covenant default by the provider, or (x) any debt instruments of any Person which instruments are rated (on the date of acquisition thereof) at least "A," "A2," "A-1" or "P-1" or the equivalent by any Rating Agency; provided that in each case of clauses (i) through (x), such investments are denominated in United States dollars and maturing not more than 18 months from the date of acquisition thereof or such shorter time period as necessary to make the funds available for disbursement as needed; (c) investments in any money market fund which is rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency; (d) investments in mutual funds sponsored by any securities broker-dealer of recognized national standing having an investment policy that requires at least [ninety-five percent (95%)] all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of at least "A" or "A2" or the equivalent by any Rating Agency or (e) investments in both taxable and nontaxable (i) periodic auction reset securities ("PARS") which have final maturities between one and 30 years from the date of issuance and are repriced through a dutch auction or other similar method every 35 days or (ii) auction preferred shares ("APS") which are senior securities of leveraged closed end municipal bond funds and are repriced pursuant to a variety of rate reset periods, in each case having ratings of at least "A" or "A2" or the equivalent by any Rating Agency.]

        "Secured Obligations" shall have the meaning given to such term in the Bank Guaranty and Collateral Agreement of date even herewith among Pledgor, Secured Party and the other Loan Parties named therein.

        "Securities Accounts" means the securities accounts established and maintained with Securities Intermediary pursuant to Section 2, including the Company's Funds Account, the Collection Account, the Disbursement Account, the Interest Payment Account, the Bank Proceeds Account, the Operating Account and the Project Liquidity Reserve Account.

        "Securities Intermediary" means [Deutsche Bank Trust Company Americas].

        "Suspension Period" means each period beginning on the occurrence of a Potential Event of Default or Event of Default and continuing so long as any Potential Event of Default or Event of Default shall continue.

        (b)    General Provisions.    Capitalized terms used but not defined herein shall have the meaning given to such terms in Exhibit A. Unless otherwise defined herein or in Exhibit A, terms used in Articles 8 and 9 of the Code are used herein as therein defined. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. When a reference is made in this Agreement to an Appendix, Exhibit, Introduction, Recital, Section or Schedule, such reference shall be to an Appendix, an Exhibit, the Introduction, a Recital or a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

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        SECTION 2.    Establishment and Operation of the Collateral Accounts.

        (a)    Establishment of Bank Proceeds Account.    Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 31 West 52nd Street, New York, New York 10019, a securities account in the name of Secured Party and under the control of Secured Party, designated as "Deutsche Bank Trust Company Americas, as Bank Agent under agreement dated [                ], 2002, Bank Proceeds Account fbo the Bank Lenders". Securities Intermediary hereby undertakes to treat Secured Party as the person entitled to exercise the rights that comprise any Financial Asset credited to the Bank Proceeds Account. The Secured Party and the Pledgor agree that this account shall be the "Bank Proceeds Account."

        (b)    Establishment of Collection Account.    Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 31 West 52nd Street, New York, New York 10019, as an account in the name of Disbursement Agent and under the control of Secured Party, a securities account designated as "Deutsche Bank Trust Company Americas, as Disbursement Agent under the agreement dated [                             ], 2002, Collection Account". Securities Intermediary hereby undertakes to treat Disbursement Agent as the person entitled to exercise the rights that comprise any Financial Asset credited to the Collection Account. The Secured Party and the Pledgor agree that this account shall be the "Collection Account."

        (c)    Establishment of Company's Funds Account.    Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 31 West 52nd Street, New York, New York 10019, a securities account in the name of Pledgor and under the control of Secured Party, designated as "Wynn Las Vegas, as Company's Funds Account". Securities Intermediary hereby undertakes to treat Pledgor as the person entitled to exercise the rights that comprise any Financial Asset credited to the Company's Funds Account. The Secured Party and the Pledgor agree that this account shall be the "Company's Funds Account."

        (d)    Establishment of Disbursement Account.    Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 31 West 52nd Street, New York, New York 10019, as a securities account in the name of Pledgor and under the control of Secured Party, a securities account designated as "Wynn Las Vegas, Disbursement Account". The Securities Intermediary hereby undertakes to treat Pledgor as the person entitled to exercise the rights that comprise any Financial Asset credited to the Disbursement Account. The Secured Party and the Pledgor agree that this account shall be the "Disbursement Account."

        (e)    Establishment of Interest Payment Account.    Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 31 West 52nd Street, New York, New York 10019, a securities account in the name of Pledgor and under the control of Secured Party, designated as "Wynn Las Vegas, Interest Payment Account". Securities Intermediary hereby undertakes to treat Pledgor as the person entitled to exercise the rights that comprise any Financial Asset credited to the Interest Payment Account. The Secured Party and the Pledgor agree that this account shall be the "Interest Payment Account."

        (f)    Establishment of Company Payment Account.    Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 31 West 52nd Street, New York, New York 10019, a deposit account in the name of Pledgor and under the control of Secured Party, designated as "Wynn Las Vegas, Company Payment Account". The Secured Party and the Pledgor agree that this account shall be the "Company Payment Account."

        (g)    Establishment of Project Liquidity Reserve Account.    Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 31 West 52nd Street, New York, New York 10019, a securities account in the name of Pledgor and under the control of Secured Party, designated as "Wynn Las Vegas, Project Liquidity Reserve Account". Securities

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Intermediary hereby undertakes to treat Pledgor as the person entitled to exercise the rights that comprise any Financial Asset credited to the Project Liquidity Reserve Account. The Secured Party and the Pledgor agree that this account shall be the "Project Liquidity Reserve Account."

        (h)    Establishment of Operating Account.    Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 31 West 52nd Street, New York, New York 10019, a securities account in the name of Pledgor and under the control of Secured Party, designated as "Wynn Las Vegas, Project Liquidity Reserve Account". Securities Intermediary hereby undertakes to treat Pledgor as the person entitled to exercise the rights that comprise any Financial Asset credited to the Project Liquidity Reserve Account. The Secured Party and the Pledgor agree that this account shall be the "Operating Account."

        (i)    Establishment of Cash Management Account.    Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 31 West 52nd Street, New York, New York 10019, a deposit account in the name of Pledgor and under the control of Secured Party, designated as "Wynn Las Vegas, Cash Management Account". The Secured Party and the Pledgor agree that this account shall be the "Cash Management Account."

        (j)    Operations of the Collateral Accounts.    The Collateral Accounts shall be operated, and all Investments shall be acquired and registered or held (as applicable), in accordance with the terms of this Agreement and the directions of Secured Party.

        (k)    Account Statements.    Securities Intermediary shall send Secured Party and Pledgor written account statements with respect to the Collateral Accounts not less frequently than monthly. Reports or confirmation of the execution of orders and statements of account shall be conclusive if not objected to in writing within 30 days after delivery pursuant to Section 21.

        SECTION 3.    Mechanics of Deposits of Funds in and between Collateral Accounts.

        (a)    Transfers to Bank Proceeds Account.    All transfers of funds to the Bank Proceeds Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account with Securities Intermediary) of immediately available funds, in each case addressed as follows:

Account No.:	#[ ]
ABA No.:	#[ ]
Reference:	Le Rêve Project—Bank Proceeds Account
Attention:	[ ]

        (b)    Transfers to Collection Account.    All transfers of funds to the Collection Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account with Securities Intermediary) of immediately available funds, in each case addressed as follows:

Account No.:	#[ ]
ABA No.:	#[ ]
Reference:	Le Rêve Project—Collection Account
Attention:	[ ]

        (c)    Transfers to Company's Funds Account.    All transfers of funds to the Company's Funds Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account with Securities Intermediary) of immediately available funds, in each case addressed as follows:

Account No.:	#[ ]
ABA No.:	#[ ]
Reference:	Le Rêve Project—Company's Funds Account
Attention:	[ ]

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        (d)    Acknowledgement of Deposit.    Securities Intermediary and Secured Party acknowledge the deposit of $[                        ] [CONFIRM AMOUNT] in the Company's Funds Account on the date hereof.

        (e)    Transfers to Disbursement Account.    Transfers of funds to the Disbursement Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account with Securities Intermediary) of immediately available funds, in each case addressed as follows:

Account No.:	#[ ]
ABA No.:	#[ ]
Reference:	Le Rêve Project—Disbursement Account
Attention:	[ ]

        (f)    Transfers to Interest Payment Account.    Transfers of funds to the Interest Payment Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account with Securities Intermediary) of immediately available funds, in each case addressed as follows:

Account No.:	#[ ]
ABA No.:	#[ ]
Reference:	Le Rêve Project—Interest Payment Account
Attention:	[ ]

        (g)    Transfers to Company Payment Account.    Transfers of funds to the Company Payment Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account with Securities Intermediary) of immediately available funds, in each case addressed as follows:

Account No.:	#[ ]
ABA No.:	#[ ]
Reference:	Le Rêve Project—Company Payment Account
Attention:	[ ]

        (h)    Transfers to Project Liquidity Reserve Account.    All transfers of funds to the Project Liquidity Reserve Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account with Securities Intermediary) of immediately available funds, in each case addressed as follows:

Account No.:	#[ ]
ABA No.:	#[ ]
Reference:	Le Rêve Project—Project Liquidity Reserve Account
Attention:	[ ]

        (i)    Acknowledgement of Deposit.    Securities Intermediary and Secured Party acknowledge the deposit of $30,000,000 in the Project Liquidity Reserve Account on the date hereof.

        (j)    Transfers to Operating Account.    Transfers of funds to the Operating Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account with Securities Intermediary) of immediately available funds, in each case addressed as follows:

Account No.:	#[ ]
ABA No.:	#[ ]
Reference:	Le Rêve Project—Operating Account
Attention:	[ ]

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        (k)    Transfers to Cash Management Account.    Transfers of funds to the Cash Management Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account with Securities Intermediary) of immediately available funds, in each case addressed as follows:

Account No.:	#[ ]
ABA No.:	#[ ]
Reference:	Le Rêve Project—Cash Management Account
Attention:	[ ]

        (l)    Notice of Transfers.    In the event of any transfer of funds to or from the Collateral Accounts pursuant to any provision of Section 3, Pledgor, Secured Party or Securities Intermediary, as the case may be, shall promptly after initiating or sending out written instructions with respect to such transfer, give notice to the other such party by facsimile of the date and amount of such transfer.

        SECTION 4.    Permitted Investments and Transfers of Amounts in the Collateral Accounts.

        (a)    Strict Compliance.    Cash held by Securities Intermediary in the Collateral Accounts shall not be (i) invested or reinvested, (ii) sold or redeemed, or (iii) transferred from or among the Collateral Accounts, except as provided in this Section 4.

        (b)    Pledgor's Right to Direct Investment.    Except during any Suspension Period, Securities Intermediary shall, in accordance with Pledgor's written Entitlement Orders given to Securities Intermediary from time to time, sell or redeem Investments, and apply amounts transferred to or held for the credit of the respective Securities Accounts to make investments for credit to the Securities Accounts, in Securities Intermediary's name and as custodian under this Agreement, in Permitted Investments. During any Suspension Period, (i) Pledgor's right to direct such investments under this Section 4(b) shall be suspended, and Securities Intermediary shall not accept Entitlement Orders with respect to the Securities Account from any person other than Secured Party; and (ii) any credit balances shall be invested and reinvested only as provided in Section 4(c).

        (c)    Overnight Investments.    To the extent that (i) with respect to the Deposit Accounts, there are credit balances expected in any Deposit Account as of the end of a day, or (ii) with respect to the Securities Accounts (A) a Suspension Period is then in effect or (B) a credit balance is expected in any Securities Account as of 12:00 noon, New York time on any Business Day after settlement of all pending transactions, unless otherwise instructed by Secured Party, Securities Intermediary shall apply the expected credit balances to acquire Overnight Investments. Any Overnight Investments shall be held for the credit of the Collateral Account from which the proceeds for acquisition was derived. Pledgor shall have no right to invest funds in a Securities Account to the extent that free balances have been invested in Overnight Investments pursuant to this Section. [Pledgor hereby acknowledges that, as foreign deposit accounts, "Overnight Investments" may not benefit from any protections afforded to domestic depositors by state or Federal law, may have a lesser preference in a liquidation than a domestic deposit, and are subject to cross-border risks. No U.S. licensed office of [Deutsche Bank Trust Company Americas] separately guarantees or promises the repayment of any Overnight Investment.]

        (d)    Actions of Securities Intermediary on Purchase of Investments.    Promptly upon the purchase, acquisition or transfer for credit of any Collateral Account of any Investment, Securities Intermediary shall take all steps that it customarily takes in the ordinary course of its business to ensure that such Investment is credited on its books to the Collateral Account for which the Investment was acquired. Without limiting the generality of the foregoing, Securities Intermediary shall promptly (i) send to Pledgor and Secured Party a written confirmation of the acquisition of such Investment, and (ii) indicate by book entry in its records that such Investment has been credited to, and is held for the credit of, the specified Collateral Account. Securities Intermediary agrees with Pledgor and Secured

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Party that any cash or property credited to, or held for the credit of, the Collateral Accounts' shall be treated as "Financial Assets" as that term is defined in Section 8-102(a)(9) of the Code.

        (e)    Interest on Collateral Accounts.    Amounts held on deposit or as credit balances, whether in a Deposit Account or a Securities Account shall not bear interest, although to the extent invested in Investments (including Overnight Investments), deposit or credit balances may realize interest income.

        (f)    Control Agreement.    Anything contained herein to the contrary notwithstanding, including the actual or alleged absence of a Potential Event of Default or Event of Default, Securities Intermediary shall, if and as directed in writing by Secured Party, without the consent of Pledgor, (i) comply with Entitlement Orders originated by Secured Party with respect to the Collateral Accounts and any Security Entitlements therein, (ii) comply with instructions originated by Secured Party directing the disposition of funds in the Collateral Accounts, (iii) transfer, sell or redeem any of the Collateral, (iv) transfer any or all of the Collateral to any account or accounts designated by Secured Party, including any Collateral Account or an account established in Secured Party's name (whether at Secured Party or Securities Intermediary or otherwise), (v) register title to any Collateral in any name specified by Secured Party, including the name of Secured Party or any of its nominees or agents, without reference to any interest of Pledgor, or (vi) otherwise deal with the Collateral as directed by Secured Party. Securities Intermediary shall act on any instruction of Secured Party notwithstanding assertions or proof that (1) Secured Party has no right under Sections 14 or 15 to originate the instruction or take the underlying action; (2) such instruction or action constitutes a breach of this Agreement or any other agreement; or (3) this Agreement has terminated, unless notified in writing by Secured Party that this Agreement has terminated and such notice has not been withdrawn. Nothing contained in this paragraph shall constitute a waiver of by Pledgor of any rights or remedies it may have against Secured Party under this Agreement or any other agreement.

        (g)    Deposit of Proceeds.    Any interest earned on any of the Deposit Accounts in accordance with Section 4(e), any interest, cash dividends or other cash distributions received in respect of any Investments and the net proceeds of any sale or payment of any Investments shall be promptly credited to, and held for the credit of, the Collateral Account to which such Investment was credited. Any distribution of property other than cash in respect of any Investment shall be credited to and held for the credit of the Collateral Account to which the related Investment was credited; provided that, unless otherwise instructed in writing by Secured Party, Securities Intermediary shall, for credit to the Collateral Accounts, promptly sell, redeem or otherwise liquidate any such property that, as of the date of receipt, is not a Permitted Investment.

        (h)    Segregation of Accounts.    Except to the extent otherwise instructed by Secured Party or as provided in Section 2(a), 2(b), 2(c), 2(d), 2(e), 2(f), 2(g) or 2(h), Securities Intermediary shall separately maintain each of the Collateral Accounts and shall not transfer property or proceeds among the Collateral Accounts.

        SECTION 5.    Pledge of Security for Secured Obligations.    Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 362(a)), of all Secured Obligations.

        SECTION 6.    Acknowledgement of Security Interest in Favor of Secured Party; Covenant Against Creation of other Interests.

        (a)    Acknowledgement of Security Interest.    Securities Intermediary acknowledges the security interest granted by Pledgor in favor of Secured Party in the Collateral.

        (b)    Acknowledgement of Securities Intermediary's Role.    Securities Intermediary hereby further acknowledges that it holds the Collateral Accounts, and all Security Entitlements therein, as custodian for, for the benefit of, and subject to the control of, Secured Party. Securities Intermediary shall, by book entry or otherwise, indicate that the Collateral Accounts, and all Security Entitlements registered to or held therein, are subject to the control of Secured Party as provided in Section 4(f).

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        (c)    Securities Intermediary Has No Notice of Adverse Claims.    Securities Intermediary represents and warrants that (i) it has no notice of any Adverse Claim against any of the Collateral other than the claim of Secured Party under this Agreement; and (ii) it is not, in its capacity as securities intermediary, party to any agreement other than this Agreement that governs its rights or duties, or limits or conflicts with the rights of Secured Party, including the exclusive right of Secured Party to control as provided in Section 4(f), with respect to the Collateral Accounts; provided, however, that the parties hereto recognize and acknowledge that immediately after the execution and delivery of this Agreement, the Pledgor, the Securities Intermediary and the Indenture Trustee will enter into a Disbursement Collateral Account Agreement (Second Mortgage Notes) (the "Mortgage Notes Collateral Account Agreement") pursuant to which Pledgor shall grant a security interest in, and control over, certain of the Collateral Accounts. Pursuant to the Project Lenders Intercreditor Agreement, the security interest so granted to the Indenture Trustee shall be subject to and subordinate to the security interest over the same collateral granted to Secured Party hereunder. The Securities Intermediary agrees that until such time as it has been notified in writing by Secured Party that this Agreement has terminated, the Securities Intermediary shall not comply with any Entitlement Orders originated by the Indenture Trustee or take any of the actions specified in clauses (ii) through (vi) of Section 4(f) above, except with the consent of Secured Party.

        (d)    Securities Intermediary Shall Not Acknowledge Other Claims.    Securities Intermediary agrees that, except as expressly provided in Section 6(c) above or elsewhere in this Agreement or with the written consent of Secured Party, it shall not agree to or acknowledge (i) any right by any Person other than Secured Party to originate Entitlement Orders or control with respect to the Collateral Accounts; or (ii) any limitation on the right of Secured Party to originate Entitlement Orders with respect to or direct the transfer of any Investments or cash credited to the Collateral Accounts.

        SECTION 7.    Securities Intermediary Maintenance of the Collateral Accounts.

        (a)    Transactions Shall Comply With Rules.    The parties acknowledge that all transactions in Financial Assets under this Agreement shall be in accordance with the rules and customs of the exchange, market or clearing organization, if any, in which the transactions are executed or settled and in conformity with applicable law and regulations of governmental authorities and future amendments or supplements thereto.

        (b)    Fees and Charges of Securities Intermediary.    Pledgor shall pay to Securities Intermediary, in accordance with Securities Intermediary's usual schedule of charges or any written agreement between Securities Intermediary and Pledgor, any fees or charges reasonably imposed by Securities Intermediary with respect to, the establishment, maintenance and transactions in or affecting the Collateral Accounts.

        (c)    Securities Intermediary Shall Not Permit Leverage of Investments.    Securities Intermediary shall not execute any transaction to acquire a Financial Asset under Section 4(b) unless there are sufficient funds in a specific Collateral Account or reasonably expected with respect to pending transactions in such Collateral Account to settle such transaction for the account of such Collateral Account. Notwithstanding the foregoing sentence, in the event that Securities Intermediary executes a transaction without adequate funds to settle the transaction, Pledgor shall be liable to Securities Intermediary for any deficiency and shall promptly reimburse Securities Intermediary for any loss or expense incurred thereby, including losses sustained by reason of Securities Intermediary's inability to borrow any securities or other property sold for the Collateral Account. Pledgor agrees to pay interest charges which may be imposed by Securities Intermediary in accordance with its usual custom, with respect to late payments for Financial Assets purchased for any Collateral Account and prepayments to any Collateral Account (i.e., the crediting of the proceeds of sale before the settlement date or receipt by Securities Intermediary of the items sold in good deliverable form). Pledgor agrees to pay promptly any amount which may become due in order to satisfy demands for additional margin or marks to market with respect to any security purchased or sold on instruction from Pledgor.

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        (d)    Risk of Investments and Transactions.    It is not the intention of the parties that Securities Intermediary should bear any investment risk associated with Permitted Investments or Overnight Investments acquired for the credit of the Collateral Accounts in accordance with Section 4. Any losses or gains realized on such Investments shall be charged or credited to the Collateral Accounts, as appropriate. On committing to a transaction for the credit of the Collateral Accounts pursuant to an instruction permitted in accordance with Section 4, Securities Intermediary may, (i) pending settlement, block (A) the Investments to be sold or (B) credit balances sufficient to settle any acquisition and, (ii) at the time of settlement, deliver such Investments or funds in accordance with the rules, custom or practice of the particular market.

        (e)    Use of Intermediaries and Nominees.    Securities Intermediary is authorized, subject to Secured Party's written instructions, to register any Financial Assets acquired by Securities Intermediary pursuant to this Agreement in the name of Securities Intermediary or in the name of its nominee, or to cause such securities to be registered in the name of a Federal reserve bank, a recognized securities intermediary or clearing corporation, or a nominee of any of them. Securities Intermediary may at any time and from time to time appoint, and may at any time remove, any bank, trust company, clearing corporation, or Broker-Dealer as its agent to carry out such of the provisions of this Agreement. The appointment or use of any intermediary, or the appointment of any such agent, shall not relieve Securities Intermediary of any responsibility or liability under this Agreement.

        (f)    Corporate Actions.    Except as otherwise set forth herein, the parties agree that neither Secured Party nor Securities Intermediary shall have any responsibility for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to any Financial Assets credited to or held for the credit of the Securities Accounts (except based on written instructions originated by Pledgor or Secured Party), or for informing Pledgor or Secured Party with respect thereto, whether or not Securities Intermediary or Secured Party has, or is deemed to have, knowledge of any of the aforesaid. Securities Intermediary is authorized to withdraw securities sold or otherwise disposed of, and to credit the appropriate Collateral Account with the proceeds thereof or make such other disposition thereof as may be directed in accordance with this Agreement. Securities Intermediary is further authorized to collect all income and other payments which may become due on Financial Assets credited to the Collateral Accounts, to surrender for payment maturing obligations and those called for redemption and to exchange certificates in temporary form for like certificates in definitive form, or, if the par value of any shares is changed, to effect the exchange for new certificates. It is understood and agreed by Pledgor and Secured Party that, although Securities Intermediary will use reasonable efforts to effect the transactions set forth in the preceding sentence, Securities Intermediary shall incur no liability for its failure to effect the same unless its failure is the result of wilful misconduct.

        (g)    Disclosure of Account Relationships.    Pledgor and Secured Party acknowledge that Securities Intermediary may be required to disclose to securities issuers the name, address and securities positions with respect to Financial Assets credited to the Collateral Accounts, and hereby consent to such disclosures.

        (h)    Forwarding of Documents.    Securities Intermediary shall forward to Pledgor and Secured Party, or notify Pledgor and Secured Party by telephone of, all communications received by Securities Intermediary as owner of any Financial Assets credited to the Collateral Accounts and which are intended to be transmitted to the beneficial owner thereof.

        (i)    Direction of Secured Party Controls in Disputes.    Pledgor, Securities Intermediary and Secured Party hereby agree that in the event any dispute arises with respect to the payment, ownership or right to possession of the Collateral Accounts or any other Collateral credited to or held therein, Securities Intermediary shall take such actions and shall refrain from taking such actions with respect thereto as may be directed by Secured Party.

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        (j)    No Setoff, etc.    Securities Intermediary shall not exercise on its own behalf any claim, right of set-off, banker's lien, clearing lien, counterclaim or similar right against any of the Collateral; provided that Securities Intermediary may deduct, from any credit balances, any usual and ordinary transaction and administration fees payable in connection with the administration and operation of the Collateral Accounts. Except for claims for deductions permitted in the preceding sentence, Securities Intermediary agrees that any security interest it may have in the Collateral Accounts or any security entitlement carried therein shall be subordinate and junior to the interest of Secured Party.

        (k)    Only Agreement.    This Agreement shall govern the actions, rights and obligations of Securities Intermediary, and shall determine the governing law, with respect to the Collateral Accounts and the Collateral notwithstanding any term or condition in any agreement other than this Agreement as it may be amended, supplemented or otherwise modified in writing.

        (l)    Care of Financial Assets.    Securities Intermediary shall maintain possession or control of all Financial Assets credited to the Collateral Accounts by segregating such Financial Assets from its proprietary assets and keeping them free of any lien, charge or claim of any third party granted or created by Securities Intermediary. Securities Intermediary shall take such other steps to ensure that Financial Assets credited to the Collateral Accounts are identified as being held for customers of Securities Intermediary as may required under applicable law, including 17 CFR Part 450, or in accordance with custom and practice in the industry.

        SECTION 8.    Transactions in Collateral Accounts.

        (a)    Power of Secured Party to Sell or Transfer.    Pledgor agrees that Secured Party may sell or cause the sale or redemption of any Investment and instruct Securities rmediary to transfer the proceeds of such sale or any other credit or balance in any of Collateral Accounts to any of the Collateral Accounts or any third party or account, in either case (i) if such sale or redemption is necessary to permit Secured Party or the Disbursement Agent to perform its duties under this Agreement, the Disbursement Agreement or the Intercreditor Agreement, or (ii) as provided in Section 14.

        (b)    Drawings Permitted from Certain Accounts.

            (i)  By Pledgor.    Except during any Suspension Period, Pledgor may by Check (as defined in Section 3-104(b) of the Code) or other means draw funds from the Cash Management Account and the Company Payment Account for the purposes set forth in the Disbursement Agreement. During any Suspension Period, the Cash Management Account and the Company Payment Account shall be blocked, and Pledgor shall have no right to draw any amounts therefrom. Pledgor shall have no right to withdraw any funds from any other Collateral Account.

        SECTION 9.    Representations and Warranties By Securities Intermediary.    Securities Intermediary hereby represents and warrants to Pledgor and Secured Party as follows:

        (a)    Corporate Power.    Securities Intermediary has all necessary corporate power and authority to enter into and perform this Agreement.

        (b)    Execution Authorized.    The execution, delivery and performance of this Agreement by Securities Intermediary have been duly authorized by all necessary corporate action on the part of Securities Intermediary.

        (c)    Securities Intermediary.    Securities Intermediary is a "securities intermediary" (as that term is defined in Section 8-102(a)(14) of the Code) and is acting in such capacity with respect to the Collateral Accounts. Securities Intermediary is not a "clearing corporation" (as that term is defined in Section 8-102(a)(5) of the Code).

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        SECTION 10.    Representations and Warranties.    Pledgor represents and warrants as follows:

        (a)    Ownership of Collateral; Security Interest; Perfection and Priority.    Except as specifically set forth in Section [] of the Disbursement Agreement, Pledgor is (or at the time of transfer thereof to Securities Intermediary will be) the legal and beneficial owner of the Collateral from time to time transferred by Pledgor to Securities Intermediary, as agent for Secured Party, free and clear of any Lien except for the security interest created by this Agreement and the security interest created by the Mortgage Notes Collateral Account Agreement. The pledge and assignment of the Collateral pursuant to this Agreement creates a valid security interest in the Collateral securing the Payment of the Secured Obligations. Assuming compliance by Securities Intermediary with this Agreement, Secured Party will have a perfected security interest in the Collateral senior in priority to any other security interest created by Pledgor.

        (b)    Governmental Authorizations.    No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the perfection of or the exercise by Secured Party or Securities Intermediary of its rights and remedies hereunder (except as may have been taken by or at the direction of Pledgor).

        (c)    Other Information.    All information heretofore, herein or hereafter supplied to Secured Party or Securities Intermediary by or on behalf of Pledgor with respect to the Collateral, the establishment of the Collateral Accounts or otherwise is accurate and complete in all material respects.

        SECTION 11.    Further Assurances.

        (a)    Pledgor.    Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party or Securities Intermediary to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor shall: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, and (b) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Collateral.

        (b)    Securities Intermediary.    Securities Intermediary shall take such further actions as Secured Party shall reasonably request as being necessary or desirable to maintain or achieve perfection or priority of Secured Party's security interest with respect to the Collateral and to permit Secured Party to exercise its rights with respect to the Collateral.

        SECTION 12.    Transfers and other Liens.    Pledgor agrees that, except as permitted in Section 4(b) and for the security interest created by this Agreement and the Mortgage Notes Collateral Account Agreement, it shall not (a) sell, assign (by operation of law or otherwise), redeem or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral.

        SECTION 13.    Secured Party Appointed Attorney-in-Fact; Secured Party Performance.

        (a)    Secured Party Appointed Attorney-in-Fact.    Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the

13

purposes of this Agreement, including (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor and (b) to receive, endorse and collect any instruments or other Investments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

        (b)    Performance by Secured Party.    If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 16.

        SECTION 14.    Remedies.

        (a)    Transfer or Sequestration of Collateral after Potential Event of Default or Event of Default.    If any Potential Event of Default or Event of Default shall have occurred and be continuing, Secured Party may instruct Securities Intermediary to (i) sell or redeem any Investments, (ii) transfer any or all of the Collateral constituting cash to a Deposit Account or transfer any or all of the Collateral to any account designated by Secured Party, including account or accounts established in Secured Party's name (whether at Secured Party or Securities Intermediary or otherwise), (iii) register title to any Collateral in any name specified by Secured Party, including the name of Secured Party or any of its nominees or agents, without reference to any interest of Pledgor, or (iv) otherwise deal with the Collateral as directed by Secured Party.

        (b)    Rights of Secured Party after Event of Default.    If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "UCC") (whether or not the UCC applies to the affected Collateral), and Secured Party may also in its sole discretion sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective, of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

        (c)    Agreement as to Manner of Sale.    Pledgor hereby agrees that the Collateral is of a type customarily sold on recognized markets and, accordingly, that no notice to any Person is required before any sale of any of the Collateral pursuant to the terms of this Agreement; provided that, without prejudice to the foregoing, Pledgor agrees that, to the extent notice of any such sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

        (d)    Deficiency.    If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

        (e)    Set-off.    Anything contained herein to the contrary notwithstanding, all sums in the Collateral Accounts shall be subject to Secured Party's or any Bank Lender's rights of set-off.

14

        SECTION 15.    Application of Proceeds.    If any Event of Default shall have occurred and be continuing, all cash included as Collateral and all proceeds received by Secured Party in respect of any sale or redemption of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by or for Secured Party as Collateral for, or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in any order or priority as may be determined by the Secured Party.

        SECTION 16.    Limitations on Duties; Exculpation; Indemnity, Expenses.

          (a)    Securities Intermediary.

            (i)    Limitation on Duties.    Securities Intermediary's duties hereunder are only those specifically provided herein, and Securities Intermediary shall incur no liability whatsoever for any actions or omissions hereunder except for any such liability arising out of or in connection with Securities Intermediary's gross negligence or wilful misconduct. Securities Intermediary has no obligation to inquire into, or to ensure, the sufficiency of this Agreement or the arrangements described hereunder to satisfy any objectives of Secured Party or Pledgor. Securities Intermediary shall have no duty to supervise or to provide investment counseling or advice to Pledgor or Secured Party with respect to the purchase, sale, retention or other disposition of any Financial Assets held hereunder. Except as specifically otherwise provided in this Agreement, Securities Intermediary shall not be responsible for enforcing compliance by the other parties to this Agreement with their respective duties and obligations to each other under this or any other Agreement.

            (ii)    Consultation with Counsel.    Securities Intermediary may consult with, and obtain advice from, legal counsel as to the construction of any of the provisions of this Agreement, and shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such counsel.

            (iii)    Indemnification.    Pledgor agrees to indemnify Securities Intermediary from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees and expenses) in any way relating to, growing out of or resulting from this Agreement or the performance of its obligations hereunder, except to the extent arising out of or in connection with Securities Intermediary's gross negligence or wilful misconduct.

            (iv)    Reasonable Reliance.    Securities Intermediary shall be fully protected and shall suffer no liability in acting in accordance with any written instructions reasonably believed by it to have been given (A) by Secured Party with respect to any aspect of the operation of the Collateral Accounts (including any such instructions relating to any investment or transfer of any amounts held therein or (B) by Pledgor, to the extent provided in Section 4(b), with respect to the Collateral Accounts.

          (b)    Secured Party.

            (i)    Exculpation.    The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or

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    any guarantee therefor, or any part thereof, or any of the Collateral, (d) initiating any action to protect the Collateral against the possibility of a decline in market value, (e) any loss resulting from Investments made, held or sold pursuant to Section 4, except for a loss resulting from Secured Party's gross negligence or wilful misconduct in complying with Section 4, or (f) determining (i) the correctness of any statement or calculation made by Pledgor in any written or telex (tested or otherwise) instructions or (ii) whether any transfer to the Collateral Accounts is proper. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of like kind. In addition to the foregoing and without limiting the generality thereof, Secured Party shall not be responsible for any actions or omissions of Securities Intermediary.

            (ii)    Indemnification.    Pledgor agrees to indemnify Secured Party and each Bank Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction.

            (iii)    Reasonable Reliance.    Secured Party shall be fully protected and shall suffer no liability in acting in accordance with any written instructions reasonably believed by it to have been given by Pledgor, to the extent provided in Section 4(b), with respect to any investments of any amounts held for the credit of the Collateral Accounts.

            (iv)    Expenses.    Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may reasonably incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

        SECTION 17.    Resignation and Removal of Securities Intermediary.

        (a)    Removal.    Securities Intermediary may be removed at any time by written notice given by Secured Party to Securities Intermediary and Pledgor, but such removal shall not become effective until a successor Securities Intermediary shall have been appointed by Secured Party and shall have accepted such appointment in writing.

        (b)    Resignation.    Securities Intermediary may resign at any time by giving not less than thirty days' written notice to Secured Party and Pledgor, but such removal shall not become effective until a successor Securities Intermediary shall have been appointed by Secured Party and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Securities Intermediary shall not have been delivered to the resigning Securities Intermediary within thirty days after the giving of any such notice of resignation, the resigning Securities Intermediary may, at the expense of Pledgor, petition any court of competent jurisdiction for the appointment of a successor Securities Intermediary.

        (c)    Successor Securities Intermediary.    Any successor Securities Intermediary shall be a corporation qualified to, and located in, New York, which (A) is subject to supervision or examination by the applicable Governmental Authority, (B) has a combined capital and surplus of at least Five Hundred Million Dollars (US$500,000,000), (C) has a long-term credit rating of not less than "A-"or "A3", respectively, by any Rating Agency; and provided, that any such bank with a long-term credit rating of "A-"or "A3 "shall not cease to be eligible to act as Securities Intermediary upon a downward

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change in either such rating of no more than one category or grade of such minimum rating, as the case may be.

        (d)    Process of Succession.    Upon the appointment of a successor Securities Intermediary and its acceptance of such appointment, the resigning or removed Securities Intermediary shall transfer all items of Collateral held by it to such successor (which items of Collateral shall be transferred to appropriate new Collateral Accounts established and maintained by such successor). Following such appointment all references herein to Securities Intermediary shall be deemed a reference to such successor; provided that the provisions of Section 16(a) hereof shall continue to inure to the benefit of the resigning or removed Securities Intermediary with respect to any actions taken or omitted to be taken by it under this Agreement while it was Securities Intermediary hereunder.

        SECTION 18.    Continuing Security Interest; Termination of Obligations of Securities Intermediary.    This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, the cancellation or termination of the commitments under the Bank Credit Agreement and the cancellation or expiration of all letters of credit outstanding thereunder, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and the Bank Lenders and their respective successors, transferees and assigns. Upon the indefeasible payment in full of all Secured Obligations and the cancellation or termination of the commitments under the Bank Credit Agreement and the cancellation or expiration of all letters of credit outstanding thereunder, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Secured Party shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof. Securities Intermediary shall not be released from its obligations hereunder, and shall continue to maintain any Collateral in accordance with this Agreement, until notified in writing by Secured Party that this Agreement has terminated and so long as Secured Party has not withdrawn such notification.

        SECTION 19.    Secured Party as Bank Agent.

        (a)    Agency.    Secured Party has been appointed to act as Secured Party hereunder by the Bank Lenders pursuant to the Bank Credit Agreement. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Disbursement Agreement and the Bank Credit Agreement.

        (b)    Identity of Agent.    Secured Party shall at all times be the same Person that is the Bank Agent under the Bank Credit Agreement. Written notice of resignations by the Bank Agent pursuant to subsection            of the Bank Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of the Bank Agent pursuant to subsection            of the Bank Credit Agreement shall also constitute removal as Secured Party under this Agreement; and substitution of a successor bank agent pursuant to subsection            of the Bank Credit Agreement shall also constitute substitution of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Bank Agent under subsection            of the Bank Credit Agreement by a successor Bank Agent, that successor Bank Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all items of Collateral held by Secured Party (which as appropriate shall be credited to, and held for the credit of, any new Collateral Accounts established and maintained

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by such successor Secured Party), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Bank Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

        SECTION 20.    Amendments, Etc.    No amendment or waiver of any provision of this Agreement, or consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by the other parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

        SECTION 21.    Notices.    Any communications between the parties hereto or notices provided herein to be given may be given to the address of the party as set forth under such party's name on the signature pages hereof. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by a reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is validly transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days' notice to the other parties in the manner set forth hereinabove.

        SECTION 22.    Failure or Indulgence Not Waiver, Remedies Cumulative.    No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        SECTION 23.    Severability.    In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        SECTION 24.    Headings.    Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        SECTION 25.    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. Securities Intermediary's Jurisdiction shall be New York.

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        SECTION 26.    Consent to Jurisdiction and Service of Process.    ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in Section 21, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.

        SECTION 27.    Waiver of Jury Trial.    PLEDGOR, SECURITIES INTERMEDIARY AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        SECTION 28.    Counterparts.    This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        SECTION 29.    Secured Party's Representative.    The Secured Party hereby authorizes the entity acting from time to time as the Disbursement Agent under the Disbursement Agreement to, from time to time, act on its behalf hereunder. Until the Bank Agent notifies the Securities Intermediary and Pledgor to the contrary, any such Disbursement Agent shall be a "representative" (as defined in Section 1-201(35) of the Code) of the Secured Party and, as such, any entitlement orders or other instructions or actions issued or taken by such Disbursement Agent hereunder shall be as effective as if issued or taken directly by the Secured Party.

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Exhibit Z-2
to the Disbursement Agreement

FORM OF

SECOND MORTGAGE NOTES COMPANY

COLLATERAL ACCOUNT AGREEMENT

        This SECOND MORTGAGE NOTES COMPANY COLLATERAL ACCOUNT AGREEMENT (this "Agreement") is dated as of [                ], 2002 and entered into by and among WYNN LAS VEGAS, LLC, a Nevada limited liability company ("Wynn Las Vegas"), WYNN LAS VEGAS CAPITAL CORP., a Nevada corporation ("Capital Corp."), WYNN DESIGN & DEVELOPMENT, LLC, a Nevada limited liability company ("Wynn Design" and, jointly and severally with Wynn Las Vegas and Capital Corp., "Pledgor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a [                        ], as Indenture Trustee under the Second Mortgage Notes Indenture (in such capacity herein called "Secured Party"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as custodian and securities intermediary for the Pledgor and Secured Party (in such capacity, "Securities Intermediary").

PRELIMINARY STATEMENTS

        A.    The Project.    Pledgor proposes to develop, construct and operate the Le Rêve Casino Resort with related parking structure and golf course facilities, as part of the redevelopment of the site of the former Desert Inn in Las Vegas, Nevada.

        B.    Bank Credit Agreement.    Concurrently herewith, Wynn Las Vegas, the Bank Agent, Deutsche Bank Securities, Inc., as advisor, lead arranger and joint book running manager, Banc of America Securities LLC, as advisor, lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as advisor, arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Bank AG, New York Branch, as arranger and joint documentation agent, and the Bank Lenders have entered into the Bank Credit Agreement pursuant to which the Bank Lenders have agreed, subject to the terms thereof, to provide certain revolving loans to Wynn Las Vegas in an aggregate principal amount not to exceed $750,000,000 and certain delay draw term loans to Wynn Las Vegas in an aggregate principal amount not to exceed $250,000,000, as more particularly described therein. Valvino, Wynn Resorts Holdings and certain other guarantors have, pursuant to the Bank Guarantee and Collateral Agreement, guaranteed the obligations of Wynn Las Vegas under the Bank Credit Agreement.

        C.    Second Mortgage Notes Indenture.    Concurrently herewith, Wynn Las Vegas, Capital Corp., certain guarantors signatory thereto (including Valvino and Wynn Resorts Holdings) and the Indenture Trustee have entered into the Second Mortgage Notes Indenture pursuant to which Wynn Las Vegas and Capital Corp. will issue the Second Mortgage Notes in an aggregate principal amount of $340,000,000 to finance Project Costs, as more particularly described therein.

        D.    FF&E Facility Agreement.    Concurrently herewith, Wynn Las Vegas and Wells Fargo Bank, National Association, as the FF&E Agent, and the FF&E Lenders have entered into the FF&E Facility Agreement pursuant to which the FF&E Lenders have agreed, subject to the terms thereof, to provide certain loans in an aggregate principal amount not to exceed $188,500,000 to finance acquisition and installation costs for the FF&E Component, as more particularly described therein.

        E.    Intercreditor Agreements.    Concurrently herewith, (i) the Bank Agent (acting on behalf of itself and the Bank Lenders) and the Indenture Trustee (acting on behalf of itself and the Second Mortgage Note Holders) have entered into the Project Lenders Intercreditor Agreement and (ii) the Bank Agent (acting on behalf of itself and the Bank Lenders), the Indenture Trustee (acting on behalf of itself and

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the Second Mortgage Note Holders) and the FF&E Agent (acting on behalf of itself and the FF&E Lenders) have entered into the FF&E Intercreditor Agreement, pursuant to each of which the parties thereto have set forth certain intercreditor provisions, including the priority of the liens, the method of decision making among the Lenders party thereto, the arrangements applicable to actions in respect of approval rights and waivers, the limitations on rights of enforcement upon default and the application of proceeds upon enforcement.

        F.    Completion Guaranty.    Concurrently herewith, the Completion Guarantor has executed in favor of the Bank Agent (acting on behalf of the Bank Lenders) and the Indenture Trustee (acting on behalf of the Second Mortgage Note Holders) the Completion Guaranty pursuant to which the Completion Guarantor has agreed, subject to the terms and limitations thereof, to guaranty completion of the Project and payment by the Company of certain Project Costs.

        G.    Master Disbursement Agreement.    Concurrently herewith, the Pledgor, the Bank Agent (acting on behalf of itself and the Bank Lenders), the Indenture Trustee (acting on behalf of itself and the Second Mortgage Note Holders), the FF&E Agent (acting on behalf of itself and the FF&E Lenders) and Deutsche Bank Trust Company Americas as "Disbursement Agent" have entered into that certain Master Disbursement Agreement ("Disbursement Agreement") for the purpose of setting forth, among other things, (a) the mechanics for and allocation of the Company's requests for Advances under the various Facilities and from the Company's Funds Account, (b) the conditions precedent to the Closing Date, to the initial Advance and to subsequent Advances, (c) certain common representations, warranties and covenants of the Company in favor of the Funding Agents and the Lenders and (d) the common events of default and remedies.

        H.    Condition.    It is a condition precedent to the purchase of the Second Mortgage Notes by the Second Mortgage Noteholders and to the Secured Party entering into the Second Mortgage Notes Indenture that Pledgor shall have established the Collateral Accounts, granted control to the Indenture Trustee (as Secured Party) of such accounts, and undertaken the obligations contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the premises and in order to induce the Second Mortgage Noteholders to purchase the Second Mortgage Notes under the Second Mortgage Notes Indenture and induce the Secured Party to enter into the Second Mortgage Notes Indenture and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

        SECTION 1.    Certain Definitions.

        (a)    Specific Definitions.    The following terms used in this Agreement shall have the following meanings:

          "Broker-Dealer" means a person registered as a broker or dealer under the Securities Exchange Act of 1934, as amended.

          "Business Day" means any day other than a Saturday, Sunday or any other day which is a legal holiday or a day on which banking institutions are permitted to be closed in New York or Nevada.

          "Code" shall mean the Uniform Commercial Code as in effect in New York.

          "Collateral" means (i) the Collateral Accounts, (ii) all amounts held from time to time in the Collateral Accounts, (iii) all Investments, including all Financial Assets, security entitlements, securities (whether certificated or uncertificated), instruments, accounts, general intangibles and deposits representing or evidencing any Investments, (iv) all interest, dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in

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  respect of or in exchange for any or all of the Collateral, and (v) to the extent not covered by clauses (i) through (iv) above, all proceeds of any or all of the foregoing Collateral.

          "Collateral Accounts" means the Securities Accounts and any other accounts or subaccounts in which Investments may be held or registered.

          "Investments" means any Financial Assets credited to the Securities Accounts, and any other property acquired by Securities Intermediary as securities intermediary hereunder in exchange for, with proceeds from or distributions on, or otherwise in respect of any Investments.

          "Overnight Investments" means an interest bearing overnight deposit account with a [                        ] branch of Deutsche Bank Trust Company Americas.

          "Permitted Investments" means, prior to the Completion Date, the following:

          (a)  marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 18 months from the date of acquisition; or

          (b)  shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clause (a) of this definition.

        From and after the Completion Date, "Permitted Investments" means the following:

          (1)  United States dollars;

          (2)  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (as long as the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

          (3)  interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by S&P or Moody's or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (1) or (2) of this definition, of a market value of no less than the amount of monies so invested;

          (4)  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)  commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

          (6)  money market funds or mutual funds at least 95% of the assets of which constitute Permitted Investments of the kinds described in clauses (1) through (5) of this definition.

          "Secured Obligations" shall mean all of the Obligations owed by Pledgor and the other Loan Parties to Secured Party and the Second Mortgage Noteholders from time to time.

          "Securities Accounts" means the securities accounts established and maintained with Securities Intermediary pursuant to Section 2, including the Company's Funds Account, the Collection Account, the Disbursement Account, the Interest Payment Account, the Second Mortgage Notes Proceeds Account and the Project Liquidity Reserve Account.

          "Securities Intermediary" means Deutsche Bank Trust Company Americas.

          "Suspension Period" means the period (i) beginning promptly after receipt by Securities Intermediary of written notice from Secured Party, substantially in the form of the Prohibition

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  Notice attached to this Agreement as Attachment 1, suspending Pledgor's right to direct the investment of funds held for the credit of the Collateral Accounts, and (ii) ending promptly after receipt by Securities Intermediary of written notice from Secured Party, substantially in the form of the Rescission of Prohibition Notice attached to this Agreement as Attachment 2, rescinding the preceding Prohibition Notice.

        (b)    General Provisions.    Capitalized terms used but not defined herein shall have the meaning given to such terms in Exhibit A. Unless otherwise defined herein or in Exhibit A, terms used in Articles 8 and 9 of the Code are used herein as therein defined. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. When a reference is made in this Agreement to an Appendix, Exhibit, Introduction, Recital, Section or Schedule, such reference shall be to an Appendix, an Exhibit, the Introduction, a Recital or a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        SECTION 2.    Establishment and Operation of the Collateral Accounts.

        (a)    Establishment of Second Mortgage Notes Proceeds Account.    Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 31 West 52nd Street, New York, New York 10019, a securities account in the name of Secured Party and under the control of Secured Party, designated as "Wells Fargo Bank, National Associaton, as Indenture Trustee under agreement dated [                ], 2002, Second Mortgage Notes Proceeds Account fbo the Second Mortgage Noteholders". Securities Intermediary hereby undertakes to treat Secured Party as the person entitled to exercise the rights that comprise any Financial Asset credited to the Second Mortgage Notes Proceeds Account. Secured Party and the Pledgor agree that this account shall be the "Second Mortgage Notes Proceeds Account."

        (b)    Establishment of Collection Account.    Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 31 West 52nd Street, New York, New York 10019, as a securities account in the name of Disbursement Agent and under the control of Secured Party, designated as "Deutsche Bank Trust Company Americas, as Disbursement Agent under the agreement dated [                             ], 2002, Collection Account". Securities Intermediary hereby undertakes to treat Disbursement Agent as the person entitled to exercise the rights that comprise any Financial Asset credited to the Collection Account. The Secured Party and the Pledgor agree that this account shall be the "Collection Account."

        (c)    Establishment of Company's Funds Account.    Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 31 West 52nd Street, New York, New York 10019, a securities account in the name of Pledgor and under the control of Secured Party, designated as "Wynn Las Vegas, Company's Funds Account". Securities Intermediary hereby undertakes to treat Pledgor as the person entitled to exercise the rights that comprise any Financial Asset credited to the Company's Funds Account. The Secured Party and the Pledgor agree that this account shall be the "Company's Funds Account."

        (d)    Establishment of Disbursement Account.    Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 31 West 52nd Street, New York, New York 10019, a securities account in the name of Pledgor and under the control of Secured Party, designated as "Wynn Las Vegas, Disbursement Account". Securities Intermediary hereby undertakes to treat Pledgor as the person entitled to exercise the rights that comprise any Financial Asset credited to the Disbursement Account. The Secured Party and the Pledgor agree that this account shall be the "Disbursement Account."

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        (e)    Establishment of Interest Payment Account.    Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 31 West 52nd Street, New York, New York 10019, a securities account in the name of Pledgor and under the control of Secured Party, designated as "Wynn Las Vegas, Interest Payment Account". Securities Intermediary hereby undertakes to treat Pledgor as the person entitled to exercise the rights that comprise any Financial Asset credited to the Interest Payment Account. The Secured Party and the Pledgor agree that this account shall be the "Interest Payment Account."

        (f)    Establishment of Project Liquidity Reserve Account.    Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 31 West 52nd Street, New York, New York 10019, a securities account in the name of Pledgor and under the control of Secured Party, designated as "Wynn Las Vegas, Project Liquidity Reserve Account". Securities Intermediary hereby undertakes to treat Pledgor as the person entitled to exercise the rights that comprise any Financial Asset credited to the Project Liquidity Reserve Account. The Secured Party and the Pledgor agree that this account shall be the "Project Liquidity Reserve Account."

        (g)    Operations of the Collateral Accounts.    The Collateral Accounts shall be operated, and all Investments shall be acquired and registered or held (as applicable), in accordance with the terms of this Agreement and the directions of Secured Party.

        (h)    Account Statements.    Securities Intermediary shall send Secured Party and Pledgor written account statements with respect to the Collateral Accounts not less frequently than monthly. Absent mathematical or similar errors, reports or confirmations of the execution of orders and statements of account shall be conclusive if not objected to in writing within 30 days after delivery pursuant to Section 21.

        SECTION 3.    Mechanics of Deposits of Funds in and between Collateral Accounts.

        (a)    Transfers to Second Mortgage Notes Proceeds Account.    All transfers of funds to the Second Mortgage Notes Proceeds Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account with Securities Intermediary) of immediately available funds, in each case addressed as follows:

Account No.:	# [ ]
ABA No.:	# [ ]
Reference:	Le Rêve Project—Second Mortgage Notes Proceeds Account

        (b)    Acknowledgement of Deposit.    Securities Intermediary and Secured Party acknowledge the deposit of $340,000,000 in the Second Mortgage Notes Proceeds Account on the date hereof.

        (c)    Transfers to Collection Account.    All transfers of funds to the Collection Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account with Securities Intermediary) of immediately available funds, in each case addressed as follows:

Account No.:	# [ ]
ABA No.:	# [ ]
Reference:	Le Rêve Project—Collection Account

        (d)    Transfers to Company's Funds Account.    All transfers of funds to the Company's Funds Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account with Securities Intermediary) of immediately available funds, in each case addressed as follows:

Account No.:	# [ ]
ABA No.:	# [ ]
Reference:	Le Rêve Project—Company's Funds Account

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        (e)    Acknowledgement of Deposit.    Securities Intermediary and Secured Party acknowledge the deposit of $[                        ] [CONFIRM AMOUNT] in the Company's Funds Account on the date hereof.

        (f)    Transfers to Disbursement Account.    Transfers of funds to the Disbursement Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account with Securities Intermediary) of immediately available funds, in each case addressed as follows:

Account No.:	# [ ]
ABA No.:	# [ ]
Reference:	Le Rêve Project—Disbursement Account

        (g)    Transfers to Interest Payment Account.    Transfers of funds to the Interest Payment Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account with Securities Intermediary) of immediately available funds, in each case addressed as follows:

Account No.:	# [ ]
ABA No.:	# [ ]
Reference:	Le Rêve Project—Interest Payment Account

        (h)    Transfers to Project Liquidity Reserve Account.    All transfers of funds to the Project Liquidity Reserve Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account with Securities Intermediary) of immediately available funds, in each case addressed as follows:

Account No.:	# [ ]
ABA No.:	# [ ]
Reference:	Le Rêve Project—Project Liquidity Reserve Account

        (i)    Acknowledgement of Deposit.    Securities Intermediary and Secured Party acknowledge the deposit of $30,000,000 in the Project Liquidity Reserve Account on the date hereof.

        (j)    Notice of Transfers.    In the event of any transfer of funds to or from the Collateral Accounts pursuant to any provision of Section 3, Pledgor, Secured Party or Securities Intermediary, as the case may be, shall promptly after initiating or sending out written instructions with respect to such transfer, give notice to each other such party by facsimile of the date and amount of such transfer.

        SECTION 4.    Permitted Investments and Transfers of Amounts in the Collateral Accounts.

        (a)    Strict Compliance.    Cash and Investments held by Securities Intermediary in the Collateral Accounts shall not be (i) invested or reinvested, (ii) sold or redeemed, or (iii) transferred from or among the Collateral Accounts, except as provided in this Section 4.

        (b)    Pledgor's Right to Direct Investment.    Except during any Suspension Period, Securities Intermediary shall, in accordance with Pledgor's written Entitlement Orders given to Securities Intermediary from time to time, sell or redeem Investments, and apply amounts transferred to or held for the credit of the respective Securities Accounts to make investments for credit to the Securities Accounts, in Securities Intermediary's name and as custodian under this Agreement, in Permitted Investments denominated and payable in United States Dollars. During any Suspension Period, (i) Pledgor's right to direct such investments under this Section 4(b) shall be suspended, and Securities Intermediary shall not accept Entitlement Orders with respect to the Securities Account from any person other than Secured Party; and (ii) any credit balances shall be invested and reinvested only as provided in Section 4(c).

        (c)    Overnight Investments.    To the extent that (i) with respect to the Securities Accounts (A) a Suspension Period is then in effect or (B) a credit balance is expected in any Securities Account as of

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12:00 noon, New York time on any Business Day after settlement of all pending transactions, unless otherwise instructed by Secured Party, Securities Intermediary shall apply the expected credit balances to acquire Overnight Investments. Any Overnight Investments shall be held for the credit of the Collateral Account from which the proceeds for acquisition was derived. Pledgor shall have no right to invest funds in a Securities Account to the extent that free balances have been invested in Overnight Investments pursuant to this Section.

        (d)    Actions of Securities Intermediary on Purchase of Investments.    Promptly upon the purchase, acquisition or transfer for credit of any Collateral Account of any Investment, Securities Intermediary shall take all steps that it customarily takes in the ordinary course of its business to ensure that such Investment is credited on its books to the Collateral Account for which the Investment was acquired. Without limiting the generality of the foregoing, Securities Intermediary shall promptly (i) send to Pledgor and Secured Party a written confirmation of the acquisition of such Investment, and (ii) indicate by book entry in its records that such Investment has been credited to, and is held for the credit of, the specified Collateral Account. Securities Intermediary agrees with Pledgor and Secured Party that any credit balances or property credited to, or held for the credit of, the Collateral Accounts shall be treated as "Financial Assets" as that term is defined in Section 8-102(a)(9) of the Code.

        (e)    Interest on Collateral Accounts.    Amounts held on deposit or as credit balances shall not bear interest, although to the extent invested in Investments (including Overnight Investments), deposit or credit balances may realize interest income.

        (f)    Control Agreement.    Subject to Section 6(c), but notwithstanding any other provision herein to the contrary, including the actual or alleged absence of a Potential Event of Default or Event of Default, Securities Intermediary shall, if and as directed in writing by Secured Party, without the consent of Pledgor, (i) comply with Entitlement Orders originated by Secured Party with respect to the Collateral Accounts and any Security Entitlements therein, (ii) comply with instructions originated by Secured Party directing the disposition of funds in the Collateral Accounts, (iii) transfer, sell or redeem any of the Collateral, (iv) transfer any or all of the Collateral to any account or accounts designated by Secured Party, including any Collateral Account or an account established in Secured Party's name (whether at Secured Party or Securities Intermediary or otherwise), (v) register title to any Collateral in any name specified by Secured Party, including the name of Secured Party or any of its nominees or agents, without reference to any interest of Pledgor, or (vi) otherwise deal with the Collateral as directed by Secured Party. Subject to Section 6(c), Securities Intermediary shall act on any instruction of Secured Party notwithstanding assertions or proof that (1) Secured Party has no right under Sections 14 or 15 to originate the instruction or take the underlying action; (2) such instruction or action constitutes a breach of this Agreement or any other agreement; or (3) this Agreement has terminated, unless notified in writing by Secured Party that this Agreement has terminated and such notice has not been withdrawn. Nothing contained in this paragraph shall constitute a waiver by Pledgor of any rights or remedies it may have against Secured Party under this Agreement or any other agreement.

        (g)    Deposit of Proceeds.    Any interest, cash dividends or other cash distributions received in respect of any Investments and the net proceeds of any sale or payment of any Investments shall be promptly credited to, and held for the credit of, the Collateral Account to which such Investment was credited. Any distribution of property in respect of any Investment shall be credited to and held for the credit of the Collateral Account to which the related Investment was credited; provided that, unless otherwise instructed in writing by Secured Party, Securities Intermediary shall, for credit to the Collateral Accounts, promptly sell, redeem or otherwise liquidate any such property that, as of the date of receipt, is not a Permitted Investment. Notwithstanding the foregoing, interest on and other earnings on the Project Liquidity Reserve Account shall, within two (2) Banking Days following the end of each calendar month, be transferred to the Company's Funds Account.

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        (h)    Segregation of Accounts.    Except to the extent otherwise instructed by Secured Party or as provided in Section 2(a), 2(b), 2(c), 2(d), 2(e), 2(f) and 4(h), Securities Intermediary shall separately maintain each of the Collateral Accounts and shall not transfer property or proceeds among the Collateral Accounts.

        SECTION 5.    Pledge of Security for Secured Obligations.    Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party, in each case for the benefit of the Second Mortgage Noteholders, a security interest in, all of Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 362(a)), of all Secured Obligations.

        SECTION 6.    Acknowledgement of Security Interest in Favor of Secured Party; Covenant Against Creation of other Interests.

        (a)    Acknowledgement of Security Interest.    Securities Intermediary acknowledges the security interest granted by Pledgor in favor of Secured Party in the Collateral.

        (b)    Acknowledgement of Securities Intermediary's Role.    Securities Intermediary hereby further acknowledges that it holds the Collateral Accounts, and all Security Entitlements therein, as custodian for, for the benefit of, and subject to the control of, Secured Party. Securities Intermediary shall, by book entry or otherwise, indicate that the Collateral Accounts, and all Security Entitlements registered to or held therein, are subject to the control of Secured Party as provided in Section 4(f).

        (c)    Securities Intermediary Has No Notice of Adverse Claims.    Securities Intermediary represents and warrants that (i) it has no notice of any Adverse Claim against any of the Collateral other than the claim of Secured Party under this Agreement; and (ii) it is not, in its capacity as securities intermediary, party to any agreement other than this Agreement that governs its rights or duties, or limits or conflicts with the rights of Secured Party, including the exclusive right of Secured Party to control as provided in Section 4(f), with respect to the Collateral Accounts; provided, however, that the parties hereto recognize and acknowledge that immediately prior to the execution and delivery of this Agreement, the Pledgor, Securities Intermediary and the Bank Agent entered into a Bank Company Collateral Account Agreement (the "Bank Company Collateral Account Agreement") pursuant to which Pledgor granted a security interest in, and control over, certain of the Collateral Accounts to the Bank Agent. Pursuant to the Project Lenders Intercreditor Agreement, the security interest so granted to the Bank Agent shall be senior and prior to the security interest over the same collateral granted to Secured Party hereunder. Notwithstanding any other provision of this Agreement to the contrary, except with respect to the Second Mortgage Notes Proceeds Account (as to which the parties hereto acknowledge that the Bank Agent has no lien), the Securities Intermediary and the Secured Party agree that until such time as they have been notified in writing by the Bank Agent that the Bank Company Collateral Account Agreement has terminated, the Secured Party shall not issue, and Securities Intermediary shall not comply with, any Entitlement Orders originated by the Secured Party in respect of the Collateral Accounts covered in the Bank Company Collateral Account Agreement or take any of the actions specified in clauses (i) through (vi) of Section 4(f) above in respect of such Collateral Accounts at the direction of the Secured Party, except with the consent of the Bank Agent. The foregoing shall not affect the Secured Party's rights in connection with the Second Mortgage Notes Proceeds Account in any manner whatsoever.

        (d)    Securities Intermediary Shall Not Acknowledge Other Claims.    Securities Intermediary agrees that, except as expressly provided in Section 6(c) above or elsewhere in this Agreement or with the written consent of Secured Party, it shall not agree to or acknowledge (i) any right by any Person other than Secured Party to originate Entitlement Orders or control with respect to the Collateral Accounts;

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or (ii) any limitation on the right of Secured Party to originate Entitlement Orders with respect to or direct the transfer of any Investments or cash credited to the Collateral Accounts.

        SECTION 7.    Securities Intermediary Maintenance of the Collateral Accounts.

        (a)    Transactions Shall Comply With Rules.    The parties acknowledge that all transactions in Financial Assets under this Agreement shall be in accordance with the rules and customs of the exchange, market or clearing organization, if any, in which the transactions are executed or settled and in conformity with applicable law and regulations of governmental authorities and future amendments or supplements thereto.

        (b)    Fees and Charges of Securities Intermediary.    Pledgor shall pay to Securities Intermediary, in accordance with Securities Intermediary's usual schedule of charges or any written agreement between Securities Intermediary and Pledgor, any fees or charges reasonably imposed by Securities Intermediary with respect to the establishment, maintenance and transactions in or affecting the Collateral Accounts.

        (c)    Securities Intermediary Shall Not Permit Leverage of Investments.    Securities Intermediary shall not execute any transaction to acquire a Financial Asset under Section 4(b) unless (A) there are sufficient funds in a specific Collateral Account to settle such transactions or (B) it is reasonably anticipated that such funds will be generated through the liquidation of Financial Assets in such Collateral Account. Notwithstanding the foregoing sentence, in the event that Securities Intermediary executes a transaction without adequate funds to settle the transaction, Pledgor shall be liable to Securities Intermediary for any deficiency and shall promptly reimburse Securities Intermediary for any loss or expense incurred thereby, including losses sustained by reason of Securities Intermediary's inability to borrow any securities or other property sold for the Collateral Account. Pledgor agrees to pay interest charges which may be imposed by Securities Intermediary in accordance with its usual custom, with respect to late payments for Financial Assets purchased for any Collateral Account and prepayments to any Collateral Account (i.e., the crediting of the proceeds of sale before the settlement date or receipt by Securities Intermediary of the items sold in good deliverable form). Pledgor agrees to pay promptly any amount which may become due in order to satisfy demands for additional margin or marks to market with respect to any security purchased or sold on instruction from Pledgor.

        (d)    Risk of Investments and Transactions.    It is not the intention of the parties that Securities Intermediary should bear any investment risk associated with Permitted Investments or Overnight Investments acquired for the credit of the Collateral Accounts in accordance with Section 4. Any losses or gains realized on such Investments shall be charged or credited to the Collateral Accounts, as appropriate. On committing to a transaction for the credit of the Collateral Accounts pursuant to an instruction permitted in accordance with Section 4, Securities Intermediary may, (i) pending settlement, block (A) the Investments to be sold or (B) credit balances sufficient to settle any acquisition and, (ii) at the time of settlement, deliver such Investments or funds in accordance with the rules, custom or practice of the particular market.

        (e)    Use of Intermediaries and Nominees.    Securities Intermediary is authorized, subject to Secured Party's written instructions, to register any Financial Assets acquired by Securities Intermediary pursuant to this Agreement in the name of Securities Intermediary or in the name of its nominee, or to cause such securities to be registered in the name of a Federal reserve bank, a recognized securities intermediary or clearing corporation, or a nominee of any of them. Securities Intermediary may at any time and from time to time appoint, and may at any time remove, any bank, trust company, clearing corporation, or Broker-Dealer as its agent to carry out such of the provisions of this Agreement. The appointment or use of any intermediary, or the appointment of any such agent, shall not relieve Securities Intermediary of any responsibility or liability under this Agreement.

        (f)    Corporate Actions.    Except as otherwise set forth herein, the parties agree that neither Secured Party nor Securities Intermediary shall have any responsibility for ascertaining or acting upon

9

any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to any Financial Assets credited to or held for the credit of the Securities Accounts (except based on written instructions originated by Pledgor or Secured Party), or for informing Pledgor or Secured Party with respect thereto, whether or not Securities Intermediary or Secured Party has, or is deemed to have, knowledge of any of the aforesaid. Securities Intermediary is authorized to withdraw securities sold or otherwise disposed of, and to credit the appropriate Collateral Account with the proceeds thereof or make such other disposition thereof as may be directed in accordance with this Agreement. Securities Intermediary is further authorized to collect all income and other payments which may become due on Financial Assets credited to the Collateral Accounts, to surrender for payment maturing obligations and those called for redemption and to exchange certificates in temporary form for like certificates in definitive form, or, if the par value of any shares is changed, to effect the exchange for new certificates. It is understood and agreed by Pledgor and Secured Party that, although Securities Intermediary will use reasonable efforts to effect the transactions set forth in the preceding sentence, Securities Intermediary shall incur no liability for its failure to effect the same unless its failure is the result of wilful misconduct.

        (g)    Disclosure of Account Relationships.    Pledgor and Secured Party acknowledge that Securities Intermediary may be required to disclose to securities issuers the name, address and securities positions with respect to Financial Assets credited to the Collateral Accounts, and hereby consent to such disclosures.

        (h)    Forwarding of Documents.    Securities Intermediary shall forward to Pledgor and Secured Party, or notify Pledgor and Secured Party by telephone of, all communications received by Securities Intermediary as owner of any Financial Assets credited to the Collateral Accounts and which are intended to be transmitted to the beneficial owner thereof.

        (i)    Direction of Secured Party Controls in Disputes.    Pledgor, Securities Intermediary and Secured Party hereby agree that in the event any dispute arises with respect to the payment, ownership or right to possession of the Collateral Accounts or any other Collateral credited to or held therein, Securities Intermediary shall take such actions and shall refrain from taking such actions with respect thereto as may be directed by Secured Party.

        (j)    No Setoff, etc.    Securities Intermediary shall not exercise on its own behalf any claim, right of set-off, banker's lien, clearing lien, counterclaim or similar right against any of the Collateral; provided that Securities Intermediary may deduct, from any credit balances, any usual and ordinary transaction and administration fees payable in connection with the administration and operation of the Collateral Accounts. Except for claims for deductions permitted in the preceding sentence, Securities Intermediary agrees that any security interest it may have in the Collateral Accounts or any security entitlement carried therein shall be subordinate and junior to the interest of Secured Party.

        (k)    Only Agreement.    This Agreement shall govern the actions, rights and obligations of Securities Intermediary, and shall determine the governing law, with respect to the Collateral Accounts and the Collateral notwithstanding any term or condition in any agreement other than this Agreement as it may be amended, supplemented or otherwise modified in writing.

        (l)    Care of Financial Assets.    Securities Intermediary shall maintain possession or control of all Financial Assets credited to the Collateral Accounts by segregating such Financial Assets from its proprietary assets and keeping them free of any lien, charge or claim of any third party granted or created by Securities Intermediary. Securities Intermediary shall take such other steps to ensure that Financial Assets credited to the Collateral Accounts are identified as being held for customers of Securities Intermediary as may required under applicable law, including 17 CFR Part 450, or in accordance with custom and practice in the industry.

10

        SECTION 8.    Transactions in Collateral Accounts.

        (a)    Power of Secured Party to Sell or Transfer.    Pledgor agrees that Secured Party may sell or cause the sale or redemption of any Investment and instruct Securities Intermediary to transfer the proceeds of such sale or any other credit or balance in any of Collateral Accounts to any of the Collateral Accounts or any third party or account, in either case (i) if such sale or redemption is necessary to permit Secured Party or the Disbursement Agent to perform its duties under this Agreement, the Disbursement Agreement or the Intercreditor Agreement, or (ii) as provided in Section 14.

        (b)    Drawings Permitted from Certain Accounts.    By Pledgor. Pledgor shall have no right to withdraw any funds from any other Collateral Account.

        SECTION 9.    Representations and Warranties By Securities Intermediary.    Securities Intermediary hereby represents and warrants to Pledgor and Secured Party as follows:

        (a)    Corporate Power.    Securities Intermediary has all necessary corporate power and authority to enter into and perform this Agreement.

        (b)    Execution Authorized.    The execution, delivery and performance of this Agreement by Securities Intermediary have been duly authorized by all necessary corporate action on the part of Securities Intermediary.

        (c)    Securities Intermediary.    Securities Intermediary is a "securities intermediary" (as that term is defined in Section 8-102(a)(14) of the Code) and is acting in such capacity with respect to the Collateral Accounts. Securities Intermediary is not a "clearing corporation" (as that term is defined in Section 8-102(a)(5) of the Code).

        SECTION 10.    Representations and Warranties.    Pledgor represents and warrants as follows:

11

        (a)    Ownership of Collateral; Security Interest; Perfection and Priority.    Pledgor is (or at the time of transfer thereof to Securities Intermediary will be) the legal and beneficial owner of the Collateral from time to time transferred by Pledgor to Securities Intermediary, as agent for Secured Party, free and clear of any Lien except for the security interest created by this Agreement and the security interest created by the Bank Company Collateral Account Agreement. The pledge and assignment of the Collateral pursuant to this Agreement creates a valid security interest in the Collateral securing the Payment of the Secured Obligations. Assuming compliance by Securities Intermediary with this Agreement, Secured Party will have a perfected security interest in the Collateral Accounts senior in priority to any other security interest created by Pledgor, other than the security interest in favor of the Bank Agent created by the Bank Company Collateral Account Agreement.

        (b)    Governmental Authorizations.    No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the perfection of or, subject to any Nevada Gaming Commission approvals, the exercise by Secured Party or Securities Intermediary of its rights and remedies hereunder (except as may have been taken by or at the direction of Pledgor).

        (c)    Other Information.    All information heretofore, herein or hereafter supplied to Secured Party or Securities Intermediary by or on behalf of Pledgor with respect to the Collateral, the establishment of the Collateral Accounts or otherwise is accurate and complete in all material respects.

        SECTION 11.    Further Assurances.

        (a)    Pledgor.    Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party or Securities Intermediary to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor shall: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, and (b) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Collateral.

        (b)    Securities Intermediary.    Securities Intermediary shall take such further actions as Secured Party shall reasonably request as being necessary or desirable to maintain or achieve perfection or priority of Secured Party's security interest with respect to the Collateral and to permit Secured Party to exercise its rights with respect to the Collateral.

        SECTION 12.    Transfers and other Liens.    Pledgor agrees that, except as permitted in Section 4(b) and for the security interest created by this Agreement and the Bank Company Collateral Account Agreement, it shall not (a) sell, assign (by operation of law or otherwise), redeem or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral.

        SECTION 13.    Secured Party Appointed Attorney-in-Fact; Secured Party Performance.

        (a)    Secured Party Appointed Attorney-in-Fact.    Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor and

12

(b) to receive, endorse and collect any instruments or other Investments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

        (b)    Performance by Secured Party.    If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 16.

        SECTION 14.    Remedies.

        (a)    Transfer or Sequestration of Collateral after Potential Event of Default or Event of Default.    If any Potential Event of Default or Event of Default shall have occurred and be continuing, Secured Party may instruct Securities Intermediary to (i) sell or redeem any Investments, (ii) transfer any or all of the Collateral to any account designated by Secured Party, including account or accounts established in Secured Party's name (whether at Secured Party or Securities Intermediary or otherwise), (iii) register title to any Collateral in any name specified by Secured Party, including the name of Secured Party or any of its nominees or agents, without reference to any interest of Pledgor, or (iv) otherwise deal with the Collateral as directed by Secured Party.

        (b)    Rights of Secured Party after Event of Default.    If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "UCC") (whether or not the UCC applies to the affected Collateral), and Secured Party may also in its sole discretion sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective, of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

        (c)    Agreement as to Manner of Sale.    Pledgor hereby agrees that the Collateral is of a type customarily sold on recognized markets and, accordingly, that no notice to any Person is required before any sale of any of the Collateral pursuant to the terms of this Agreement; provided that, without prejudice to the foregoing, Pledgor agrees that, to the extent notice of any such sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

        (d)    Deficiency.    If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

        (e)    Set-off.    Anything contained herein to the contrary notwithstanding, all sums in the Collateral Accounts shall be subject to Secured Party's or any Second Mortgage Noteholder's rights of set-off.

        SECTION 15.    Application of Proceeds.    If any Event of Default shall have occurred and be continuing, all cash included as Collateral and all proceeds received by Secured Party in respect of any sale or redemption of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by or for Secured Party as Collateral for, or then, or at any

13

other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in any order or priority as may be determined by the Secured Party.

        SECTION 16.    Limitations on Duties; Exculpation; Indemnity, Expenses.

        (a)    Securities Intermediary.

          (i)    Limitation on Duties.    Securities Intermediary's duties hereunder are only those specifically provided herein, and Securities Intermediary shall incur no liability whatsoever for any actions or omissions hereunder except for any such liability arising out of or in connection with Securities Intermediary's gross negligence or wilful misconduct. Securities Intermediary has no obligation to inquire into, or to ensure, the sufficiency of this Agreement or the arrangements described hereunder to satisfy any objectives of Secured Party or Pledgor. Securities Intermediary shall have no duty to supervise or to provide investment counseling or advice to Pledgor or Secured Party with respect to the purchase, sale, retention or other disposition of any Financial Assets held hereunder. Except as specifically otherwise provided in this Agreement, Securities Intermediary shall not be responsible for enforcing compliance by the other parties to this Agreement with their respective duties and obligations to each other under this or any other Agreement.

          (ii)    Consultation with Counsel.    Securities Intermediary may consult with, and obtain advice from, legal counsel as to the construction of any of the provisions of this Agreement, and shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such counsel.

          (iii)    Indemnification.    Pledgor agrees to indemnify Securities Intermediary from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees and expenses) in any way relating to, growing out of or resulting from this Agreement or the performance of its obligations hereunder, except to the extent arising out of or in connection with Securities Intermediary's gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction.

          (iv)    Reasonable Reliance.    Securities Intermediary shall be fully protected and shall suffer no liability in acting in accordance with any written instructions reasonably believed by it to have been given (i) by Secured Party with respect to any aspect of the operation of the Collateral Accounts (including any such instructions relating to any investment or transfer of any amounts held therein) or (ii) by Pledgor, to the extent provided in Section 4(b), with respect to the Collateral Accounts.

        (b)    Secured Party.

          (i)    Exculpation.    The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, (d) initiating any action to protect the Collateral against the possibility of a decline in market value, (e) any loss resulting from Investments made, held or sold pursuant to Section 4, except for a loss resulting from Secured Party's gross negligence or wilful misconduct in complying with Section 4, or (f) determining (i) the correctness of any statement or calculation made by

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  Pledgor in any written or telex (tested or otherwise) instructions or (ii) whether any transfer to the Collateral Accounts is proper. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of like kind. In addition to the foregoing and without limiting the generality thereof, Secured Party shall not be responsible for any actions or omissions of Securities Intermediary.

          (ii)    Indemnification.    Pledgor agrees to indemnify Secured Party and each Second Mortgage Noteholder from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction.

          (iii)    Reasonable Reliance.    Secured Party shall be fully protected and shall suffer no liability in acting in accordance with any written instructions reasonably believed by it to have been given by Pledgor, to the extent provided in Section 4(b), with respect to any investments of any amounts held for the credit of the Collateral Accounts.

          (iv)    Expenses.    Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may reasonably incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

        SECTION 17.    Resignation and Removal of Securities Intermediary.

        (a)    Removal.    Securities Intermediary may be removed at any time by written notice given by Secured Party to Securities Intermediary and Pledgor, but such removal shall not become effective until a successor Securities Intermediary shall have been appointed by Secured Party (or, if prior to the termination of the Bank Company Collateral Account Agreement, by the Bank Agent) and shall have accepted such appointment in writing. Notwithstanding the foregoing, until the Securities Intermediary and the Secured Party have been notified in writing by the Bank Agent that the Bank Company Collateral Account Agreement has terminated, the Bank Agent shall have the sole and exclusive right to remove the Securities Intermediary.

        (b)    Resignation.    Securities Intermediary may resign at any time by giving not less than thirty days' written notice to Secured Party and Pledgor, but such removal shall not become effective until a successor Securities Intermediary shall have been appointed by Secured Party (or, if prior to the termination of the Bank Company Collateral Account Agreement, by the Bank Agent) and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Securities Intermediary shall not have been delivered to the resigning Securities Intermediary within thirty days after the giving of any such notice of resignation, the resigning Securities Intermediary may, at the expense of Pledgor, petition any court of competent jurisdiction for the appointment of a successor Securities Intermediary.

        (c)    Successor Securities Intermediary.    Any successor Securities Intermediary shall be a corporation qualified to, and located in, New York, which (A) is subject to supervision or examination by the applicable Governmental Authority, (B) has a combined capital and surplus of at least Five Hundred Million Dollars (US$500,000,000), (C) has a long-term credit rating of not less than "A-"or "A3", respectively, by any Rating Agency; and provided, that any such bank with a long-term credit rating of "A-"or "A3 "shall not cease to be eligible to act as Securities Intermediary upon a downward

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change in either such rating of no more than one category or grade of such minimum rating, as the case may be.

        (d)    Process of Succession.    Upon the appointment of a successor Securities Intermediary and its acceptance of such appointment, the resigning or removed Securities Intermediary shall transfer all items of Collateral held by it to such successor (which items of Collateral shall be transferred to appropriate new Collateral Accounts established and maintained by such successor). Following such appointment all references herein to Securities Intermediary shall be deemed a reference to such successor; provided that the provisions of Section 16(a) hereof shall continue to inure to the benefit of the resigning or removed Securities Intermediary with respect to any actions taken or omitted to be taken by it under this Agreement while it was Securities Intermediary hereunder.

        SECTION 18.    Continuing Security Interest; Termination of Obligations of Securities Intermediary.    This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and the Second Mortgage Noteholders and their respective successors, transferees and assigns. Upon the indefeasible payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Secured Party shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof. Securities Intermediary shall not be released from its obligations hereunder, and shall continue to maintain any Collateral in accordance with this Agreement, until notified in writing by Secured Party that this Agreement has terminated and so long as Secured Party has not withdrawn such notification. Secured Party may instruct the Securities Intermediary to close the Second Mortgage Notes Proceeds Account after the final disbursement therefrom pursuant to the Disbursement Agreement.

        SECTION 19.    Secured Party as Indenture Trustee.

        (a)    Agency.    Secured Party has been appointed to act as Secured Party hereunder by the Second Mortgage Noteholders pursuant to the Second Mortgage Notes Indenture. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Disbursement Agreement and the Second Mortgage Notes Indenture.

        (b)    Identity of Agent.    Secured Party shall at all times be the same Person that is the Indenture Trustee under the Second Mortgage Notes Indenture. Written notice of resignations by the Indenture Trustee pursuant to subsection [7.08] of the Second Mortgage Notes Indenture shall also constitute notice of resignation as Secured Party under this Agreement; removal of the Indenture Trustee pursuant to subsection [7.08] of the Second Mortgage Notes Indenture shall also constitute removal as Secured Party under this Agreement; and substitution of a successor indenture trustee pursuant to subsection [7.08] of the Second Mortgage Notes Indenture shall also constitute substitution of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Indenture Trustee under subsection [7.08] of the Second Mortgage Notes Indenture by a successor Indenture Trustee, that successor Indenture Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all items of Collateral held by Secured Party (which as appropriate shall be credited to, and held for the credit of, any new Collateral Accounts established and maintained by such

16

successor Secured Party), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Indenture Trustee's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

        SECTION 20.    Amendments, Etc.

        No amendment or waiver of any provision of this Agreement, or consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by the other parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

        SECTION 21.    Notices.    Any communications between the parties hereto or notices provided herein to be given may be given to the address of the party as set forth under such party's name on the signature pages hereof. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by a reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is validly transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days' notice to the other parties in the manner set forth hereinabove.

        SECTION 22.    Failure or Indulgence Not Waiver, Remedies Cumulative.    No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        SECTION 23.    Severability.    In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        SECTION 24.    Headings.    Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        SECTION 25.    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. Securities Intermediary's jurisdiction shall be New York.

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        SECTION 26.    Consent to Jurisdiction and Service of Process.    ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in Section 21, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.

        SECTION 27.    Waiver of Jury Trial.    PLEDGOR, SECURITIES INTERMEDIARY AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        SECTION 28.    Counterparts.    This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        SECTION 29.    Secured Party's Representative.    The Secured Party hereby authorizes the entity from time to time acting as the Disbursement Agent under the Disbursement Agreement to, from time to time, act on its behalf hereunder. Until the Indenture Trustee notifies Securities Intermediary and Pledgor to the contrary, any such Disbursement Agent shall be a "representative" (as defined in Section 1-201(35) of the Code) of the Secured Party and, as such, any Entitlement Orders or other instructions or actions issued or taken by such Disbursement Agent hereunder shall be as effective as if issued or taken directly by the Secured Party.

        SECTION 30.    Termination of Bank Company Collateral Account Agreement.    From and after receipt of notice by the Securities Intermediary and the Secured Party from the Bank Agent to the effect that the Bank Company Collateral Account Agreement has been terminated, all references herein to the Bank Company Collateral Account Agreement, the Bank Agent and the Bank Lenders shall be void and of no further force or effect.

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ATTACHMENT 1

[FORM OF PROHIBITION NOTICE]

[Letterhead of Secured Party]

[date of notice]

TO:	Deutsche Bank Trust Company Americas 100 Plaza One Jersey City, New Jersey 07311 Attn: Hugo Gindraux Facsimile No.: (201) 593-6422
CC:	Wynn Las Vegas, LLC c/o Wynn Resorts Holdings, LLC 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attn: Ron Kramer Facsimile No.: (702) 791-0167
Wynn Las Vegas Capital Corp. c/o Wynn Resorts Holdings, LLC 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attn: Ron Kramer Facsimile No.: (702) 791-0167
Wynn Design & Development c/o Wynn Resorts Holdings, LLC 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attn: Kenneth Wynn Attn: Todd Nisbet Facsimile No.: (702) 733-4715
    Re:
    Prohibition Notice under that Certain Second Mortgage Notes Company
    Collateral Account Agreement/ [                        ] Second Mortgage Notes Proceeds Account Number [            ]

Ladies and Gentlemen:

        Pursuant to the Second Mortgage Notes Company Collateral Account Agreement dated [                        ] , 2002 ("Second Mortgage Notes Company Collateral Account Agreement") among [                        ], as Secured Party, certain Pledgors and Securities Intermediary, we hereby give you this Prohibition Notice and notify you of the commencement of a Suspension Period. Until further notice from the undersigned substantially in the form of Attachment 2 to the Second Mortgage Notes Company Collateral Account Agreement, Securities Intermediary shall not accept or follow instructions from Pledgor pursuant to Section 4(b) of the Second Mortgage Notes Company Collateral Account Agreement.

        Capitalized terms used and not otherwise defined in this notice are used with their respective meanings in the Second Mortgage Notes Company Collateral Account Agreement.

Yours truly,
[Secured Party]
By:
Its:

ATTACHMENT 2

[FORM OF RESCISSION OF PROHIBITION NOTICE]

[Letterhead of Secured Party]

[date of notice]

TO:	Deutsche Bank Trust Company Americas 100 Plaza One Jersey City, New Jersey 07311 Attn: Hugo Gindraux Facsimile No.: (201) 593-6422
CC:	Wynn Las Vegas, LLC c/o Wynn Resorts Holdings, LLC 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attn: Ron Kramer Facsimile No.: (702) 791-0167
Wynn Las Vegas Capital Corp. c/o Wynn Resorts Holdings, LLC 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attn: Ron Kramer Facsimile No.: (702) 791-0167
Wynn Design & Development c/o Wynn Resorts Holdings, LLC 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attn: Kenneth Wynn Attn: Todd Nisbet Facsimile No.: (702) 733-4715
    Re:
    Rescission of Prohibition Notice under that Certain Second Mortgage Notes Company Collateral Account Agreement/[            ] Second Mortgage Notes Proceeds Account Number [            ]

Ladies and Gentlemen:

        Pursuant to the Second Mortgage Notes Company Collateral Account Agreement dated [                        ] , 2002 ("Second Mortgage Notes Company Collateral Account Agreement") among [                        ], as Secured Party, certain Pledgors and Securities Intermediary, we hereby notify you of the rescission by Secured Party of the Prohibition Notice dated [date of Prohibition Notice] and the end of the related Suspension Period. You are hereby instructed that, until receipt of a new Prohibition Notice, you shall accept and follow written instructions from Pledgor pursuant to Section 4(b) of the Second Mortgage Notes Company Collateral Account Agreement.

        Capitalized terms used and not otherwise defined in this notice are used with their respective meanings in the Second Mortgage Notes Company Collateral Account Agreement.

Yours truly,
[Secured Party]
By:
Its:

QuickLinks

  Exhibit 10.52
TABLE OF CONTENTS
EXHIBITS
RECITALS
AGREEMENT
ARTICLE 1. —DEFINITIONS; RULES OF INTERPRETATION
ARTICLE 2. —FUNDING
ARTICLE 3. —CONDITIONS PRECEDENT TO THE CLOSING DATE AND ADVANCES
ARTICLE 4. —REPRESENTATIONS AND WARRANTIES
ARTICLE 5. —AFFIRMATIVE COVENANTS
ARTICLE 6. —NEGATIVE COVENANTS
ARTICLE 7. —EVENTS OF DEFAULT
ARTICLE 8. CONSULTANTS AND REPORTS
ARTICLE 9. THE DISBURSEMENT AGENT
ARTICLE 10. —SAFEKEEPING OF ACCOUNTS
ARTICLE 11. —MISCELLANEOUS
  EXHIBIT A to the Disbursement Agreement
DEFINITIONS
Description of Eligible FF&E Equipment
  Exhibit Z-1 to the Disbursement Agreement
FORM OF DISBURSEMENT COLLATERAL ACCOUNT AGREEMENT (BANK LENDERS)
PRELIMINARY STATEMENTS
FORM OF SECOND MORTGAGE NOTES COMPANY COLLATERAL ACCOUNT AGREEMENT
  ATTACHMENT 1
[FORM OF PROHIBITION NOTICE]
  ATTACHMENT 2
[FORM OF RESCISSION OF PROHIBITION NOTICE]